================================================================================


                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION,
                                    Depositor



                         GE CAPITAL LOAN SERVICES, INC.,
                                    Servicer



                          MIDLAND LOAN SERVICES, INC.,
                                Special Servicer



                       LASALLE BANK NATIONAL ASSOCIATION,
                                     Trustee



                                       And



                               ABN AMRO BANK N.V.,
                                  Fiscal Agent



                         POOLING AND SERVICING AGREEMENT

                             Dated as of May 1, 2001


                                 $1,128,916,742

                   GE Capital Commercial Mortgage Corporation
                  Commercial Mortgage Pass-Through Certificates

                                  Series 2001-1


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

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Defined Terms...................................................
Section 1.02  Certain Calculations............................................


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans....................................
Section 2.02  Acceptance by Trustee...........................................
Section 2.03  Representations, Warranties and Covenants of the
               Depositor; Mortgage Loan Sellers' Repurchase or
               Substitution of Mortgage Loans for Defects in Mortgage
               Files and Breaches of Representations and Warranties...........
Section 2.04  Execution of Certificates; Issuance of Uncertificated
               Lower-Tier Interests...........................................


                                   ARTICLE III

                               ADMINISTRATION AND
                           SERVICING OF THE TRUST FUND

Section 3.01  Servicer to Act as Servicer; Special Servicer to Act as
               Special Servicer; Administration of the Mortgage Loans.........
Section 3.02  Collection of Mortgage Loan Payments............................
Section 3.03  Collection of Taxes, Assessments and Similar Items;
               Servicing Accounts.............................................
Section 3.04  The Certificate Account, the Lower-Tier and Upper-Tier
               Distribution Accounts and the Excess Interest
               Distribution Account...........................................
Section 3.05  Permitted Withdrawals From the Certificate Account and
               the Distribution Accounts......................................
Section 3.06  Investment of Funds in the Certificate Account, the
               Interest Reserve Account and the REO Account...................
Section 3.07  Maintenance of Insurance Policies; Errors and Omissions
               and Fidelity Coverage..........................................
Section 3.08  Enforcement of Due-On-Sale Clauses; Assumption Agreements.......
Section 3.09  Realization Upon Defaulted Mortgage Loans.......................
Section 3.10  Trustee to Cooperate; Release of Mortgage Files.................
Section 3.11  Servicing Compensation..........................................
Section 3.12  Inspections; Collection of Financial Statements.................
Section 3.13  Annual Statement as to Compliance...............................
Section 3.14  Reports by Independent Public Accountants.......................
Section 3.15  Access to Certain Information...................................
Section 3.16  Title to REO Property; REO Account..............................
Section 3.17  Management of REO Property......................................
Section 3.18  Sale of Defaulted Mortgage Loans and REO Properties.............
Section 3.19  Additional Obligations of the Servicer..........................
Section 3.20  Modifications, Waivers, Amendments and Consents.................
Section 3.21  Transfer of Servicing Between Servicer and Special
               Servicer; Record Keeping; Asset Status Report..................
Section 3.22  Sub-Servicing Agreements........................................
Section 3.23  Representations, Warranties and Covenants of the Servicer.......
Section 3.24  Representations, Warranties and Covenants of the Special
               Servicer.......................................................
Section 3.25  Interest Reserve Account........................................
Section 3.26  Excess Interest Distribution Account............................
Section 3.27  Reserved........................................................


                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01  Distributions...................................................
Section 4.02  Statements to Certificateholders; CMSA Investor Reporting
               Package (IRP)s.................................................
Section 4.03  P&I Advances....................................................
Section 4.04  Allocation of Collateral Support Deficit........................
Section 4.05  Appraisal Reductions............................................
Section 4.06  Certificate Deferred Interest...................................
Section 4.07  Grantor Trust Reporting.........................................


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01  The Certificates................................................
Section 5.02  Registration of Transfer and Exchange of Certificates...........
Section 5.03  Book-Entry Certificates.........................................
Section 5.04  Mutilated, Destroyed, Lost or Stolen Certificates...............
Section 5.05  Persons Deemed Owners...........................................
Section 5.06  Appointment of Paying Agent.....................................


                                   ARTICLE VI

                               THE DEPOSITOR, THE
      SERVICER, THE SPECIAL SERVICER AND THE DIRECTING CERTIFICATEHOLDER

Section 6.01  Liability of the Depositor, the Servicer and the Special
               Servicer.......................................................
Section 6.02  Merger, Consolidation or Conversion of the Depositor, the
               Servicer or the Special Servicer...............................
Section 6.03  Limitation on Liability of the Depositor, the Servicer,
               the Special Servicer and Others................................
Section 6.04  Depositor, Servicer and Special Servicer Not to Resign..........
Section 6.05  Rights of the Depositor in Respect of the Servicer and
               the Special Servicer...........................................
Section 6.06  Rating Agency Fees..............................................
Section 6.07  The Directing Certificateholder.................................


                                   ARTICLE VII

                                     DEFAULT

Section 7.01  Events of Default; Servicer and Special Servicer
               Termination....................................................
Section 7.02  Trustee to Act; Appointment of Successor........................
Section 7.03  Notification to Certificateholders..............................
Section 7.04  Waiver of Events of Default.....................................
Section 7.05  Trustee and Fiscal Agent as Maker of Advances...................


                                  ARTICLE VIII

                 CONCERNING THE TRUSTEE AND THE FISCAL AGENT

Section 8.01  Duties of Trustee...............................................
Section 8.02  Certain Matters Affecting the Trustee...........................
Section 8.03  Trustee and Paying Agent Not Liable for Validity or
               Sufficiency of Certificates or Mortgage Loans..................
Section 8.04  Trustee May Own Certificates....................................
Section 8.05  Fees and Expenses of Trustee; Indemnification of Trustee........
Section 8.06  Eligibility Requirements for Trustee............................
Section 8.07  Resignation and Removal of the Trustee..........................
Section 8.08  Successor Trustee...............................................
Section 8.09  Merger or Consolidation of Trustee and Fiscal Agent.............
Section 8.10  Appointment of Co-Trustee or Separate Trustee...................
Section 8.11  Appointment of Custodians.......................................
Section 8.12  Access to Certain Information...................................
Section 8.13  The Fiscal Agent................................................
Section 8.14  Representations and Warranties of the Trustee...................


                                   ARTICLE IX

                                   TERMINATION

Section 9.01  Termination Upon Repurchase or Liquidation of All
               Mortgage Loans.................................................
Section 9.02  Additional Termination Requirements.............................


                                    ARTICLE X

                           ADDITIONAL REMIC PROVISIONS

Section 10.01 REMIC Administration............................................
Section 10.02 Depositor, Servicer and Special Servicer to Cooperate
               with Paying Agent..............................................
Section 10.03 Use of Agents...................................................


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01 Amendment.......................................................
Section 11.02 Recordation of Agreement; Counterparts..........................
Section 11.03 Limitation on Rights of Certificateholders......................
Section 11.04 Governing Law...................................................
Section 11.05 Notices.........................................................
Section 11.06 Severability of Provisions......................................
Section 11.07 Grant of a Security Interest....................................
Section 11.08 Successors and Assigns; Beneficiaries...........................
Section 11.09 Article and Section Headings....................................
Section 11.10 Notices to the Rating Agencies..................................

                                    EXHIBITS

Exhibit A-1       Form of Class A-1 Certificate
Exhibit A-2       Form of Class A-2 Certificate
Exhibit A-3       Form of Class B Certificate
Exhibit A-4       Form of Class C Certificate
Exhibit A-5       Form of Class D Certificate
Exhibit A-6       Form of Class E Certificate
Exhibit A-7       Form of Class F Certificate
Exhibit A-8       Form of Class G Certificate
Exhibit A-9       Form of Class H Certificate
Exhibit A-10      Form of Class I Certificate
Exhibit A-11      Form of Class J Certificate
Exhibit A-12      Form of Class K Certificate
Exhibit A-13      Form of Class L Certificate
Exhibit A-14      Form of Class M Certificate
Exhibit A-15      Form of Class N Certificate
Exhibit A-16      Form of Class X-1 Certificate
Exhibit A-17      Form of Class X-2 Certificate
Exhibit A-18      Form of Class R Certificate
Exhibit A-19      Form of Class LR Certificate
Exhibit A-20      Form of Class S Certificate
Exhibit B         Mortgage Loan Schedule
Exhibit C         Form of Investment Representation Letter
Exhibit D-1       Form of Transfer Affidavit
Exhibit D-2       Form of Transferor Letter
Exhibit E         [Intentionally Omitted]
Exhibit F         Form of Request for Release
Exhibit G         Form of ERISA Representation Letter
Exhibit H         Form of Statement to Certificateholders
Exhibit I         Form of Omnibus Assignment
Exhibit J         Form of Operating Statement Analysis Report and NOI
                  Adjustment Worksheet
Exhibit K         Form of Mortgage Loan Delinquency Report
Exhibit L         Form of Payments Received After Determination Date Report
Exhibit M         Form of Watch List Triggers
Exhibit N         Controlling Class Certificateholders Reports Checklist


                                    SCHEDULES

Schedule 1        Computerized Database Information
Schedule 2        Mortgage Loans Containing Additional Debt
Schedule 3        Mortgage Loans which Initially Pay Interest Only

            This Pooling and Servicing Agreement (the "Agreement"), is dated and effective as of May 1, 2001, among GE CAPITAL COMMERCIAL MORTGAGE CORPORATION, as Depositor, GE CAPITAL LOAN SERVICES, INC., as Servicer, MIDLAND LOAN SERVICES, INC., as Special Servicer, LASALLE BANK NATIONAL ASSOCIATION, as Trustee and ABN AMRO BANK N.V., as Fiscal Agent.

                             PRELIMINARY STATEMENT:

            The Depositor intends to sell commercial mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes (each, a "Class"), which in the aggregate will evidence the entire beneficial ownership interest in the trust fund (the "Trust Fund") to be created hereunder, the primary assets of which will be a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"). As provided herein, the Paying Agent shall elect or shall cause an election to be made to treat the Trust Fund (exclusive of the Excess Interest and the Excess Interest Distribution Account) for federal income tax purposes as two separate real estate mortgage investment conduits (the "Upper-Tier REMIC" and the "Lower-Tier REMIC", and each, a "REMIC").

            The portion of the Trust Fund consisting of the Excess Interest and the Excess Interest Distribution Account shall be treated as a grantor trust (the "Grantor Trust") for federal income tax purposes. The Class S Certificates will represent the sole interests in the Grantor Trust for federal income tax purposes.

The following table sets forth the designation, the pass-through rate (the "Pass-Through Rate"), the aggregate initial principal amount (the "Original Certificate Balance") or Notional Amount ("Original Notional Amount"), as applicable, and the initial ratings given each Class by the Rating Agencies (the "Original Ratings") for each Class of Certificates comprising the interests in the Upper-Tier REMIC created hereunder:

                                UPPER-TIER REMIC

     Class        Pass-Through Rate         Original         Original Rating
  Designation        (per annum)       Certificate Balance   Moody's/Fitch(1)
---------------  -------------------  ---------------------  ----------------
Class A-1                   6.0790%        $171,865,000          Aaa/AAA
Class A-2                   6.5310%        $703,045,000          Aaa/AAA
Class B                     6.7190%        $45,157,000           Aa2/AA
Class C                  6.9710%(2)        $49,390,000            A2/A
Class D                  7.1080%(2)        $15,523,000            A3/A-
Class E                  6.6570%(2)        $15,522,000          Baa1/BBB+
Class F                  6.7230%(2)        $15,523,000          Baa2/BBB
Class G                  7.0350%(2)        $14,112,000          Baa3/BBB-
Class H                  6.2070%(2)        $25,400,000           Ba1/BB+
Class I                  6.2070%(2)        $18,345,000           Ba2/BB
Class J                  6.2070%(2)        $9,878,000            Ba3/BB-
Class K                  6.2070%(2)        $9,878,000             B1/NR
Class L                  6.2070%(2)        $14,112,000            B2/NR
Class M                  6.2070%(2)        $4,233,000             B3/NR
Class N                  6.2070%(2)        $16,933,742            NR/NR
Class X-1                0.8115%(3)            (4)               Aaa/AAA
Class X-2                0.9536%(3)            (4)               Aaa/AAA
Class R                 None                   None(5)             */*


------------------

(1) The Certificates marked with an asterisk have not been rated by the applicable Rating Agency.

(2) The Pass-Through Rate for any Distribution Date for each of the Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L, Class M and Class N Certificates will be the lesser of (i) 6.9710%, 7.1080%, 6.6570%, 6.7230%, 7.0350%, 6.2070%, 6.2070%, 6.2070%,
     6.2070%, 6.2070%, 6.2070% and 6.2070% per annum, respectively and (ii) the
     Weighted Average Net Mortgage Rate for such Distribution Date. The Pass-Through Rates for the Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L, Class M and Class N Certificates for the first Distribution Date are 6.9710%, 7.1080%, 6.6570%, 6.7230%, 7.0350%, 6.2070%, 6.2070%, 6.2070%, 6.2070%, 6.2070%, 6.2070% and
     6.2070% per annum, respectively.

(3) The Pass-Through Rate for any Distribution Date for the Class X-1 and Class X-2 Certificates will be the Class X-1 Pass-Through Rate and the Class X-2 Pass-Through Rate, respectively. The Pass-Through Rate of the Class X-1 and Class X-2 Certificates for the first Distribution Date is approximately 0.8115% and 0.9536% per annum, respectively.

(4) The Class X-1 and Class X-2 Certificates will not have Certificate Balances and will not be entitled to receive distributions of principal. Interest will accrue on the Components of such Classes at the Component Pass-Through Rates thereof on the Notional Amounts thereof. The Notional Amount of each Component for any Distribution Date will be equal to the Lower-Tier Principal Amount of the respective Uncertificated Lower-Tier Interest for such Distribution Date, which will be equal to (i) in the case of the Class A-1, Class B, Class C, Class D, Class E, Class G, Class H, Class I, Class J, Class K, Class L, Class M and Class N Components, the Certificate Balance of the Related Certificates as of the preceding Distribution Date (after giving effect to the distribution of principal and allocation of Collateral Support Deficit on such Distribution Date) or, in the case of the first Distribution Date, the Cut-off Date, and (ii) in the case of the Class A-2X1A, Class A-2X1B, Class A-2X2, Class F-X1A, Class F-X1B and Class F-X2 Components, the respective amounts specified in the definitions thereof. The original Notional Amount of the Class X-1 and Class X-2 Certificates is $1,128,916,742 and $662,592,000, respectively.

(5) The Class R Certificates do not have a Certificate Balance or Notional Amount, do not bear interest and will not be entitled to distributions of Prepayment Premiums or Yield Maintenance Charges. Any Available Distribution Amount remaining in the Upper-Tier Distribution Account, after all required distributions under this Agreement have been made to each other Class of Certificates, will be distributed to the Holders of the Class R Certificates.

            The Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L, Class M, Class N, Class X-1 and Class X-2 Certificates will evidence "regular interests" in the Upper-Tier REMIC created hereunder. The sole Class of "residual interests" in the Upper-Tier REMIC created hereunder will be evidenced by the Class R Certificates. The Class LA-1, Class LA-2A, Class LA-2B, Class LB, Class LC, Class LD, Class LE, Class LFA, Class LFB, Class LG, Class LH, Class LI, Class LJ, Class LK, Class LL, Class LM and Class LN Uncertificated Interests will evidence "regular interests" in the Lower-Tier REMIC created hereunder. The sole Class of "residual interests" in the Lower-Tier REMIC created hereunder will be evidenced by the Class LR Certificates.

            The following table sets forth the initial principal amount (the "Original Lower-Tier Principal Amounts") and per annum rates of interest for the Uncertificated Lower-Tier Interests and the Class LR Certificates:

                                LOWER-TIER REMIC

     Class                                 Original Lower-Tier
  Designation       Interest Rate            Principal Amount
---------------  -------------------  --------------------------------
Class LA-1               (1)                   $171,865,000
Class LA-2A              (1)                   $180,045,000
Class LA-2B              (1)                   $523,000,000
Class LB                 (1)                   $45,157,000
Class LC                 (1)                   $49,390,000
Class LD                 (1)                   $15,523,000
Class LE                 (1)                   $15,522,000
Class LFA                (1)                   $ 1,523,000
Class LFB                (1)                   $14,000,000
Class LG                 (1)                   $14,112,000
Class LH                 (1)                   $25,400,000
Class LI                 (1)                   $18,345,000
Class LJ                 (1)                   $ 9,878,000
Class LK                 (1)                   $ 9,878,000
Class LL                 (1)                   $14,112,000
Class LM                 (1)                   $ 4,233,000
Class LN                 (1)                   $16,933,742
Class LR               None(2)                      None(2)


------------------

(1) The interest rate for each Class of Uncertificated Lower-Tier Interests shall be the Weighted Average Net Mortgage Rate.

(2) The Class LR Certificates do not have a Certificate Balance or Notional Amount, do not bear interest and will not be entitled to distributions of Prepayment Premiums or Yield Maintenance Charges. Any Available Distribution Amount constituting assets remaining in the Lower-Tier Distribution Account after distributing the Lower-Tier Distribution Amount shall be distributed to the Holders of the Class LR Certificates (but only to the extent of the Available Distribution Amount for such Distribution Date, if any, remaining in the Lower-Tier Distribution Account, as applicable).

            As of close of business on the Cut-off Date, the Mortgage Loans had an aggregate principal balance, after application of all payments of principal due on or before such date, whether or not received, equal to $1,128,916,743.

            In consideration of the mutual agreements herein contained, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01      Defined Terms.

            Whenever used in this Agreement, including in the Preliminary Statement, the following capitalized terms, unless the context otherwise requires, shall have the meanings specified in this Article.

            "Accrued Certificate Interest": With respect to each Distribution Date and each Class of Certificates (other than the Class S Certificates, Class X Certificates and the Residual Certificates), an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date, accrued on the related Certificate Balance of such Class outstanding immediately prior to such Distribution Date (provided, that for interest accrual purposes any distributions in reduction of Certificate Balance or reductions in Certificate Balance as a result of allocations of Collateral Support Deficit on the Distribution Date occurring in an Interest Accrual Period shall be deemed to have been made on the first day of such Interest Accrual Period). With respect to any Distribution Date and the Class X-1 or Class X-2 Certificates, as applicable, an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class for such Interest Accrual Period on the Notional Amount of such Class (provided, that for interest accrual purposes any distributions in reduction of Notional Amount or reductions in Notional Amount as a result of allocations of Collateral Support Deficit on the Distribution Date occurring in an Interest Accrual Period shall be deemed to have been made on the first day of such Interest Accrual Period). Accrued Certificate Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

            "Actual/360 Mortgage Loans": The Mortgage Loans indicated as such in the Mortgage Loan Schedule.

            "Additional Debt": With respect to any Mortgage Loan, any debt owed by the related Mortgagor to a party other than the lender under such Mortgage Loan as of the Closing Date as set forth on Schedule 2 hereto, as increased or decreased from time to time pursuant to the terms of the related subordinate loan documents (including any subordination agreement).

            "Administrative Cost Rate": The sum of the Servicing Fee Rate and the Trustee Fee Rate, in each case computed on the basis of the Stated Principal Balance of the related Mortgage Loan.

            "Advance": Any P&I Advance or Servicing Advance.

            "Adverse REMIC Event": As defined in Section 10.01(f).

            "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agent": As defined in Section 5.02(c)(i)(A).

            "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

            "Anticipated Prepayment Date": With respect to any Mortgage Loan that is indicated on the Mortgage Loan Schedule as having a Revised Rate, the date upon which such Mortgage Loan commences accruing interest at such Revised Rate.

            "Applicable State and Local Tax Law": For purposes hereof, the Applicable State and Local Tax Law shall be (a) the tax laws of the State of New York and the State of Illinois; and (b) such other state or local tax laws whose applicability shall have been brought to the attention of the Trustee and the Paying Agent by either (i) an opinion of counsel delivered to it, or (ii) written notice from the appropriate taxing authority as to the applicability of such state or local tax laws.

            "Appraisal": An appraisal prepared by an Independent MAI appraiser with at least five years experience in properties of like kind and in the same area, prepared in accordance with 12 C.F.R. 225.64.

            "Appraisal Reduction": For any Distribution Date and for any Mortgage Loan as to which an Appraisal Reduction Event has occurred, an amount calculated by the Special Servicer prior to the first Determination Date following the date the Special Servicer receives or performs the required Appraisal equal to the excess, if any, of (a) the Stated Principal Balance of such Mortgage Loan over (b) the excess of (i) the sum of (A) 90% of the Appraised Value of the related Mortgaged Property as determined (1) by one or more Appraisals (the costs of which shall be paid by the Servicer as an Advance) with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) with an outstanding principal balance equal to or in excess of the lesser of $2,000,000 or 2% of the then-current aggregate Stated Principal Balance of the Mortgage Loans or (2) by an internal valuation performed by the Special Servicer (unless the Directing Certificateholder objects, in which case an Appraisal shall be obtained) with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) with an outstanding principal balance less than the lesser of $2,000,000 or 2% of the then-current aggregate Stated Principal Balance of the Mortgage Loans and (B) all escrows, letters of credit and reserves in respect of such Mortgage Loan over (ii) the sum of, as of the Due Date occurring in the month of such Distribution Date, (A) to the extent not previously advanced by the Servicer, Trustee or the Fiscal Agent, all unpaid interest on such Mortgage Loan at a per annum rate equal to its Mortgage Rate,
(B) all unreimbursed Advances and interest thereon at the Reimbursement Rate in respect of such Mortgage Loan, (C) all unpaid Servicing Fees (to the extent not duplicative of any amounts listed above) and Special Servicing Fees and (D) all currently due and unpaid real estate taxes, assessments, insurance premiums and ground rents and all other amounts due and unpaid with respect to such Mortgage Loan (which taxes, premiums, ground rents and other amounts have not been subject to an Advance by the Servicer, the Trustee or the Fiscal Agent, as applicable); provided, however, without limiting the Special Servicer's obligation to order and obtain such Appraisal, if the Special Servicer has not obtained the Appraisal or valuation, as applicable, referred to above within 90 days of the Appraisal Reduction Event (or with respect to the reduction event set forth in clause (ii) of the definition of Appraisal Reduction Event, within such 120 days set forth therein), the amount of the Appraisal Reduction shall be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan until such time as such Appraisal or valuation referred to above is received and the Appraisal Reduction is calculated. Within 90 days after the Appraisal Reduction Event, the Special Servicer shall order and use reasonable efforts to receive an Appraisal (the cost of which shall be paid by the Servicer as a Servicing Advance); provided, however, that with respect to an Appraisal Reduction Event as set forth in clause (ii) of the definition of Appraisal Reduction Event, the Special Servicer shall use reasonable efforts to order and receive such Appraisal within the 120 day period set forth in such clause (ii), which Appraisal shall be delivered by the Special Servicer to the Servicer, the Trustee, the Directing Certificateholder and the Paying Agent and the Paying Agent shall deliver such Appraisal to each other Holder of a Class H, Class I, Class J, Class K, Class L, Class M and Class N Certificate who requests such Appraisal in writing within 15 days of receipt by the Paying Agent of such Appraisal from the Special Servicer.

            With respect to each Mortgage Loan as to which an Appraisal Reduction has occurred (unless such Mortgage Loan has become a Corrected Mortgage Loan (for such purposes taking into account any amendment or modification of such Mortgage Loan)), the Special Servicer shall, (a) within 30 days of each annual anniversary of the related Appraisal Reduction Event, (b) at such time as the Special Servicer has notice of a material change in the condition of the related Mortgaged Property or (c) at such time as the Special Servicer has notice of a material defect in such Appraisal, order an Appraisal (which may be an update of a prior Appraisal), the cost of which shall be paid by the Servicer as a Servicing Advance. Based upon such Appraisal, the Special Servicer shall redetermine and report to the Paying Agent and the Trustee the amount of the Appraisal Reduction with respect to such Mortgage Loan and such redetermined Appraisal Reduction shall replace the prior Appraisal Reduction with respect to such Mortgage Loan. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an Appraisal with respect to a Mortgage Loan which is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an Appraisal or valuation, as applicable, with respect to the related Mortgaged Property within the 12-month period immediately prior to the occurrence of such Appraisal Reduction Event. Instead, the Special Servicer may use such prior Appraisal or valuation, as applicable, in calculating any Appraisal Reduction with respect to such Mortgage Loan; provided the Special Servicer is not aware of any material change to the related Mortgaged Property that has occurred that would affect the validity of such Appraisal or valuation, as applicable.

            Any Mortgage Loan previously subject to an Appraisal Reduction which becomes a Corrected Mortgage Loan (for such purposes taking into account any amendment or modification of such Mortgage Loan), and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

            Notwithstanding anything herein to the contrary, the aggregate Appraisal Reduction related to a Mortgage Loan or the related REO Property will be reduced to zero as of the date such Mortgage Loan is paid in full, liquidated, repurchased or otherwise removed from the Trust Fund.

            "Appraisal Reduction Amount": With respect to any Distribution Date,
(i) with respect to the Certificates, an amount equal to the product of (a) the applicable per annum Pass-Through Rate on the Class of Certificates to which the Appraisal Reduction is allocated (or each such Pass-Through Rate if such Appraisal Reduction is allocated to more than one such Class), and (b) the sum of all Appraisal Reductions with respect to such Distribution Date (or, if such Appraisal Reduction is allocated to more than one Class of Certificates, the portion thereof allocated to each such Class) or (ii) with respect to each Mortgage Loan for such Distribution Date, an amount calculated by the Paying Agent equal to the product of (a) the applicable per annum Pass-Through Rate on the Class of Certificates to which the Appraisal Reduction is allocated (or each such Pass-Through Rate if such Appraisal Reduction is allocated to more than one such Class), and (b) the Appraisal Reduction with respect to such Mortgage Loan with respect to such Distribution Date.

            "Appraisal Reduction Event": With respect to any Mortgage Loan, the earliest of (i) the third anniversary of the date on which the first extension of the Maturity Date of such Mortgage Loan becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer pursuant to the terms hereof, which extension does not decrease the amount of Monthly Payments on the Mortgage Loan, (ii) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of such Mortgage Loan, (iii) the date on which a reduction in the amount of Monthly Payments on such Mortgage Loan, or a change in any other material economic term of such Mortgage Loan (other than an extension of the Maturity Date), becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, (iv) 30 days after the Special Servicer receives notice that a receiver or similar official has been appointed with respect to the related Mortgaged Property (but no later than 60 days after such appointment), (v) immediately after the Special Servicer receives notice that a Mortgagor has declared bankruptcy (but no later than 60 days after such declaration of bankruptcy), (vi) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to a Mortgagor,
(vii) 30 days after an uncured delinquency occurs in respect of a Balloon Payment with respect to a Mortgage Loan unless the borrower has delivered to the Servicer on the related Maturity Date a written refinancing commitment reasonably satisfactory in form and substance to the Servicer which provides that such refinancing will occur within 60 days and (viii) immediately after a Mortgage Loan becomes an REO Loan; provided, however, that an Appraisal Reduction Event shall not occur at any time when the aggregate Certificate Balances of all Classes of Certificates (other than the Class A Certificates) has been reduced to zero. The Special Servicer shall notify the Servicer and the Directing Certificateholder promptly upon the occurrence of any of the foregoing events.

            "Appraised Value": With respect to any Mortgaged Property, the appraised value thereof as determined by an Appraisal of the Mortgaged Property securing such Mortgage Loan made by an Independent MAI appraiser selected by the Servicer or Special Servicer, as applicable, or in connection with an Appraisal Reduction, a valuation meeting the requirements of clause (b)(i)(A)(2) of the definition of "Appraisal Reduction."

            "Asset Status Report": As defined in Section 3.21(d).

            "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar instrument executed by the Mortgagor, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

            "Assumed Scheduled Payment": For any Due Period and with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO Loan as to which the Balloon Payment would have been past due), an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Mortgage Note or the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment has not become due, after giving effect to any modification of such Mortgage Loan, and
(b) interest on the Stated Principal Balance of such Mortgage Loan at the applicable Mortgage Rate (net of interest at the Servicing Fee Rate).

            "Authenticating Agent": Any agent of the Trustee appointed to act as Authenticating Agent pursuant to Section 5.01.

            "Available Distribution Amount": With respect to any Distribution Date, an amount equal to the sum of (without duplication):

            (a) the aggregate amount relating to the Trust Fund on deposit in the Certificate Account and the Lower-Tier Distribution Account (exclusive of any investment income contained therein) as of the close of business on the Business Day preceding the related P&I Advance Date, exclusive of (without duplication):

                  (i) all Monthly Payments paid by the Mortgagors that are due on a Due Date following the end of the related Due Period;

                  (ii) all Principal Prepayments (together with any related payments of interest allocable to the period following the Due Date for the related Mortgage Loan during the related Due Period), Liquidation Proceeds or Insurance and Condemnation Proceeds received after the end of the related Due Period;

                  (iii) all amounts payable or reimbursable to any Person from the Certificate Account pursuant to clauses (ii)
                           - (xvii), (xix), inclusive, of Section 3.05(a);

                  (iv) all amounts payable or reimbursable to any Person from the Lower-Tier Distribution Account pursuant to clauses (ii) - (iv), inclusive, of Section 3.05(b);

                  (v)      Excess Interest;

                  (vi)     all Prepayment Premiums and Yield Maintenance
                           Charges;

                  (vii) all amounts deposited in the Certificate Account or the Lower-Tier Distribution Account, as the case may be, in error; and

                  (viii) with respect to the Interest Reserve Loans and any Distribution Date relating to each Interest Accrual Period ending in (1) each January or (2) any December in a year immediately preceding a year which is not a leap year, an amount equal to one day of interest on the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month preceding the month in which such Distribution Date occurs at the related Mortgage Rate to the extent such amounts are to be deposited in the Interest Reserve Account and held for future distribution pursuant to Section 3.25;

            (b) if and to the extent not already included in clause (a) hereof, the aggregate amount transferred from the REO Account to the Certificate Account for such Distribution Date pursuant to Section 3.16(c);

            (c) the aggregate amount of any P&I Advances made by the Servicer, the Trustee or the Fiscal Agent, as applicable, for such Distribution Date pursuant to Section 4.03 or 7.05 (net of the related Trustee Fee with respect to the Mortgage Loans for which such P&I Advances are made); and

            (d) for the Distribution Date occurring in each March, the Withheld Amounts remitted to the Lower-Tier Distribution Account pursuant to Section 3.25(b).

Notwithstanding the investment of funds held in the Certificate Account pursuant to Section 3.06, for purposes of calculating the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such account.

            "Balloon Mortgage Loan": Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Maturity Date.

            "Balloon Payment": With respect to any Balloon Mortgage Loan as of any date of determination, the Monthly Payment payable on the Maturity Date of such Mortgage Loan.

            "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

            "Base Interest Fraction": With respect to any Principal Prepayment on any Mortgage Loan and any of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates, a fraction (not greater than
1) (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the yield rate used in calculating the Yield Maintenance Charge with respect to such Principal Prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Mortgage Loan exceeds (ii) the yield rate (as provided by the Servicer) used in calculating the Yield Maintenance Charge with respect to such Principal Prepayment; provided, however, that if such yield rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in clause (a)(i) above, then the Base Interest Fraction shall be zero.

            "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

            "Breach": As defined in Section 2.03(b).

            "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, the State of Missouri, the State of Ohio, the State of Pennsylvania, the office of the Certificate Registrar or the city and state in which the Corporate Trust Office of the Trustee or principal place of business of the Servicer or the Special Servicer is located, are authorized or obligated by law or executive order to remain closed.

            "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

            "Certificate": Any one of the Depositor's Commercial Mortgage Pass-Through Certificates, Series 2001-1, as executed and delivered by the Certificate Registrar and authenticated and delivered hereunder by the Authenticating Agent.

            "Certificate Account": The custodial account or accounts created and maintained by the Servicer or a sub-servicer pursuant to Section 3.04(a) in the name of the Trustee on behalf of the Certificateholders, into which the amounts set forth in Section 3.04(a) shall be deposited directly. Any such account or accounts shall be an Eligible Account.

            "Certificate Balance": With respect to any Class of Certificates (other than the Residual Certificates, the Class S Certificates and the Class X Certificates), (i) on or prior to the first Distribution Date, an amount equal to the Original Certificate Balance of such Class as specified in the Preliminary Statement hereto, and (ii) as of any date of determination after the first Distribution Date, the Certificate Balance of such Class on the Distribution Date immediately prior to such date of determination (determined as adjusted pursuant to Section 1.02(iii)).

            "Certificate Deferred Interest": For any Distribution Date with respect to any Class of Certificates, the amount of Mortgage Deferred Interest allocated to such Class pursuant to Section 4.06(a).

            "Certificate Factor": With respect to any Class of Certificates, as of any date of determination, a fraction, expressed as a decimal carried to 8 places, the numerator of which is the then related Certificate Balance, and the denominator of which is the related Original Certificate Balance.

            "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

            "Certificate Register" and "Certificate Registrar": The register maintained and registrar appointed pursuant to Section 5.02.

            "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, provided, however, that solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement, any Certificate registered in the name of the Servicer, the Special Servicer, the Depositor, the Fiscal Agent or any Affiliate of either shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver has been obtained, if such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations as Servicer, Special Servicer, Depositor or Fiscal Agent, as applicable, hereunder; provided, however, so long as there is no Event of Default with respect to the Servicer or the Special Servicer, the Servicer and Special Servicer shall be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party's compensation or increase its obligations or liabilities hereunder; and, provided further, however, that such restrictions shall not apply to the exercise of the Special Servicer's rights (or the Servicer's rights, if any) or any of their Affiliates as a member of the Controlling Class. Additionally, for purposes of determining if the requisite consents of Certificateholders under Section 11.01(b) have been obtained, any Certificate beneficially owned by a Mortgage Loan Seller or any of its Affiliates shall be deemed not to be outstanding (and shall not be considered when determining the percentage of Certificateholders consenting or when calculating the total number of Certificates entitled to consent), and the consent rights to which such Certificateholder would otherwise be entitled shall not be taken into account in determining whether the requisite consents necessary to effect any amendment under Section 11.02(b) have been obtained with respect to amendments that are significantly modifying the permitted activities of the Trust. The Trustee shall be entitled to request and rely upon a certificate of the Servicer, the Special Servicer or the Depositor in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

            "Chase": The Chase Manhattan Bank.

            "Class": With respect to any Certificates or Uncertificated Lower-Tier Interests, all of the Certificates or Uncertificated Lower-Tier Interests bearing the same alphabetical (and, if applicable, numerical) Class designation.

            "Class A Certificate": Any Class A-1 or Class A-2 Certificate.

            "Class A-1 Certificate": A Certificate designated as "Class A-1" on the face thereof, in the form of Exhibit A-1 hereto.

            "Class A-1 Component": With respect to the Class X-1 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-1 Certificates equal to the Lower-Tier Principal Amount of the Class LA-1 Uncertificated Interest.

            "Class A-1 Pass-Through Rate": With respect to any Distribution Date, a fixed rate per annum equal to 6.0790%.

            "Class A-2 Certificate": A Certificate designated as "Class A-2" on the face thereof, in the form of Exhibit A-2 hereto.

            "Class A-2 Pass-Through Rate": With respect to any Distribution Date, a fixed rate per annum equal to 6.5310%.

            "Class A-2X1A Component": With respect to the Class X-1 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-1 Certificates equal to the Lower-Tier Principal Amount of the Class LA-2A Uncertificated Interest.

            "Class A-2X1B Component": With respect to the Class X-1 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-1 Certificates equal to the Lower-Tier Principal Amount of the Class LA-2B Uncertificated Interest.

            "Class A-2X2 Component": With respect to the Class X-2 Certificates, at any date of determination from the Closing Date through the Distribution Date in May 2008, that portion of the Notional Amount of the Class X-2 Certificates equal to the Lower-Tier Principal Amount of the Class LA-2B Uncertificated Interest. After the Distribution Date in May 2008, the Class A-2X2 Component will be zero.

            "Class B Certificate": A Certificate designated as "Class B" on the face thereof, in the form of Exhibit A-3 hereto.

            "Class B Pass-Through Rate": With respect to any Distribution Date, a fixed rate per annum equal to 6.7190%.

            "Class B-X1 Component": With respect to the Class X-1 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-1 Certificates equal to the Lower-Tier Principal Amount of the Class LB Uncertificated Interest.

            "Class B-X2 Component": With respect to the Class X-2 Certificates, at any date of determination from the Closing Date through the Distribution Date in May 2008, that portion of the Notional Amount of the Class X-2 Certificates equal to the Lower-Tier Principal Amount of the Class LB Uncertificated Interest. After the Distribution Date in May 2008, the Class B-X2 Component will be zero.

            "Class C Certificate": A Certificate designated as "Class C" on the face thereof, in the form of Exhibit A-4 hereto.

            "Class C Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) the Weighted Average Net Mortgage Rate and (ii) 6.9710%.

            "Class C-X1 Component": With respect to the Class X-1 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-1 Certificates equal to the Lower-Tier Principal Amount of the Class LC Uncertificated Interest.

            "Class C-X2 Component": With respect to the Class X-2 Certificates, at any date of determination from the Closing Date through the Distribution Date in May 2008, that portion of the Notional Amount of the Class X-2 Certificates equal to the Lower-Tier Principal Amount of the Class LC Uncertificated Interest. After the Distribution Date in May 2008, the Class C-X2 Component will be zero.

            "Class D Certificate": A Certificate designated as "Class D" on the face thereof, in the form of Exhibit A-5 hereto.

            "Class D Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) the Weighted Average Net Mortgage Rate and (ii) 7.1080%.

            "Class D-X1 Component": With respect to the Class X-1 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-1 Certificates equal to the Lower-Tier Principal Amount of the Class LD Uncertificated Interest.

            "Class D-X2 Component": With respect to the Class X-2 Certificates, at any date of determination from the Closing Date through the Distribution Date in May 2008, that portion of the Notional Amount of the Class X-2 Certificates equal to the Lower-Tier Principal Amount of the Class LD Uncertificated Interest. After the Distribution Date in May 2008, the Class D-X2 Component will be zero.

            "Class E Certificate": A Certificate designated as "Class E" on the face thereof, in the form of Exhibit A-6 hereto.

            "Class E-X1 Component": With respect to the Class X-1 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-1 Certificates equal to the Lower-Tier Principal Amount of the Class LE Uncertificated Interest.

            "Class E-X2 Component": With respect to the Class X-2 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-2 Certificates equal to the Lower-Tier Principal Amount of the Class LE Uncertificated Interest. After the Distribution Date in May 2008, the Class E-X2 Component will be zero.

            "Class E Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) the Weighted Average Net Mortgage Rate and (ii) 6.6570%.

            "Class F Certificate": A Certificate designated as "Class F" on the face thereof, in the form of Exhibit A-7 hereto.

            "Class F-X1A Component": With respect to the Class X-1 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-1 Certificates equal to the Lower-Tier Principal Amount of the Class LFA Uncertificated Interest.

            "Class F-X1B Component": With respect to the Class X-1 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-1 Certificates equal to the Lower-Tier Principal Amount of the Class LFB Uncertificated Interest.

            "Class F-X2 Component": With respect to the Class X-2 Certificates, at any date of determination from the Closing Date through the Distribution Date in May 2008, that portion of the Notional Amount of the Class X-2 Certificates equal to the Lower-Tier Principal Amount of the Class LFB Uncertificated Interest. After the Distribution Date in May 2008, the Class F-X2 Component will be zero.

            "Class F Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) the Weighted Average Net Mortgage Rate and (ii) 6.723%.

            "Class G Certificate": A Certificate designated as "Class G" on the face thereof, in the form of Exhibit A-8 hereto.

            "Class G Component": With respect to the Class X-1 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-1 Certificates equal to the Lower-Tier Principal Amount of the Class LG Uncertificated Interest.

            "Class G Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) the Weighted Average Net Mortgage Rate and (ii) 7.0350%.

            "Class H Certificate": A Certificate designated as "Class H" on the face thereof, in the form of Exhibit A-9 hereto.

            "Class H Component": With respect to the Class X-1 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-1 Certificates equal to the Lower-Tier Principal Amount of the Class LH Uncertificated Interest.

            "Class H Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) the Weighted Average Net Mortgage Rate and (ii) 6.2070%.

            "Class I Certificate": A Certificate designated as "Class I" on the face thereof, in the form of Exhibit A-10 hereto.

            "Class I Component": With respect to the Class X-1 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-1 Certificates equal to the Lower-Tier Principal Amount of the Class LI Uncertificated Interest.

            "Class I Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) the Weighted Average Net Mortgage Rate and (ii) 6.2070%.

            "Class J Certificate": A Certificate designated as "Class J" on the face thereof, in the form of Exhibit A-11 hereto.

            "Class J Component": With respect to the Class X-1 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-1 Certificates equal to the Lower-Tier Principal Amount of the Class LJ Uncertificated Interest.

            "Class J Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) the Weighted Average Net Mortgage Rate and (ii) 6.2070%.

            "Class K Certificate": A Certificate designated as "Class K" on the face thereof, in the form of Exhibit A-12 hereto.

            "Class K Component": With respect to the Class X-1 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-1 Certificates equal to the Lower-Tier Principal Amount of the Class LK Uncertificated Interest.

            "Class K Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) the Weighted Average Net Mortgage Rate and (ii) 6.2070%.

            "Class L Certificate": A Certificate designated as "Class L" on the face thereof, in the form of Exhibit A-13 hereto.

            "Class L Component": With respect to the Class X-1 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-1 Certificates equal to the Lower-Tier Principal Amount of the Class LL Uncertificated Interest.

            "Class L Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) the Weighted Average Net Mortgage Rate and (ii) 6.2070%.

            "Class M Certificate": A Certificate designated as "Class M" on the face thereof, in the form of Exhibit A-14 hereto.

            "Class M Component": With respect to the Class X-1 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-1 Certificates equal to the Lower-Tier Principal Amount of the Class LM Uncertificated Interest.

            "Class M Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) the Weighted Average Net Mortgage Rate and (ii) 6.2070%.

            "Class N Certificate": A Certificate designated as "Class N" on the face thereof, in the form of Exhibit A-15 hereto.

            "Class N Component": With respect to the Class X-1 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-1 Certificates equal to the Lower-Tier Principal Amount of the Class LN Uncertificated Interest.

            "Class N Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) the Weighted Average Net Mortgage Rate and (ii) 6.2070%.

            "Class LA-1 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2A Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2B Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto

            "Class LB Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LC Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LD Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LE Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LFA Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LFB Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LG Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LH Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LI Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LJ Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LK Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LL Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LM Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LN Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LR Certificate": A Certificate designated as "Class LR" on the face thereof, in the form of Exhibit A-19 hereto.

            "Class R Certificate": A Certificate designated as "Class R" on the face thereof, in the form of Exhibit A-18 hereto.

            "Class S Certificate": A Certificate designated as "Class S" on the face thereof, in the form of Exhibit A-20 hereto.

            "Class Unpaid Interest Shortfall": As to any Distribution Date and any Class of Regular Certificates, the excess, if any, of (a) the sum of (i) the Distributable Certificate Interest in respect of such Class for the immediately preceding Distribution Date and (ii) any outstanding Class Unpaid Interest Shortfall payable to such Class on such preceding Distribution Date over (b) the aggregate amount in respect of interest actually distributed to such Class on such immediately preceding Distribution Date. The Class Unpaid Interest Shortfall with respect to any Class of Certificates as of the initial Distribution Date is zero. No interest shall accrue on Class Unpaid Interest Shortfalls.

            "Class X Certificate": Any Class X-1 or Class X-2 Certificate.

            "Class X-1 Certificate": A Certificate designated as "Class X-1" on the face thereof, in the form of Exhibit A-16 hereto.

            "Class X-1 Notional Amount": For any date of determination, a notional amount equal to the aggregate of the Lower-Tier Principal Amounts of the Uncertificated Lower-Tier Interests as of the preceding Distribution Date (after giving effect to the distributions of principal on such Distribution
Date), and in the case of the first Distribution Date, as of the Closing Date.

            "Class X-1 Pass-Through Rate": A per annum rate equal to the weighted average of the Pass-Through Rates on the Class A-1 Component, the Class A-2X1A Component, the Class A-2X1B Component, the Class B-X1 Component, the Class C-X1 Component, the Class D-X1 Component, the Class E-X1 Component, the Class F-X1A Component, the Class F-X1B Component, the Class G Component, the Class H Component, the Class I Component, the Class J Component, the Class K Component, the Class L Component, the Class M Component and the Class N Component (each, a "Component Pass-Through Rate"), weighted on the basis of their respective Notional Amounts.

            For any Distribution Date from the Closing Date through and including the Distribution Date in May 2008, the Component Pass-Through Rates will be as follows: the Component Pass-Through Rate on the Class A-1 Component is a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class A-1 Pass-Through Rate. The Component Pass-Through Rate on the Class A-2X1A Component is a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class A-2 Pass-Through Rate. The Component Pass-Through Rate on the Class A-2X1B Component is a per annum rate equal to the excess of the Weighted Average Net Mortgage Rate over the sum of the Class A-2 Pass-Through Rate and the Class A-2X2 Component Pass-Through Rate. The Component Pass-Through Rate on the Class B-X1 Component is a per annum rate equal to the excess of Weighted Average Net Mortgage Rate over the sum of the Class B Pass-Through Rate and the Class B-X2 Component Pass-Through Rate. The Component Pass-Through Rate on the Class C-X1 Component is a per annum rate equal to the excess of Weighted Average Net Mortgage Rate over the sum of the Class C Pass-Through Rate and the Class C-X2 Component Pass-Through Rate. The Component Pass-Through Rate on the Class D-X1 Component is a per annum rate equal to the excess of the Weighted Average Net Mortgage Rate over the sum of the Class D Pass-Through Rate and the Class D-X2 Component Pass-Through Rate. The Component Pass-Through Rate on the Class E-X1 Component is a per annum rate equal to the excess of the Weighted Average Net Mortgage Rate over the sum of the Class E Pass-Through Rate and the Class E-X2 Component Pass-Through Rate. The Component Pass-Through Rate on the Class F-X1A Component is a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class F Pass-Through Rate. The Component Pass-Through Rate on the Class F-X1B Component is a per annum rate equal to the excess of the Weighted Average Net Mortgage Rate over the sum of the Class F Pass-Through Rate and the Class F-X2 Component Pass-Through Rate. The Component Pass-Through Rate on the Class G Component is a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class G Pass-Through Rate. The Component Pass-Through Rate on the Class H Component is a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class H Pass-Through Rate. The Component Pass-Through Rate on the Class I Component is a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class I Pass-Through Rate. The Component Pass-Through Rate on the Class J Component is a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class J Pass-Through Rate. The Component Pass-Through Rate on the Class K Component is a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class K Pass-Through Rate. The Component Pass-Through Rate on the Class L Component is a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class L Pass-Through Rate. The Component Pass-Through Rate on the Class M Component is a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class M Pass-Through Rate. The Component Pass-Through Rate on the Class N Component is a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class N Pass-Through Rate.

            For any Distribution Date occurring after the Distribution Date in May 2008, the Component Pass-Through Rates will be as follows: the Component Pass-Through Rate on the Class A-1 Component is a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class A-1 Pass-Through Rate. The Component Pass-Through Rate on the Class A-2X1A Component is a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class A-2 Pass-Through Rate. The Component Pass-Through Rate on the Class A-2X1B Component is a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class A-2 Pass-Through Rate. The Component Pass-Through Rate on the Class B-X1 Component is a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class B Pass-Through Rate. The Component Pass-Through Rate on the Class C-X1 Component is a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class C Pass-Through Rate. The Component Pass-Through Rate on the Class D-X1 Component is a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class D Pass-Through Rate. The Component Pass-Through Rate on the Class E-X1 Component is a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class E Pass-Through Rate. The Component Pass-Through Rate on the Class F-X1A Component is a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class F Pass-Through Rate. The Component Pass-Through Rate on the Class F-X1B Component is equal to the Weighted Average Net Mortgage Rate minus the Class F Pass-Through Rate. The Component Pass-Through Rate on the Class G Component is a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class G Pass-Through Rate. The Component Pass-Through Rate on the Class H Component is a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class H Pass-Through Rate. The Component Pass-Through Rate on the Class I Component is a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class I Pass-Through Rate. The Component Pass-Through Rate on the Class J Component is a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class J Pass-Through Rate. The Component Pass-Through Rate on the Class K Component is a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class K Pass-Through Rate. The Component Pass-Through Rate on the Class L Component is a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class L Pass-Through Rate. The Component Pass-Through Rate on the Class M Component is a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class M Pass-Through Rate. The Component Pass-Through Rate on the Class N Component is a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class N Pass-Through Rate.

            "Class X-2 Certificate": A Certificate designated as "Class X-2" on the face thereof, in the form of Exhibit A-17 hereto.

            "Class X-2 Notional Amount": For any date of determination from the Closing Date through the Distribution Date in May 2008, a notional amount equal to the aggregate of the Lower-Tier Principal Amounts of (i) the lesser of $523,000,000 and the outstanding Class LA-2 Uncertificated Lower-Tier Interests,
(ii) the aggregate of the Class LB, Class LC, Class LD and Class LE Uncertificated Lower-Tier Interests and (iii) the lesser of $14,000,000 or the then outstanding LF Uncertificated Lower-Tier Interests as of the preceding Distribution Date (after giving effect to the distributions of principal on such Distribution Date), and in the case of the first Distribution Date, as of the Closing Date. For any date of determination after the Distribution Date in May 2008, the Class X-2 Notional Amount will be zero.

            "Class X-2 Pass-Through Rate": A per annum rate equal to the weighted average of the Pass-Through Rates on the Class A-2X2 Component, the Class B-X2 Component, the Class C-X2 Component and the Class D-X2 Component, the Class E-X2 Component and the Class F-X2 Component (each, a "Class X-2 Component Pass-Through Rate"), weighted on the basis of their respective Notional Amounts. The Component Pass-Through Rate on the Class A-2X2 Component is a per annum rate equal to the lesser of (i) 1.02% and (ii) the excess of the Weighted Average Net Mortgage Rate minus 0.01% over the Class A-2 Pass-Through Rate; provided, however that such Component Pass-Through Rate shall never be less than zero. The Component Pass-Through Rate on the Class B-X2 Component is a per annum rate equal to the lesser of (i) 0.83% and (ii) the excess of the Weighted Average Net Mortgage Rate minus 0.01% over the Class B Pass-Through Rate; provided, however that such Component Pass-Through Rate shall never be less than zero. The Component Pass-Through Rate on the Class C-X2 Component is a per annum rate equal to the lesser of (i) 0.58% and (ii) the excess of the Weighted Average Net Mortgage Rate minus 0.01% over the Class C Pass-Through Rate; provided, however, that such Component Pass-Through Rate shall never be less than zero. The Component Pass-Through Rate on the Class D-X2 Component is a per annum rate equal to the lesser of (i) 0.44% and (ii) the excess of the Weighted Average Net Mortgage Rate minus 0.01% over the Class D Pass-Through Rate; provided, however that such Component Pass-Through Rate shall never be less than zero. The Component Pass-Through Rate on the Class E-X2 Component is a per annum rate equal to the lesser of (i) 0.89% and (ii) the excess of the Weighted Average Net Mortgage Rate minus 0.01% over the Class E Pass-Through Rate; provided, however that such Component Pass-Through Rate shall never be less than zero. The Component Pass-Through Rate on the Class F-X2 Component is a per annum rate equal to the lesser of (i) 0.83% and (ii) the excess of the Weighted Average Net Mortgage Rate minus 0.01% over the Class F Pass-Through Rate; provided, however that such Component Pass-Through Rate shall never be less than zero.

            "Closing Date": May 2, 2001.

            "CMSA": The Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, certificateholders, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and whose principal purpose is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be selected by the Servicer and reasonably acceptable to the Trustee, the Paying Agent, the Special Servicer and the Controlling Class Certificateholders.

            "CMSA Bond Level File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Bond Level File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Paying Agent.

            "CMSA Collateral Summary File": The report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Collateral Summary File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Paying Agent.

            "CMSA Comparative Financial Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "CMSA Delinquent Loan Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "CMSA Financial File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Financial File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "CMSA Historical Liquidation Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "CMSA Historical Loan Modification Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Historical Loan Modification Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "CMSA Investor Reporting Package": Collectively:

            (a) the following six electronic files: (i) CMSA Loan Setup File,
      (ii) CMSA Loan Periodic Update File, (iii) CMSA Property File, (iv) CMSA Bond Level File, (v) CMSA Financial File and (vi) CMSA Collateral Summary File; and

            (b) the following eight supplemental reports: (i) CMSA Delinquent Loan Status Report, (ii) CMSA Historical Loan Modification Report, (iii) CMSA Historical Liquidation Report, (iv) CMSA REO Status Report, (v) CMSA Operating Statement Analysis Report, (vi) CMSA Comparative Financial Status Report, (vii) Servicer Watch List and (viii) CMSA NOI Adjustment Worksheet.

            "CMSA Loan Periodic Update File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Loan Periodic Update File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Loan Periodic Update File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable, and the Paying Agent.

            "CMSA Loan Setup File": The report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Loan Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Loan Setup File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable, and the Paying Agent.

            "CMSA NOI Adjustment Worksheet": A report substantially in the form of, and containing the information called for in, the downloadable form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, is acceptable to the Servicer or the Special Servicer, as applicable, and in any event, shall present the computations made in accordance with the methodology described in such form to "normalize" the full year net operating income and debt service coverage numbers used in the other reports required by this Agreement.

            "CMSA Operating Statement Analysis Report": A report substantially in the form of, and contain the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer.

            "CMSA Property File": The monthly report substantially in the form of, and containing the information called for, in the downloadable form of the "CMSA Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Property File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "CMSA REO Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "REO Status Report" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "REO Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "CMSA Servicer Watch List": For any Determination Date, a report substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer or Special Servicer, as applicable, and in any event, which report shall identify all Mortgage Loans other than Specially Serviced Mortgage Loans that are required by the criteria set forth on Exhibit M hereto; provided that, upon adoption by the CMSA of a standard format, such format shall be used for this report.

            "CMSA Website": The CMSA's Website located at "www.cmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.


            "Code": The Internal Revenue Code of 1986, as amended from time to time, and applicable final or temporary regulations of the U.S. Department of the Treasury issued pursuant thereto.

            "Collateral Support Deficit": As defined in Section 4.04.

            "Commission": The Securities and Exchange Commission.

            "Compensating Interest Payment": As defined in Section 3.19(a).

            "Component": Any of the Class A-1 Component, the Class A-2X1A Component, the Class A-2X1B Component, the Class A-2X2 Component, the Class B-X1 Component, the Class B-X2 Component, the Class C-X1 Component, the Class C-X2 Component, the Class D-X1 Component, the Class D-X2 Component, the Class E-X1 Component, the Class E-X2 Component, the Class F-X1A Component, the Class F-X1B Component, the Class F-X2 Component, the Class G Component, the Class H Component, the Class I Component, the Class J Component, the Class K Component, the Class L Component, the Class M Component and the Class N Component.

            "Component Pass-Through Rate": Has the meaning set forth in the definition of Class X-1 Pass-Through Rate or Class X-2 Pass-Through Rate, as applicable.

            "Controlling Class": As of any date of determination, the most subordinate Class of Regular Certificates then outstanding that has a then aggregate Certificate Balance at least equal to 25% of the initial Certificate Balance of such Class of Certificates. As of the Closing Date, the Controlling Class will be the Class N Certificates.

            "Controlling Class Certificateholders": Each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified by the Certificate Registrar to the Trustee from time to time by such Holder (or Certificate Owner).

            "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group-GECCMC 2001-1, (telecopy number (312) 904-2084).

            "Corrected Mortgage Loan": Any Specially Serviced Mortgage Loan that has become current and remained current for three consecutive Monthly Payments (for such purposes taking into account any modification or amendment of such Mortgage Loan), and (provided that no additional default is foreseeable in the reasonable judgment of the Special Servicer) the Special Servicer has returned servicing of such Mortgage Loan to the Servicer pursuant to Section 3.21(a).

            "Credit File": Any documents, other than documents required to be part of the related Mortgage File, in the possession of the Servicer or the Special Servicer and relating to the origination and servicing of any Mortgage Loan or the administration of any REO Property.

            "Cross-Collateralized Mortgage Loan": Any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan.

            "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor, either of the Mortgage Loan Sellers or an Affiliate of any of them. The Trustee shall be the initial Custodian.

            "Cut-off Date": May 11, 2001.

            "Cut-off Date Principal Balance": With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received but without regard to any prepayments received on or prior to the Cut-Off Date.

            "Debt Service Coverage Ratio": With respect to any Mortgage Loan for any twelve month period covered by an annual operating statement for the related Mortgaged Property, the ratio of (i) Net Operating Income produced by the related Mortgaged Property during such period to (ii) the aggregate amount of Monthly Payments (other than any Balloon Payment) due under such Mortgage Loan during such period, provided, that with respect to the Mortgage Loans indicated on Schedule 3, which pay interest only for a specified period of time set forth in the related Mortgage Loan documents and then pay principal and interest, the related Monthly Payment will be calculated (for purposes of this definition only) to include interest and principal (based on the amortization schedule indicated on Schedule 3).

            "Default Interest": With respect to any Mortgage Loan which is in default pursuant to the terms of the related Mortgage Loan documents for any related Due Period, all interest accrued in respect of such Mortgage Loan during such Due Period provided for in the related Mortgage Note or Mortgage as a result of the related default (exclusive of Late Payment Charges) that is in excess of interest at the related Mortgage Rate accrued on the unpaid principal balance of such Mortgage Loan outstanding from time to time during such Due Period.

            "Defaulted Mortgage Loan": A Mortgage Loan that is delinquent at least sixty days in respect of its Monthly Payments or more than thirty days delinquent in respect of its Balloon Payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note.

            "Defaulting Party": As defined in Section 7.01(b).

            "Defect": As defined in Section 2.02(e).

            "Deficient Valuation": With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

            "Definitive Certificate": As defined in Section 5.01(a).

            "Denomination": As defined in Section 5.01(a).

            "Depositor": GE Capital Commercial Mortgage Corporation, a Delaware corporation, or its successor in interest.

            "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

            "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            "Depository Rules": As defined in Section 5.02(b).

            "Determination Date": With respect to any Distribution Date, the earlier of (i) the 11th day of the month in which such Distribution Date occurs or, if such 11th day is not a Business Day, the immediately preceding Business Day, and (ii) the 4th Business Day prior to the related Distribution Date.

            "Directing Certificateholder": The Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that (i) absent such selection, or (ii) until a Directing Certificateholder is so selected or (iii) upon receipt by the Trustee and the Paying Agent of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

            "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, that are not customarily provided to tenants in connection with the rental of space "for occupancy only" within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5), the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the use of such REO Property in a trade or business conducted by the Trust Fund or the performance of any construction work on the REO Property (other than the completion of a building or improvement, where more than 10% of the construction of such building or improvement was completed before default became imminent), other than through an Independent Contractor; provided, however, that the Trustee (or the Special Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance or makes decisions as to repairs or capital expenditures with respect to such REO Property or takes other actions consistent with Treasury Regulations Section 1.856-4(b)(5)(ii).

            "Disqualified Organization": Any of (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental unit),
(ii) a foreign government, any international organization or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Servicer based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause any of the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            "Distributable Certificate Interest": With respect to any Distribution Date, as to any Class of Regular Certificates, the Accrued Certificate Interest in respect of such Class of Regular Certificates for such Distribution Date, reduced (to not less than zero) by (i) such Class's share of the Uncovered Prepayment Interest Shortfall Amount for such Distribution Date and (ii) by any allocations to such Class of Certificates (other than in the case of the Class X Certificates) of any Certificate Deferred Interest for such Distribution Date.

            "Distribution Accounts": Collectively, the Upper-Tier Distribution Account and the Lower-Tier Distribution Account.

            "Distribution Date": The 15th day of any month or, if such 15th day is not a Business Day, the Business Day immediately following, commencing in June 2001.

            "Due Date": With respect to (i) any Mortgage Loan on or prior to its Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment thereon is scheduled to be first due, (ii) any Mortgage Loan after the Maturity Date therefor, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan had been scheduled to be first due, and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on the related Mortgage Loan had been scheduled to be first due.

            "Due Period": With respect to any Distribution Date and any Mortgage Loan, the period commencing on the day immediately succeeding the Due Date occurring in the month preceding the month in which such Distribution Date occurs and ending on and including the Due Date occurring in the month in which such Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Due Period (or applicable grace period) is not a Business Day, any payments received with respect to the Mortgage Loans relating to such Due Period on the Business Day immediately following such day shall be deemed to have been received during such Due Period and not during any other Due Period.

            "Eligible Account": Either (i) a segregated account or accounts maintained with a federal or state chartered depository institution or trust company (including the Trustee) (1) the long-term unsecured debt obligations of which are rated at least (A) "AA-" by Fitch, or, if not rated by Fitch, at least "AA-" or its equivalent by another nationally recognized statistical rating agency if the deposits are to be held in such account 30 days or more and (B) "Aa3" by Moody's, or (2) or the short-term debt obligations of which have a short-term rating of not less than "F-1+" from Fitch, or, if not rated by Fitch, at least "F-1+" or its equivalent by another nationally recognized statistical rating agency if the deposits are to be held in such account for less than 30 days and "P-1" from Moody's, or such other account or accounts with respect to which each of the Rating Agencies shall have confirmed in writing that the then current rating assigned to any of the Certificates that are currently being rated by such Rating Agency will not be qualified, downgraded or withdrawn by reason thereof, (ii) a segregated account or accounts maintained with Bankers Trust Company so long as it is rated at least "A1" by Moody's and "A+" by Fitch, or, if not rated by Fitch, at least "AA-" or its equivalent by another nationally recognized statistical rating agency, (iii) an account or accounts maintained with KeyBank National Association ("KeyBank") so long as KeyBank's long-term unsecured debt rating shall be at least "A1" from Moody's and "A+" from Fitch and KeyBank's short-term deposit or short-term unsecured debt rating shall be at least "P-1" from Moody's and "F-1" from Fitch, (iv) an account or accounts maintained with PNC Bank, National Association ("PNC") so long as PNC's long-term unsecured debt rating shall be at least "A1" from Moody's and "A+" from Fitch and PNC's short-term deposit or short-term unsecured debt rating shall be at least "F-1+" from Fitch, or (v) a segregated trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company that, in either case, has a combined capital and surplus of at least $50,000,000 and has corporate trust powers, acting in its fiduciary capacity, provided that any state chartered depository institution or trust company is subject to regulation regarding fiduciary funds substantially similar to 12 C.F.R. ss. 9.10(b). Eligible Accounts may bear interest. No Eligible Account shall be evidenced by a certificate of deposit, passbook or other similar instrument.

            "Eligible Investor": Either (i) a Qualified Institutional Buyer that is purchasing for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (ii) an Institutional Accredited Investor.

            "Environmental Assessment": A "Phase I assessment" as described in, and meeting the criteria of, (i) Chapter 5 of the Fannie Mae Multifamily Guide or any successor provisions covering the same subject matter, in the case of Specially Serviced Mortgage Loans as to which the related Mortgaged Property is a multifamily property or (ii) the American Society for Testing and Materials in the case of Specially Serviced Mortgage Loans as to which the related Mortgaged Property is a non-multifamily property, and including investigation of lead based paint, radon and asbestos.

            "Environmental Insurance Policy": With respect to any Mortgage Loan, any insurance policy covering Insured Environmental Events that is maintained from time to time in respect of such Mortgage Loan or the related Mortgaged Property.

            "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Prohibited Holder": As defined in Section 5.02(c)(i)(A).

            "ERISA Restricted Certificate": Any Class H, Class I, Class J, Class K, Class L, Class M or Class N Certificate; provided, that any such Certificate
(a) will cease to be considered an ERISA Restricted Certificate and (b) will cease to be subject to the transfer restrictions contained in Section 5.02(c) if, as of the date of a proposed transfer of such Certificate, either (i) it is rated in one of the four highest generic ratings categories by a Rating Agency or (ii) relevant provisions of ERISA would permit transfer of such Certificate to a Plan (in the case of clause (ii), as evidenced by an Opinion of Counsel).

            "Escrow Payment": Any payment received by the Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground lease rents and similar items in respect of the related Mortgaged Property, including amounts for deposit to any reserve account.

            "Event of Default": One or more of the events described in Section 7.01(a).

            "Excess Interest": With respect to each of the Mortgage Loans indicated on the Mortgage Loan Schedule as having a Revised Rate, interest accrued on such Mortgage Loan after the Anticipated Prepayment Date allocable to the Excess Rate, including all interest accrued thereon. The Excess Interest shall not be an asset of the Lower-Tier REMIC or the Upper-Tier REMIC formed hereunder.

            "Excess Interest Distribution Account": The trust account or accounts created and maintained as a separate account or accounts by the Paying Agent pursuant to Section 3.04(c), which shall be entitled "The Chase Manhattan Bank, as Paying Agent, in trust for the registered Holders of GE Capital Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2001-1, Excess Interest Distribution Account," and which must be an Eligible Account or maintained as a subaccount of the Distribution Account. The Excess Interest Distribution Account shall not be an asset of the Lower-Tier REMIC or the Upper-Tier REMIC formed hereunder.

            "Excess Rate": With respect to each of the Mortgage Loans indicated on the Mortgage Loan Schedule as having a Revised Rate, the excess of (i) the applicable Revised Rate over (ii) the applicable Mortgage Rate, each as set forth in the Mortgage Loan Schedule.

            "Exchange Act": The Securities Exchange Act of 1934, as amended from time to time.

            "Fannie Mae": Fannie Mae or any successor thereto.

            "FDIC": Federal Deposit Insurance Corporation or any successor.

            "FEMA": Federal Emergency Management Agency or any successor.

            "Final Recovery Determination": A reasonable determination by the Special Servicer with respect to any Defaulted Mortgage Loan or REO Property (other than a Mortgage Loan or REO Property, as the case may be, that was purchased by either Mortgage Loan Seller pursuant to Section 3 of the applicable Mortgage Loan Purchase Agreement, by the Majority Controlling Class Certificateholder, the Special Servicer or the Servicer pursuant to Section 3.18(b), or by the Special Servicer or the Servicer pursuant to Section 9.01) that there has been a recovery of all Insurance and Condemnation Proceeds, Liquidation Proceeds, REO Revenue and other payments or recoveries that will ultimately be recoverable.

            "Fiscal Agent": ABN AMRO Bank N.V., a Netherlands banking corporation and indirect corporate parent of the Trustee in its capacity as fiscal agent and its successors in interest, or any successor fiscal agent appointed as herein provided.

            "Fitch": Fitch, Inc., and its successors in interest.

            "Freddie Mac": Freddie Mac or any successor.

            "Grantor Trust": A segregated asset pool within the Trust Fund consisting of the Excess Interest and amounts held from time to time in the Excess Interest Distribution Account.

            "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

            "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Trustee, the Fiscal Agent, the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder and any and all Affiliates thereof, (ii) does not have any material direct financial interest in or any material indirect financial interest in any of the Trustee, the Fiscal Agent, the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder or any Affiliate thereof and (iii) is not connected with the Trustee, the Fiscal Agent, the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Trustee, the Fiscal Agent, the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any Class of securities issued by the Trustee, the Fiscal Agent, the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder or any Affiliate thereof, as the case may be.

            "Independent Contractor": Either (i) any Person that would be an "independent contractor" with respect to the Trust within the meaning of Section 856(d)(3) of the Code if the Trust were a real estate investment trust (except that the ownership test set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee, the Fiscal Agent, the Servicer or the Trust, delivered to the Trustee the Fiscal Agent, and the Servicer), so long as the Trust does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust is at arm's length, all within the meaning of Treasury Regulations
Section 1.856-4(b)(5) (except that the Servicer or the Special Servicer shall not be considered to be an Independent Contractor under the definition in this clause (i) unless an Opinion of Counsel has been delivered to the Trustee to that effect) or (ii) any other Person (including the Servicer and the Special Servicer) upon receipt by the Trustee and the Servicer of an Opinion of Counsel, which shall be at no expense to the Trustee, the Fiscal Agent, the Servicer or the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

            "Initial Certification Period": As defined in Section 2.02(a).

            "Initial Purchasers": J.P. Morgan Securities Inc. (formerly known as JPMorgan, a division of Chase Securities Inc.), Bear, Stearns & Co. Inc. and Salomon Smith Barney Inc.

            "Institutional Accredited Investor": As defined in Section 5.02(b).

             "Insurance and Condemnation Proceeds": All proceeds paid under any Insurance Policy or in connection with the full or partial condemnation of a Mortgaged Property, in either case, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor or any tenants or ground lessors, in either case, in accordance with the Servicing Standards.

            "Insurance Policy": With respect to any Mortgage Loan, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan or the related Mortgaged Property.

            "Insured Environmental Event": As defined in Section 3.07(f).

            "Interest Accrual Period": With respect to any Class of Regular Certificates or Uncertificated Lower-Tier Interests and any Distribution Date, the period beginning on the first day of the calendar month preceding the calendar month in which the related Distribution Date occurs and ending on the last day of the calendar month preceding the calendar month in which such Distribution Date occurs, calculated assuming that each month has 30 days and each year has 360 days.

            "Interest Distribution Amount": With respect to any Class of Regular Certificates for any Distribution Date, an amount equal to the sum of the Distributable Certificate Interest and the Class Unpaid Interest Shortfall with respect to such Class of Regular Certificates for such Distribution Date.

            "Interest Reserve Account": The trust account created and maintained by the Paying Agent pursuant to Section 3.25 in the name of "The Chase Manhattan Bank, as Paying Agent, in trust for the registered holders of GE Capital Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2001-1, Interest Reserve Account" or maintained as a subaccount of the Distribution Account into which the amounts set forth in Section 3.25 shall be deposited directly and which must be an Eligible Account.

            "Interest Reserve Loans": The Actual/360 Mortgage Loans.

            "Interested Person": The Depositor, the Servicer, the Special Servicer, any Independent Contractor engaged by the Special Servicer, any Holder of a Certificate or any Affiliate of any such Person.

            "Investment Account": As defined in Section 3.06(a).

            "Investment Representation Letter": As defined in Section 5.02(b).

            "KRECM": KeyCorp Real Estate Capital Markets, Inc., doing business as Key Commercial Mortgage, and its successors and assigns.

            "Late Collections": With respect to any Mortgage Loan, all amounts received thereon during any Due Period (or the related grace period), whether as payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal or interest due in respect of such Mortgage Loan (without regard to any acceleration of amounts due thereunder by reason of default) on a Due Date in a previous Due Period and not previously recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property during any Due Period (including any grace period), whether as Insurance and Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of principal or interest due or deemed due in respect of such REO Loan or the predecessor Mortgage Loan (without regard to any acceleration of amounts due under the predecessor Mortgage Loan by reason of default) on a Due Date in a previous Due Period and not previously recovered. The term "Late Collections" shall specifically exclude Penalty Charges.

            "Late Payment Charges": With respect to any Mortgage Loan, amounts received by the Servicer which represent charges for late payments paid by a Mortgagor pursuant to the Mortgage Loan documents.

            "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan is repurchased by the applicable Mortgage Loan Seller pursuant to Section 3 of the related Mortgage Loan Purchase Agreement; (iv) such Mortgage Loan is purchased by the Majority Controlling Class Certificateholder, the Special Servicer or the Servicer pursuant to Section 3.18(b); or (v) such Mortgage Loan is purchased by the Special Servicer or the Servicer pursuant to Section 9.01. With respect to any REO Property (and the related REO Loan), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property or (ii) such REO Property is purchased by the Servicer or the Special Servicer pursuant to Section 9.01.

            "Liquidation Fee": A fee payable to the Special Servicer with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer receives a full or discounted payoff with respect thereto from the related Mortgagor or any Liquidation Proceeds with respect thereto (in any case, other than amounts for which a Workout Fee has been paid, or will be payable), equal to the product of the Liquidation Fee Rate and the proceeds of such full or discounted payoff or the net Liquidation Proceeds (net of the related costs and expenses associated with the related liquidation) attributable to principal related to such liquidated Specially Serviced Mortgage Loan, as the case may be; provided, however, that no Liquidation Fee shall be payable with respect to clauses (iii)(A), (iv) or (v) of the definition of Liquidation Proceeds.

            "Liquidation Fee Rate": A rate equal to 1.0%.

            "Liquidation Proceeds": Cash amounts (other than Insurance and Condemnation Proceeds and REO Revenues) received by or paid to the Servicer or the Special Servicer in connection with: (i) the liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (ii) the realization upon any deficiency judgment obtained against a Mortgagor; (iii) (A) the purchase of a Defaulted Mortgage Loan by the Majority Controlling Class Certificateholder, the Special Servicer or the Servicer pursuant to Section 3.18(b) or (B) any other sale thereof pursuant to Section 3.18(c); (iv) the repurchase of a Mortgage Loan by the applicable Mortgage Loan Seller pursuant to Section 3 of the related Mortgage Loan Purchase Agreement; or (v) the purchase of a Mortgage Loan or REO Property by the Special Servicer or the Servicer pursuant to Section 9.01.

            "Loan-to-Value Ratio": With respect to any Mortgage Loan, as of any date of determination, the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of such Mortgage Loan at the time of determination, and the denominator of which is the Original Value of the related Mortgaged Property.

            "Lower-Tier Distribution Account": The segregated account or accounts created or maintained as a subaccount of the Distribution Account and maintained by the Paying Agent pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "The Chase Manhattan Bank, as Paying Agent, in trust for the registered Holders of GE Capital Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2001-1, Lower-Tier Distribution Account" or maintained as a subaccount of the Distribution Account. Any such account or accounts shall be an Eligible Account.

            "Lower-Tier Distribution Amount": As defined in Section 4.01(b).

            "Lower-Tier Principal Amount": With respect to any Class of Uncertificated Lower-Tier Interests, (i) on or prior to the first Distribution Date, an amount equal to the Original Lower-Tier Principal Amount of such Class as specified in the Preliminary Statement hereto, and (ii) as of any date of determination after the first Distribution Date, an amount equal to the Certificate Balance of the Class of Related Certificates on the Distribution Date immediately prior to such date of determination (determined as adjusted pursuant to Section 1.02(iii)); provided that (i) the Lower-Tier Principal Amount for the Class LA-2A Uncertificated Interest shall be the Certificate Balance of the Class A-2 Certificates minus $523,000,000 (but shall not be less than zero); (ii) the Lower-Tier Principal Amount for the Class LA-2B Uncertificated Interest shall be the lesser of $523,000,000 and the Certificate Balance of the Class A-2 Certificates; (iii) the Lower-Tier Principal Amount for the Class LFA Uncertificated Interest shall be the Certificate Balance of the Class F Certificates minus $14,000,000 (but shall not be less than zero); and
(iv) the Lower-Tier Principal Amount for the Class LFB Uncertificated Interest shall be the lesser of $14,000,000 and the Certificate Balance of the Class F Certificates.

            "Lower-Tier REMIC": One of two separate REMICs comprising the Trust Fund, the assets of which consist of the Mortgage Loans (exclusive of Excess Interest), any REO Property with respect thereto, such amounts as shall from time to time be held in the Certificate Account, the REO Account, if any, the Interest Reserve Account and the Lower-Tier Distribution Account, and all other property included in the Trust Fund that is not in the Upper-Tier REMIC.

            "MAI": Member of the Appraisal Institute.

            "Majority Controlling Class Certificateholder": As of any date, the Controlling Class Certificateholder owning a majority of the Percentage Interests in the Controlling Class.

            "Maturity Date": With respect to any Mortgage Loan as of any date of determination, the date on which the last payment of principal is due and payable under the related Mortgage Note, after taking into account all Principal Prepayments received prior to such date of determination, but without giving effect to (i) any acceleration of the principal of such Mortgage Loan by reason of default thereunder or (ii) any grace period permitted by the related Mortgage Note.

            "Midland": Midland Loan Services, Inc., a Delaware corporation.

            "Moody's": Moody's Investors Service, Inc., and its successors in interest.

            "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and/or interest on such Mortgage Loan, including any Balloon Payment, which is payable by a Mortgagor from time to time under the related Mortgage Note and applicable law, without regard to any acceleration of principal of such Mortgage Loan by reason of default thereunder and without respect to any Excess Interest.

            "Mortgage": With respect to any Mortgage Loan, the mortgage, deed of trust or other instrument securing a Mortgage Note and creating a lien on the fee or leasehold interest in the related Mortgaged Property.

            "Mortgage Deferred Interest": With respect to any Mortgage Loan as of any Due Date that has been modified to reduce the rate at which interest is paid currently below the Mortgage Rate and capitalize the amount of such interest reduction, the excess, if any, of (a) interest accrued on the Stated Principal Balance thereof during the one-month interest accrual period set forth in the related Mortgage Note at the related Mortgage Rate over (b) the interest portion of the related Monthly Payment, as so modified or reduced, or, if applicable, Assumed Scheduled Payment due on such Due Date.

            "Mortgage File": With respect to any Mortgage Loan, but subject to
Section 2.01, collectively the following documents:

            (i) the original Mortgage Note, or a lost note affidavit with a customary indemnification provision with a copy of the Mortgage Note bearing, or accompanied by, all prior and intervening endorsements or assignments showing a complete chain of endorsement or assignment from the originator of the Mortgage Loan to the applicable Mortgage Loan Seller (or the most recent endorsee), and further endorsed (at the direction of the Depositor given pursuant to the applicable Mortgage Loan Purchase Agreement), on its face or by allonge attached thereto, without recourse, to the order of the Trustee in the following form: "Pay to the order of LaSalle Bank National Association, as trustee for the registered holders of GE Capital Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2001-1, without recourse, representation or warranty, express or implied";

            (ii) an original or copy of the Mortgage and originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the applicable Mortgage Loan Seller (or the most recent assignee of record), in each case with evidence of recording indicated thereon;

            (iii) an original assignment of the Mortgage, in recordable form, executed by the Mortgage Loan Seller (or the most recent assignee of record) to "LaSalle Bank National Association, as trustee for the registered holders of GE Capital Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2001-1";

            (iv) an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage) and the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the applicable Mortgage Loan Seller, in each case with evidence of recording thereon;

            (v) an original assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in recordable form, executed by the applicable Mortgage Loan Seller (or the most recent assignee of record) to "LaSalle Bank National Association, as trustee for the registered holders of GE Capital Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2001-1";

            (vi) an original or copy of any related Security Agreement and/or Loan Agreement (if such item is a document separate from the Mortgage) and the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the applicable Mortgage Loan Seller, in each case with evidence of recording thereon (if recording is necessary to protect the rights of the secured party);

            (vii) an original assignment of any related Security Agreement and/or Loan Agreement (if such item is a document separate from the Mortgage), in recordable form (if recording is necessary to protect the rights of the secured party), executed by the applicable Mortgage Loan Seller (or the most recent assignee of record) to "LaSalle Bank National Association, as trustee for the registered holders of GE Capital Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2001-1";

            (viii) originals (with respect to the Mortgage Note) or copies of all consolidation, assumption, modification, written assurance and substitution agreements, with evidence of recording thereon, where appropriate, in those instances where the terms or provisions of the Mortgage, Mortgage Note or any related security document have been consolidated or modified or the Mortgage Loan has been assumed;

            (ix) the original lender's title insurance policy or a copy thereof in connection with the Mortgage Loan, together with all endorsements or riders that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgagor's interest in the Mortgaged Property, or if the policy has not yet been issued, an original or copy of a written commitment, interim binder or the proforma title insurance policy, dated as of the date the related Mortgage Loan was funded;

            (x) the original or, to the extent the Servicer has the original, a copy of any guaranty of the obligations of the Mortgagor under the Mortgage Loan and any intervening assignments;

            (xi) all UCC Financing Statements (other than UCC-3 assignments to the Trustee) and continuation statements or copies thereof, as filed, or in form that is complete and suitable for filing or recording, as appropriate, or other evidence of filing acceptable to the Trustee sufficient to perfect (and maintain the perfection of) the security interest held by the originator of the Mortgage Loan (and each assignee of record prior to the Trustee) in and to the personalty of the Mortgagor at the Mortgaged Property, and to transfer such security interest to the Trustee;

            (xii) all UCC-3 Financing Statements in favor of the Trustee in form that is complete and suitable for filing or recording, as appropriate, acceptable to the Trustee sufficient to assign the security interest held by the originator of the Mortgage Loan or its assignee;

            (xiii) the original power of attorney or a copy thereof (with evidence of recording thereon) granted by the Mortgagor if the Mortgage, Mortgage Note or other document or instrument referred to above was not signed by the Mortgagor;

            (xiv) with respect to the Mortgage Loans with Additional Debt listed on Schedule 2 hereto, an original or copy of the subordination agreement (if any), pursuant to which such Additional Debt will be fully subordinated to such Mortgage Loan;

            (xv) any additional documents required to be added to the Mortgage File pursuant to this Agreement;

            (xvi) with respect to any Mortgage Loan secured by a ground lease, an original or copy of the related ground lease;

            (xvii) Reserved;

            (xviii) an original or copy of any escrow agreement;

            (xix) Reserved; and

            (xx) the original of any letter of credit securing such Mortgage Loan (or a copy thereof if the original shall be held by the Servicer, together with the Officer's Certificate required under Section 2.01(b));

provided, however, that whenever the term "Mortgage File" is used to refer to documents held by the Trustee, or a Custodian appointed thereby, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually received by the Trustee or a Custodian appointed thereby.

            "Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 and from time to time held in the Trust Fund. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage and other documents contained in the related Mortgage File and any related agreements.

            "Mortgage Loan Checklist": The table of contents provided by each Mortgage Loan Seller with each closing binder delivered to the Trustee pursuant to Section 2.02.

            "Mortgage Loan Delinquency Report": The report substantially in the form of Exhibit K hereto.

            "Mortgage Loan Purchase Agreement": Each of the agreements between the Depositor and each Mortgage Loan Seller, relating to the transfer of all of such Mortgage Loan Seller's right, title and interest in and to the related Mortgage Loans.

            "Mortgage Loan Schedule": The list of Mortgage Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, attached hereto as Exhibit B, which list sets forth all information required by the CMSA Loan Setup File and the following information with respect to each Mortgage Loan:

            (i) the loan i.d. number (as specified in Exhibit A to the Prospectus);

            (ii) the Sponsor's name (as specified in Exhibit A to the Prospectus);

            (iii) the street address (including city, state and zip code) of the related Mortgaged Property;

            (iv) the Mortgage Rate in effect at origination;

            (v) the Net Mortgage Rate in effect at the Cut-off Date;

            (vi) the original principal balance;

            (vii) the Cut-off Date Principal Balance;

            (viii) the (a) original term to stated maturity or Anticipated Prepayment Date, (b) remaining term to stated maturity or Anticipated Prepayment Date and (c) Maturity Date or Anticipated Prepayment Date;

            (ix) the original and remaining amortization terms;

            (x) the amount of the Monthly Payment due on the first Due Date following the Cut-off Date;

            (xi) the applicable Administrative Fee Rate;

            (xii) the applicable Servicing Fee Rate;

            (xiii) whether the Mortgage Loan is an Actual/360 Mortgage Loan;

            (xiv) whether such Mortgage Loan has an Anticipated Prepayment Date;

            (xv) the Revised Rate of such Mortgage Loan, if any;

            (xvi) whether such Mortgage Loan is secured by the related Mortgagor's interest in a ground lease;

            (xvii) identifying any Mortgage Loans with which such Mortgage Loan is cross-defaulted or cross-collateralized;

            (xviii) the originator of such Mortgage Loan;

            (xix) whether such Mortgage Loan has a guarantor; and

            (xx) whether such Mortgage Loan's Principal Balance is secured by a letter of credit (excluding any letter of credit provided in lieu of cash reserves).

            Such Mortgage Loan Schedule shall also set forth the aggregate of the amounts described under clause (vii) above for all of the Mortgage Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required.

            "Mortgage Loan Seller": Each of: (1) General Electric Capital Corporation, a New York corporation or its respective successors in interest,
(2) Bear, Stearns Funding, Inc., a Delaware corporation, or its respective successors in interest and (3) Morgan Guaranty Trust Company of New York, a New York banking corporation, or its respective successors in interest.

            "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any rider, addendum or amendment thereto.

            "Mortgage Rate": With respect to: (i) any Mortgage Loan on or prior to its Maturity Date, the annual rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the related Mortgage Note and applicable law, exclusive of the Excess Rate; (ii) any Mortgage Loan after its Maturity Date, the annual rate described in clause (i) above determined without regard to the passage of such Maturity Date; provided, however, that if any Mortgage Loan does not accrue interest on the basis of a 360 day year consisting of twelve 30 day months, then, solely for purposes of calculating Pass-Through Rates, the Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of Default Interest or Excess Interest) in respect of such Mortgage Loan during such one-month period at the related Mortgage Rate; provided, however, that with respect to each Interest Reserve Loan, the Mortgage Rate for the one month period (A) preceding the Due Dates that occur in January and February in any year which is not a leap year or preceding the Due Date that occurs in February in any year which is a leap year, and (B) preceding the Due Date in March, will be the per annum rate stated in the related Mortgage Note and (iii) any REO Loan, the annual rate described in clause (i) or (ii), as applicable, above determined as if the predecessor Mortgage Loan had remained outstanding.

            "Mortgaged Property": The real property subject to the lien of a Mortgage.

            "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

            "Net Investment Earnings": With respect to either the Certificate Account or the REO Account for any period from any Distribution Date to the immediately succeeding P&I Advance Date, the amount, if any, by which the aggregate of all interest and other income realized during such period on funds relating to the Trust Fund held in such account, exceeds the aggregate of all losses, if any, incurred during such period in connection with the investment of such funds in accordance with Section 3.06.

            "Net Investment Loss": With respect to either the Certificate Account or the REO Account for any period from any Distribution Date to the immediately succeeding P&I Advance Date, the amount by which the aggregate of all losses, if any, incurred during such period in connection with the investment of funds relating to the Trust Fund held in such account in accordance with Section 3.06, exceeds the aggregate of all interest and other income realized during such period on such funds.

            "Net Mortgage Rate": With respect to any Mortgage Loan, REO Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate then in effect, minus the Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the Mortgagor.

            "Net Operating Income": With respect to any Mortgaged Property, for any Mortgagor's fiscal year end, Net Operating Income will be calculated in accordance with the standard definition of "Net Operating Income" endorsed and put forth by the Mortgage Bankers Association and the CMSA.

            "New Lease": Any lease of REO Property entered into at the direction of the Special Servicer on behalf of the Trust, including any lease renewed, modified or extended on behalf of the Trust, if the Trust has the right to renegotiate the terms of such lease.

            "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.

            "Nonrecoverable P&I Advance": Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Loan which, in the reasonable good faith judgment of the Servicer, the Trustee or the Fiscal Agent, as applicable, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, from Late Collections or any other recovery on or in respect of such Mortgage Loan or REO Loan. The determination by the Servicer, the Trustee or the Fiscal Agent, as applicable, that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered to the Trustee, the Paying Agent, the Directing Certificateholder and the Depositor, in the case of the Servicer, and to the Depositor, the Directing Certificateholder and the Paying Agent, in the case of the Trustee and the Fiscal Agent. The Officer's Certificate shall set forth such determination of nonrecoverability and the considerations of the Servicer, the Trustee or the Fiscal Agent, as applicable, forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status, property inspections, and shall include an Appraisal of the related Mortgage Loan or Mortgaged Property, the cost of which Appraisal shall be advanced by the Servicer as a Servicing Advance). The Trustee and the Fiscal Agent shall be entitled to conclusively rely on the Servicer's determination that a P&I Advance is or would be nonrecoverable.

            "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property which, in the reasonable judgment of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, from Late Collections or any other recovery on or in respect of such Mortgage Loan or REO Property. The determination by the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be evidenced by an Officer's Certificate delivered to the Trustee, the Fiscal Agent, the Paying Agent, the Special Servicer, the Directing Certificateholder and the Depositor, in the case of the Servicer, and to the Depositor, the Directing Certificateholder and the Paying Agent, in the case of the Trustee and the Fiscal Agent. The Officer's Certificate shall set forth such determination of nonrecoverability and the considerations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status and property inspections, and shall include an Appraisal of the related Mortgaged Property, the cost of which Appraisal shall be advanced by the Servicer as a Servicing Advance). The Trustee and the Fiscal Agent will be entitled to conclusively rely on the Servicer's determination that a Servicing Advance is or would be nonrecoverable.

            "Non-Registered Certificate": Unless and until registered under the Securities Act, any Class X-1, Class X-2, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L, Class M, Class N, Class S, Class R or Class LR Certificate.

            "Non-U.S. Person": Any person other than a U.S. Person, unless, with respect to the Transfer of a Residual Certificate, (i) such person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the Transferor and the Certificate Registrar with an effective Internal Revenue Service Form W-8ECI (or successor form) or (ii) the Transferee delivers to both the Transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that such Transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such Transfer of the Residual Certificate will not be disregarded for federal income tax purposes.

            "North Peachtree Loan Prepayment Charge": With respect to the Mortgage Loan identified as North Peachtree Perimeter Park Office Building, the premium, penalty or fee (other than a Yield Maintenance Charge or Prepayment Premium) paid or payable, as the context requires, by the related Mortgagor in connection with a Principal Prepayment pursuant to the related Mortgage; provided that no amounts shall be considered a North Peachtree Loan Prepayment Charge until there has been a full recovery of all principal, interest and other amounts due under the related Mortgage Loan.

            "Notional Amount": In the case of the Class X-1 and Class X-2 Certificates, the Class X-1 Notional Amount and the Class X-2 Notional Amount, respectively. In the case of each Component, the amount set forth in the applicable definition thereof.

            "Offered Certificates": The Class A, Class B, Class C and Class D Certificates.

            "Officer's Certificate": A certificate signed by a Servicing Officer of the Servicer or the Special Servicer, as the case may be, or a Responsible Officer of the Trustee or the Fiscal Agent, as the case may be.

            "Operating Statement Analysis Report": As defined in Section
3.12(c).

            "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor, the Servicer or the Special Servicer, acceptable in form and delivered to the Paying Agent and the Trustee, except that any opinion of counsel relating to (a) the qualification of the Upper-Tier REMIC or Lower-Tier REMIC as a REMIC, (b) compliance with the REMIC Provisions, (c) qualification of the Grantor Trust as a grantor trust or (d) the resignation of the Servicer, the Special Servicer or the Depositor pursuant to
Section 6.04, must be an opinion of counsel who is in fact Independent of the Depositor, the Servicer or the Special Servicer, as applicable.

            "Original Certificate Balance": With respect to any Class of Regular Certificates (other than the Class X Certificates), the initial aggregate principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

            "Original Lower-Tier Principal Amount": With respect to any Class of Uncertificated Lower-Tier Interest, the initial principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

            "Original Notional Amount": With respect to the Class X-1 and Class X-2 Notional Amounts, the initial Notional Amounts thereof as of the Closing Date, as specified in the Preliminary Statement.

            "Original Value": The Appraised Value of a Mortgaged Property based upon the Appraisal conducted in connection with the origination of the related Mortgage Loan.

            "OTS": The Office of Thrift Supervision or any successor thereto.

            "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            "P&I Advance": As to any Mortgage Loan or REO Loan, any advance made by the Servicer, the Trustee or the Fiscal Agent, as applicable, pursuant to
Section 4.03 or Section 7.05.

            "P&I Advance Date": The Business Day immediately prior to each Distribution Date.

            "P&I Advance Determination Date": With respect to any Distribution Date, the second Business Day prior to such Distribution Date.

            "Pass-Through Rate": Any of the Class A-1 Pass-Through Rate, the Class A-2 Pass-Through Rate, the Class B Pass-Through Rate, the Class C Pass-Through Rate, the Class D Pass-Through Rate, the Class E Pass-Through Rate, the Class F Pass-Through Rate, the Class G Pass-Through Rate, the Class H Pass-Through Rate, the Class I Pass-Through Rate, the Class J Pass-Through Rate, the Class K Pass-Through Rate, the Class L Pass-Through Rate, the Class M Pass-Through Rate, the Class N Pass-Through Rate, the Class X-1 Pass-Through Rate and the Class X-2 Pass-Through Rate.

            "Paying Agent": The Chase Manhattan Bank, a New York banking corporation, or any successor appointed thereto pursuant to Section 5.06 or any successor paying agent appointed hereunder.

            "Payments Received After Determination Date Report": The report to Certificateholders substantially in the form of Exhibit L hereto.

            "Penalty Charges": With respect to any Mortgage Loan (or successor REO Loan), any amounts actually collected thereon from the Mortgagor that represent Late Payment Charges or Default Interest, other than a Prepayment Premium, Yield Maintenance Charge or Excess Interest.

            "Percentage Interest": As to any Certificate, the percentage interest evidenced thereby in distributions required to be made with respect to the related Class. With respect to any Regular Certificate, the percentage interest is equal to the Denomination of such Certificate divided by the initial Certificate Balance or Notional Amount, as applicable, of such Class of Certificates as of the Closing Date. With respect to a Class S or a Residual Certificate, the percentage interest is set forth on the face thereof.

            "Permitted Investments": Any one or more of the following obligations or securities, regardless whether issued by the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Paying Agent or any of their respective Affiliates and having the required ratings, if any, provided for in this definition and which shall not be subject to liquidation prior to maturity:

            (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, Fannie Mae, Freddie Mac or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America that mature in one year or less after the date of issuance; provided that any obligation of, or guarantee by, Fannie Mae or Freddie Mac, other than an unsecured senior debt obligation of Fannie Mae or Freddie Mac, shall be a Permitted Investment only if such investment would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Certificate as evidenced in writing;

            (ii) time deposits, unsecured certificates of deposit, or bankers' acceptances that mature in 1 year or less after the date of issuance and are issued or held by any depository institution or trust company (including the Trustee or the Paying Agent) incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution or trust company are rated in the highest rating categories of each of Moody's and Fitch or such other rating as would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Certificate, as evidenced in writing;

            (iii) repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of 1 year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

            (iv) debt obligations bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which mature in one year or less from the date of issuance, which debt obligations are rated in the highest rating categories of each of Moody's and Fitch or such other rating as would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Certificate as specified in writing by each of the Rating Agencies; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investment therein will cause the then-outstanding principal amount of securities issued by such corporation and held in the accounts established hereunder to exceed 10% of the sum of the aggregate principal balance and the aggregate principal amount of all Permitted Investments in such accounts;

            (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) of any corporation or other entity organized under the laws of the United States or any state thereof payable on demand or on a specified date maturing in 1 year or less after the date of issuance thereof and which is rated in the highest rating category of each of Moody's and Fitch or their equivalent by two nationally recognized rating agencies;

            (vi) the Dreyfus Cash Management Fund Investor Shares Fund (so long as such fund is rated in the highest rating category by each of the Rating Agencies) or any other money market funds, rated in the highest rating categories of each of Moody's and Fitch; and

            (vii) any other demand, money market or time deposit, obligation, security or investment, (a) with respect to which each Rating Agency shall have confirmed in writing that such investment will not result in a downgrade, qualification or withdrawal of the then-current rating of the Certificates that are currently being rated by such Rating Agency and (b) which qualifies as a "cash flow investment" pursuant to Section 860G(a)(6) of the Code;

provided, however, that in each case (a) the investment shall have a predetermined fixed dollar of principal due at maturity that cannot vary or change and (b) any such investment that provides for a variable rate of interest must have an interest rate that is tied to a single interest rate index plus a fixed spread, if any, and move proportionately with such index; and provided, further, however, that no such instrument shall be a Permitted Investment (a) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity at the time of acquisition of greater than 120% of the yield to maturity at par of such underlying obligations or (b) if such instrument may be redeemed at a price below the purchase price; and provided, further, however, that no amount beneficially owned by the Upper-Tier REMIC or the Lower-Tier REMIC (even if not yet deposited in the Trust) may be invested in investments (other than money market funds) treated as equity interests for federal income tax purposes, unless the Servicer receives an Opinion of Counsel, at its own expense, to the effect that such investment will not adversely affect the status of any of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC under the Code or result in imposition of a tax on such Upper-Tier REMIC or Lower-Tier REMIC. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

            "Permitted Transferee" Any Person who is a Qualified Institutional Buyer.

            "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Placement Agent": J.P. Morgan Securities Inc. (formerly known as JPMorgan, a division of Chase Securities Inc.).

            "Plan": As defined in Section 5.02(c).

            "Prepayment Assumption": A "constant prepayment rate" of 0% used for determining the accrual of original issue discount, market discount and premium, if any, on the Certificates for federal income tax purposes, provided, it is assumed that each Mortgage Loan with an Anticipated Prepayment Date prepays on such date.

            "Prepayment Interest Excess": With respect to any Distribution Date, the aggregate amount, with respect to all Mortgage Loans that were subject to Principal Prepayment in full or in part, or as to which Insurance and Condemnation Proceeds were received by the Servicer or Special Servicer for application to such Mortgage Loans, in each case after the Due Date in the month of such Distribution Date and on or prior to the related Determination Date, the amount of interest accrued at the Mortgage Rate for such Mortgage Loans on the amount of such Principal Prepayments or Insurance and Condemnation Proceeds after the Interest Accrual Period relating to such Due Date and accruing in the manner set forth in the Mortgage Loan documents relating to such Mortgage Loans, to the extent such interest is collected by the Servicer or the Special Servicer.

            "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was subject to a Principal Prepayment in full or in part, or as to which Insurance and Condemnation Proceeds were received by the Servicer or Special Servicer for application to such Mortgage Loan, in each case after the Due Date in the calendar month preceding such Distribution Date but prior to the Due Date in the related Due Period, the amount of interest that would have accrued at the Net Mortgage Rate for such Mortgage Loan on the amount of such Principal Prepayment or Insurance and Condemnation Proceeds during the period commencing on the date as of which such Principal Prepayment or Insurance and Condemnation Proceeds were applied to the unpaid principal balance of the Mortgage Loan and ending on (and including) the day immediately preceding such Due Date.

            "Prepayment Premium": Any premium, penalty or fee (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment; provided that no amounts shall be considered Prepayment Premiums until there has been a full recovery of all principal, interest and other amounts due under the related Mortgage Loan.

            "Prime Rate": The "Prime Rate" as published in the "Money Rates" section of The Wall Street Journal (or, if such section or publication is no longer available, such other comparable publication as determined by the Paying Agent in its reasonable discretion) as may be in effect from time to time, or, if the "Prime Rate" no longer exists, such other comparable rate (as determined by the Paying Agent in its reasonable discretion) as may be in effect from time to time.

            "Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the sum of (a) the Principal Shortfall for such Distribution Date, (b) the Scheduled Principal Distribution Amount for such Distribution Date and (c) the Unscheduled Principal Distribution Amount for such Distribution Date.

            "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            "Principal Shortfall": For any Distribution Date after the initial Distribution Date, the amount, if any, by which (a) the related Principal Distribution Amount for the preceding Distribution Date, exceeded (b) the aggregate amount distributed in respect of principal on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L, Class M and Class N Certificates for such preceding Distribution Date pursuant to Section 4.01(a) on such preceding Distribution Date. The Principal Shortfall for the initial Distribution Date will be zero.

            "Prospectus": The Prospectus dated April 11, 2001, as supplemented by the Prospectus Supplement dated April 25, 2001, relating to the offering of the Offered Certificates.

            "Purchase Price": With respect to any Mortgage Loan to be purchased by a Mortgage Loan Seller pursuant to Section 3 of the related Mortgage Loan Purchase Agreement, by the Majority Controlling Class Certificateholder, the Special Servicer or the Servicer pursuant to Section 3.18(b), or by the Servicer or the Special Servicer pursuant to Section 9.01(b) or to be otherwise sold pursuant to Section 3.18(c), a price equal to:

            (i) the outstanding principal balance of such Mortgage Loan as of the date of purchase; plus

            (ii) all accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Due Period of purchase; plus

            (iii) all related unreimbursed Servicing Advances and accrued and unpaid interest on related Advances at the Reimbursement Rate, and unpaid Special Servicing Fees allocable to such Mortgage Loan; plus

            (iv) if such Mortgage Loan is being purchased by a Mortgage Loan Seller pursuant to Section 3 of the applicable Mortgage Loan Purchase Agreement, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Servicer, the Special Servicer, the Depositor and the Trustee in respect of the Breach or Defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without duplication, any amounts previously reimbursed from the Certificate Account.

With respect to any REO Property to be sold pursuant to Section 3.18(c), the amount calculated in accordance with the preceding sentence in respect of the related REO Loan.

            "Qualified Institutional Buyer": As defined in Section 5.02(b).

            "Qualified Insurer": (i) With respect to any Mortgage Loan, REO Loan or REO Property, an insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction with a minimum claims paying ability rating of at least "A" by Fitch (or, if not rated by Fitch, at least "A-IX" by A.M. Best Company) and "A2" by Moody's and (ii) with respect to the fidelity bond and errors and omissions Insurance Policy required to be maintained pursuant to Section 3.07(c), an insurance company that has a claims paying ability rated no lower than two ratings below the rating assigned to the then highest rated outstanding Certificate, but in no event lower than "A" by Fitch (or, if not rated by Fitch, at least "A-IX" by A.M. Best Company) and "A2" by Moody's or, in the case of clauses (i) and (ii), such other rating as each Rating Agency shall have confirmed in writing will not cause such Rating Agency to downgrade, qualify or withdraw the then-current rating assigned to any of the Certificates that are then currently being rated by such Rating Agency.

            "Qualified Substitute Mortgage Loan": A mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year and the actual number of days elapsed); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have an original Loan-to-Value Ratio not higher than that of the deleted Mortgage Loan and a current Loan-to-Value Ratio not higher than the then current Loan-to-Value Ratio of the deleted Mortgage Loan;
(vii) materially comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an Environmental Assessment that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and which will be delivered as a part of the related Mortgage File;
(ix) have an original Debt Service Coverage Ratio of not less than the original Debt Service Coverage Ratio of the deleted Mortgage Loan and a current Debt Service Coverage Ratio of not less than the current Debt Service Coverage Ratio of the deleted Mortgage Loan; (x) be determined by an Opinion of Counsel (at the applicable Mortgage Loan Seller's expense) to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date three years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Seller); (xiii) have been approved by the Directing Certificateholder in its reasonable discretion; provided that the Directing Certificateholder shall cease to have the right to approve the substitution of a Qualified Substitute Mortgage Loan for a deleted Mortgage Loan after the aggregate of the outstanding principal balance of all Qualified Substitute Mortgage Loans which were previously substituted for a deleted Mortgage Loan exceeds 10% of the aggregate principal balance of all Mortgage Loans as of the Cut-off Date; (xiv) prohibit defeasance within two years of the Closing Date and (xv) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any of the REMICs established under this Agreement or the imposition of tax on any of such REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement, as determined by an Opinion of Counsel. In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Mortgage Loan Seller shall certify that the Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.

            "Rated Final Distribution Date": As to each Class of Certificates, May 15, 2033, the first Distribution Date after the 24th month following the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, has the longest remaining amortization term.

            "Rating Agency": Each of Moody's and Fitch or their successors in interest. If neither such rating agency nor any successor remains in existence, "Rating Agency" shall be deemed to refer to such nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee and the Servicer, and specific ratings of Moody's and Fitch herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Record Date": With respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

            "Registrar Office": As defined in Section 5.02(a).

            "Regular Certificate": Any of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L, Class M, Class N, Class X-1 and Class X-2 Certificates.

            "Reimbursement Rate": The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(e) and P&I Advances in accordance with Section 4.03(d), which rate per annum shall equal the Prime Rate and shall be compounded monthly.

            "Related Certificates" and "Related Uncertificated Lower-Tier Interest": For the following Classes of Uncertificated Lower-Tier Interests, the related Class of Certificates set forth below and for the following Classes of Certificates, the related Class of Uncertificated Lower-Tier Interests set forth below:

                                       Related Uncertificated
          Related Certificate            Lower-Tier Interest
       -------------------------  -----------------------------------
       Class A-1 Certificate      Class LA-1 Uncertificated Interest

       Class A-2 Certificate      Class LA-2A Uncertificated Interest

                                  Class LA-2B Uncertificated Interest

       Class B Certificate        Class LB Uncertificated Interest

       Class C Certificate        Class LC Uncertificated Interest

       Class D Certificate        Class LD Uncertificated Interest

       Class E Certificate        Class LE Uncertificated Interest

       Class F Certificate        Class LFA Uncertificated Interest

                                  Class LFB Uncertificated Interest

       Class G Certificate        Class LG Uncertificated Interest

       Class H Certificate        Class LH Uncertificated Interest

       Class I Certificate        Class LI Uncertificated Interest

       Class J Certificate        Class LJ Uncertificated Interest

       Class K Certificate        Class LK Uncertificated Interest

       Class L Certificate        Class LL Uncertificated Interest

       Class M Certificate        Class LM Uncertificated Interest

       Class N Certificate        Class LN Uncertificated Interest

            "REMIC": A "real estate mortgage investment conduit" as defined in
Section 860D of the Code (or any successor thereto).

            "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final Treasury regulations (or proposed regulations that would apply by reason of their proposed effective date to the extent not inconsistent with temporary or final regulations) and any rulings promulgated thereunder, as the foregoing may be in effect from time to time.

            "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

            "REO Account": A segregated custodial account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "Midland Loan Services, Inc., as Special Servicer, for the benefit of LaSalle Bank National Association, as Trustee, in trust for registered Holders of GE Capital Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2001-1, REO Account." Any such account or accounts shall be an Eligible Account.

            "REO Acquisition": The acquisition for federal income tax purposes of any REO Property pursuant to Section 3.09.

            "REO Disposition": The sale or other disposition of the REO Property pursuant to Section 3.18(d).

            "REO Extension": As defined in Section 3.16(a).

            "REO Loan": The Mortgage Loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Loan shall be deemed to be outstanding for so long as the related REO Property remains part of the Trust Fund and provides for Assumed Scheduled Payments on each Due Date therefor, and otherwise has the same terms and conditions as its predecessor Mortgage Loan, including, without limitation, with respect to the calculation of the Mortgage Rate in effect from time to time (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan). Each REO Loan shall be deemed to have an initial outstanding principal balance and Stated Principal Balance equal to the outstanding principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan as of the date of the related REO Acquisition. All amounts due and owing in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, accrued and unpaid interest, shall continue to be due and owing in respect of an REO Loan. All amounts payable or reimbursable to the Servicer, the Special Servicer, or the Trustee, as applicable, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, any unpaid Special Servicing Fees and Servicing Fees and any unreimbursed Advances, together with any interest accrued and payable to the Servicer, the Trustee or the Fiscal Agent, as applicable, in respect of such Advances in accordance with Section 3.03(e) or Section 4.03(d), shall continue to be payable or reimbursable to the Servicer, the Trustee or the Fiscal Agent, as applicable, in respect of an REO Loan. Collections in respect of each REO Loan (exclusive of the amounts to be applied to the payment of, or to be reimbursed to the Servicer or the Special Servicer for the payment of, the costs of operating, managing, selling, leasing and maintaining the related REO Property) shall be treated: first, as a recovery of accrued and unpaid interest on such REO Loan at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Due Period of receipt (exclusive of any portion that constitutes Excess Interest); second, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance; and third, in accordance with the Servicing Standards of the Servicer or Special Servicer, as applicable, as a recovery of any other amounts due and owing in respect of such REO Loan, including, without limitation, (i) Yield Maintenance Charges, Prepayment Premiums and Penalty Charges and (ii) Excess Interest and other amounts, in that order.

            "REO Loan Accrual Period": With respect to any REO Loan and any Due Date therefor, the one-month period immediately preceding such Due Date.

            "REO Property": A Mortgaged Property acquired by the Special Servicer on behalf of, and in the name of, the Trustee, or a nominee of the Trustee for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests) through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan.

            "REO Revenues": All income, rents and profits derived from the ownership, operation or leasing of any REO Property.

            "Request for Release": A release signed by a Servicing Officer of the Servicer or the Special Servicer, as applicable, in the form of Exhibit F attached hereto.

            "Residual Certificate": Any Class R Certificate or Class LR Certificate issued, authenticated and delivered hereunder.

            "Responsible Officer": When used with respect to the initial Trustee or Fiscal Agent, as the case may be, any Vice President, Assistant Vice President, Assistant Secretary, corporate trust officer or assistant corporate trust officer in the corporate trust department of the Trustee or Fiscal Agent, as the case may be, and with respect to any successor Trustee or Fiscal Agent, as the case may be, any officer or assistant officer in the corporate trust department of the successor Trustee or Fiscal Agent, as the case may be, or any other officer of the successor Trustee or Fiscal Agent, as the case may be, customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the successor Trustee or Fiscal Agent, as the case may be, because of such officer's knowledge of and familiarity with the particular subject.

            "Revised Rate": With respect to those Mortgage Loans on the Mortgage Loan Schedule indicated as having a revised rate, the increased interest rate after the Anticipated Prepayment Date (in the absence of a default) for each applicable Mortgage Loan, as calculated and as set forth in the related Mortgage Loan.

            "Scheduled Principal Distribution Amount": With respect to any Distribution Date, the aggregate of the principal portions of (a) all Monthly Payments (excluding Balloon Payments) due in respect of the Mortgage Loans during or, if and to the extent not previously received or advanced pursuant to
Section 4.03 in respect of a preceding Distribution Date, prior to, the related Due Period, and all Assumed Scheduled Payments for the related Due Period, in each case to the extent either (i) paid by the Mortgagor as of the Business Day preceding the related P&I Advance Date (and not previously distributed to Certificateholders) or (ii) advanced by the Servicer, the Trustee or the Fiscal Agent, as applicable, pursuant to Section 4.03 in respect of such Distribution Date, and (b) all Balloon Payments to the extent received during the related Due Period (including any applicable grace periods), and to the extent not included in clause (a) above.

            "Securities Act": The Securities Act of 1933, as amended.

            "Security Agreement": With respect to any Mortgage Loan, any security agreement or equivalent instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Mortgage Loan.

            "Servicer": GE Capital Loan Services, Inc. and its successor in interest and assigns, or any successor Servicer appointed as herein provided.

            "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03.

            "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees and expenses and fees of real estate brokers) incurred by the Servicer, the Trustee, the Fiscal Agent or the Special Servicer, as applicable, in connection with the servicing and administering of (a) a Mortgage Loan in respect of which a default, delinquency or other unanticipated event has occurred or as to which a default is reasonably foreseeable or (b) an REO Property, including, but not limited to, the cost of
(i) compliance with the Servicer's obligations set forth in Section 3.03(c),
(ii) the preservation, restoration and protection of a Mortgaged Property, (iii) obtaining any Insurance and Condemnation Proceeds or any Liquidation Proceeds of the nature described in clauses (i) - (iv) of the definition of "Liquidation Proceeds", (iv) any enforcement or judicial proceedings with respect to a Mortgaged Property, including foreclosures and (v) the operation, leasing, management, maintenance and liquidation of any REO Property. Notwithstanding anything to the contrary, "Servicing Advances" shall not include allocable overhead of the Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses or costs and expenses incurred by any such party in connection with its purchase of a Mortgage Loan or REO Property.

            "Servicing Fee": With respect to each Mortgage Loan and REO Loan, the fee payable to the Servicer pursuant to the first paragraph of Section 3.11(a).

            "Servicing Fee Rate": A rate equal to the per annum rate set forth on the Mortgage Loan Schedule under the heading "Servicing Fee Rate", in each case computed on the basis of the Stated Principal Balance of the related Mortgage Loan.

            "Servicing Officer": Any officer and/or employee of the Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Servicer and the Special Servicer to the Paying Agent, the Trustee and the Depositor on the Closing Date as such list may be amended from time to time thereafter.

            "Servicing Released Bid": As defined in Section 7.01(e).

            "Servicing Retained Bid": As defined in Section 7.01(e).

            "Servicing Standards": As defined in Section 3.01(a).

            "Servicing Transfer Event": With respect to any Mortgage Loan, the occurrence of any of the following events:

            (i) a payment default shall have occurred on such Mortgage Loan other than a Balloon Mortgage Loan at its original maturity date, or if the original maturity date of such Mortgage Loan has been extended, a payment default occurs on such Mortgage Loan at its extended maturity date; provided that, in the case of a Balloon Payment, it shall be a Servicing Transfer Event if such payment is more than 60 days delinquent and (i) the Mortgagor has not delivered to the Servicer a written refinancing commitment on such maturity date reasonably satisfactory in form and substance to the Servicer which provides that such refinancing will occur within 60 days or (ii) such Balloon Payment has not been paid within 60 days of receiving such written refinancing commitment; or

            (ii) any Monthly Payment (other than a Balloon Payment) is 60 days or more delinquent; or

            (iii) the date upon which the Servicer or Special Servicer determines that a payment default is imminent and is not likely to be cured by the related Mortgagor within 60 days; or

            (iv) the date upon which a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, and being entered against the related Mortgagor; and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

            (v) the related Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

            (vi) the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (vii) a default of which the Servicer or Special Servicer has notice (other than a failure by such Mortgagor to pay principal or interest) and which in the opinion of the Servicer materially and adversely affects the interests of the Certificateholders has occurred and remained unremedied for the applicable grace period specified in such Mortgage Loan (or if no grace period is specified for those defaults which are capable of cure, 60 days); or

            (viii) the Servicer or Special Servicer has received notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property.

            "Similar Law": As defined in Section 5.02(c).

            "Sole Certificateholder": Any Holder holding 100% of the Class H, Class I, Class J, Class K, Class L, Class M and Class N Certificates; provided, however, that the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero.

            "Special Servicer": Midland or any successor Special Servicer appointed as herein provided.

            "Special Servicing Fee": With respect to each Specially Serviced Mortgage Loan and REO Loan, the fee payable to the Special Servicer pursuant to the first paragraph of Section 3.11(b).

            "Special Servicing Fee Rate": With respect to each Specially Serviced Mortgage Loan and each REO Loan, 0.25% per annum computed on the basis of the Stated Principal Balance of the related Mortgage Loan and on the basis of a 360-day year with twelve 30-day months.

            "Specially Serviced Mortgage Loan": As defined in Section 3.01(a).

            "Startup Day": The day designated as such in Section 10.01(b).

            "Stated Principal Balance": With respect to any Mortgage Loan, as of any date of determination, an amount equal to (x) the Cut-off Date Principal Balance of such Mortgage Loan, plus (y) any Mortgage Deferred Interest added to the principal balance of such Mortgage Loan on or before the end of the immediately preceding Due Period minus (z) the sum of:

            (i) the principal portion of each Monthly Payment due on such Mortgage Loan after the Cut-off Date, to the extent received from the Mortgagor or advanced by the Servicer and distributed to Certificateholders on or before such date of determination;

            (ii) all Principal Prepayments received with respect to such Mortgage Loan after the Cut-off Date, to the extent distributed to Certificateholders on or before such date of determination;

            (iii) the principal portion of all Insurance and Condemnation Proceeds and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date, to the extent distributed to Certificateholders on or before such date of determination; and

            (iv) any reduction in the outstanding principal balance of such Mortgage Loan resulting from a Deficient Valuation or other modification of the Mortgage Loan that occurred prior to the end of the Due Period for the most recent Distribution Date.

            With respect to any REO Loan, as of any date of determination, an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Acquisition, minus (y) the sum of:

            (i) the principal portion of any P&I Advance made with respect to the predecessor Mortgage Loan on or after the date of the related REO Acquisition, to the extent distributed to Certificateholders on or before such date of determination; and

            (ii) the principal portion of all Insurance and Condemnation Proceeds, Liquidation Proceeds and REO Revenues received with respect to such REO Loan, to the extent distributed to Certificateholders on or before such date of determination.

            A Mortgage Loan or an REO Loan shall be deemed to be part of the Trust Fund and to have an outstanding Stated Principal Balance until the Distribution Date on which the payments or other proceeds, if any, received in connection with a Liquidation Event in respect thereof are to be (or, if no such payments or other proceeds are received in connection with such Liquidation Event, would have been) distributed to Certificateholders.

            "Statement to Certificateholders": As defined in Section 4.02(a).

            "Subordinate Certificate": Any Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L, Class M or Class N Certificate.

            "Sub-Servicer": Any Person with which the Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

            "Sub-Servicing Agreement": The written contract between the Servicer or the Special Servicer, as the case may be, and any Sub-Servicer relating to servicing and administration of Mortgage Loans as provided in Section 3.22.

            "Substitution Shortfall Amount": With respect to a substitution pursuant to Section 2.03(b) hereof, an amount equal to the excess, if any, of the Purchase Price of the Mortgage Loan being replaced calculated as of the date of substitution over the Stated Principal Balance of the related Qualified Substitute Mortgage Loans as of the date of substitution. In the event that one or more Qualified Substitute Mortgage Loans are substituted (at the same time) for one or more deleted Mortgage Loans, the Substitution Shortfall Amount shall be determined as provided in the preceding sentence on the basis of the aggregate Purchase Prices of the Mortgage Loan or Mortgage Loans being replaced and the aggregate Stated Principal Balances of the related Qualified Substitute Mortgage Loan or Mortgage Loans.

            "Tax Returns": The federal income tax returns on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of the Upper-Tier REMIC and the Lower-Tier REMIC due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal tax law or Applicable State and Local Tax Law.

            "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

            "Transfer Affidavit": As defined in Section 5.02(d).

            "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

            "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

            "Transferor Letter": As defined in Section 5.02(d).

            "Trust": The trust created hereby and to be administered hereunder.

            "Trust Fund": The segregated pool of assets subject hereto, constituting the Trust, consisting of: (i) the Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans received after the Cut-off Date (other than payments of principal and interest due and payable on such Mortgage Loans on or before the Cut-off
Date), together with all documents included in the related Mortgage Files; (ii) such funds or assets as from time to time are deposited in the Certificate Account, the Distribution Accounts, any Servicing Accounts, the Interest Reserve Account, the Excess Interest Distribution Account and, if established, the REO Account; (iii) any REO Property; (iv) the rights of the mortgagee under all Insurance Policies with respect to the Mortgage Loans; and (v) the rights of the Depositor under Sections 2, 3, 8, 9, 10, 11, 12, 13 and 16 of each Mortgage Loan Purchase Agreement.

            "Trustee": LaSalle Bank National Association, a national banking association, in its capacity as trustee and its successors in interest, or any successor Trustee appointed as herein provided.

            "Trustee Exception Report": As defined in Section 2.02(e).

            "Trustee Fee": The fee to be paid monthly on the Distribution Date to the Trustee as compensation for the Trustee's activities under this Agreement equal to the product of the Trustee Fee Rate and the Stated Principal Balance of the Mortgage Loans as of the preceding Distribution Date.

            "Trustee Fee Rate": A rate equal to 0.00125% per annum.

            "UCC": The Uniform Commercial Code, as enacted in each applicable state.

            "UCC Financing Statement": A financing statement executed and filed pursuant to the UCC, as in effect in the relevant jurisdiction.

            "Uncertificated Lower-Tier Interests": Any of the Class LA-1, Class LA-2, Class LB, Class LC, Class LD, Class LE, Class LF, Class LG, Class LH, Class LI, Class LJ, Class LK, Class LL, Class LM and Class LN Uncertificated Interests.

            "Uncovered Prepayment Interest Shortfall": Any Prepayment Interest Shortfall in excess of the Compensating Interest Payment.

            "Underwriters": J.P. Morgan Securities Inc. (formerly known as JPMorgan, a division of Chase Securities Inc.), Bear, Stearns & Co. Inc., Salomon Smith Barney Inc. and Deutsche Banc Alex. Brown Inc.

            "Underwritten Debt Service Coverage Ratio": With respect to any Mortgage Loan, the ratio of (i) Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to (ii) the aggregate amount of the Monthly Payments due for the 12-month period immediately following the Cut-off Date, except with respect to those Mortgage Loans identified on Schedule 3 where Monthly Payments pay interest only for a specified period of time set forth in the related Mortgage Loan documents and then pay principal and interest, but for purposes of this definition only, shall be assumed to include interest and principal (based upon the amortization schedule length indicated on Schedule 3).

            "Underwritten Net Cash Flow": With respect to any Mortgaged Property, the estimated annual revenue derived from the use and operation of such Mortgaged Property, less estimated annual expenses, including operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. In calculating Underwritten Net Cash Flow, certain non-operating items such as depreciation, amortization, partnership distributions, financing fees and capital expenditures other than applicable reserves, are not included as expenses.

            "Uninsured Cause": Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies or flood insurance policies required to be maintained pursuant to Section 3.07.

            "Unscheduled Principal Distribution Amount": With respect to any Distribution Date, the aggregate of:

            (a) all Principal Prepayments received on the Mortgage Loans during the related Due Period; and

            (b) the principal portions of all Liquidation Proceeds, Insurance and Condemnation Proceeds and, if applicable, REO Revenues received with respect to the Mortgage Loans and any REO Loans during the related Due Period, but in each case only to the extent that such principal portion represents a recovery of principal for which no advance was previously made pursuant to Section 4.03 in respect of a preceding Distribution Date.

            "Upper-Tier Distribution Account": The segregated account or accounts created and maintained by the Paying Agent pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "The Chase Manhattan Bank, as Paying Agent, in trust for the registered Holders of GE Capital Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2001-1, Upper-Tier Distribution Account," or maintained as a subaccount of the Distribution Account. Any such account or accounts shall be an Eligible Account.

            "Upper-Tier REMIC": One of the two separate REMICs comprising the Trust Fund, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Distribution Account.

            "U.S. Dollars": Lawful money of the United States of America.

            "U.S. Person": A citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) or other entity created or organized in, or under the laws of, the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, the Voting Rights shall be allocated among the various Classes of Certificateholders as follows: (i) 4% in the case of the Class X Certificates (allocated to the Class X-1 and Class X-2 Certificates on a pro rata basis based on their respective outstanding Notional Amounts at the time of Determination), and (ii) in the case of any other Class of Regular Certificates a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of such Class, in each case, determined as of the Distribution Date immediately preceding such time, and the denominator of which is equal to the aggregate Certificate Balance of the Regular Certificates, each determined as of the Distribution Date immediately preceding such time. None of the Class S Certificates, the Class R Certificates nor the Class LR Certificates will be entitled to any Voting Rights. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates.

            "Weighted Average Net Mortgage Rate": With respect to any Distribution Date, the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans as of the first day of the related Due Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Due Period (after giving effect to any payments received during any applicable grace period).

            "Withheld Amounts": As defined in Section 3.25(a).

            "Workout Fee": The fee paid to the Special Servicer with respect to each Corrected Mortgage Loan.

            "Workout Fee Rate": A fee of 1.0% of each collection (other than Excess Interest and Default Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid), including (i) Monthly Payments, (ii) Balloon Payments, (iii) prepayments and (iv) payments (other than those included in clause (i) or (ii) of this definition) at maturity, received on each Corrected Mortgage Loan for so long as it remains a Corrected Mortgage Loan.

            "Yield Maintenance Charge": With respect to any Mortgage Loan or REO Loan, the yield maintenance charge set forth in the related Mortgage Loan documents; provided that no amounts shall be considered Yield Maintenance Payments until there has been a full recovery of all principal, interest and other amounts due under the related Mortgage Loan.

            Section 1.02      Certain Calculations.

            Unless otherwise specified herein, for purposes of determining amounts with respect to the Certificates and the rights and obligations of the parties hereto, the following provisions shall apply:

            (i) All calculations of interest (other than as provided in the Mortgage Loan documents) provided for herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

            (ii) Any Mortgage Loan payment is deemed to be received on the date such payment is actually received by the Servicer or the Special Servicer; provided, however, that for purposes of calculating distributions on the Certificates, Principal Prepayments with respect to any Mortgage Loan are deemed to be received on the date they are applied in accordance with the Servicing Standards consistent with the terms of the related Mortgage Note and Mortgage to reduce the outstanding principal balance of such Mortgage Loan on which interest accrues.

            (iii) Any reference to the Certificate Balance of any Class of Certificates on or as of a Distribution Date shall refer to the Certificate Balance of such Class of Certificates on such Distribution Date after giving effect to (a) any distributions made on such Distribution Date pursuant to Section 4.01(a), (b) any Collateral Support Deficit allocated to such Class on such Distribution Date pursuant to
      Section 4.04 and (c) the addition of any Certificate Deferred Interest allocated to such Class and added to such Certificate Balance pursuant to
      Section 4.06(b). The calculation of Voting Rights hereunder shall not be affected by an Appraisal Reduction.

            (iv) For purposes of calculations required herein, Excess Interest shall not be added to the outstanding principal balance of the Mortgage Loans notwithstanding that the related Loan Documents may provide otherwise.

                               [End of Article I]

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

            Section 2.01      Conveyance of Mortgage Loans.

            (a) The Depositor hereby establishes the Trust and, concurrently with the execution and delivery hereof, does hereby assign, sell, transfer and convey to the Trustee, without recourse, for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests), on behalf of the Trust, all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under (i) the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) Sections 2, 3, 9, 11, 13 and 16 of each of the Mortgage Loan Purchase Agreements and (iii) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date). The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 11.07, is intended by the parties to constitute a sale. In connection with the assignment to the Trustee of Sections 2, 3, 9, 11, 13 and 16 of each of the Mortgage Loan Purchase Agreements, it is intended that the Trustee get the benefit of Sections 8, 10 and 12 thereof in connection with any exercise of rights under such assigned Sections, and the Depositor shall use its best efforts to make available to the Trustee the benefits of Sections 8, 10 and 12 in connection therewith.

            (b) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, each of the Mortgage Loan Sellers pursuant to the applicable Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby, on or before the Closing Date, the Mortgage Note for each Mortgage Loan so assigned, with copies to the Servicer and, within 45 days following the Closing Date, the remaining documents in the Mortgage File for each such Mortgage Loan. If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original Mortgage Note, such Mortgage Loan Seller shall deliver a copy or duplicate original of such Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed and indemnifying the Trustee. The Trustee shall provide a certification on the Closing Date that all Mortgage Notes have been received or an appropriate affidavit has been delivered. If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses
(ii), (iv), (vi), (viii), (xi) and (xiii) of the definition of "Mortgage File," with evidence of recording thereon, solely because of a delay caused by the public recording office where such document or instrument has been delivered for recordation, the delivery requirements of the applicable Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied on a provisional basis as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, provided that a photocopy of such non-delivered document or instrument (certified by the applicable Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording) is delivered to the Trustee or a Custodian appointed thereby within 45 days following the Closing Date, and either the original of such non-delivered document or instrument, or a photocopy thereof, with evidence of recording thereon, is delivered to the Trustee or such Custodian within 180 days of the Closing Date (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the applicable Mortgage Loan Seller is, as certified in writing to the Trustee no less often than every 90 days, in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy). If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iv), (vi),
(viii), (xi) and (xiii) of the definition of "Mortgage File," with evidence of recording thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of the applicable Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File; provided, that a photocopy of such non-delivered document or instrument (with evidence of recording thereon and certified in the case of the documents and/or instruments referred to in clause
(ii) of the definition of "Mortgage File" by the appropriate county recorder's office to be a true and complete copy of the original thereof submitted for recording) is delivered to the Trustee or a Custodian appointed thereby within 45 days following the Closing Date. Neither the Trustee nor any Custodian shall in any way be liable for any failure by such Mortgage Loan Seller or the Depositor to comply with the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b). If, within 45 days following the Closing Date as to any Mortgage Loan, the applicable Mortgage Loan Seller cannot deliver in complete and recordable form any one of the assignments in favor of the Trustee referred to in clauses (iii), (v), (vii) or (xii) of the definition of "Mortgage File" solely because of the unavailability of recording information as to any existing document or instrument, such Mortgage Loan Seller may provisionally satisfy the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b) by delivering with respect to such Mortgage Loan within 45 days following the Closing Date an omnibus assignment of such Mortgage Loan substantially in the form of Exhibit I; provided, that all required original assignments with respect to such Mortgage Loan, in fully complete and recordable form, are delivered to the Trustee or its Custodian within 180 days of the Closing Date. Notwithstanding anything herein to the contrary, with respect to the documents referred to in clause (xx) of the definition of Mortgage File, the Servicer shall be permitted to hold the original of such document in trust on behalf of the Trustee in order to draw on such letter of credit and the applicable Mortgage Loan Seller shall be deemed to have satisfied the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b) by delivering with respect to such document a copy thereof to the Trustee together with an Officer's Certificate of the Mortgage Loan Seller certifying that such document has been delivered to the Servicer. If the Servicer shall fail to receive such document within 30 days of the Closing Date, then the Servicer shall provide notice of such failure to the Trustee and the Controlling Class Certificateholder. The applicable Mortgage Loan Seller shall pay any costs of assignment of such letter of credit required in order for the Servicer to draw on such letter of credit.

            (c) Except under the circumstances provided for in the last sentence of this subsection (c), the Trustee, at the related Mortgage Loan Seller's expense, shall as to each Mortgage Loan, promptly (and in any event within 75 days of the later of the Closing Date and the Trustee's actual receipt of the related documents) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate, each assignment to the Trustee referred to in clauses (iii), (v) and (vii) of the definition of "Mortgage File" and each UCC-3 to the Trustee referred to in clause (xii) of the definition of "Mortgage File." Each such assignment shall reflect that it should be returned by the public recording office to the Trustee or its designee following recording, and each such UCC-3 shall reflect that the file copy thereof should be returned to the Trustee or its designee following filing. If any such document or instrument is determined to be incomplete or not to meet the filing requirements of the jurisdiction in which it is recorded or filed, or is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein on or about 180 days after the Closing Date, the Trustee shall prepare or cause to be prepared at the expense of the related Mortgage Loan Seller a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate. Notwithstanding the foregoing, there shall be no requirement to record any assignment to the Trustee referred to in clause (iii), (v) or (vii) of the definition of "Mortgage File," or to file any UCC-3 to the Trustee referred to in clause (xii) of the definition of "Mortgage File," in those jurisdictions where, in the written opinion of local counsel (which opinion shall not be an expense of the Trustee or the Trust Fund) acceptable to the Depositor and the Trustee, such recordation and/or filing is not required to protect the Trustee's interest in the related Mortgage Loans against sale, further assignment, satisfaction or discharge by the related Mortgage Loan Seller, the Servicer, the Special Servicer, any Sub-Servicer or the Depositor.

            (d) All documents and records in the Depositor's or the applicable Mortgage Loan Seller's possession relating to the Mortgage Loans and originals or copies of all financial statements, operating statements, appraisals, environmental/engineering reports, leases and rent rolls in the possession of the Mortgage Loan Seller, and any other information provided by the respective Mortgagor from time to time) that are not required to be a part of a Mortgage File in accordance with the definition thereof together with copies of all documents in each Mortgage File, shall be delivered to the Servicer on or before the Closing Date and shall be held by the Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders (and as holder of the Uncertificated Lower-Tier Interests).

            (e) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall deliver, and hereby represents and warrants that it has delivered, to the Trustee, the Directing Certificateholder and the Servicer, on or before the Closing Date, a fully executed original counterpart of each of the Mortgage Loan Purchase Agreements, as in full force and effect, without amendment or modification, on the Closing Date.

            (f) The Depositor shall use its best efforts to require that, promptly after the Closing Date, but in all events within three Business Days after the Closing Date, each of the Mortgage Loan Sellers shall cause all funds on deposit in escrow accounts maintained with respect to the Mortgage Loans in the name of the applicable Mortgage Loan Seller or any other name to be transferred to the Servicer (or a Sub-Servicer) for deposit into Servicing Accounts.

            Section 2.02      Acceptance by Trustee.

            (a) The Trustee, by the execution and delivery of this Agreement, acknowledges receipt by it or a Custodian on its behalf, subject to the provisions of Section 2.01 and the further review provided for in this Section
2.02 and to any exceptions noted on the Trustee Exception Report, of the applicable documents specified in clause (i) of the definition of "Mortgage File" with respect to each Mortgage Loan, of a fully executed original counterpart of each of the Mortgage Loan Purchase Agreements, and of all other assets included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and the other documents delivered or caused to be delivered by the Mortgage Loan Sellers constituting the Mortgage Files, and that it holds and will hold such other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders (and as holder of the Uncertificated Lower-Tier Interests).

            (b) Within 60 days after actual receipt (the "Initial
Certification Date"), the Trustee or a Custodian on its behalf shall review each of the Mortgage Loan documents delivered or caused to be delivered by the Mortgage Loan Sellers constituting the Mortgage Files; and, promptly following such review (but in no event later than 60 days after actual receipt), the Trustee shall certify in writing to each of the Rating Agencies, Depositor, the Servicer, the Special Servicer, the Directing Certificateholder (provided it shall have identified itself, and furnished to the Trustee a notice address for the delivery of such certificate) and the Mortgage Loan Sellers that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full) and except as specifically identified in any exception report annexed thereto, (i) all documents specified in clauses (i) through (iv), (v) (to the extent the Trustee has actual knowledge that such document is supposed to be in the Mortgage File as indicated by the Mortgage Loan Checklist delivered by each Mortgage Loan Seller with each closing document binder), (ix), (x) (to the extent the Trustee has actual knowledge that such document is supposed to be in the Mortgage File as indicated by the Mortgage Loan Checklist), (xi), (xii), and (xvi) through (xx) (to the extent the Trustee has actual knowledge that such documents are supposed to be in the Mortgage File) (or, with respect to clause
(xx), a copy of such letter of credit if the Servicer has the original or an officer's certificate as contemplated by the penultimate sentence of Section 2.01(b) hereof), if any, of the definition of "Mortgage File", as applicable, are in its possession, (ii) the foregoing documents delivered or caused to be delivered by the Mortgage Loan Sellers have been reviewed by it or by a Custodian on its behalf and appear regular on their face, appear to be executed and relate to such Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iii) (other than zip code), (iv), (vi) and (viii)(c) in the definition of "Mortgage Loan Schedule" is correct. With respect to each Mortgage Loan, the related Mortgage Loan Seller shall provide to the Trustee a Mortgage Loan Checklist, upon which the Trustee may rely in determining which documents should be part of the Mortgage File. With respect to each Mortgage Loan listed on an exception report, the Trustee shall specifically identify such Mortgage Loan together with the nature of such exception (in the form reasonably acceptable to the Trustee and the Mortgage Loan Seller and separating items required to be in the Mortgage File but never delivered from items which were delivered by the Mortgage Loan Seller but are out for recording and have not been returned by the recorder's office).

            (c) The Trustee or a Custodian on its behalf shall review each of the Mortgage Loan documents received thereby subsequent to the Closing Date; and, every 90 days following the Initial Certification Date until the earlier of
(i) the date that all exceptions are eliminated and (ii) the 2nd anniversary of the Closing Date. The Trustee shall certify in writing and shall deliver such writing electronically to each of the Depositor, the Paying Agent, the Servicer, the Directing Certificateholder, the Special Servicer and the applicable Mortgage Loan Seller that, as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan as to which a Liquidation Event has occurred) or any Mortgage Loan specifically identified in any exception report annexed thereto (i) all documents specified in clauses (i) through (v), (ix) through (xii) and (xvi) through (xx) (or, with respect to clause (xx), a copy of such letter of credit if the Servicer has the original or an officer's certificate as contemplated by the penultimate sentence of Section 2.01(b) hereof), if any, of the definition of "Mortgage File", as applicable, are in its possession, (ii) the foregoing documents delivered or caused to be delivered by the Mortgage Loan Sellers have been reviewed by it or by a Custodian on its behalf and appear regular on their face and relate to such Mortgage Loan, and
(iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iii) (other than zip code), (iv), (vi) and (viii)(c) in the definition of "Mortgage Loan Schedule" is correct.

            (d) It is herein acknowledged that neither the Trustee nor any Custodian is under any duty or obligation (i) to determine whether any of the documents specified in clauses (v), (vi), (vii), (viii), (x), (xiv) and (xv) of the definition of "Mortgage File" exist or are required to be delivered by the Depositor, the Mortgage Loan Sellers or any other Person or (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are genuine, enforceable, sufficient to perfect and maintain the perfection of a security interest or appropriate for the represented purpose or that they are other than what they purport to be on their face and, with respect to the documents specified in clause (ix), whether the insurance is effective as of the date of the recordation, whether all endorsements or riders issued are included in the file or if the policy has not been issued whether any acceptable replacement document has been dated the date of the related Mortgage Loan funding. With respect to the Trustee's obligation to review the documents referred to in item (xi) of the definition of Mortgage File, it is hereby acknowledged that the Trustee shall only be obligated to review for one state and one county UCC (for each Mortgaged Property in the case of Mortgage Loans secured by more than one property and for each county if any Mortgaged Property is located in portions of more than one county) unless notified otherwise in writing by the Depositor.

            (e) If, in the process of reviewing the Mortgage Files or at any time thereafter, the Trustee or any Custodian finds any document or documents constituting a part of a Mortgage File not to have been properly executed or, subject to Section 2.01(b), not to have been delivered, to contain information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule or to be defective on its face (each, a "Defect" in the related Mortgage File), the Trustee shall promptly so notify the Depositor, the Directing Certificateholder, the Servicer, the Special Servicer and the applicable Mortgage Loan Seller (and in no event later than 90 days after the Closing Date and every quarter thereafter, commencing with the quarter ending September 30, 2001 until December 31, 2002 and annually thereafter as of June 30), by providing to each a written report delivered electronically (the "Trustee Exception Report") setting forth for each affected Mortgage Loan, with particularity, the nature of such Defect (in form reasonably acceptable to the Trustee and the Mortgage Loan Seller and separating items required to be in the Mortgage File but never delivered from items which were delivered by the Mortgage Loan Seller but are out for recording and have not been returned by the recorder's office).

            Section 2.03 Representations, Warranties and Covenants of the Depositor; Mortgage Loan Sellers' Repurchase or Substitution of Mortgage Loans for Defects in Mortgage Files and Breaches of Representations and Warranties.

            (a) The Depositor hereby represents and warrants that:

            (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Depositor has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Mortgage Loans in accordance with this Agreement;

            (ii) Assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (iii) The execution and delivery of this Agreement and the performance of its obligations hereunder by the Depositor will not conflict with any provisions of any law or regulations to which the Depositor is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of the certificate of incorporation or the by-laws of the Depositor or any indenture, agreement or instrument to which the Depositor is a party or by which it is bound, or any order or decree applicable to the Depositor, or result in the creation or imposition of any lien on any of the Depositor's assets or property, which would materially and adversely affect the ability of the Depositor to carry out the transactions contemplated by this Agreement; the Depositor has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Depositor of this Agreement;

            (iv) There is no action, suit or proceeding pending or, to the Depositor's knowledge, threatened against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Mortgage Loans or the ability of the Depositor to carry out the transactions contemplated by this Agreement; and

            (v) The Depositor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans to the Trust and the Mortgage Loans have been validly transferred to the Trust.

            (b) If any Certificateholder, the Servicer, the Special Servicer, the Paying Agent or the Trustee discovers or receives notice of a Defect in any Mortgage File or a breach of any representation or warranty set forth in, or required to be made with respect to a Mortgage Loan by the applicable Mortgage Loan Seller pursuant to, the related Mortgage Loan Purchase Agreement (a "Breach"), which Defect or Breach, as the case may be, materially and adversely affects the value of any Mortgage Loan or the interests of the Certificateholders therein, such Certificateholder, the Servicer, the Special Servicer, the Paying Agent or the Trustee, as applicable, shall give prompt written notice of such Defect or Breach, as the case may be, to the Depositor, the Servicer, the Special Servicer, the Mortgage Loan Sellers, the Paying Agent, the Trustee and the Directing Certificateholder (except in cases where the Trustee or Paying Agent had already provided notice of such Defect in the Trustee's exception report pursuant to Section 2.02(e), in which case the notice provisions herein relating to such Defect shall not apply) and the Servicer or the Special Servicer (in the case of Specially Serviced Mortgage Loans) shall request that the applicable Mortgage Loan Seller, not later than the earlier of 90 days from the applicable Mortgage Loan Seller's receipt of such notice or the Mortgage Loan Seller's discovery of such Breach, (i) cure such Defect or Breach, as the case may be, in all material respects, (ii) repurchase the affected Mortgage Loan at the applicable Purchase Price or in conformity with the applicable Mortgage Loan Purchase Agreement or (iii) substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan (provided that in no event shall any such substitution occur later than the second anniversary of the Closing Date) and pay the Servicer for deposit into the Certificate Account, any Substitution Shortfall Amount in connection therewith; provided, however, that if such Breach and Defect is capable of being cured but not within such 90-day period, and the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Breach or Defect within such 90-day period, the Mortgage Loan Seller shall have an additional 90 days to complete such cure (or, failing such cure, to repurchase the related Mortgage Loan or substitute a Qualified Substitute Mortgage Loan) and provided, further, that with respect to such additional 90-day period the Mortgage Loan Seller shall have delivered an Officer's Certificate to the Rating Agencies and the Trustee setting forth the reason such Breach or Defect is not capable of being cured within the initial 90-day period and what actions the Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the Mortgage Loan Seller anticipates that such Breach or Defect will be cured within the additional 90-day period. Notwithstanding the foregoing, any Defect or Breach which causes any Mortgage Loan not to be a "qualified mortgage" (within the meaning of Section 860G(a)(3) of the Code, without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) which causes a defective Mortgage Loan to be treated as a qualified mortgage) shall be deemed to materially and adversely affect the interest of Certificateholders therein, and such Mortgage Loan shall be repurchased no later than the earlier of 90 days from the applicable Mortgage Loan Seller's receipt of a notice of such Defect or Breach or the Mortgage Loan Seller's discovery of such Breach or Defect. If the affected Mortgage Loan is to be repurchased, the funds in the amount of the Purchase Price are to be deposited by wire transfer in the Certificate Account. In the event of a Breach or a Default with respect to a Mortgage Loan that is a Cross-Collateralized Mortgage Loan, the related Mortgage Loan Seller shall repurchase or substitute all of such Cross-Collateralized Mortgage Loans.

            (c) In connection with any repurchase of a Mortgage Loan contemplated by this Section 2.03, the Trustee, the Servicer (with respect to any such Mortgage Loan other than a Specially Serviced Mortgage Loan) and the Special Servicer (with respect to any such Mortgage Loan that is a Specially Serviced Mortgage Loan) shall each tender to the applicable Mortgage Loan Seller, upon delivery (i) to each of the Servicer or the Special Servicer, as applicable, of a trust receipt and (ii) to the Trustee by the Servicer or the Special Servicer, as applicable, of a Request for Release and an acknowledgement by the Servicer or Special Servicer, as applicable, of its receipt of the Purchase Price executed by the applicable Mortgage Loan Seller, all portions of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed or assigned in the form of endorsement or assignment provided to the Trustee by the applicable Mortgage Loan Seller, as the case may be, to the applicable Mortgage Loan Seller in the same manner as provided in Section 3 of the related Mortgage Loan Purchase Agreement; provided, however, that the Servicer or Special Servicer, as applicable, shall use reasonable efforts to cooperate in furnishing necessary information to the Mortgage Loan Seller in connection with such Mortgage Loan Seller's preparation of such endorsement or assignment.

            (d) Section 3 of each of the Mortgage Loan Purchase Agreements provides the sole remedy available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Defect in a Mortgage File or any Breach of any representation or warranty set forth in or required to be made pursuant to Section 2 of each of the Mortgage Loan Purchase Agreements.

            (e) The Servicer and the Special Servicer (in the case of
Specially Serviced Mortgage Loans) shall, for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests), enforce the obligations of the applicable Mortgage Loan Seller under
Section 3 of the applicable Mortgage Loan Purchase Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, shall be carried out in accordance with the Servicing Standard. The Trustee, the Servicer and the Special Servicer, as the case may be, shall be reimbursed for the reasonable costs of such enforcement: first, from a specific recovery of costs, expenses or attorneys' fees against the applicable Mortgage Loan Seller; second, pursuant to
Section 3.05(a)(vii) out of the related Purchase Price, to the extent that such expenses are a specific component thereof; and third, if at the conclusion of such enforcement action it is determined that the amounts described in clauses first and second are insufficient, then pursuant to Section 3.05(a)(viii) out of general collections on the Mortgage Loans on deposit in the Certificate Account.

            Section 2.04 Execution of Certificates; Issuance of Uncertificated Lower-Tier Interests.

            The Trustee hereby acknowledges the assignment to it of the Mortgage Loans, and, subject to Sections 2.01 and 2.02, the delivery to it or a Custodian on its behalf of the Mortgage Files and a fully executed original counterpart of each of the Mortgage Loan Purchase Agreements, together with the assignment to it of all other assets included in the Trust Fund. Concurrently with such assignment and delivery and in exchange therefor, the Trustee (i) acknowledges the issuance of the Uncertificated Lower-Tier Interests to the Depositor and
(ii) acknowledges the authentication and delivery of the Class LR Certificates to or upon the order of the Depositor, in exchange for the Mortgage Loans (other than Excess Interest), receipt of which is hereby acknowledged, and immediately thereafter, the Trustee acknowledges that it has caused the Certificate Registrar to execute and caused the Authenticating Agent to authenticate and to deliver to or upon the order of the Depositor, in exchange for the Uncertificated Lower-Tier Interests, the Regular Certificates and the Class R Certificates, and the Depositor hereby acknowledges the receipt by it or its designees, of such Certificates in authorized Denominations evidencing the entire beneficial ownership of the Upper-Tier REMIC.

                               [End of Article II]

                                   ARTICLE III

                               ADMINISTRATION AND
                           SERVICING OF THE TRUST FUND

            Section 3.01 Servicer to Act as Servicer; Special Servicer to Act as Special Servicer; Administration of the Mortgage Loans.

            (a) Each of the Servicer and the Special Servicer shall diligently service and administer the Mortgage Loans it is obligated to service pursuant to this Agreement on behalf of the Trust and in the best interests of and for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests) (as determined by the Servicer or the Special Servicer, as the case may be, in its good faith and reasonable judgment) in accordance with applicable law, the terms of this Agreement and the terms of the respective Mortgage Loans, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) in the same manner in which, and with the same care, skill, prudence and diligence with which the Servicer or Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional, multifamily and commercial mortgage lenders servicing their own mortgage loans and (2) the same care, skill, prudence and diligence with which the Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans owned by the Servicer or the Special Servicer, as the case may be, with a view to the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans or Specially Serviced Mortgage Loans, as applicable, and the best interests of the Trust and the Certificateholders, as determined by the Servicer or the Special Servicer, as the case may be, in its reasonable judgment, but without regard to:
(i) any relationship that the Servicer, the Special Servicer or any Affiliate of the Servicer or the Special Servicer may have with any Mortgagor, any Mortgage Loan Seller, or any other parties to this Agreement; (ii) the ownership of any Certificate by the Servicer, the Special Servicer or any Affiliate of the Servicer or Special Servicer, as applicable; (iii) the Servicer's or Special Servicer's, as the case may be, obligation to make Advances; (iv) the Servicer's or Special Servicer's, as the case may be, right to receive compensation for its services and reimbursement for its costs hereunder or with respect to any particular transaction; (v) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Servicer or Special Servicer; (vi) any obligation of the Servicer or any of its affiliates (in their capacity as a Mortgage Loan Seller) to cure a breach of a representation or warranty or repurchase the Mortgage Loan; and (vii) any debt that the Servicer or Special Servicer has extended to any Mortgagor (the foregoing, collectively referred to as the "Servicing Standards"). Without limiting the foregoing, subject to Section 3.21, the Special Servicer shall be obligated to service and administer (i) any Mortgage Loans as to which a Servicing Transfer Event has occurred and is continuing (the "Specially Serviced Mortgage Loans") and (ii) any REO Properties; provided, that the Servicer shall continue to receive payments and make all calculations, and prepare, or cause to be prepared, all reports to the Certificateholders, required hereunder with respect to the Specially Serviced Mortgage Loans, except for the reports specified herein as prepared by the Special Servicer, as if no Servicing Transfer Event had occurred and with respect to the REO Properties (and the related REO Loans) as if no REO Acquisition had occurred, and to render such incidental services with respect to such Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein; provided, further, however, that the Servicer shall not be liable for failure to comply with such duties insofar as such failure results from a failure of the Special Servicer to provide sufficient information to the Servicer to comply with such duties or failure by the Special Servicer to otherwise comply with its obligations hereunder. Each Mortgage Loan that becomes a Specially Serviced Mortgage Loan shall continue as such until satisfaction of the conditions specified in Section 3.21(a). Without limiting the foregoing, subject to Section 3.21, the Servicer shall be obligated to service and administer all Mortgage Loans which are not Specially Serviced Mortgage Loans; provided, that the Special Servicer shall make the inspections, use its reasonable efforts to collect the statements and shall prepare the reports in respect of the related Mortgaged Properties with respect to Specially Serviced Mortgage Loans in accordance with Section 3.12.

            (b) Subject only to the Servicing Standards and the terms of this Agreement and of the respective Mortgage Loans and applicable law, the Servicer and the Special Servicer each shall have full power and authority, acting alone or through Sub-Servicers, to do or cause to be done any and all things in connection with such servicing and administration for which it is responsible which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Servicer and the Special Servicer, in its own name, is hereby authorized and empowered by the Trustee and obligated to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, with respect to each Mortgage Loan it is obligated to service under this
Agreement: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by the related Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; (ii) subject to Section 3.20, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; and (iii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments. Subject to Section 3.10, the Trustee shall, upon the receipt of a written request of a Servicing Officer, execute and deliver to the Servicer and the Special Servicer any powers of attorney and other documents prepared by the Servicer and the Special Servicer and necessary or appropriate to enable the Servicer and the Special Servicer to carry out their servicing and administrative duties hereunder. Notwithstanding anything herein to the contrary, neither the Servicer nor the Special Servicer shall without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Servicer's or the Special Servicer's, as applicable, representative capacity or (ii) take any action with the intent to cause, and which actually does cause, the Trustee to be registered to do business in any state. Each of the Servicer and the Special Servicer shall indemnify the Trustee for any and all reasonable out-of-pocket costs, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse of such powers of attorney by the Servicer or the Special Servicer, as applicable.

            (c) To the extent the Servicer is permitted pursuant to the terms of the related Mortgage Loan documents to exercise its discretion with respect to any action which requires a confirmation of the Rating Agencies that such action will not result in the downgrade, withdrawal or qualification of the ratings of any Class of Certificates, the Servicer shall require the costs of such written confirmation to be borne by the related Mortgagor. To the extent the terms of the related Mortgage Loan documents require the Mortgagor to bear the costs of any confirmation of the Rating Agencies that an action will not result in the downgrade, withdrawal or qualification of the ratings of any Class of Certificates, the Servicer shall not waive the requirement that such costs and expenses be borne by the related Mortgagor.

            (d) The relationship of each of the Servicer and the Special Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            (e) The Servicer (or the Special Servicer with respect to Escrow Payments held by the Special Servicer, if any) shall, to the extent permitted by the related Mortgage Loan documents and consistent with the Servicing Standards, permit Escrow Payments to be invested only in Permitted Investments.

            Section 3.02      Collection of Mortgage Loan Payments.

            (a) Each of the Servicer and the Special Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans it is obligated to service hereunder, and shall follow such collection procedures as are consistent with this Agreement (including, without limitation, the Servicing Standards), provided, that with respect to the Mortgage Loans that have Anticipated Prepayment Dates, so long as the related Mortgagor is in compliance with each provision of the related Mortgage Loan documents, the Servicer and Special Servicer (including the Special Servicer in its capacity as a Certificateholder, if applicable), shall not take any enforcement action with respect to the failure of the related Mortgagor to make any payment of Excess Interest, other than requests for collection, until the maturity date of the related Mortgage Loan or the outstanding principal balance of such Mortgage Loan has been paid in full; provided, further, that the Servicer or Special Servicer, as the case may be, may take action to enforce the Trust Fund's right to apply excess cash flow to principal in accordance with the terms of the Loan Documents. Consistent with the foregoing, the Servicer, or the Special Servicer each may in its discretion waive any Late Payment Charges in connection with any delinquent payment on a Mortgage Loan it is obligated to service hereunder.

            (b) All amounts collected on any Mortgage Loan in the form of payments from Mortgagors, Insurance and Condemnation Proceeds or Liquidation Proceeds with respect to any Mortgage Loan shall be applied to amounts due and owing under the related Mortgage Note and Mortgage (including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note and Mortgage and, in the absence of such express provisions, shall be applied (after reimbursement to the Servicer, the Trustee and/or the Fiscal Agent for any related Servicing Advances and interest thereon as provided herein): first, as a recovery of accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Due Period of receipt; second, as a recovery of principal of such Mortgage Loan then due and owing; third, in accordance with the Servicing Standards, as a recovery of any other amounts due and owing on such Mortgage Loan, including, without limitation, Penalty Charges, Prepayment Premiums, Yield Maintenance Charges and Excess Interest and fourth, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance. Notwithstanding the preceding, such provisions shall not be deemed to affect the priority of distribution of payments. To the extent that such amounts are paid by a party other than a Mortgagor, such amounts shall be deemed to have been paid in respect of a purchase of all or part of the Mortgaged Property (in the case of Insurance and Condemnation Proceeds or Liquidation Proceeds) and then paid by the Mortgagor under the Mortgage Loan in accordance with the preceding sentence. Amounts collected on any REO Loan shall be deemed to be applied in accordance with the definition thereof.

            (c) To the extent consistent with the terms of the Mortgage Loans and applicable law, the Servicer shall apply all Insurance and Condemnation Proceeds it receives on a day other than the Due Date to amounts due and owing under the related Mortgage Loan as if such Insurance and Condemnation Proceeds were received on the Due Date immediately succeeding the month in which such Insurance and Condemnation Proceeds were received.

            (d) In the event that the Servicer or Special Servicer receives Excess Interest in any Due Period, or receives notice from the related Mortgagor that the Servicer or Special Servicer will be receiving Excess Interest in any Due Period, the Servicer or Special Servicer, as applicable, will promptly notify the Paying Agent and the Directing Certificateholder. Subject to the provisions of Section 3.02(a) hereof, neither the Servicer nor the Special Servicer shall be responsible for any such Excess Interest not collected after notice from the related Mortgagor.

            Section 3.03 Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

            (a) The Servicer shall establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments shall be deposited and retained, and shall administer such Servicing Accounts in accordance with the Mortgage Loan documents. Amounts on deposit in Servicing Accounts may only be invested in accordance with the terms of the related Mortgage Loan documents or in Permitted Investments. Servicing Accounts shall be Eligible Accounts. Withdrawals of amounts so deposited from a Servicing Account may be made only to: (i) effect payment of items for which Escrow Payments were collected and comparable items; (ii) reimburse the Servicer, the Trustee or the Fiscal Agent for any Servicing Advances; (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest to Mortgagors on balances in the Servicing Account, if required by applicable law or the terms of the related Mortgage Loan and as described below or, if not so required, to the Servicer;
(v) withdraw amounts deposited in error or (vi) clear and terminate the Servicing Account at the termination of this Agreement in accordance with
Section 9.01. As part of its servicing duties, the Servicer shall pay or cause to be paid to the Mortgagors interest on funds in Servicing Accounts, to the extent required by law or the terms of the related Mortgage Loan.

            (b) The Special Servicer, in the case of REO Loans, and the Servicer, in the case of all other Mortgage Loans, shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof. The Special Servicer, in the case of REO Loans, and the Servicer, in the case of all other Mortgage Loans, shall use reasonable efforts consistent with the Servicing Standard to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and shall effect payment thereof from the REO Account (in the case of REO Loans) or by the Servicer as Servicing Advances prior to the applicable penalty or termination date and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items, employing for such purpose Escrow Payments (which shall be so applied by the Servicer at the written direction of the Special Servicer in the case of REO Loans) as allowed under the terms of the related Mortgage Loan. The Servicer or, with respect to any Mortgage Loan that is a Specially Serviced Mortgage Loan, the Special Servicer shall service and administer any reserve accounts (including monitoring, maintaining or changing the amounts of required escrows) in accordance with the terms of such Mortgage Loan and the Servicing Standards. To the extent that a Mortgage Loan does not require a Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Special Servicer, in the case of REO Loans, and the Servicer, in the case of all other Mortgage Loans, shall use reasonable efforts consistent with the Servicing Standard to enforce the requirement of the related Mortgage that the Mortgagor make payments in respect of such items at the time they first become due and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items.

            (c) In accordance with the Servicing Standards and for all Mortgage Loans, the Servicer shall advance with respect to each related Mortgaged Property (including any REO Property) all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items that are or may become a lien thereon, (ii) ground rents (if applicable) and (iii) premiums on Insurance Policies, in each instance if and to the extent Escrow Payments collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis, and provided, however, that the particular advance would not, if made, constitute a Nonrecoverable Servicing Advance and provided, further, however, that with respect to the payment of taxes and assessments, the Servicer, the Trustee or the Fiscal Agent, as applicable, shall not be required to make such advance until the earlier of five Business Days after the Servicer has received confirmation that such item has not been paid or the date prior to the date after which any penalty or interest would accrue in respect of such taxes or assessments. The Special Servicer shall give the Servicer, the Trustee and the Fiscal Agent no less than five Business Days' written (facsimile) notice before the date on which the Servicer is requested to make any Servicing Advance with respect to a given Mortgage Loan or REO Property. The Special Servicer shall, with respect to any Servicing Advance required to be made on an emergency or urgent basis (which may include, without limitation, Servicing Advances required to make tax or insurance payments) make such advance unless such advance would constitute a Nonrecoverable Advance. In addition, the Special Servicer shall provide the Servicer, the Trustee and the Fiscal Agent with such information in its possession as the Servicer, the Trustee or the Fiscal Agent, as applicable, may reasonably request to enable the Servicer, the Trustee or the Fiscal Agent, as applicable, to determine whether a requested Servicing Advance would constitute a Nonrecoverable Advance. All such Advances shall be reimbursable in the first instance from related collections from the Mortgagors and further as provided in Section 3.05. No costs incurred by the Servicer or the Special Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of the Mortgaged Properties shall, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

            (d) No more frequently than once per calendar month, the Special Servicer may require the Servicer, and the Servicer shall be obligated, out of the Servicer's own funds, to reimburse the Special Servicer for any Servicing Advances (other than Nonrecoverable Servicing Advances) made by but not previously reimbursed to the Special Servicer, together with interest thereon at the Reimbursement Rate from the date made to, but not including, the date of reimbursement. Such reimbursement and any accompanying payment of interest shall be made within ten days of the request therefor by wire transfer of immediately available funds to an account designated by the Special Servicer. Upon the Servicer's reimbursement to the Special Servicer of any Servicing Advance and payment to the Special Servicer of interest thereon, all in accordance with this
Section 3.03(d), the Servicer shall for all purposes of this Agreement be deemed to have made such Servicing Advance at the same time as the Special Servicer actually made such Servicing Advance, and accordingly, the Servicer shall be entitled to reimbursement for such Servicing Advance, together with interest thereon in accordance with Section 3.03(e) below at the same time, in the same manner and to the same extent as the Servicer would otherwise have been entitled if it had actually made such Servicing Advance at the time the Special Servicer did.

            Notwithstanding the foregoing provisions of this Section 3.03(d), the Servicer shall not be required to reimburse the Special Servicer for, or to make at the direction of the Special Servicer, any Servicing Advance if the Servicer determines in its reasonable, good faith judgment that such Servicing Advance, although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is a Nonrecoverable Servicing Advance. The Servicer shall notify the Special Servicer in writing of such determination and, if applicable, such Nonrecoverable Servicing Advance shall be reimbursed to the Special Servicer out of the Certificate Account pursuant to Section 3.03(e) below. The Special Servicer shall provide the Servicer with any information the Servicer reasonably requests to determine whether any Servicing Advance would be a Nonrecoverable Advance.

            (e) In connection with its recovery of any Servicing Advance out of the Certificate Account pursuant to Section 3.05(a), each of the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, as the case may be, shall be entitled to receive, first out of any Penalty Charges (as described in Section 3.11), and then out of any amounts then on deposit in the Certificate Account, interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such Servicing Advance from the date made to, but not including, the date of reimbursement. The Servicer shall reimburse itself, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, for any outstanding Servicing Advance as soon as practically possible after funds available for such purpose are deposited in the Certificate Account.

            (f) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Mortgage Loan, the Servicer shall request from the Mortgagor written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of the Mortgage Loan, the Servicer shall request from the Mortgagor written confirmation of such actions and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required to be or to have been taken or completed. To the extent a Mortgagor shall fail to promptly respond to any inquiry described in this Section 3.03(f), the Servicer shall, in accordance with the Servicing Standards, determine whether the related Mortgagor has failed to perform its obligations under the related Mortgage Loan and report any such failure to the Special Servicer within a reasonable time after the later of April 15, 2002 and the date as of which such actions or remediations are required to be or to have been taken or completed.

            Section 3.04 The Certificate Account, the Lower-Tier and Upper-Tier Distribution Accounts and the Excess Interest Distribution Account.

            (a) The Servicer shall establish and maintain, or cause to be established and maintained, one or more Certificate Accounts in which the Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than the Business Day following receipt of available funds), except as otherwise specifically provided herein, the following payments and collections received or made by or on behalf of it subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due and payable on or before the Cut-off Date, which payments shall be delivered promptly to the appropriate Mortgage Loan Seller or its designee and other than any amounts received from Mortgagors which are received in connection with the purchase of defeasance collateral), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

            (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

            (ii) all payments on account of interest on the Mortgage Loans (net of the Servicing Fees), including Excess Interest, Prepayment Premiums, Yield Maintenance Charges and Penalty Charges (subject to Section 3.11 herein);

            (iii) all Insurance and Condemnation Proceeds and Liquidation Proceeds received in respect of any Mortgage Loan or REO Property (other than Liquidation Proceeds that are received in connection with the purchase by the Servicer or the Special Servicer of all the Mortgage Loans and any REO Properties in the Trust Fund and that are to be deposited in the Lower-Tier Distribution Account pursuant to Section 9.01);

            (iv) any amounts required to be transferred from the REO Account pursuant to Section 3.16(c);

            (v) any amounts required to be deposited by the Servicer pursuant to
      Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Certificate Account;

            (vi) deposits of Compensating Interest Payments by the Servicer; and

            (vii) any amounts required to be deposited by the Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard or master single interest policy.

            The foregoing requirements for deposit in the Certificate Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, modification fees, extension fees or amounts collected for Mortgagor checks returned for insufficient funds need not be deposited by the Servicer in the Certificate Account. If the Servicer shall deposit in the Certificate Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. Assumption, extension and modification fees actually received from Mortgagors on Specially Serviced Mortgage Loans shall be promptly delivered to the Special Servicer as additional servicing compensation, but only to the extent the payment of such fees are in accordance with the second paragraph of
Section 3.11(b) and any other terms hereof.

            Upon receipt of any of the foregoing amounts in clauses (i)-(iii) above with respect to any Specially Serviced Mortgage Loans, the Special Servicer shall remit within one Business Day such amounts to the Servicer for deposit into the Certificate Account in accordance with the second preceding paragraph. Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the REO Account and remitted to the Servicer for deposit into the Certificate Account pursuant to
Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse without recourse or warranty such check to the order of the Servicer and shall promptly deliver any such check to the Servicer by overnight courier.

            Funds in the Certificate Account may only be invested in Permitted Investments in accordance with the provisions of Section 3.06. The Servicer shall give notice to the Trustee, the Special Servicer and the Depositor of the location of the Certificate Account as of the Closing Date and of the new location of the Certificate Account prior to any change thereof.

            (b) The Paying Agent, on behalf of the Trustee for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests), shall establish and maintain the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account and the Interest Reserve Account in trust for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests). The Trustee hereby authorizes the Paying Agent to make deposits in and withdrawals from the Distribution Accounts in accordance with the terms of this Agreement. The Servicer shall deliver to the Paying Agent each month on or before the P&I Advance Date therein, for deposit in the Lower-Tier Distribution Account, that portion of the Available Distribution Amount (calculated without regard to clause (a)(iv), (a)(vii) and (c) and (d) of the definition thereof) for the related Distribution Date then on deposit in the Certificate Account.

            The Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account and the Interest Reserve Account shall be maintained as segregated accounts separate from other accounts or as subaccounts of a single Distribution Account.

            In addition to the amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the second preceding paragraph, the Servicer shall, as and when required hereunder, deliver to the Paying Agent for deposit in the Lower-Tier Distribution Account:

            (i) [reserved]

            (ii) any P&I Advances required to be made by the Servicer in accordance with Section 4.03;

            (iii) any Liquidation Proceeds paid by the Servicer or the Special Servicer in connection with the purchase of all of the Mortgage Loans and any REO Properties in the Trust Fund pursuant to Section 9.01 (exclusive of that portion thereof required to be deposited in the Certificate Account pursuant to Section 9.01);

            (iv) any Yield Maintenance Charges or Prepayment Premiums; and

            (v) any other amounts required to be so delivered for deposit in the Lower-Tier Distribution Account pursuant to any provision of this Agreement.

            If, as of 5:00 p.m., New York City time, on any P&I Advance Date or on such other date as any amount referred to in the foregoing clauses (i) through (v) are required to be delivered hereunder, the Servicer shall not have delivered to the Paying Agent for deposit in the Lower-Tier Distribution Account and the Excess Interest Distribution Account the amounts required to be deposited therein pursuant to the provisions of this Agreement, the Servicer shall pay the Paying Agent interest on such late payment at the Prime Rate from the time such payment was required to be made (without regards to any grace period) until such late payment is received by the Paying Agent.

            The Paying Agent shall, upon receipt, deposit in the Lower-Tier Distribution Account any and all amounts received by the Paying Agent that are required by the terms of this Agreement to be deposited therein. In the event the Trustee receives any amounts required to be remitted to the Paying Agent or the Lower-Tier Distribution Account pursuant to the terms hereof, the Trustee shall remit such amounts as soon as possible, but in no event later than one Business Day following receipt. Each of the Trustee and the Fiscal Agent shall remit to the Paying Agent for deposit in the Lower-Tier Distribution Account any P&I Advances required to be made by it in accordance with Section 7.05.

            Promptly on each Distribution Date, the Paying Agent shall withdraw from the Lower-Tier Distribution Account and deposit in the Upper-Tier Distribution Account an aggregate amount of immediately available funds equal to the Lower-Tier Distribution Amount and the amount of any Prepayment Premiums and Yield Maintenance Charges for such Distribution Date allocated in payment of the Uncertificated Lower-Tier Interests as specified in Sections 4.01(b) and 4.01(d), respectively.

            Funds on deposit in the Interest Reserve Account and/or the Certificate Account may only be invested in Permitted Investments in accordance with the provisions of Section 3.06. As of the Closing Date, the Certificate Account shall be located at Bankers Trust Company. As of the Closing Date, the Excess Interest Distribution Account, the Interest Reserve Account, the Upper-Tier Distribution Account and the Lower-Tier Distribution Account shall be located at the offices of the Paying Agent. The Paying Agent shall give notice to the Trustee, the Servicer and the Depositor of the location of the Upper-Tier Distribution Account and the Lower-Tier Distribution Account and of the new location of the Distribution Accounts prior to any change thereof.

            (c) Prior to any Due Period during which Excess Interest is received, and upon notification from the Servicer or Special Servicer pursuant to Section 3.02(d), the Paying Agent, on behalf of the Certificateholders shall establish and maintain the Excess Interest Distribution Account in the name of the Paying Agent in trust for the benefit of the Class S Certificateholders. The Excess Interest Distribution Account shall be established and maintained as an Eligible Account or as a subaccount of the Distribution Account. Prior to the applicable Distribution Date, the Servicer shall remit to the Paying Agent for deposit in the Excess Interest Distribution Account an amount equal to the Excess Interest received during the applicable Due Period.

            Following the distribution of Excess Interest to Class S Certificateholders on the first Distribution Date after which there are no longer any Mortgage Loans outstanding which pursuant to their terms could pay Excess Interest, the Paying Agent shall terminate the Excess Interest Distribution Account.

            Section 3.05 Permitted Withdrawals From the Certificate Account and the Distribution Accounts.

            (a) The Servicer may, from time to time, make withdrawals from the Certificate Account for any of the following purposes:

            (i) to remit to the Paying Agent for deposit in the Lower-Tier Distribution Account and the Excess Interest Distribution Account the amounts required to be remitted pursuant to the first paragraph of Section 3.04(b) and Section 3.04(c) or that may be applied to make P&I Advances pursuant to Section 4.03(a);

            (ii) to pay (A) itself unpaid Servicing Fees and the Special Servicer unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in respect of each Mortgage Loan, Specially Serviced Mortgage Loan and REO Loan, as applicable, the Servicer's or Special Servicer's, as applicable, rights to payment of Servicing Fees and Special Servicing Fees pursuant to this clause (ii)(A) with respect to any Mortgage Loan, Specially Serviced Mortgage Loan or REO Loan, as applicable, being limited to amounts received on or in respect of such Mortgage Loan (whether in the form of payments, Liquidation Proceeds or Insurance and Condemnation Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance and Condemnation Proceeds), that are allocable as recovery of interest thereon and (B) to pay the Special Servicer any unpaid Special Servicing Fees in respect of each Specially Serviced Loan or REO Loan, as applicable, remaining unpaid out of general collections on the Mortgage Loans and REO Properties;

            (iii) to reimburse itself, the Trustee or the Fiscal Agent, as applicable (in reverse of such order with respect to any Mortgage Loan), for unreimbursed P&I Advances, the Servicer's, the Trustee's or the Fiscal Agent's right to reimbursement pursuant to this clause (iii) being limited to amounts received which represent Late Collections during the applicable period;

            (iv) to reimburse itself, the Special Servicer, the Trustee or the Fiscal Agent, as applicable (in reverse of such order with respect to any Mortgage Loan or REO Property), for unreimbursed Servicing Advances, the Servicer's, the Special Servicer's, the Trustee's or the Fiscal Agent's respective rights to receive payment pursuant to this clause (iv) with respect to any Mortgage Loan or REO Property being limited to, as applicable, related payments, Liquidation Proceeds, Insurance and Condemnation Proceeds and REO Revenues;

            (v) to reimburse itself, the Special Servicer, the Trustee or the Fiscal Agent, as applicable (in reverse of such order with respect to any Mortgage Loan or REO Property), out of general collections on the Mortgage Loans and REO Properties for Nonrecoverable Advances previously made or to pay itself out of general collections on the Mortgage Loans and REO Properties, with respect to any Mortgage Loan or REO Property any related earned Servicing Fee that remained unpaid in accordance with clause (ii) above following a Final Recovery Determination made with respect to such Mortgage Loan or REO Property and the deposit into the Certificate Account of all amounts received in connection therewith;

            (vi) at such time as it reimburses itself, the Trustee or the Fiscal Agent, as applicable (in reverse of such order with respect to any Mortgage Loan or REO Property), for (a) any unreimbursed P&I Advance pursuant to clause (iii) above, to pay itself, the Trustee or the Fiscal Agent, as applicable, any interest accrued and payable thereon in accordance with Sections 4.03(d) and 3.11(c), (b) any unreimbursed Servicing Advances pursuant to clause (iv) above, to pay itself, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, any interest accrued and payable thereon in accordance with Sections 3.03(e) and 3.11(c) or (c) any Nonrecoverable Advances pursuant to clause (v) above, to pay itself, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, any interest accrued and payable thereon;

            (vii) to reimburse itself, the Special Servicer, the Depositor or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any Breach or Defect giving rise to a repurchase obligation of the applicable Mortgage Loan Seller under
      Section 3 of the applicable Mortgage Loan Purchase Agreement, including, without limitation, any expenses arising out of the enforcement of the repurchase obligation, each such Person's right to reimbursement pursuant to this clause (vii) with respect to any Mortgage Loan being limited to that portion of the Purchase Price paid for such Mortgage Loan that represents such expense in accordance with clause (iv) of the definition of Purchase Price;

            (viii) in accordance with Section 2.03(e), to reimburse itself or the Trustee, as the case may be, out of general collections on the Mortgage Loans and REO Properties for any unreimbursed expense reasonably incurred by such Person in connection with the enforcement of the applicable Mortgage Loan Seller's obligations under Section 3 of the applicable Mortgage Loan Purchase Agreement, but only to the extent that such expenses are not reimbursable pursuant to clause (vii) above or otherwise;

            (ix) [reserved];

            (x) to pay itself, as additional servicing compensation in accordance with Section 3.11(a), (a) (A) interest and investment income earned in respect of amounts relating to the Trust Fund held in the Certificate Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the Certificate Account for any period from any Distribution Date to the immediately succeeding P&I Advance Date) and (B) Penalty Charges on Mortgage Loans (other than Specially Serviced Mortgage Loans), but only to the extent collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Mortgage Loan have been paid and are not needed to pay interest on Advances in accordance with Section 3.11; and (b) to pay the Special Servicer, as additional servicing compensation in accordance with the second paragraph of Section 3.11, Penalty Charges on Specially Serviced Mortgage Loans (but only to the extent collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Specially Serviced Mortgage Loan have been paid and are not needed to pay interest on Advances, all in accordance with Section 3.11);

            (xi) to recoup any amounts deposited in the Certificate Account in error;

            (xii) to pay itself, the Special Servicer, the Depositor or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Sections 6.03(a) or 6.03(b);

            (xiii) to pay for (a) the cost of the Opinions of Counsel contemplated by Sections 3.16(a) and 10.01(f) to the extent payable out of the Trust Fund, (b) the cost of any Opinion of Counsel contemplated by Sections 11.01(a) or 11.01(c) in connection with an amendment to this Agreement requested by the Trustee or the Servicer, which amendment is in furtherance of the rights and interests of Certificateholders and (c) the cost of obtaining the REO Extension contemplated by Section 3.16(a);

            (xiv) to pay out of general collections on the Mortgage Loans and REO Properties any and all federal, state and local taxes imposed on the Upper-Tier REMIC, the Lower-Tier REMIC or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the Servicer, the Special Servicer, the Paying Agent or the Trustee is liable therefor pursuant to Section 10.01(g);

            (xv) to reimburse the Paying Agent out of general collections on the Mortgage Loans and REO Properties for expenses incurred by and reimbursable to it by the Trust Fund pursuant to Section 10.01(c);

            (xvi) to pay itself, the Special Servicer, or the Mortgage Loan Sellers, as the case may be, with respect to each Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase relating to periods after the date of purchase;

            (xvii) to remit to the Paying Agent for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to Section 3.25;

            (xviii) to clear and terminate the Certificate Account at the termination of this Agreement pursuant to Section 9.01; and

            (xix) to pay to the Servicer, the Special Servicer, the Trustee, the Fiscal Agent or the Depositor, as the case may be, any amount specifically required to be paid to such Person at the expense of the Trust Fund under any provision of this Agreement to which reference is not made in any other clause of this Section 3.05(a), it being acknowledged that this clause (xix) shall not be construed to modify any limitation or requirement otherwise set forth in this Agreement as to the time at which any Person is entitled to payment or reimbursement of any amount or as to the funds from which any such payment or reimbursement is permitted to be made.

            The Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, for the purpose of justifying any withdrawal from the Certificate Account.

            In connection with the Special Servicer's assignment of rights and delegation of duties and obligations to KRECM pursuant to a special Sub-Servicing Agreement, as and to the extent permitted under Section 3.22, the Special Servicer shall provide written directions to the Servicer to authorize and direct the Servicer to withdraw from the Certificate Account and pay directly to KRECM any and all items that are payable to KRECM that the Servicer would otherwise withdraw and pay to the Special Servicer pursuant to this
Section 3.05(a), and the Servicer shall act in accordance with all such written directions from the Special Servicer.

            The Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer) from the Certificate Account amounts permitted to be paid to it (or to such third party contractors) therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount to which the Special Servicer (or any such third party contractor) is entitled. The Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Loan, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account.

            (b) The Paying Agent, on behalf of the Trustee, may, from time to time, make withdrawals from the Lower-Tier Distribution Account for any of the following purposes:

            (i) to make deposits of the Lower-Tier Distribution Amount pursuant to Section 4.01(b) and the amount of any Prepayment Premiums and Yield Maintenance Charges distributable pursuant to Section 4.01(d) in the Upper-Tier Distribution Account and to make distributions on the Class LR Certificates pursuant to section 4.01(b);

            (ii) [Intentionally Omitted];

            (iii) to pay the Trustee accrued but unpaid Trustee Fees;

            (iv) to pay to the Trustee or the Fiscal Agent or any of their directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05(b); and

            (v) to clear and terminate the Lower-Tier Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            (c) The Paying Agent, on behalf of the Trustee, may make withdrawals from the Upper-Tier Distribution Account for any of the following purposes:

            (i) to make distributions to Certificateholders (other than Holders of the Class LR Certificates) on each Distribution Date pursuant to
      Section 4.01 or 9.01, as applicable;

            (ii) [Intentionally Omitted]; and

            (iii) to clear and terminate the Upper-Tier Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            (d) Notwithstanding anything herein to the contrary, with respect to any Mortgage Loan, (i) if amounts on deposit in the Certificate Account and the Lower-Tier Distribution Account are not sufficient to pay the full amount of the Servicing Fee listed in Section 3.05(a)(ii) and the Trustee Fee listed in
Section 3.05(b)(iii), then the Trustee Fee shall be paid in full prior to the payment of any Servicing Fees payable under Section 3.05(a)(ii) and (ii) if amounts on deposit in the Certificate Account are not sufficient to reimburse the full amount of Advances and interest thereon listed in Sections 3.05(a)(iii), (iv), (v) and (vi), then reimbursements shall be paid first to the Fiscal Agent, second to the Trustee and third to the Servicer.

            Section 3.06 Investment of Funds in the Certificate Account, the Interest Reserve Account and the REO Account.

            (a) The Servicer may direct (or direct the Paying Agent to direct in the case of the Interest Reserve Account) any depository institution maintaining the Interest Reserve Account or the Certificate Account (each, for purposes of this Section 3.06, an "Investment Account") and the Special Servicer may direct any depository institution maintaining the REO Account (also for purpose of this Section 3.06, an "Investment Account") to invest, or if it is such depository institution, may itself invest, the funds held therein only in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the depository institution maintaining such account is the obligor thereon and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the depository institution maintaining such account is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such). The Servicer (in the case of the Certificate Account) or the Special Servicer (in the case of the REO Account), on behalf of the Trustee, shall maintain continuous physical possession of any Permitted Investment of amounts in the Certificate Account or REO Account that is either (i) a "certificated security," as such term is defined in the UCC (such that the Trustee shall have control pursuant to Section 8-106 of the UCC) or (ii) other property in which a secured party may perfect its security interest by physical possession under the UCC or any other applicable law. Funds on deposit in the Distribution Accounts, if any, shall remain uninvested. In the case of any Permitted Investment held in the form of a "security entitlement" (within the meaning of Section 8-102(a)(17) of the UCC), the Servicer or the Special Servicer, as applicable, shall take or cause to be taken such action as the Trustee deems reasonably necessary to cause the Trustee to have control over such security entitlement. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Servicer (in the case of the Certificate Account), the Special Servicer (in the case of the REO Account) or the Paying Agent (in the case of the Interest Reserve Account) shall:

            (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (a) all amounts then payable thereunder and (b) the amount required to be withdrawn on such date; and

            (ii) demand payment of all amounts due thereunder promptly upon determination by the Servicer, the Special Servicer, the Trustee or the Paying Agent, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

            (b) Interest and investment income realized on funds deposited in each of the Certificate Account and Interest Reserve Account, to the extent of the Net Investment Earnings, if any, with respect to such account for each period from any Distribution Date to the immediately succeeding P&I Advance Date, shall be for the sole and exclusive benefit of the Servicer and shall be subject to its withdrawal, or withdrawal at its direction, in accordance with
Section 3.05(a), 3.05(b) or 3.05(c), as the case may be. The Paying Agent shall remit to the Servicer all Net Investment Earnings on the Interest Reserve Account. Interest and investment income realized on funds deposited in the REO Account, to the extent of the Net Investment Earnings, if any, with respect to such account for each period from any Distribution Date to the immediately succeeding P&I Advance Date, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with
Section 3.16(c). In the event that any loss shall be incurred in respect of any Permitted Investment on deposit in any of the Certificate Account, the Interest Reserve Account or the REO Account, the Servicer (in the case of the Certificate Account and the Interest Reserve Account) and the Special Servicer (in the case of the REO Account) shall deposit therein, no later than the P&I Advance Date, without right of reimbursement, the amount of Net Investment Loss, if any, with respect to such account for the period from the immediately preceding Distribution Date to such P&I Advance Date provided, that neither the Servicer nor the Special Servicer shall be required to deposit any loss on an investment of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account at the time such investment was made.

            (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.02, upon the request of Holders of Certificates entitled to a majority of the Voting Rights allocated to any Class shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

            Section 3.07 Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.

            (a) The Servicer shall use its reasonable best efforts to cause the Mortgagor to maintain, to the extent required by the terms of the related Mortgage Note, or if the Mortgagor does not so maintain, shall itself maintain, for each Mortgage Loan all insurance coverage as is required under the related Mortgage (to the extent that the Trustee has an insurable interest and such insurance coverage is available at commercially reasonable rates, consistent with the Servicing Standards); provided, however, that if any Mortgage permits the holder thereof to dictate to the Mortgagor the insurance coverage to be maintained on such Mortgaged Property, the Servicer shall impose such insurance requirements as are consistent with the Servicing Standards. Subject to Section 3.17(a), the Special Servicer shall maintain for each REO Property no less insurance coverage than was previously required of the Mortgagor under the related Mortgage Loan (to the extent available at commercially reasonable rates). All Insurance Policies maintained by the Servicer or the Special Servicer shall (i) contain a "standard" mortgagee clause, with loss payable to the Servicer on behalf of the Trustee (in the case of insurance maintained in respect of Mortgage Loans other than REO Properties), (ii) be in the name of the Trustee (in the case of insurance maintained in respect of REO Properties),
(iii) include coverage in an amount not less than the lesser of (x) the full replacement cost of the improvements securing Mortgaged Property or the REO Property, as applicable, or (y) the outstanding principal balance owing on the related Mortgage Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions, (iv) include a replacement cost endorsement providing no deduction for depreciation (unless such endorsement is not permitted under the related Mortgage Loan documents),
(v) be noncancellable without 30 days prior written notice to the insured party (except in the case of nonpayment, in which case such policy shall not be cancelled without 10 days prior notice) and (vi) be issued by a Qualified Insurer authorized under applicable law to issue such Insurance Policies. Any amounts collected by the Servicer or the Special Servicer under any such Insurance Policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case in accordance with the Servicing Standards and the provisions of the related Mortgage Loan) shall be deposited in the Certificate Account or the REO Account with respect to REO Properties, subject to withdrawal pursuant to Section 3.05(a). Any costs incurred by the Servicer in maintaining any such Insurance Policies in respect of Mortgage Loans (other than REO Properties) (i) if the Mortgagor defaults on its obligation to do so, shall be advanced by the Servicer as a Servicing Advance and will be charged to the related Mortgagor and (ii) shall not, for purposes thereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. Any cost incurred by the Special Servicer in maintaining any such Insurance Policies with respect to REO Properties shall be an expense of the Trust payable out of the related REO Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, advanced by the Servicer as a Servicing Advance.

            (b) (i) If the Servicer or the Special Servicer shall obtain and maintain a blanket Insurance Policy with a Qualified Insurer insuring against fire and hazard losses on all of the Mortgage Loans or REO Properties, as the case may be, required to be serviced and administered hereunder, then, to the extent such Insurance Policy provides protection equivalent to the individual policies otherwise required, the Servicer or the Special Servicer shall conclusively be deemed to have satisfied its obligation to cause fire and hazard insurance to be maintained on the related Mortgaged Properties or REO Properties. Such Insurance Policy may contain a deductible clause, in which case the Servicer or the Special Servicer shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a fire and hazard Insurance Policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses which would have been covered by such Insurance Policy, promptly deposit into the Certificate Account from its own funds the amount of such loss or losses that would have been covered under the individual policy but are not covered under the blanket Insurance Policy because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or in the absence of such deductible limitation, the deductible limitation which is consistent with the Servicing Standard. In connection with its activities as administrator and Servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket Insurance Policy in a timely fashion in accordance with the terms of such policy. The Special Servicer, to the extent consistent with the Servicing Standards, may maintain, earthquake insurance on REO Properties, provided coverage is available at commercially reasonable rates, the cost of which shall be a Servicing Advance.

            (ii) If the Servicer or the Special Servicer shall cause any Mortgaged Property or REO Property to be covered by a master single interest or force-placed insurance policy with a Qualified Insurer naming the Servicer or the Special Servicer, as applicable, on behalf of the Trustee (or the Trustee in the case of the Special Servicer) as the loss payee, then to the extent such Insurance Policy provides protection equivalent to the individual policies otherwise required, the Servicer or the Special Servicer shall conclusively be deemed to have satisfied its obligation to cause such insurance to be maintained on the related Mortgaged Properties and REO Properties. In the event the Servicer or the Special Servicer shall cause any Mortgaged Property or REO Property to be covered by such master single interest or force-placed insurance policy, the incremental costs of such insurance applicable to such Mortgaged Property or REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgaged Property or REO Property is covered thereby) shall be paid by the Servicer as a Servicing Advance. Such master single interest or force-placed policy may contain a commercially reasonable deductible clause, in which case the Servicer or the Special Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.07(a), and there shall have been one or more losses which would have been covered by such policy had it been maintained, deposit into the Certificate Account from its own funds the amount not otherwise payable under the master single interest or force-placed insurance policy because of such deductible clause, to the extent that any such deductible exceeds the deductible limitation set forth in the related Mortgage Loan documents for the original policy that pertained to the related Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standards.

            (c) Each of the Servicer and the Special Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions Insurance Policy with a Qualified Insurer covering the Servicer's and the Special Servicer's, as applicable, officers and employees and other persons acting on behalf of the Servicer and the Special Servicer in connection with its activities under this Agreement. Notwithstanding the foregoing, so long as the long term debt or the deposit obligations or claims-paying ability of the Servicer (or its immediate or remote parent) is rated at least "A" by Fitch and "A2" by Moody's (or if not rated by Moody's, at least "A+" by Standard & Poor's Ratings Group), the Servicer shall be allowed to provide self-insurance with respect to a fidelity bond and an errors and omissions Insurance Policy. The amount of coverage shall be at least equal to the coverage that would be required by Fannie Mae or Freddie Mac, whichever is greater, with respect to the Servicer or the Special Servicer if the Servicer or the Special Servicer, as applicable, were servicing and administering the Mortgage Loans or Specially Serviced Mortgage Loans, as applicable, for Fannie Mae or Freddie Mac. Coverage of the Servicer or the Special Servicer under a policy or bond obtained by an Affiliate of the Servicer or the Special Servicer and providing the coverage required by this Section 3.07(c) shall satisfy the requirements of this Section 3.07(c). The Special Servicer and the Servicer will promptly report in writing to the Trustee any material changes that may occur in their respective fidelity bonds, if any, and/or their respective errors and omissions Insurance Policies, as the case may be, and will furnish to the Trustee copies of all binders and policies or certificates evidencing that such bonds, if any, and insurance policies are in full force and effect. The Servicer and the Special Servicer shall each cause the Trustee to be an additional loss payee on any policy currently in place or procured pursuant to the requirements of this Section 3.07(c).

            (d) At the time the Servicer determines in accordance with the Servicing Standard that any Mortgaged Property shall be in a federally designated special flood hazard area (and such flood insurance has been made available and is required by FEMA), the Servicer will use reasonable efforts to cause the related Mortgagor (in accordance with applicable law and the terms of the Mortgage Loan documents) to maintain, and, if the related Mortgagor shall default in its obligation to so maintain, shall itself maintain to the extent available at commercially reasonable rates (as determined by the Servicer in accordance with the Servicing Standards), flood insurance in respect thereof, but only to the extent the related Mortgage Loan permits the mortgagee to require such coverage and the maintenance of such coverage is consistent with the Servicing Standards. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan, and
(ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended. If the cost of any insurance described above is not borne by the Mortgagor, the Servicer shall promptly make a Servicing Advance for such costs.

            (e) During all such times as any REO Property shall be located in a federally designated special flood hazard area, the Special Servicer will cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standards), a flood insurance policy (if such insurance is required by FEMA) meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended. The cost of any such flood insurance with respect to an REO Property shall be an expense of the Trust payable out of the related REO Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, paid by the Servicer as a Servicing Advance.

            (f) Within 45 days after the Closing Date, with respect to each of the Mortgage Loans covered by an Environmental Insurance Policy that are listed on Schedule 4 hereto, the Servicer shall notify the insurer under such Environmental Insurance Policy and take all other action necessary for the Trustee, on behalf of the Certificateholders, to be an insured (and for the Servicer, on behalf of the Trust, to make claims) under such Environmental Insurance Policy. In the event the Servicer or the Special Servicer has actual knowledge of any event (an "Insured Environmental Event") giving rise to a claim under any Environmental Insurance Policy in respect of any Mortgage Loan covered thereby, the Servicer or the Special Servicer (with respect to Specially Serviced Mortgage Loans) shall, in accordance with the terms of such Environmental Insurance Policy and the Servicing Standards, timely make a claim thereunder with the appropriate insurer and shall take such other actions in accordance with the Servicing Standards which are necessary under such Environmental Insurance Policy in order to realize the full value thereof for the benefit of the Certificateholders. Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standards under an Environmental Insurance Policy shall be paid by the Servicer and shall be reimbursable to it as a Servicing Advance. With respect to each Environmental Insurance Policy that relates to one or more Mortgage Loans, the Special Servicer shall review and familiarize itself with the terms and conditions relating to enforcement of claims and shall monitor the dates by which any claim must be made or any action taken under such policy to realize the full value thereof for the benefit of the Certificateholders in the event the Special Servicer has actual knowledge of an Insured Environmental Event giving rise to a claim under such policy. Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standards in connection with a resolution of such termination of an Environmental Insurance Policy shall be paid by the Servicer and shall be reimbursable to it as a Servicing Advance.

            In the event that the Servicer (with respect to any Mortgage Loan other than a Specially Serviced Mortgage Loan) or the Special Servicer (with respect to any Specially Serviced Mortgage Loan) receives notice of any termination of any Environmental Insurance Policy that relates to one or more of the Mortgage Loans, the Servicer or the Special Servicer, as applicable, shall, within three Business Days after receipt of such notice, notify the Servicer or Special Servicer, as applicable, the Directing Certificateholder, the Rating Agencies and the Trustee of such termination in writing. Upon receipt of such notice, the Servicer or Special Servicer, as applicable, shall address such termination in accordance with Section 3.07(a) in the same manner as it would the termination of any other Insurance Policy required under the related Mortgage Loan documents.

            Section 3.08 Enforcement of Due-On-Sale Clauses; Assumption Agreements.

            (a) As to each Mortgage Loan which contains a provision in the nature of a "due-on-sale" clause, which by its terms:

            (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or

            (ii) provides that such Mortgage Loan may not be assumed without the consent of the mortgagee in connection with any such sale or other transfer,

then, for so long as such Mortgage Loan is included in the Trust Fund, the Servicer, or with respect to each Specially Serviced Mortgage Loan, the Special Servicer, on behalf of the Trustee as the mortgagee of record, shall exercise (or waive its right to exercise) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon or (y) to withhold its consent to any such sale or other transfer, in a manner consistent with the Servicing Standards.

            (b) As to each Mortgage Loan which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

            (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property; or

            (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property,

then, for so long as such Mortgage Loan is included in the Trust Fund, the Servicer, or with respect to each Specially Serviced Mortgage Loan, the Special Servicer, on behalf of the Trustee as the mortgagee of record, shall exercise (or waive its right to exercise) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon or (y) to withhold its consent to the creation of any such additional lien or other encumbrance, in a manner consistent with the Servicing Standards.

            (c) Nothing in this Section 3.08 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any additional lien or other encumbrance with respect to such Mortgaged Property.

            (d) Except as otherwise permitted by Sections 3.20 and 3.08(f), neither the Servicer nor the Special Servicer shall agree to modify, waive or amend any term of any Mortgage Loan in connection with the taking of, or the failure to take, any action pursuant to this Section 3.08, other than the identity of the Mortgagor pursuant to an assumption agreement.

            (e) Notwithstanding the foregoing, neither the Servicer (with respect to any Mortgage Loan having a Stated Principal Balance of $2,500,000 or greater) nor the Special Servicer (with respect to any Specially Serviced Mortgage Loan), as applicable, shall waive any rights under a "due-on-sale" or "due-on-encumbrance" clause unless it first notifies the Directing Certificateholder and the Directing Certificateholder does not object within ten days following receipt of such written notice. Notwithstanding the foregoing, neither the Servicer nor the Special Servicer, as applicable, shall waive any rights under a "due-on-sale" or "due-on-encumbrance" clause with respect to any of the Mortgage Loans which either (i) have a Stated Principal Balance of $20,000,000 or greater, (ii) represent over 2% of the outstanding balance of all of the Mortgage Loans or (iii) (together with any Mortgage Loans cross-collateralized with such Mortgage Loans) represent one of the 10 largest Mortgage Loans based on Stated Principal Balance unless it first obtains from Moody's a written confirmation that such waiver would not cause the downgrade, qualification or withdrawal of the then current rating assigned to any of the Certificates by Moody's. Notwithstanding the foregoing, neither the Servicer nor the Special Servicer, as applicable, shall waive any rights under a "due-on-sale" or "due-on-encumbrance" clause with respect to any of the Mortgage Loans which (together with any Mortgage Loans cross-collateralized with such Mortgage Loans) represent one of the 10 largest Mortgage Loans based on Stated Principal Balance unless it first obtains from Fitch, a written confirmation that such waiver would not cause the downgrade, qualification or withdrawal of the then current rating assigned to any of the Certificates by Fitch. The Servicer shall provide copies of any such waivers to each Rating Agency with respect to each Mortgage Loan and the Special Servicer shall provide copies of any such waivers to the Servicer and each Rating Agency with respect to each Specially Serviced Mortgage Loan. Any fee charged by each Rating Agency in connection with rendering such written confirmation shall be paid by the related Mortgagor as a condition of considering such waiver, unless the related Loan Documents do not permit the lender to require payment of such fees from the Mortgagor, in which case such fees shall be an expense of the Trust. The Servicer (or Special Servicer, if applicable) shall not permit a Mortgage Loan to be assumed unless the Servicer (or Special Servicer, if applicable) determines that such assumption is consistent with the Servicing Standards and the Mortgage Loan documents. For a Mortgaged Property located in California, in making such determination, the Servicer (or the Special Servicer, if applicable), shall, among other things, take into account, subject to the Servicing Standards and the Mortgage Loan documents, any increase in taxes assuming the transfer occurs (using taxes based on a fully assessed number calculated off the proposed purchase price). For a Mortgaged Property located in California, the Servicer (or the Special Servicer, if applicable) shall, compute a debt service coverage ratio for the Mortgage Loan using leasing commissions, tenant improvement costs and capital expenditures deducted from cash flow in amounts equal to the originator's underwritten capital expenditure, tenant improvement and leasing commission items at origination and taxes based on a fully assessed number calculated off the proposed purchase price and shall provide copies of the results of such calculations to Fitch showing a comparison of the recalculated debt service coverage ratio versus the debt service coverage ratio at origination. Notwithstanding anything in this Section to the contrary, if the Servicer believes the direction of the Directing Certificateholder conflicts with the Servicing Standard, the Servicer shall be under no obligation to comply with any recommendation of the Directing Certificateholder.

            (f) Notwithstanding any other provisions of this Section 3.08 or
Section 3.20, the Servicer may, without any Rating Agency confirmation as provided in clause (e) above or Special Servicer approval, (i) consent to subordination of the related Mortgage Loan to such easement or right-of-way for utilities, access, parking, public improvements or another purpose, provided the Servicer shall have determined in accordance with the Servicing Standards that such easement or right-of-way shall not materially interfere with the then-current use of the related Mortgaged Property, or the security intended to be provided by such Mortgage, the related Mortgagor's ability to repay the Mortgage Loan, or materially or adversely affect the value of such Mortgaged Property, (ii) grant waivers of minor covenant defaults (other than financial covenants) including late financial statements, (iii) grant releases of non-material parcels of a Mortgaged Property (provided that releases as to which the related Mortgage Loan documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions shall be made as required by the Mortgage Loan documents), and (iv) approve or consent to grants of easements and rights-of-way that do not materially affect the use or value of a Mortgaged Property or the Mortgagor's ability to make any payments with respect to the related Mortgage Loan; provided that any such modification, waiver or amendment (w) would not in any way affect a payment term of the Certificates, (x) would not constitute a "significant modification" of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise constitute an Adverse REMIC Event with respect to any REMIC, (y) agreeing to such modification, waiver or amendment would be consistent with the Servicing Standards and (z) agreeing to such modification, waiver or amendment shall not violate the terms, provisions or limitations of this Agreement or any other document contemplated hereby.

            Section 3.09      Realization Upon Defaulted Mortgage Loans.

            (a) The Special Servicer shall, subject to subsections (b) through
(d) of this Section 3.09, exercise reasonable efforts, consistent with the Servicing Standards, to foreclose upon or otherwise comparably convert (which efforts may include an REO Acquisition) the ownership of property securing such Mortgage Loans, as come into and continue in default as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to
Section 3.18 of this Agreement, and which are not released from the Trust Fund pursuant to any other provision hereof. The foregoing is subject to the provision that, in any case in which a Mortgaged Property shall have suffered damage from an Uninsured Cause, the Servicer shall not be required to make a Servicing Advance and expend funds toward the restoration of such property unless the Special Servicer has determined in its reasonable discretion that such restoration will increase the net proceeds of liquidation of such Mortgaged Property to Certificateholders after reimbursement to the Servicer for such Servicing Advance, and the Servicer has determined that such Servicing Advance together with accrued and unpaid interest thereon will be recoverable by the Servicer out of the proceeds of liquidation of such Mortgaged Property, as contemplated in Section 3.05(a)(iv). The Special Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings (such costs and expenses to be advanced by the Servicer to the Special Servicer), provided that, in each case, such cost or expense would not, if incurred, constitute a Nonrecoverable Servicing Advance. Nothing contained in this Section
3.09 shall be construed so as to require the Servicer or the Special Servicer, on behalf of the Trust, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Servicer or the Special Servicer in its reasonable judgment taking into account the factors described in Section 3.18(d) and the results of any Appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standards. If and when the Special Servicer or the Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a Defaulted Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, the Special Servicer or the Servicer, as the case may be, is authorized to have an Appraisal performed with respect to such property by an Independent MAI-designated appraiser the cost of which shall be paid by the Servicer as a Servicing Advance.

            (b) The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

            (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

            (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be paid by the Servicer as a Servicing Advance) to the effect that the holding of such personal property by the Trust Fund will not cause the imposition of a tax on any of the Lower-Tier REMIC or the Upper-Tier REMIC under the REMIC Provisions or cause any of the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Uncertificated Lower-Tier Interest or Certificate is outstanding.

            (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Special Servicer nor the Servicer shall, on behalf of the Trustee, obtain title to a Mortgaged Property in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless (as evidenced by an Officer's Certificate to such effect delivered to the Trustee) the Special Servicer has previously determined in accordance with the Servicing Standards, based on an Environmental Assessment of such Mortgaged Property performed by an Independent Person who regularly conducts Environmental Assessments and performed within six months prior to any such acquisition of title or other action, that:

            (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions, for such purposes taking into account any insurance coverage provided pursuant to any environmental insurance polices with respect to the related Mortgaged Property; and

            (ii) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, that taking such actions with respect to such Mortgaged Property is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions.

            The cost of any such Environmental Assessment shall be paid by the Servicer as a Servicing Advance and the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding sentence shall be paid by the Servicer as a Servicing Advance, unless it is a Nonrecoverable Servicing Advance (in which case it shall be an expense of the Trust Fund and may be withdrawn by the Servicer from the Certificate Account at the direction of the Special Servicer); and if any such Environmental Assessment so warrants, the Special Servicer shall, at the expense of the Trust Fund, perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses (i) and (ii) of the preceding sentence have been satisfied. The Special Servicer shall review and be familiar with the terms and conditions relating to enforcing claims and shall monitor the dates by which any claim or action must be taken (including delivering any notices to the insurer and using reasonable efforts to perform any actions required under such policy) under each Environmental Insurance Policy to receive the maximum proceeds available under such policy for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests).

            (d) If (i) the environmental testing contemplated by subsection
(c) above establishes that either of the conditions set forth in clauses (i) and
(ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a Defaulted Mortgage Loan and (ii) there has been no breach of any of the representations and warranties set forth in or required to be made pursuant to Section 2 of each of the Mortgage Loan Purchase Agreements for which the applicable Mortgage Loan Seller could be required to repurchase such Defaulted Mortgage Loan pursuant to Section 3 of the applicable Mortgage Loan Purchase Agreement, then the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund (other than proceeding to acquire title to the Mortgaged Property) and is hereby authorized at such time as it deems appropriate to release such Mortgaged Property from the lien of the related Mortgage, provided that, if such Mortgage Loan has a then outstanding principal balance of greater than $1,000,000, then prior to the release of the related Mortgaged Property from the lien of the related Mortgage,
(i) the Special Servicer shall have notified the Rating Agencies, the Trustee, the Directing Certificateholder and the Servicer in writing of its intention to so release such Mortgaged Property and the bases for such intention, (ii) the Trustee shall notify the Certificateholders in writing of the Special Servicer's intention to so release such Mortgaged Property, (iii) the Holders of Certificates entitled to a majority of the Voting Rights shall have consented to such release within 30 days of the Trustee's distributing such notice (failure to respond by the end of such 30-day period being deemed consent) and (iv) the Special Servicer shall have received written confirmation from each Rating Agency that such release will not cause the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates. To the extent any fee charged by each Rating Agency in connection with rendering such written confirmation is not paid by the related Mortgagor, such fee is to be an expense of the Trust.

            (e) The Special Servicer shall provide written reports and a copy of any Environmental Assessments to the Trustee, the Paying Agent, the Directing Certificateholder and the Servicer monthly regarding any actions taken by the Special Servicer with respect to any Mortgaged Property securing a defaulted Mortgage Loan as to which the environmental testing contemplated in subsection
(c) above has revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earlier to occur of satisfaction of both such conditions, repurchase of the related Mortgage Loan by the applicable Mortgage Loan Seller or release of the lien of the related Mortgage on such Mortgaged Property. The Servicer shall forward, or cause to be forwarded all such reports to the Paying Agent. The Paying Agent shall forward all such reports to each Rating Agency promptly following the receipt thereof and the Certificateholders upon request.

            (f) The Special Servicer, with the reasonable cooperation of the Servicer, shall report to the Internal Revenue Service and the related Mortgagor, in the manner required by applicable law, the information required to be reported regarding any Mortgaged Property which is abandoned or foreclosed and the Special Servicer shall report, via Form 1099C, all forgiveness of indebtedness. The Special Servicer shall deliver a copy of any such report to the Trustee, the Paying Agent and the Servicer.

            (g) The Special Servicer shall have the right to determine, in accordance with the Servicing Standards, the advisability of the maintenance of an action to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan permit such an action.

            (h) The Special Servicer shall maintain accurate records, prepared by one of its Servicing Officers, of each Final Recovery Determination in respect of a Defaulted Mortgage Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate delivered to the Trustee, the Directing Certificateholder and the Servicer no later than the next succeeding Determination Date. The Directing Certificateholder shall have the right to object to any Final Recovery Determination within ten days of receipt of all documentation of the basis for such Final Recovery Determination. If the Directing Certificateholder objects, it shall notify the Special Servicer in writing of the basis for its objection, and shall set forth its own calculations and the basis thereof. The Special Servicer will discuss the differences with the Directing Certificateholder and attempt to reconcile their calculations within 3 Business Days, but the reasonable judgment of the Special Servicer in accordance with the Servicing Standards shall govern.

            Section 3.10      Trustee to Cooperate; Release of Mortgage Files.

            (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer or the Special Servicer, as the case may be, of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Servicer or Special Servicer, as the case may be, will immediately notify the Trustee and request delivery of the related Mortgage File. Any such notice and request shall be in the form of a Request for Release signed by a Servicing Officer and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.04(a) or remitted to the Servicer to enable such deposit, have been or will be so deposited. Within seven Business Days (or within such shorter period as release can reasonably be accomplished if the Servicer notifies the Trustee of an exigency) of receipt of such notice and request, the Trustee shall release, or cause any related Custodian to release, the related Mortgage File to the Servicer or Special Servicer, as the case may be. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

            (b) From time to time as is appropriate for servicing or foreclosure of any Mortgage Loan, the Servicer or the Special Servicer shall deliver to the Trustee a Request for Release signed by a Servicing Officer. Upon receipt of the foregoing, the Trustee shall deliver or cause the related Custodian to deliver, the Mortgage File or any document therein to the Servicer or the Special Servicer (or a designee), as the case may be. Upon return of such Mortgage File or such document to the Trustee or the related Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer of the Servicer or the Special Servicer, as the case may be, stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account pursuant to Section 3.04(a) have been or will be so deposited, or that such Mortgage Loan has become an REO Property, the Trustee shall acknowledge receipt of such Mortgage File or such certificate, as the case may be.

            (c) Within seven Business Days (or within such shorter period as delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of receipt thereof, the Trustee shall execute and deliver to the Special Servicer any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. The Special Servicer shall be responsible for the preparation of all such documents and pleadings. When submitted to the Trustee for signature, such documents or pleadings shall be accompanied by a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

            Section 3.11      Servicing Compensation.

            (a) As compensation for its activities hereunder, the Servicer shall be entitled to receive the Servicing Fee with respect to each Mortgage Loan and REO Loan. As to each Mortgage Loan and REO Loan, the Servicing Fee shall accrue from time to time at the Servicing Fee Rate and shall be computed on the basis of the Stated Principal Balance of such Mortgage Loan and a 360 day year consisting of twelve 30-day months and, in connection with any partial month interest payment, for the same period respecting which any related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed. The Servicing Fee with respect to any Mortgage Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. The Servicing Fee shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Mortgage Loan and REO Revenues allocable as interest on each REO Loan, and as otherwise provided by Section 3.05(a). The Servicer shall be entitled to recover unpaid Servicing Fees in respect of any Mortgage Loan or REO Loan out of that portion of related payments, Insurance and Condemnation Proceeds, Liquidation Proceeds and REO Revenues (in the case of an REO Loan) allocable as recoveries of interest, to the extent permitted by Section 3.05(a). The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer's responsibilities and obligations under this Agreement.

            The Servicer shall be entitled to retain, and shall not be required to deposit in the Certificate Account pursuant to Section 3.04(a), additional servicing compensation in the form of 100% of all assumption, extension, modification, consent, waiver, earnout, defeasance and similar fees, all assumption and modification application fees and charges for beneficiary statements or demands received on or with respect to the Mortgage Loans that are not Specially Serviced Mortgage Loans, to the extent that such fees are paid by the Mortgagor on Mortgage Loans that are not Specially Serviced Mortgage Loans and only to the extent that all amounts then due and payable with respect to the related Mortgage Loan have been paid. In addition, the Servicer shall be entitled to retain as additional servicing compensation any charges for processing borrower requests, beneficiary statements or demands and amounts collected for checks returned for insufficient funds, in each case only to the extent actually paid by the related Mortgagor and shall not be required to deposit such amounts in the Certificate Account pursuant to Section 3.04(a). The Servicer shall also be entitled to additional servicing compensation in the form of: (i) Penalty Charges received on the Mortgage Loans and accrued during such time as such Mortgage Loan was not a Specially Serviced Mortgage Loans, but only to the extent actually paid by the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Mortgage Loan (including interest on Advances) have been paid and are not needed to first, reimburse the Trust Fund for interest on Advances accrued during the 12 months immediately preceding the end of the related Due Period with respect to the related Mortgage Loan; (ii) interest or other income earned on deposits relating to the Trust Fund in the Certificate Account in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to such account for each period from any Distribution Date to the immediately succeeding P&I Advance Date) and the Interest Reserve Account and (iii) interest earned on deposits in the Servicing Account which are not required by applicable law or the related Mortgage Loan to be paid to the Mortgagor. The Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket Insurance Policy insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not payable directly out of the Certificate Account, and the Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

            (b) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and REO Loan. As to each Specially Serviced Mortgage Loan and REO Loan, the Special Servicing Fee shall accrue from time to time at the Special Servicing Fee Rate and shall be computed on the basis of the Stated Principal Balance of such Specially Serviced Mortgage Loan and a 360 day year consisting of 30-day months and, in connection with any partial month interest payment, for the same period respecting which any related interest payment due on such Specially Serviced Mortgage Loan or deemed to be due on such REO Loan is computed. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. The Special Servicing Fee shall be payable monthly, on a loan-by-loan basis, to the extent permitted by Section 3.05(a). The right to receive the Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement.

            Additional servicing compensation in the form of all assumption, assumption application, extension, modification, consent, waiver and earnout fees, and charges for beneficiary statements or demands, received on or with respect to any Specially Serviced Mortgage Loan or REO Loan, but only to the extent actually collected from the related Mortgagor and only to the extent that all amounts then due and payable with respect to the related Mortgage Loan (including those payable to the Servicer pursuant to Section 3.11(a)) have been paid, shall be promptly paid to the Special Servicer by the Servicer and shall not be required to be deposited in the Certificate Account pursuant to Section 3.04(a). The Special Servicer shall also be entitled to additional servicing compensation in the form of a Workout Fee with respect to each Corrected Mortgage Loan at the Workout Fee Rate on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated or resigns, it shall retain the right to receive any and all Workout Fees payable in respect of (i) Mortgage Loans that became Corrected Mortgage Loans prior to the time of that termination or resignation, and (ii) Specially Serviced Mortgage Loans for which the Special Servicer has resolved the circumstances and/or conditions causing any such Mortgage Loan to be a Specially Serviced Mortgage Loan such that the related Mortgagor has made at least one timely monthly payment as of the date of such termination or resignation and such Mortgage Loan otherwise meets the requirements of a Corrected Mortgage Loan, with the Workout Fee with respect to such Mortgage Loan payable only after such requirements have been met; provided, however, that in either case no other event has occurred as of the time of such Special Servicer's termination or resignation that would otherwise cause such Mortgage Loan to again become a Specially Serviced Mortgage Loan. The successor special servicer will not be entitled to any portion of such Workout Fees. A Liquidation Fee will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer receives any Liquidation Proceeds subject to the exceptions set forth in the definition of Liquidation Fee. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with the repurchase of any Mortgage Loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation, the purchase of any Specially Serviced Mortgage Loan by the Majority Controlling Class Certificateholder pursuant to Section 3.18(b), the Servicer or the Special Servicer or the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the Trust Fund pursuant to Section 9.01. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest on such Mortgage Loan. Notwithstanding anything herein to the contrary, the Special Servicer shall only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to proceeds on any Mortgage Loan. If the Special Servicer is terminated for any reason hereunder and a Liquidation Fee is subsequently payable with respect to a Specially Serviced Mortgage Loan or related REO Property that was being administered by the Special Servicer at the time of termination, then the terminated Special Servicer shall not be entitled to collect such Liquidation Fee. The Special Servicer will also be entitled to additional fees in the form of Penalty Charges on Specially Serviced Mortgage Loans which accrued during such time as such Mortgage Loan was a Specially Serviced Mortgage Loan, but only to the extent actually collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Mortgage Loan (including interest on Advances) have been paid and are not needed to pay any Paying Agent, Trustee or Servicer interest on Advances due and owing to such party with respect to the related Mortgage Loan accrued during the 12 months immediately preceding the end of the related Due Period. The Special Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts, other than management fees in respect of REO Properties, due and owing to any of its Sub-Servicers and the premiums for any blanket Insurance Policy obtained by it insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not expressly payable directly out of the Certificate Account or the REO Account or as a Servicing Advance, and the Special Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

            (c) In determining the compensation of the Servicer or Special Servicer, as applicable, with respect to Penalty Charges, on any Distribution Date, the aggregate Penalty Charges collected on any Mortgage Loan since the prior Distribution Date shall be applied to reimburse the Servicer or the Trustee for interest on Advances due on such Distribution Date with respect to the related Mortgage Loan accrued during the 12 months immediately preceding the end of the related Due Period and not previously paid out of Penalty Charges, and any Penalty Charges remaining thereafter shall be distributed pro rata to the Servicer and the Special Servicer based upon the amount of Penalty Charges the Servicer or the Special Servicer would otherwise have been entitled to receive during such period without any such application.

            Section 3.12      Inspections; Collection of Financial Statements.

            (a) The Servicer shall perform (at its own expense), or shall cause to be performed (at its own expense), a physical inspection of each Mortgaged Property securing a Mortgage Note with a Stated Principal Balance of
(a) $2,000,000 or more, at least once every 12 months and (b) less than $2,000,000, at least once every 24 months, in each case commencing in the calendar year 2002; provided, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the Special Servicer shall inspect the related Mortgaged Property as soon as practicable (but in no event more than 60 days) after such Mortgage Loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as such Mortgage Loan remains a Specially Serviced Mortgage Loan. In addition, with respect to each Specially Serviced Mortgage Loan, the Special Servicer shall inspect the related Mortgaged Property as soon as practicable after the Debt Service Coverage Ratio for such Mortgage Loan falls below 1.0x. The cost of each such inspection by the Special Servicer shall be an expense of the Trust Fund which expense shall be reimbursed to the Trust Fund from Penalty Charges collected by the Special Servicer on such Specially Serviced Mortgage Loan and otherwise paid as a Servicing Advance. The Special Servicer or the Servicer, as applicable, shall prepare or cause to be prepared a written report of each such inspection detailing the condition of the Mortgaged Property and specifying the existence of (i) any vacancy in the Mortgaged Property that the preparer of such report deems material, (ii) any sale, transfer or abandonment of the Mortgaged Property of which it has knowledge, (iii) any adverse change in the condition of the Mortgaged Property that the preparer of such report deems material, (iv) any visible material waste committed on the Mortgaged Property and (v) photographs of each inspected Mortgaged Property. The Special Servicer and the Servicer shall deliver a copy of each such report prepared by the Special Servicer and the Servicer, respectively, to the other, the Trustee and the Paying Agent within 30 days. Upon request, the Paying Agent shall deliver a copy of each such report to each Rating Agency and to each Holder of a Class H, Class I, Class J, Class K, Class L, Class M and Class N Certificate, upon request (which such request may state that such items be delivered until further notice).

            (b) Reserved.

            (c) The Special Servicer, in the case of any Specially Serviced Mortgage Loan, and the Servicer, in the case of any non-Specially Serviced Mortgage Loan shall make reasonable efforts to collect promptly from each related Mortgagor quarterly and annual operating statements, budgets and rent rolls of the related Mortgaged Property, and the quarterly and annual financial statements of such Mortgagor, whether or not delivery of such items is required pursuant to the terms of the related Mortgage. In addition, the Special Servicer shall cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and shall collect all such items promptly following their preparation. The Servicer and the Special Servicer shall each deliver copies of all the foregoing items so collected by it to the Paying Agent, the Depositor and each other, in each case within 45 days of its receipt thereof. The Paying Agent shall, upon request and to the extent received, deliver copies of the foregoing items to the Underwriters, the Rating Agencies, the Trustee, Controlling Class Certificateholders, the Mortgage Loan Sellers or, to the extent the Certificate Registrar has confirmed the Ownership Interest in Certificates held thereby, any Certificate Owner, a copy (or image in suitable electronic media) of each such item prepared by the Servicer or the Special Servicer.

            Within 45 days after receipt by the Servicer of any annual operating statements or rent rolls with respect to any Mortgaged Property or REO Property, the Servicer shall, based upon such operating statements or rent rolls received, prepare (or, if previously prepared, update) the Operating Statement Analysis Report and the Net Operating Income Adjustment Worksheet. All Operating Statements Analysis Reports shall be maintained by the Servicer with respect to each Mortgaged Property and REO Property, and the Servicer shall forward copies thereof (in each case, promptly following the initial preparation and each material revision thereof) to the Paying Agent and the Special Servicer, together with the related operating statements or rent rolls. The Paying Agent shall, upon request and to the extent such items have been delivered to the Paying Agent by the Servicer, deliver to the Trustee, the Underwriters, the Rating Agencies, the Mortgage Loan Sellers, any Certificateholder or, to the extent the Certificate Registrar has confirmed the Ownership Interest in the Certificates held thereby, any Certificate Owner, a copy of such Operating Statement Analysis (or update thereof) and the related operating statement or rent rolls. The Servicer shall maintain an Operating Statement Analysis Report with respect to each Mortgaged Property and REO Property. Each Operating Statement Analysis Report and NOI Adjustment Worksheet shall be substantially in the form of Exhibit J attached hereto (or in a CMSA format).

            (d) At or before 12:00 p.m. (New York City time) on the first Business Day following each Determination Date, the Special Servicer shall prepare and deliver or cause to be delivered to the Servicer the following reports with respect to the Specially Serviced Mortgage Loans and any REO Properties, providing the information required of the Special Servicer in an electronic format, reasonably acceptable to the Servicer as of such Determination Date: (i) a Delinquent Loan Status Report, (ii) an Historical Liquidation Report, (iii) an Historical Loan Modification Report, (iv) an REO Status Report, (v) a Loan Periodic Update File and (vi) a Property File.

            (e) Not later than 4:30 p.m. (New York City time) on the second Business Day after each Determination Date, the Servicer shall prepare and deliver or cause to be delivered to the Paying Agent data files relating to the following reports: (i) to the extent received at the time required, the most recent Delinquent Loan Status Report, Historical Liquidation Report, Historical Loan Modification Report and REO Status Report received from the Special Servicer pursuant to Section 3.12(d), (ii) the most recent CMSA Property File Report, CMSA Loan Periodic Update File, CMSA Financial File and Comparative Financial Status Report (in each case combining the reports prepared by the Special Servicer and Servicer), and (iii) a Watch List report with information that is current as of such Determination Date; provided, however, that notwithstanding anything to the contrary in Sections 3.12(d) or 3.12(e), neither the Servicer nor the Special Servicer shall be required to prepare or deliver any of the files or reports comprising the CMSA Investor Reporting Package (other than the CMSA Loan Periodic Update File) before the first Business Day after the third Determination Date following the Closing Date.

            (f) The Special Servicer shall deliver to the Servicer the items or reports set forth in Section 3.12(c) and Section 3.12(d), and the Servicer shall deliver to the Paying Agent the reports set forth in Section 3.12(c) and
Section 3.12(e), in an electronic format reasonably acceptable to the Special Servicer, the Paying Agent and the Servicer. The Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12(d). The Paying Agent may, absent manifest error, conclusively rely on the reports to be provided by the Servicer pursuant to
Section 3.12(c) and Section 3.12(e). In the case of information or reports to be furnished by the Servicer to the Paying Agent pursuant to Section 3.12(c) and
Section 3.12(e), to the extent that such information or reports are, in turn, based on information or reports to be provided by the Special Servicer pursuant to Section 3.12(c) or Section 3.12(d) and to the extent that such information or reports are to be prepared and delivered by the Special Servicer pursuant to
Section 3.12(c) or Section 3.12(d) the Servicer shall have no obligation to provide such information or reports to the Paying Agent until it has received the requisite information or reports from the Special Servicer, and the Servicer shall not be in default hereunder due to a delay in providing the information or reports required by Section 3.12(c) or Section 3.12(e) caused by the Special Servicer's failure to timely provide any information or report required under
Section 3.12(c) or Section 3.12(d) of this Agreement, except that the Servicer shall be responsible for timely providing all reports and data other than the information or reports to be supplied solely by the Special Servicer.

            (g) Notwithstanding the foregoing, however, the failure of the Servicer or Special Servicer to disclose any information otherwise required to be disclosed by this Section 3.12 shall not constitute a breach of this Section
3.12 to the extent the Servicer or Special Servicer so fails because such disclosure, in the reasonable belief of the Servicer or the Special Servicer, as the case may be, would violate any applicable law or any provision of a Mortgage Loan document prohibiting disclosure of information with respect to the Mortgage Loans or Mortgaged Properties. The Servicer and Special Servicer may disclose any such information or any additional information to any Person so long as such disclosure is consistent with applicable law and the Servicing Standards. The Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            (h) Notwithstanding the foregoing, the Servicer shall deliver to the Directing Certificateholder the reports and information set forth on Exhibit N hereto in the format and at the times set forth therein. The Paying Agent will make available to the Directing Certificateholder the Bond File, the Collateral Summary File, the CMSA Loan Setup File (as provided by the Depositor on the Closing Date) and the portions of the CMSA Investor Reporting Package (IRP) provided by the Servicer or the Special Servicer (to the extent provided to the Paying Agent in electronic format) on the Paying Agent's website.

            (i) If the Servicer or the Special Servicer is required to deliver any statement, report or information under any provision of this Agreement, the Servicer or the Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) making such statement, report or information available on the Servicer's or the Special Servicer's internet website, unless this Agreement specifies a method of delivery.

            Section 3.13      Annual Statement as to Compliance.

            Each of the Servicer and the Special Servicer will deliver to the Trustee and the Paying Agent, with a copy to the Depositor, on or before March 20th of each year, beginning March 20, 2002, an Officer's Certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer or the Special Servicer, as the case may be, during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Servicer or the Special Servicer, as the case may be, has maintained an effective internal control system relating to its servicing of the Mortgage Loans serviced by it and has fulfilled in all material respects its obligations under this Agreement throughout such year, or, if there has been a material default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and (iii) the Servicer or the Special Servicer, as the case may be, has received no notice regarding qualification, or challenging the status of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC from the Internal Revenue Service or any other governmental agency or body or, if it has received any such notice, specifying the details thereof. A copy of such Officer's Certificate may be obtained by Certificateholders upon written request to the Trustee pursuant to Section 8.12 hereof.

            Section 3.14      Reports by Independent Public Accountants.

            Each of the Servicer and the Special Servicer at their own expense shall cause a nationally recognized firm of independent certified public accountants to furnish to the Servicer or the Special Servicer, as the case may be, the Trustee, the Paying Agent and each Rating Agency, on or before March 20th of each year, commencing with March 20, 2002, a report stating that (i) it has obtained from the Servicer or the Special Servicer, as the case may be, a letter of representation regarding certain matters from the management of the Servicer or the Special Servicer, as the case may be, which includes an assertion that the Servicer or the Special Servicer, as the case may be, has maintained an effective internal control system with respect to the servicing of the Mortgage Loans and has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the Servicer's or the Special Servicer's, as the case may be, servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such assertion is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such standards require it to report. In rendering its report such firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within 1 year of such statement) with respect to those Sub-Servicers.

            Section 3.15      Access to Certain Information.

            Each of the Servicer and the Special Servicer shall provide or cause to be provided to any Certificateholder or Certificate Owner that is, or is affiliated with, a federally insured financial institution, the Trustee, the Paying Agent, the Depositor, each Mortgage Loan Seller, each Rating Agency, to the Servicer, or to the Special Servicer, as applicable, and to the OTS, the FDIC, the Federal Reserve Board and the supervisory agents and examiners of such boards and such corporations, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, and to each Holder of a Class H, Class I, Class J, Class K, Class L, Class M or Class N Certificate access to any documentation regarding the Mortgage Loans and the Trust Fund within its control which may be required by this Agreement or by applicable law. Such access shall be afforded without charge but upon reasonable prior written request via e-mail or facsimile (where such form of transmission is reasonably practicable) and during normal business hours at the offices of the Servicer or the Special Servicer, as the case may be, designated by it; provided, however, that Certificateholders and Certificate Owners shall be required to pay their own photocopying costs and execute a reasonable and customary confidentiality agreement with respect to such information. The failure of the Servicer or the Special Servicer to provide access as provided in this Section 3.15 as a result of a confidentiality obligation shall not constitute a breach of this Section 3.15. The Servicer and the Special Servicer may each deny any of the foregoing persons access to confidential information or any intellectual property which the Servicer or the Special Servicer is restricted by license or contract from disclosing. Notwithstanding the foregoing, the Servicer and the Special Servicer shall maintain separate from such confidential information and intellectual property, all documentation regarding the Mortgage Loans that is not confidential.

            Section 3.16      Title to REO Property; REO Account.

            (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or a nominee thereof on behalf of the Certificateholders and the Special Servicer, on behalf of the Trust Fund, shall sell any REO Property prior to the close of the third calendar year following the year in which the Trust Fund acquires ownership of such REO Property, within the meaning of Treasury Regulations Section 1.856-6(b)(1), for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either
(i) is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property or (ii) obtains for the Trustee, the Paying Agent and the Servicer an Opinion of Counsel, addressed to the Trustee, the Paying Agent and the Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to the close of the third calendar year following the year in which such acquisition occurred will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund or the Lower-Tier REMIC or the Upper-Tier REMIC constituted thereby as defined in
Section 860F of the Code or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Uncertificated Lower-Tier Interests or Certificates are outstanding. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such REO Property within such longer period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its being granted the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall be an expense of the Trust Fund payable out of the Certificate Account pursuant to
Section 3.05(a).

            (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the Special Servicer shall establish and maintain one or more REO Accounts, held on behalf of the Trustee in trust for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests for the retention of revenues and other proceeds derived from each REO Property. The REO Account shall be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, within 1 Business Day after receipt, all REO Revenues, Insurance and Condemnation Proceeds and Liquidation Proceeds received in respect of an REO Property. Funds in the REO Account may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer shall give notice to the Trustee and the Servicer of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof. Notwithstanding the foregoing, any REO Revenues, Insurance and Condemnation Proceeds and Liquidation Proceeds collected with respect to any Mortgage Loan that would be a realization of a net gain with respect to such Mortgage Loan shall be deposited in a separate reserve account to be used by the Special Servicer to pay costs and expenses incurred with respect to any other Specially Serviced Mortgage Loan; provided that such reserve account shall be reduced "promptly and appropriately" as required by Treasury Regulation Section 1.860G-2(g)(3)(ii)(A) if the Special Servicer determines that the amount held in the reserve account exceeds reasonably foreseeable costs and expenses.

            (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, insuring, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. On each Determination Date, the Special Servicer shall withdraw from the REO Account and deposit into the Certificate Account the aggregate of all amounts received in respect of each REO Property during the most recently ended Due Period, net of (i) any withdrawals made out of such amounts pursuant to the preceding sentence and (ii) Net Investment Earnings on amounts on deposit in the REO Account; provided, however, that the Special Servicer may retain in such REO Account, in accordance with the Servicing Standards, such portion of such balance as may be necessary to maintain a reasonable reserve for repairs, replacements, leasing, management and tenant improvements and other related expenses for the related REO Property. In addition, on each Determination Date, the Special Servicer shall provide the Servicer with a written accounting of amounts deposited in the Certificate Account on such date.

            (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or (c).

            Section 3.17      Management of REO Property.

            (a) If title to any REO Property is acquired, the Special Servicer shall cause such REO Property to be managed, conserved, protected, operated and leased for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests) solely for the purpose of its timely disposition and sale in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust Fund of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or result in an Adverse REMIC Event. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are in the best interests of and for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests) (as determined by the Special Servicer in its reasonable judgment in accordance with the Servicing Standards). Subject to this Section 3.17, the Special Servicer may allow the Trust Fund to earn "net income from foreclosure property" within the meaning of Code Section 860G(c) if it determines that earning such income is in the best interests of Certificateholders on a net after-tax basis as compared with net leasing such REO Property or operating such REO Property on a different basis. In connection therewith, the Special Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than 1 Business Day following receipt of such funds) in the applicable REO Account all revenues received by it with respect to each REO Property and the related REO Loan, and shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management, leasing, maintenance and disposition of such REO Property, including, without limitation:

            (i) all insurance premiums due and payable in respect of such REO Property;

            (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

            (iii) any ground rents in respect of such REO Property, if applicable; and

            (iv) all costs and expenses necessary to maintain, lease and dispose of such REO Property.

            To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in clauses (i) -
(iv) above with respect to such REO Property, the Servicer shall advance from its own funds such amount as is necessary for such purposes unless (as evidenced by an Officer's Certificate delivered to the Trustee, the Paying Agent and the Depositor) such advances would, if made, constitute Nonrecoverable Servicing Advances. The Special Servicer shall give the Servicer and the Trustee not less than five Business Days' notice, together with all information reasonably requested by the Servicer (upon which the Servicer may conclusively rely) and available to the Special Servicer before the date on which the Servicer is requested to make any Servicing Advance with respect to an REO Property; provided, however, that only two Business Days' notice shall be required in respect of Servicing Advances required to be made on an urgent or emergency basis (which may include, without limitation, Servicing Advances required to make tax or insurance payments).

            (b) Without limiting the generality of the foregoing, the Special Servicer shall not:

            (i) permit the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

            (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

            (iii) authorize or permit any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

            (iv) Directly Operate, or allow any other Person, other than an Independent Contractor, to Directly Operate, any REO Property on any date more than 90 days after its acquisition date;

unless, in any such case, the Special Servicer has obtained an Opinion of Counsel (the cost of which shall be paid by the Servicer as a Servicing Advance) to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

            (c) The Special Servicer may, and to the extent necessary to (i) preserve the status of the REO Property as "foreclosure property" under the REMIC Provisions or (ii) avoid the imposition of a tax on "income from nonpermitted assets" within the meaning of the REMIC Provisions shall, contract with any Independent Contractor for the operation and management of any REO Property within 30 days of the acquisition date thereof, provided that:

            (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

            (ii) the fees of such Independent Contractor (which shall be an expense of the Trust Fund) shall be reasonable and customary in light of the nature and locality of the Mortgaged Property;

            (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in subsection (a) hereof, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

            (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

            (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

            The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

            (d) When and as necessary, the Special Servicer shall send to the Trustee, the Paying Agent and the Servicer a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any REO Property in accordance with Sections 3.17(a) and 3.17(b).

            Section 3.18      Sale of Defaulted Mortgage Loans and REO
Properties.

            (a) Each of the Servicer and the Special Servicer may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or REO Property only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Section 2.03(b) and
Section 9.01.

            (b) In the event that any Mortgage Loan becomes a Defaulted
Mortgage Loan and the Special Servicer has reasonably determined that such Defaulted Mortgage Loan will become subject to foreclosure proceedings pursuant to Section 3.09(a), the Special Servicer shall promptly so notify in writing the Trustee, the Servicer and the Majority Controlling Class Certificateholder. The Majority Controlling Class Certificateholder may at its option purchase such Defaulted Mortgage Loan from the Trust Fund, at a price equal to the Purchase Price if that price exceeds the estimated net present value of proceeds realized from (i) selling the Defaulted Mortgage Loan in accordance with the provisions below or (ii) foreclosure. If the Majority Controlling Class Certificateholder within 30 days of such notice from the Special Servicer fails to indicate in writing to the Special Servicer that it shall purchase the Defaulted Mortgage Loan within 60 days of such notice from the Special Servicer, or if the Majority Controlling Class Certificateholder fails to so purchase, then the Special Servicer shall offer to sell such Defaulted Mortgage Loan if it is required to do so pursuant to Section 3.18(c) below; provided, however, that if the Majority Controlling Class Certificateholder provides notice to the Special Servicer of its intent not to purchase such Defaulted Mortgage Loan, then the Special Servicer shall not have to wait for the expiration of such 30-day notice period. The Purchase Price for any Defaulted Mortgage Loan purchased hereunder shall be deposited into the Certificate Account, and the Trustee, upon receipt of an Officer's Certificate from the Special Servicer to the effect that such deposit has been made, shall release or cause to be released to the Majority Controlling Class Certificateholder the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Majority Controlling Class Certificateholder ownership of such Defaulted Mortgage Loan.

            (c) The Special Servicer is required to offer to sell any Defaulted Mortgage Loan not otherwise purchased by the Majority Controlling Class Certificateholder pursuant to subsection (b) above, if and when the Special Servicer determines, consistent with the Servicing Standards, that such a sale would produce a greater recovery to Certificateholders on a net present value basis than would foreclosure or comparable conversion of the related Mortgaged Property. Such offering shall be made in a commercially reasonable manner. The Special Servicer shall accept the highest cash bid received from any Person for such Defaulted Mortgage Loan in an amount at least equal to the Purchase Price therefor; provided, that in the absence of any such bid, the Special Servicer shall accept the highest cash bid received from any Person that is determined by the Special Servicer to be a fair price for such Defaulted Mortgage Loan. In the absence of any bid determined to be fair in accordance with Section 3.18(d), the Special Servicer shall proceed with respect to such Defaulted Mortgage Loan in accordance with Section 3.09.

            In the event the Trust owns REO Property, the Special Servicer shall use reasonable efforts to solicit bids for each REO Property in such manner as will be reasonably likely to realize a fair price (as determined pursuant to Section 3.18(d)) within the time period provided for by Section 3.16(a). Such solicitation shall be made in a commercially reasonable manner. The Special Servicer shall accept the highest cash bid received from any Person for such REO Property in an amount at least equal to the Purchase Price therefor; provided that in the absence of any such bid, the Special Servicer shall accept the highest cash bid received from any Person that is determined by the Special Servicer to be a fair price for such REO Property. If the Special Servicer reasonably believes that it will be unable to realize a fair price for any REO Property within the time constraints imposed by Section 3.16(a), then the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash bid, regardless of from whom received. Notwithstanding the foregoing, the Special Servicer shall not accept the highest bid if the Special Servicer determines, in accordance with the Servicing Standards, that rejection of such bid would be more likely to maximize proceeds taking into account the reliability of the prospective buyer and the specific terms and conditions of that bid; provided that the foregoing shall not permit the Special Servicer to accept a lower bid from itself or an Affiliate. In the event that the Special Servicer determines with respect to any REO Property that the offers being made with respect thereto are not in the best interests of the Certificateholders and that the end of the period referred to in Section 3.16(a) with respect to such REO Property is approaching, the Special Servicer shall seek an extension of such period in the manner described in
Section 3.16(a); provided, however, that the Special Servicer shall use its reasonable efforts, consistent with the Servicing Standards, to sell any REO Property prior to two years prior to the Rated Final Distribution Date.

            The Special Servicer shall give the Trustee, the Majority Controlling Class Certificateholders and the Servicer not less than three Business Days' prior written notice of its intention to sell any Defaulted Mortgage Loan or REO Property. No Interested Person shall be obligated to submit a bid to purchase any Defaulted Mortgage Loan or REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Defaulted Mortgage Loan or any REO Property pursuant hereto.

            (d) For purposes of Section 3.18(c), any cash bid for any Defaulted Mortgage Loan shall be considered a fair price if such bid exceeds the estimated net present value of proceeds to be realized from the alternative courses of action pursuant to Section 3.09 or Section 3.20. For purposes of
Section 3.18(c), a determination of whether or not a cash bid for any Defaulted Mortgage Loan or REO Property, as the case may be, constitutes a fair price shall be made by the Special Servicer, if the highest bidder is a Person other than the Special Servicer, a Holder of the Controlling Class or an Affiliate of either, and by the Trustee, if the highest bidder is the Special Servicer, a Holder of the Controlling Class or an Affiliate of either. In determining whether any bid received from the Special Servicer, a Holder of the Controlling Class or an Affiliate of either represents a fair price for any Defaulted Mortgage Loan or REO Property, the Trustee may conclusively rely on the opinion of an Independent MAI-designated appraiser or other expert in real estate matters retained by the Trustee at the expense of the Trust Fund. In determining whether any bid constitutes a fair price for any Defaulted Mortgage Loan or any REO Property, such appraiser or other expert in real estate matters shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Defaulted Mortgage Loan, the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.16(a).

            (e) Subject to subsections (a) through (d) above, the Special Servicer shall act on behalf of the Trustee in negotiating and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective bidders, and may retain fees that approximate the Special Servicer's reasonable out-of-pocket costs in the preparation and delivery of information pertaining to such sales without obligation to deposit such amounts into the Certificate Account. Any sale of a Defaulted Mortgage Loan or any REO Property shall be final and without recourse (except for warranties of title and condition contemplated by Section 3.18(c)) to the Trustee or the Trust Fund, and if such sale is consummated in accordance with the terms of this Agreement, neither the Special Servicer nor the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

            (f) Any sale of a Defaulted Mortgage Loan or any REO Property shall be for cash only (unless changes in the REMIC Provisions or authoritative interpretations thereof made or issued subsequent to the Startup Day allow a sale for other consideration).

            Section 3.19      Additional Obligations of the Servicer.

            The Servicer shall deliver to the Paying Agent for deposit in the Lower Tier Distribution Account on each P&I Advance Date, without any right of reimbursement therefor, a cash payment (a "Compensating Interest Payment") with respect to each prepaid or partially prepaid Mortgage Loan other than (i) a Specially Serviced Mortgage Loan, (ii) as a result of the payment of Insurance Proceeds or Condemnation Proceeds, (iii) subsequent to a default under the related Mortgage Loan documents (provided, that the Servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standards),
(iv) pursuant to applicable law or a court order, or (v) at the request of or with the consent of the Directing Certificateholder, in an amount equal to the lesser of (x) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received in respect of such Mortgage Loans during the most recently ended Due Period but such payment shall be made in any case only if a Prepayment Interest Shortfall occurs as a result of the Servicer's allowing the related Mortgagor to deviate from the terms of the related Mortgage Loan documents regarding Principal Prepayments, and (y) the aggregate of (A) that portion of its Servicing Fees for the related Due Period that is, in the case of each and every Mortgage Loan and REO Mortgage Loan for which such Master Servicing Fees are being paid in such Due Period, calculated at 0.025% per annum, and (B) all Prepayment Interest Excess and, to the extent earned on Principal Prepayments, Net Investment Earnings received by the Servicer during the most recently ended Due Period; provided, however, that the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls shall not be cumulative.

            Section 3.20      Modifications, Waivers, Amendments and Consents.

            (a) Except as set forth in this Section 3.20(a), Section 3.20(i) and Section 3.08, the Servicer shall not agree to any modification, waiver or amendment of a Mortgage Loan, and, except as provided in the following paragraph, Section 3.08(e), Section 3.08(f) and in Section 3.20(d), no Mortgage Loan that is not a Specially Serviced Mortgage Loan may be modified, waived or amended, provided, that the Servicer may agree to extend the maturity date of a Mortgage Loan that is neither a Specially Serviced Mortgage Loan nor a Mortgage Loan in default or as to which default is reasonably foreseeable, provided, further, that, except as provided in the following sentence, no such extension entered into pursuant to this Section 3.20(a) shall be for a period of more than twelve months from the original maturity date of such Mortgage Loan or shall extend the maturity date beyond the earlier of (i) two years prior to the Rated Final Distribution Date and (ii) in the case of a Mortgage Loan secured by a leasehold estate and not also the related fee interest, the date ten years prior to the expiration of such leasehold estate. If such extension would extend the Maturity Date of a Mortgage Loan for more than twelve months from and after the original maturity date of such Mortgage Loan and the Mortgage Loan is not in default or default with respect thereto is not reasonably foreseeable, the Servicer must provide the Trustee with an opinion of counsel (at the expense of the related Mortgagor) that such extension would not constitute a "significant modification" of the Mortgage Loan within the meaning of Treasury Regulations
Section 1.860G-2(b). Notwithstanding the foregoing, the Servicer shall not extend any Mortgage Loan without first sending notice to the Directing Certificateholder, together with the details of the proposed extension and other information reasonably requested by the Directing Certificateholder and the Directing Certificateholder shall have ten days after it receives such information to object to such extension and if such objection is not made, the Directing Certificateholder shall be deemed to have consented to such extension. If the Directing Certificateholder objects to such extension, the Servicer shall not extend such maturity date and shall have no liability for any loss caused by the failure to extend such maturity date; provided, however, that the Servicer shall override the Directing Certificateholder's objection and extend such maturity date if such extension is required by applicable law or the Servicing Standards.

            Notwithstanding the foregoing, the Servicer may modify or amend the terms of any Mortgage Loan in order to (i) cure any ambiguity or mistake therein, (ii) correct or supplement any provisions therein which may be inconsistent with any other provisions therein or correct any error, (iii) waive minor covenant defaults, (iv) release non-material parcels of a Mortgaged Property, (v) grant easements that do not materially affect the use or value of a Mortgaged Property or (vi) effect other routine non-material waivers, consents, modifications or amendments, provided that, if the Mortgage Loan is not in default or default with respect thereto is not reasonably foreseeable, the Servicer has determined that such modification or amendment would not be a "significant modification" of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b).

            Neither the Servicer nor the Special Servicer shall permit the substitution of any Mortgaged Property (or any portion thereof) for one or more other parcels of real property at any time the Mortgage Loan is not in default pursuant to the terms of the related Mortgage Loan documents or default with respect thereto is not reasonably foreseeable unless either (i) such substitution is at the unilateral option of the Mortgagor or otherwise occurs automatically pursuant to the terms of the Mortgage Loan, within the meaning of Treasury Regulations Section 1.1001-3, or (ii) it has received an Opinion of Counsel to the effect that such substitution would not be a "significant modification" of the Mortgage Loan within the meaning of Treasury Regulations
Section 1.860G-2(b).

            (b) If the Special Servicer determines that a modification, waiver or amendment (including, without limitation, the forgiveness or deferral of interest or principal or the substitution of collateral pursuant to the terms of the Mortgage Loan or otherwise, the release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable (as evidenced by an Officer's Certificate of the Special Servicer), is estimated to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of such Specially Serviced Mortgage Loan pursuant to Section 3.18, then the Special Servicer will agree to such modification, waiver or amendment of such Specially Serviced Mortgage Loan, subject to the provisions of this Section 3.20(b) and Section 3.20(c).

            The Special Servicer shall use its reasonable efforts to the extent possible to cause each Specially Serviced Mortgage Loan to fully amortize prior to the Rated Final Distribution Date and shall not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if such modification, waiver or amendment would:

            (i) extend the maturity date of any such Specially Serviced Mortgage Loan to a date occurring later than the earlier of (a) two years prior to the Rated Final Distribution Date and (b) if such Specially Serviced Mortgage Loan is secured by a leasehold estate and not also the related fee interest, the date occurring ten years prior to the expiration of such leasehold; or

            (ii) reduce the related Net Mortgage Rate on any such Specially Serviced Mortgage Loan to less than the lesser of (a) the original Net Mortgage Rate and (b) 7.1080% per annum; or

            (iii) provide for the deferral of interest unless (a) interest accrues thereon, generally, at the related Mortgage Rate and (b) the aggregate amount of such deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Mortgage Loan.

            (c) Any provision of this Section 3.20 to the contrary notwithstanding, except when a Mortgage Loan is in default or default with respect thereto is reasonably foreseeable, no fee described in this paragraph shall be collected by any Servicer or Special Servicer from a Mortgagor (or on behalf of the Mortgagor) in conjunction with any consent to any modification, waiver or amendment of a Mortgage Loan (unless the amount thereof is specified in the related Mortgage Note) if the collection of such fee would cause such consent, modification, waiver or amendment to be a "significant modification" of the Mortgage Note within the meaning of Treasury Regulations Section 1.860G-2(b).

            (d) To the extent consistent with this Agreement, the Servicer may agree to any waiver, modification or amendment of a Mortgage Loan that is not in default or as to which default is not reasonably foreseeable only if it provides the Trustee with an Opinion of Counsel (at the expense of the related Mortgagor or such other Person requesting such modification or, if such expense cannot be collected from the related Mortgagor or such other Person, to be paid by the Servicer as a Servicing Advance) to the effect that the contemplated waiver, modification or amendment (i) will not be a "significant modification" of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) and
(ii) will not cause (x) either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC for purposes of the Code or (y) either the Lower-Tier REMIC or the Upper-Tier REMIC to be subject to any tax under the REMIC Provisions. Notwithstanding the foregoing, the Servicer may not waive the payment of any Yield Maintenance Charge without the consent of the Special Servicer with respect to any Mortgage Loan that is not a Specially Serviced Mortgage Loan and neither the Servicer nor the Special Servicer may waive the requirement that any prepayment of a Mortgage Loan be made on a Due Date or, if not made on a Due Date, be accompanied by all interest that would be due on the next Due Date with respect to such Mortgage Loan.

            (e) In the event of a modification which creates Mortgage Deferred Interest, such Mortgage Deferred Interest will be allocated to reduce the Distributable Certificate Interest of the Class or Classes of Certificates pursuant to Section 4.06.

            (f) Subject to Section 3.20(c), the Servicer and the Special Servicer each may, as a condition to its granting any request by a Mortgagor for consent, modification (including extensions), waiver or indulgence or any other matter or thing, the granting of which is within the Servicer's or the Special Servicer's, as the case may be, discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to the Servicer or the Special Servicer, as the case may be, as additional servicing compensation, a reasonable or customary fee, for the additional services performed in connection with such request.

            (g) All modifications (including extensions), waivers and amendments of the Mortgage Loans entered into pursuant to this Section 3.20 shall be in writing, signed by the Servicer or the Special Servicer, as the case may be, and the related Mortgagor (and by any guarantor of the related Mortgage Loan, if such guarantor's signature is required by the Special Servicer in accordance with the Servicing Standards).

            (h) Each of the Servicer and the Special Servicer shall notify the Rating Agencies, the Paying Agent, the Mortgage Loan Sellers (if such Mortgage Loan Seller is not a Servicer or Subservicer of such Mortgage Loan or a Certificateholder) and each other in writing of any modification, waiver or amendment of any term of any Mortgage Loan and the date thereof, and shall deliver to the Trustee or the related Custodian for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within 10 Business
Days) following the execution thereof. In addition, the Special Servicer shall promptly send a copy of such a modification, waiver or amendment to the Servicer. Within 15 days of the Servicer's delivery of the aforesaid modification, waiver or amendment to the Paying Agent or its receipt from the Special Servicer, as applicable, the Paying Agent shall forward a copy thereof to the Trustee and each Holder of a Class H, Class I, Class J, Class K, Class L, Class M and Class N Certificate.

            (i) [Reserved.]

            (j) Notwithstanding the foregoing, neither the Servicer nor the Special Servicer shall permit the substitution of any Mortgaged Property pursuant to the defeasance provisions of any Mortgage Loan (or any portion thereof), if any, unless such defeasance complies with Treasury Regulations
Section 1.860G-2(a)(8) and: (i) the Servicer or the Special Servicer, as applicable, has received a certificate of an Independent certified public accountant to the effect that such substituted property will provide cash flows sufficient to meet all payments of interest and principal (including payments at maturity) on such Mortgage Loan in compliance with the requirements of the terms of the related Mortgage Loan documents, (ii) the Servicer or the Special Servicer, as applicable, has received one or more Opinions of Counsel to the effect that the Trustee, on behalf of the Trust Fund, will have a first priority perfected security interest in such substituted Mortgage Property; provided, however, that to the extent the related Mortgage Loan documents provide the lender with discretion, the Servicer shall require that the related Mortgagor pay the cost of any such opinion as a condition to granting such defeasance,
(iii) to the extent required under the related Mortgage Loan documents, or to the extent the Mortgage Loan documents provide the lender with discretion, the Servicer shall require the Mortgagor to establish a single purpose entity to act as a successor borrower, (iv) to the extent permissible under the related Mortgage Loan documents, the Servicer shall use its best efforts to require the related Mortgagor to pay all costs of such defeasance, including but not limited to the cost of maintaining any successor borrower; provided, however, that if the successor borrower is not affiliated with the Mortgagor, then the Servicer shall use its reasonable efforts to require the owner of such entity to pay the cost of maintaining such entity (and otherwise such expense shall be advanced by the Servicer as a Servicing Advance) and (v) to the extent permissible under the Mortgage Loan documents, the Servicer shall obtain, at the expense of the related Mortgagor, written confirmation from the Rating Agencies that such defeasance will not cause the downgrade, withdrawal or qualification of the then current ratings of the Certificates; provided however, that the Servicer shall not require the related Mortgagor to obtain such written confirmation from Fitch to the extent that such Mortgagor has obtained the certificate required pursuant to clause (i) above, obtained the opinion required pursuant to clause (ii) above and established the single purpose entity pursuant to clause (iii) above unless such Mortgage Loan at the time of such defeasance is one of the ten largest Mortgage Loans by Stated Principal Balance.

            (k) Notwithstanding anything herein or in the related Mortgage
Loan documents to the contrary, the Servicer may permit the substitution of "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, or any other securities that comply with Treasury Regulations Section 1.860G-2(a)(8) for any Mortgaged Property pursuant to the defeasance provisions of any Mortgage Loan (or any portion thereof) in lieu of the defeasance collateral specified in the related Mortgage Loan documents; provided that the Servicer reasonably determines that allowing their use would not cause a default or event of default under the related Mortgage Loan documents to become reasonably foreseeable and the Servicer receives an Opinion of Counsel (at the expense of the Mortgagor to the extent permitted under the Mortgage Loan documents) to the effect that such use would not be and would not constitute a "significant modification" of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise constitute an Adverse REMIC Event with respect to any REMIC and provided, further, that the requirements set forth in Section 3.20(j) are satisfied.

            (l) If required under the related Mortgage Loan documents or if otherwise consistent with the Servicing Standards, the Servicer shall establish and maintain one or more accounts (the "Defeasance Accounts"), into which all payments received by the Servicer from any defeasance collateral substituted for any Mortgaged Property shall be deposited and retained, and shall administer such Defeasance Accounts in accordance with the Mortgage Loan documents. Notwithstanding the foregoing, in no event shall the Servicer permit such amounts to be maintained in the Defeasance Account for a period in excess of 90 days, unless such amounts are reinvested by the Servicer in "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, or any other securities that comply with Treasury Regulations Section 1.860G-2(a)(8). To the extent not required or permitted to be placed in a separate account, the Servicer shall deposit all payments received by it from defeasance collateral substituted for any Mortgaged Property into the Certificate Account and treat any such payments as payments made on the Mortgage Loan in advance of its Due Date in accordance with clause (a)(i) of the definition of Available Distribution Amount, and not as a prepayment of the related Mortgage Loan. Notwithstanding anything herein to the contrary, in no event shall the Servicer permit such amounts to be maintained in the Certificate Account for a period in excess of 365 days.

            Section 3.21 Transfer of Servicing Between Servicer and Special Servicer; Record Keeping; Asset Status Report.

            (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan, the Servicer shall promptly give notice thereof to the Controlling Class Certificateholders and the Special Servicer, and shall deliver a copy of the related Mortgage File and Credit File to the Special Servicer and shall use its reasonable efforts to provide the Special Servicer with all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan either in the Servicer's possession or otherwise available to the Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto. The Servicer shall use its reasonable efforts to comply with the preceding sentence within 5 Business Days of the occurrence of each related Servicing Transfer Event and in any event shall continue to act as Servicer and administrator of such Mortgage Loan until the Special Servicer has commenced the servicing of such Mortgage Loan, which will commence upon receipt by the Special Servicer of the Mortgage File. The Servicer shall deliver to the Paying Agent a copy of the notice of such Servicing Transfer Event provided by the Servicer to the Special Servicer pursuant to this Section. The Paying Agent shall deliver to each Controlling Class Certificateholder a copy of the notice of such Servicing Transfer Event provided by the Servicer pursuant to this Section.

            Upon determining that a Specially Serviced Mortgage Loan (other than an REO Loan) has become current and has remained current for three consecutive Monthly Payments (provided that (i) no additional Servicing Transfer Event is foreseeable in the reasonable judgment of the Special Servicer, and (ii) for such purposes taking into account any modification or amendment of such Mortgage
Loan), and that no other Servicing Transfer Event is continuing with respect thereto, the Special Servicer shall immediately give notice thereof to the Servicer and the Directing Certificateholder, and shall return the related Mortgage File and Credit File to the Servicer (or copies thereof if copies only were delivered to the Special Servicer) and upon giving such notice, and returning such Mortgage File and Credit File to the Servicer, the Special Servicer's obligation to service such Corrected Mortgage Loan shall terminate and the obligations of the Servicer to service and administer such Mortgage Loan shall re-commence.

            (b) In servicing any Specially Serviced Mortgage Loans, the Special Servicer will provide to the Trustee originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the Servicer), and provide the Servicer with copies of any additional related Mortgage Loan information including correspondence with the related Mortgagor.

            (c) Notwithstanding the provisions of Section 3.12(d), the Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans and REO Properties and shall provide the Special Servicer with any information in its possession required by the Special Servicer to perform its duties under this Agreement provided that the Servicer shall only be required to maintain in such records to the extent the Special Servicer has provided such information to the Servicer.

            (d) No later than 30 days after a Servicing Transfer Event for a Mortgage Loan, the Special Servicer shall deliver to the Trustee, the Servicer, each Rating Agency and the Directing Certificateholder a report (the "Asset Status Report") with respect to such Mortgage Loan and the related Mortgaged Property, provided, however, the Special Servicer shall not be required to deliver an Asset Status Report to the Directing Certificateholder if they are the same entity. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

            (i) date of transfer of servicing of such Mortgage Loan to the Special Servicer;

            (ii) summary of the status of such Specially Serviced Mortgage Loan and any negotiations between the Special Servicer and the related Mortgagor;

            (iii) a discussion of the legal and environmental considerations known to the Special Servicer, consistent with the Servicing Standards, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Mortgage Loan and whether outside legal counsel has been retained;

            (iv) the most current rent roll and income or operating statement available for the related Mortgaged Property;

            (v) the Special Servicer's recommendations on how such Specially Serviced Mortgage Loan might be returned to performing status (including the modification of a monetary term) and returned to the Servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Mortgage Loan or REO Property);

            (vi) a copy of the last obtained Appraisal of the Mortgaged Property; and

            (vii) such other information as the Special Servicer deems relevant in light of the Servicing Standards.

            If within 10 Business Days of receiving an Asset Status Report, the Directing Certificateholder does not disapprove such Asset Status Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any action that is contrary to applicable law, the Servicing Standards or the terms of the applicable Mortgage Loan documents. If the Directing Certificateholder disapproves such Asset Status Report within 10 Business Days of receipt, the Special Servicer will revise such Asset Status Report and deliver to the Directing Certificateholder, the Trustee, the Rating Agencies and the Servicer a new Asset Status Report as soon as practicable, but in no event later than 30 days after such disapproval. The Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(d) until the Directing Certificateholder shall fail to disapprove such revised Asset Status Report in writing within 10 Business Days of receiving such revised Asset Status Report or until the Special Servicer makes one of the determinations described below. Notwithstanding the foregoing, in the event the Directing Certificateholder and the Special Servicer have been unable to agree upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan within 60 days of the Directing Certificateholder's receipt of the initial Asset Status Report, the Special Servicer shall implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder by the Special Servicer. The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report, provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section. Notwithstanding the foregoing, the Special Servicer (i) may, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a 10 Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and it has made a reasonable effort to contact the Directing Certificateholder and (ii) in any case, shall determine whether such affirmative disapproval is not in the best interest of all the Certificateholders pursuant to the Servicing Standards, and, upon making such determination, shall implement the recommended action outlined in the Asset Status Report.

            The Special Servicer shall have the authority to meet with the Mortgagor for any Specially Serviced Mortgage Loan and take such actions consistent with the Servicing Standards and the related Asset Status Report. The Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standards.

            No direction of the Directing Certificateholder shall (a) require, permit or cause the Special Servicer to violate the terms of a Specially Serviced Mortgage Loan, applicable law or any provision of this Agreement, including, but not limited to, Section 3.09, Section 3.18 and Section 3.20 and the Special Servicer's obligation to act in accordance with the Servicing Standards and to maintain the REMIC status of each of the Lower-Tier REMIC and the Upper-Tier REMIC, or (b) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions, or (c) expose the Servicer, the Special Servicer, the Depositor, the Mortgage Loan Sellers, the Trust Fund, the Paying Agent, the Trustee or their respective officers, directors, employees or agents to any claim, suit or liability or (d) materially expand the scope of the Special Servicer's, Trustee's or the Servicer's responsibilities under this Agreement.

            (e) Upon receiving notice of the occurrence of the events described in clause (iv) of the definition of Servicing Transfer Event (without regard to the 60 day period set forth therein), the Servicer shall immediately give notice thereof, and shall deliver copies of the related Mortgage File and Credit File to the Special Servicer and shall use its reasonable best efforts to provide the Special Servicer with all information relating to the Mortgage Loan and reasonably requested by the Special Servicer to enable it to negotiate with the related Mortgagor and prepare for any such proceedings. The Servicer shall use its reasonable best efforts to comply with the preceding sentence within 5 Business Days of the occurrence of each such event. Notwithstanding the foregoing, the occurrence of any event described above shall not in and of itself be considered a Servicing Transfer Event and, unless a Servicing Transfer Event has occurred with respect to a related Mortgage Loan, the Servicer shall continue to act as Servicer and administrator of such Mortgage Loan and no fees shall be payable to the Special Servicer with respect to such Mortgage Loan other than any related modification, assumption or extension fees provided for herein.

            Section 3.22      Sub-Servicing Agreements.

            (a) The Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of its respective obligations under Articles III and IV hereof; provided that the Sub-Servicing Agreement as amended or modified: (i) is consistent with this Agreement in all material respects and requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement; (ii) provides that if the Servicer shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), the Trustee or its designee shall thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Servicer under such agreement, or, alternatively, may act in accordance with Section 7.02 hereof under the circumstances described therein (subject to Section 3.22(g) hereof);
(iii) provides that the Trustee for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests) shall be a third party beneficiary under such Sub-Servicing Agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Servicer thereunder as contemplated by the immediately preceding clause (ii)) none of the Trust Fund, the Trustee, any successor Servicer or any Certificateholder shall have any duties under such Sub-Servicing Agreement or any liabilities arising therefrom; (iv) permits any purchaser of a Mortgage Loan pursuant to this Agreement to terminate such Sub-Servicing Agreement with respect to such purchased Mortgage Loan at its option and without penalty and (v) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund. The Special Servicer may enter into subservicing agreements with one or more subservicers for the servicing and administration of the Mortgage Loans; provided, however, that after the Closing Date, the Special Servicer shall not enter into a subservicing agreement with a new subservicer unless the Rating Agencies shall have confirmed in writing to the Trustee that such contract will not result in a qualification, downgrade or withdrawal of the then current ratings on the Certificates and such sub-servicer is acceptable to the Directing Certificateholder. Any successor Servicer or Special Servicer hereunder shall, upon becoming successor Servicer or Special Servicer, as applicable, be assigned and shall assume any Sub-Servicing Agreements from the predecessor Servicer or Special Servicer, as applicable, (subject to Section 3.22(g) hereof). In addition, each Sub-Servicing Agreement entered into by the Servicer may provide that the obligations of the Sub-Servicer thereunder shall terminate with respect to any Mortgage Loan serviced thereunder at the time such Mortgage Loan becomes a Specially Serviced Mortgage Loan; provided, however, that the Sub-Servicing Agreement may provide that the Sub-Servicer will continue to make all Advances and calculations and prepare all reports required under the Sub-Servicing Agreement with respect to Specially Serviced Mortgage Loans and continue to collect its Servicing Fee as if no Servicing Transfer Event had occurred and with respect to REO Properties (and the related REO Loans) as if no REO Acquisition had occurred and to render such incidental services with respect to such Specially Serviced Mortgage Loans and REO Properties as are specifically provided for in such Sub-Servicing Agreement. The Servicer and the Special Servicer shall deliver to the Trustee and the Paying Agent copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by them promptly upon their execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Servicer or Special Servicer include actions taken or to be taken by a Sub-Servicer on behalf of the Servicer or Special Servicer, as applicable; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Servicer or Special Servicer hereunder to make Advances shall be deemed to have been advanced by the Servicer or Special Servicer, as applicable, out of its own funds and, accordingly, such Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Servicer or Special Servicer, as applicable, and, for so long as they are outstanding, such Advances shall accrue interest in accordance with Section 3.03(e), such interest to be allocable between the Servicer or Special Servicer, as applicable, and such Sub-Servicer pursuant to the terms of the Sub-Servicing Agreement. For purposes of this Agreement, the Servicer shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Servicer and the Special Servicer shall notify the Servicer, Special Servicer, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer, other than KRECM in its capacity as subservicer for the Special Servicer as of the Closing Date.

            (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to ensure the enforceability of any Mortgage Loan.

            (c) As part of its servicing activities hereunder, the Servicer or the Special Servicer, as applicable, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the Trustee, the Certificateholders or the Trust Fund) monitor the performance and enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer would require were it the owner of the Mortgage Loans. The Servicer and the Special Servicer, as applicable, shall have the right to remove a Sub-Servicer retained by it in accordance with the terms of the related Sub-Servicing Agreement.

            (d) In the event the Trustee or its designee becomes successor Servicer and assumes the rights and obligations of the Servicer under any Sub-Servicing Agreement, the Servicer, at its expense, shall deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

            (e) Notwithstanding the provisions of any Sub-Servicing Agreement and this Section 3.22, both the Servicer and the Special Servicer represent and warrant that they shall remain obligated and liable to the Trustee and the Certificateholders for the performance of its obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if they alone were servicing and administering the Mortgage Loans for which they are responsible, and the Servicer and the Special Servicer, as applicable, shall pay the fees of any Sub-Servicer thereunder from its own funds. In no event shall the Trust Fund bear any termination fee required to be paid to any Sub-Servicer as a result of such Sub-Servicer's termination under any Sub-Servicing Agreement.

            (f) The Trustee shall, upon the receipt of a written request of a Servicing Officer, execute and deliver to the Sub-Servicer any powers of attorney and other documents prepared by the Sub-Servicer and necessary or appropriate to enable the Sub-Servicer to carry out its servicing and administrative duties hereunder. Notwithstanding anything herein to the contrary, the Sub-Servicer shall not without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Sub-Servicer's representative capacity or (ii) take any action with the intent to cause, and which actually does cause, the Trustee to be registered to do business in any state. The applicable Sub-Servicing Agreement shall provide that the Sub-Servicer shall indemnify the Trustee for any and all reasonable out-of-pocket costs, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse of such powers of attorney by the Sub-Servicer.

            (g) Each Sub-Servicing Agreement shall provide that, in the event the Trustee or any other Person becomes successor Servicer or Special Servicer, as applicable, the Trustee or such successor Servicer or Special Servicer, as applicable, shall have the right to terminate such Sub-Servicing Agreement with or without cause and without a fee.

            (h) Promptly (but in no event later than 5 Business Days) after the execution of any Sub-Servicing Agreement, the Servicer or Special Servicer, as applicable, shall forward a copy of such Sub-Servicing Agreement to the Trustee, the Servicer and the Special Servicer. The Servicer and the Special Servicer, as applicable, shall comply with the terms of each such Sub-Servicing Agreement to the extent the terms thereof are not inconsistent with the terms of this Agreement and the Special Servicer's obligations hereunder. With respect to Mortgage Loans subject to a Sub-Servicing Agreement, the Servicer and the Special Servicer, as applicable, shall, among other things, remit amounts, deliver reports and information, and afford access to facilities and information to the related Sub-Servicer that would be required to be remitted, delivered or afforded, as the case may be, to the Servicer or Special Servicer, as applicable, pursuant to the terms hereof within a sufficient period of time to allow the Sub-Servicer to fulfill its obligations under such Sub-Servicing Agreement and in no event later than 1 Business Day prior to the applicable Determination Date (or such other date as specified herein).

            (i) Any Sub-Servicing Agreement that may be entered into and any other transactions or servicing arrangements relating to the Mortgage Loans involving a Sub-Servicer shall be deemed to be between the Sub-Servicer and the Servicer or Special Servicer, as applicable, and none of the Trustee, the Certificateholders nor the Depositor shall be deemed parties thereto and none of such Persons shall have claims or rights (except as specified below), nor obligations, duties or liabilities with respect to the Sub-Servicer; provided, that the Trustee and the Certificateholders may rely upon the representations and warranties of the Sub-Servicer contained therein and each of the Trustee and the Depositor shall be a third party beneficiary of the covenants and other provisions setting forth obligations of the Sub-Servicer therein.

            Section 3.23 Representations, Warranties and Covenants of the Servicer.

            (a) The Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor and the Special Servicer, as of the Closing Date, that:

            (i) The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

            (ii) The execution and delivery of this Agreement by the Servicer, and the performance and compliance with the terms of this Agreement by the Servicer, will not violate the Servicer's certificate of incorporation and by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject;

            (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee, the Special Servicer and the Depositor, constitutes a valid, legal and binding obligation of the Servicer, enforceable against the Servicer in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (iv) The Servicer is not in default with respect to any law, any order or decree of any court, or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Servicer or its properties or might have consequences that would materially and adversely affect its ability to perform its duties and obligations hereunder;

            (v) No litigation is pending or, to the best of the Servicer's knowledge, threatened against the Servicer which would prohibit the Servicer from entering into this Agreement or, in the Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Servicer to perform its obligations under this Agreement or the financial condition of the Servicer;

            (vi) The Servicer will examine each Sub-Servicing Agreement and will be familiar with the terms thereof. Any Sub-Servicing Agreements will comply with the provisions of Section 3.22;

            (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer, or compliance by the Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Servicer of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Servicer to perform its obligations hereunder; and

            (viii) The Servicer has full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (b) The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of the Agreement.

            Section 3.24 Representations, Warranties and Covenants of the Special Servicer.

            (a) The Special Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor and the Servicer, as of the Closing Date, that:

            (i) The Special Servicer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

            (ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, which violation, default or breach, in the Special Servicer's reasonable judgment, would have consequences that would materially and adversely affect the financial condition or operations of the Special Servicer or its properties taken as a whole.

            (iii) The Special Servicer has the full corporate power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, except as such enforcement may be limited by (A) applicable bankruptcy, insolvency, receivership, reorganization, liquidation, moratorium and other laws affecting the enforcement of creditors' rights generally or by (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (v) The Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's reasonable judgment, would have consequences that would materially and adversely affect the financial condition or operation of the Special Servicer or its properties taken as a whole;

            (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened against the Special Servicer, the outcome of which, in the Special Servicer's reasonable judgment, could reasonably be expected to prohibit the Special Servicer from entering into this Agreement or materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

            (vii) Each officer or employee of the Special Servicer that has or, following the occurrence of a Servicing Transfer Event, would have responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c); and

            (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Special Servicer, or compliance by the Special Servicer with, this Agreement or, if required, such approval has been obtained prior to the Closing Date, except to the extent that the failure of the Special Servicer to be qualified as a foreign corporation or licensed in one or more states is not necessary for the enforcement of the Specially Serviced Mortgage Loans.

            (b) The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of the Agreement.

            Section 3.25      Interest Reserve Account.

            (a) On each P&I Advance Date relating to any Interest Accrual
Period ending in any January and on any P&I Advance Date which occurs in a year which is not a leap year relating to any Interest Accrual Period ending in any December, the Paying Agent, in respect of the Interest Reserve Loans, shall deposit into the Interest Reserve Account, an amount equal to one day's interest on the Stated Principal Balance of the Interest Reserve Loans as of the Due Date occurring in the month preceding the month in which such P&I Advance Date occurs at the related Mortgage Rate, to the extent a full Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive February and January, "Withheld Amounts").

            (b) On each P&I Advance Date occurring in March, the Paying Agent shall withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit such amount into the Lower-Tier Distribution Account.

            Section 3.26      Excess Interest Distribution Account.

            Prior to the applicable Distribution Date, the Servicer is required to remit to the Paying Agent for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Due Period.

            Section 3.27      Reserved.

                              [End of Section III]

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

            Section 4.01      Distributions.

            (a) On each Distribution Date, to the extent of the Available Distribution Amount for such Distribution Date, the Paying Agent shall transfer the Lower-Tier Distribution Amount from the Lower-Tier Distribution Account to the Upper-Tier Distribution Account in the amounts and priorities set forth in
Section 4.01(b) with respect to each class of Uncertificated Lower-Tier Interests, and immediately thereafter, shall make distributions thereof from the Upper-Tier Distribution Account in the following order of priority, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority:

            (i) first, to the Holders of the Class A-1 Certificates, the Class A-2 Certificates, the Class X-1 Certificates and the Class X-2 Certificates, pro rata (based upon their respective entitlements to interest for such Distribution Date), in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Classes of Certificates for such Distribution Date;

            (ii) second, (A) to the Holders of the Class A-1 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount, until the outstanding Certificate Balance of such Class has been reduced to zero and (B) after the Certificate Balance of the Class A-1 Certificates has been reduced to zero, to the Holders of the Class A-2 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A-1 Certificates on such Distribution Date), until the outstanding Certificate Balance of such Class has been reduced to zero;

            (iii) third, to the Holders of the Class A-1 Certificates and the Class A-2 Certificates pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each such Class), until all amounts of Collateral Support Deficit previously allocated to such Classes, but not previously reimbursed, have been reimbursed in full;

            (iv) fourth, to the Holders of the Class B Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (v) fifth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Holders of the Class B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class B Certificates has been reduced to zero;

            (vi) sixth, to the Holders of the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

            (vii) seventh, to the Holders of the Class C Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (viii) eighth, after the Certificate Balances of the Class A and Class B Certificates have been reduced to zero, to the Holders of the Class C Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A and Class B Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class C Certificates has been reduced to zero;

            (ix) ninth, to the Holders of the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

            (x) tenth, to the Holders of the Class D Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xi) eleventh, after the Certificate Balances of the Class A, Class B and Class C Certificates have been reduced to zero, to the Holders of the Class D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B and Class C Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class D Certificates has been reduced to zero;

            (xii) twelfth, to the Holders of the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

            (xiii) thirteenth, to the Holders of the Class E Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xiv) fourteenth, after the Certificate Balances of the Class A, Class B, Class C and Class D Certificates have been reduced to zero, to the Holders of the Class E Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C and Class D Certificates on such Distribution
      Date), until the outstanding Certificate Balance of the Class E Certificates has been reduced to zero;

            (xv) fifteenth, to the Holders of the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

            (xvi) sixteenth, to the Holders of the Class F Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xvii) seventeenth, after the Certificate Balances of the Class A, Class B, Class C, Class D and Class E Certificates have been reduced to zero, to the Holders of the Class F Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D and Class E Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class F Certificates has been reduced to zero;

            (xviii) eighteenth, to the Holders of the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

            (xix) nineteenth, to the Holders of the Class G Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xx) twentieth, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, to the Holders of the Class G Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E and Class F Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class G Certificates has been reduced to zero;

            (xxi) twenty-first, to the Holders of the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxii) twenty-second, to the Holders of the Class H Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxiii) twenty-third, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero, to the Holders of the Class H Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class H Certificates has been reduced to zero;

            (xxiv) twenty-fourth, to the Holders of the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxv) twenty-fifth, to the Holders of the Class I Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxvi) twenty-sixth, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero, to the Holders of the Class I Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class I Certificates has been reduced to zero;

            (xxvii) twenty-seventh, to the Holders of the Class I Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class I Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxviii) twenty-eighth, to the Holders of the Class J Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxix) twenty-ninth, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class I Certificates have been reduced to zero, to the Holders of the Class J Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class I Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class J Certificates has been reduced to zero;

            (xxx) thirtieth, to the Holders of the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxxi) thirty-first, to the Holders of the Class K Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxxii) thirty-second, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I and Class J Certificates have been reduced to zero, to the Holders of the Class K Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I and Class J Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class K Certificates has been reduced to zero;

            (xxxiii) thirty-third, to the Holders of the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxxiv) thirty-fourth, to the Holders of the Class L Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxxv) thirty-fifth, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J and Class K Certificates have been reduced to zero, to the Holders of the Class L Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J and Class K Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class L Certificates has been reduced to zero;

            (xxxvi) thirty-sixth, to the Holders of the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxxvii) thirty-seventh, to the Holders of the Class M Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxxviii) thirty-eighth, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K and Class L Certificates have been reduced to zero, to the Holders of the Class M Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K and Class L Certificates on such Distribution
      Date), until the outstanding Certificate Balance of the Class M Certificates has been reduced to zero;

            (xxxix) thirty-ninth, to the Holders of the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

            (xl) fortieth, to the Holders of the Class N Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xli) forty-first, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L and Class M Certificates have been reduced to zero, to the Holders of the Class N Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L and Class M Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class N Certificates has been reduced to zero;

            (xlii) forty-second, to the Holders of the Class N Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full; and

            (xliii) forty-third, to the Holders of the Class R Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account with respect to such Distribution Date.

            (b) On each Distribution Date, each Uncertificated Lower-Tier Interest (other than the Class LA-2A, Class LA-2B, Class LFA and Class LFB Uncertificated Interests) shall receive distributions in respect of principal or reimbursement of Collateral Support Deficit in an amount equal to the amount of principal or reimbursement of Collateral Support Deficit actually distributable to its respective Related Certificates as provided in Sections 4.01(a) and (c). On each Distribution Date, for so long as the Certificate Balance of the Class A-2 Certificates is greater than $523,000,000, the Class LA-2A Uncertificated Interest shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of principal in an amount equal to the amount of principal distributable to the Class A-2 Certificates as provided in Sections 4.01(a) and (c). On each Distribution Date, for so long as the Certificate Balance of the Class A-2 Certificates is $523,000,000 or less, but greater than zero, the Class LA-2B Uncertificated Interest shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of principal in an amount equal to the amount of principal distributable to the Class A-2 Certificates as provided in Sections 4.01(a) and (c). On each Distribution Date, the Class LA-2A Uncertificated Interest and the Class LA-2B Uncertificated Interest shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of reimbursement of Collateral Support Deficit distributable to the Class A-2 Certificates as provided in Sections 4.01(a) and
(c) on a pro rata basis (based on the aggregate Collateral Support Deficit previously allocated to such Uncertificated Lower-Tier Interests). On each Distribution Date, for so long as the Certificate Balance of the Class F Certificates is greater than $14,000,000, the Class LFA Uncertificated Interest shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of principal in an amount equal to the amount of principal distributable to the Class F Certificates as provided in Sections 4.01(a) and
(c). On each Distribution Date, for so long as the Certificate Balance of the Class F Certificates is $14,000,000 or less, but greater than zero, the Class LFB Uncertificated Interest shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of principal in an amount equal to the amount of principal distributable to the Class F Certificates as provided in Sections 4.01(a) and (c). On each Distribution Date, the Class LFA Uncertificated Interest and the Class LFB Uncertificated Interest shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of reimbursement of Collateral Support Deficit distributable to the Class F Certificates as provided in Sections 4.01(a) and (c) on a pro rata basis (based on the aggregate Collateral Support Deficit previously allocated to such Uncertificated Lower-Tier Interests).

            During each Interest Accrual Period, each Uncertificated Lower-Tier Interest shall accrue interest in an amount equal to the product of the Lower-Tier Principal Amount of each such Uncertificated Lower-Tier Interest and the Weighted Average Net Mortgage Rate. On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of interest in an amount equal to the Interest Distribution Amount in respect of its Related Certificates (provided, that interest distributed in respect of the Class A-2 Certificates and the Class F Certificates shall be allocated to the Class LA-2A and Class LA-2B Uncertificated Interests and to the Class LFA and Class LFB Uncertificated Interests, respectively, pro rata based on interest accrued) and its related Component of the Class X-1 or Class X-2 Certificates, in each case to the extent actually distributable thereon as provided in Section 4.01(a). For this purpose, interest distributed on the Class X-1 and Class X-2 Certificates shall be treated as having been paid to their respective Components pro rata. In all events, the amount accrued in respect of each Uncertificated Lower-Tier Interest less the amount actually distributed in respect of such Uncertificated Lower-Tier Interest shall equal the sum of (i) the Interest Shortfall Amount allocated to such Uncertificated Lower-Tier Interest's Related Certificate (allocated pro rata in the case of the Class LA-2A and Class LA-2B Uncertificated Interests, and Class LFA and Class LFB Uncertificated Interests, respectively, based on their Interest Shortfall Amounts) and (ii) the Interest Shortfall Amount allocated to the related Class X1 Component or Class X2 Component and attributable to such Uncertificated Lower-Tier Interest. Such amounts distributed to the Uncertificated Lower-Tier Interests in respect of principal, interest and reimbursement of Collateral Support Deficit with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount," and shall be made by the Paying Agent by depositing such Lower-Tier Distribution Amount in the Upper-Tier Distribution Account. No distributions shall be made with respect to the Class X-2 Certificates after the Distribution Date in May 2008.

            As of any date, payments of principal in respect of the Mortgage Loans and the Collateral Support Deficit shall be allocated to the Uncertificated Lower-Tier Interests (other than the Class LA-2A, Class LA-2B, Class LFA and Class LFB Uncertificated Interests) such that the sum of the principal balance after application of any Collateral Support Deficit of each Uncertificated Lower-Tier Interest and the cumulative amount of Collateral Support Deficit allocated to such Class of Uncertificated Lower-Tier Interests equals the sum of the Certificate Balance of the Related Certificates after the application of any Collateral Support Deficit with respect thereto and the cumulative amount of Collateral Support Deficit allocated to such Class of Related Certificates. The Lower-Tier Principal Amounts of the Class LA-2A Uncertificated Interest and the Class LA-2B Uncertificated Interest shall be reduced, pro rata based on their respective Lower-Tier Principal Amounts, by any Collateral Support Deficit allocated to the Class A-2 Certificates. The Lower-Tier Principal Amount of the Class LFA Uncertificated Interest and the Class LFB Uncertificated Interest shall be reduced by any Collateral Support Deficit allocated to the Class F Certificates, first to the Class LFA Uncertificated Interest until reduced to zero and then to the Class LFB Uncertificated Interest. The initial principal balance of each Uncertificated Lower-Tier Interest equals the respective Original Lower-Tier Principal Amount. The interest rate with respect to each Uncertificated Lower-Tier Interest will be the Weighted Average Net Mortgage Rate.

            Any amount that remains in the Lower-Tier Distribution Account on each Distribution Date after distribution of the Lower-Tier Distribution Amount and the distribution of any Prepayment Premiums, Yield Maintenance Charges and the North Peachtree Loan Prepayment Charge shall be distributed to the Holders of the Class LR Certificates (but only to the extent of the Available Distribution Amount for such Distribution Date remaining in the Lower-Tier Distribution Account, if any).

            (c) On and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero (without regard to any amounts of Collateral Support Deficit remaining unreimbursed), the Principal Distribution Amount will be distributed, pro rata (based upon Certificate Balances), among the Class A Certificates without regard to the priorities set forth in Section 4.01(a)(ii).

            (d) On each Distribution Date, the Paying Agent shall withdraw from the Lower-Tier Distribution Account an aggregate amount equal to all Prepayment Premiums, Yield Maintenance Charges and the North Peachtree Loan Prepayment Charge actually collected on the Mortgage Loans or any REO Loans during the related Due Period and shall distribute such amount in respect of the Class LA-1 Uncertificated Interest by depositing such amount in the Upper-Tier Distribution Account (notwithstanding that all principal and interest distributable with respect to the Class LA-1 Uncertificated Interest has been paid in full).

            (e) On each Distribution Date, the Paying Agent shall withdraw any amounts on deposit in the Upper-Tier Distribution Account that represent Prepayment Premiums, Yield Maintenance Charges and the North Peachtree Loan Prepayment Charge actually collected on Loans or REO Loans during the related Due Period and remitted in respect of the Uncertificated Lower-Tier Interests pursuant to Section 4.01(d), and shall distribute such amounts as follows:

            (i) Prepayment Premiums shall be distributed to the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates, in an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates on such Distribution Date, (b) 25% and (c) the total amount of Prepayment Premiums collected during the related Due Period. Any Prepayment Premiums collected during the related Due Period and remaining after such distributions shall be distributed to the Holders of the Class X-1 Certificates;

            (ii) Yield Maintenance Charges shall be distributed to the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates, in an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L and Class M Certificates on such Distribution Date, (b) the Base Interest Fraction for the related Principal Prepayment and such Class of Certificates and
      (c) the aggregate amount of Yield Maintenance Charges collected on such Principal Prepayment during the related Due Period. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions shall be distributed to the Holders of the Class X-1 Certificates;

            (iii) The North Peachtree Loan Prepayment Charge shall be distributed to the Class X-1 Certificates.

            Following the reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates to zero, the Paying Agent shall distribute to the Class X Certificates all Yield Maintenance Charges and Prepayment Premiums actually received during the related Due Period with respect to the Loans and remitted in respect of Uncertificated Lower-Tier Interests pursuant to Section 4.01(d).

            (f) All distributions made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise specifically provided in Sections 4.01(g), 4.01(h) and 9.01, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than 5 Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates) and is the registered owner of Certificates with an aggregate initial Certificate Balance or Notional Amount, as applicable, of at least $5,000,000, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined without regard to any possible future reimbursement of Collateral Support Deficit previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Paying Agent, the Trustee, the Fiscal Agent, the Certificate Registrar, the Depositor, the Servicer, the Special Servicer, the Underwriters, the Initial Purchasers or the Placement Agent shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

            (g) Except as otherwise provided in Section 9.01, whenever the Paying Agent expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any amount of Collateral Support Deficit previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Paying Agent shall, no later than the related P&I Advance Determination Date, mail to each Holder on such date of such Class of Certificates a notice to the effect that:

            (i) the Paying Agent expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the offices of the Certificate Registrar or such other location therein specified; and

            (ii) no interest shall accrue on such Certificates from and after such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Paying Agent, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder by the Trustee or the Paying Agent as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(g).

            (h) Distributions in reimbursement of Collateral Support Deficit previously allocated to the Regular Certificates shall be made in the amounts and manner specified in Section 4.01(a) to the Holders of the respective Class otherwise entitled to distributions of interest and principal on such Class on the relevant Distribution Date; provided, that all distributions in reimbursement of Collateral Support Deficit previously allocated to a Class of Certificates which has since been retired shall be to the prior Holders that surrendered the Certificates of such Class upon retirement thereof and shall be made by check mailed to the address of each such prior Holder last shown in the Certificate Register. Notice of any such distribution to a prior Holder shall be made in accordance with Section 11.05 at such last address. The amount of the distribution to each such prior Holder shall be based upon the aggregate Percentage Interest evidenced by the Certificates surrendered thereby. If the check mailed to any such prior Holder is returned uncashed, then the amount thereof shall be set aside and held uninvested in trust for the benefit of such prior Holder, and the Paying Agent shall attempt to contact such prior Holder in the manner contemplated by Section 4.01(g) as if such Holder had failed to surrender its Certificates.

            (i) Shortfalls in the Available Distribution Amount on any Distribution Date resulting from Uncovered Prepayment Interest Shortfalls shall be allocated to each Class of Regular Certificates, pro rata, based on the Accrued Certificate Interest distributable to each such Class on such Distribution Date.

            (j) On each Distribution Date, any Excess Interest received with respect to the Mortgage Loans during the related Due Period shall be distributed to the holders of the Class S Certificates from the Excess Interest Distribution Account.

            Section 4.02 Statements to Certificateholders; CMSA Investor Reporting Package (IRP)s.

            (a) On each Distribution Date, the Paying Agent shall forward or make available to all of the Holders of each Class of Certificates, the Trustee, the Underwriters, the Initial Purchasers, the Placement Agent, the Servicer, the Special Servicer, the Mortgage Loan Sellers and a certain financial market publisher (which initially shall be Bloomberg, L.P.) a statement (substantially in the form set forth as Exhibit H hereto and based on the information supplied to the Paying Agent in the related CMSA Investor Reporting Package (IRP) in accordance with CMSA guidelines) as to the distributions made on such Distribution Date (each, a "Statement to Certificateholders") setting forth:

            (i) the amount of the distribution on such Distribution Date to the Holders of such Class of Certificates in reduction of the Certificate Balance thereof;

            (ii) the amount of the distribution on such Distribution Date to the Holders of such Class of Certificates allocable to Distributable Certificate Interest;

            (iii) the aggregate amount of Advances made during the period from but not including the previous Distribution Date to and including such Distribution Date;

            (iv) the aggregate amount of compensation paid to the Trustee and servicing compensation paid to the Servicer and the Special Servicer during the Due Period for such Distribution Date;

            (v) the aggregate Stated Principal Balance of the Mortgage Loans and any REO Loans outstanding immediately before and immediately after such Distribution Date;

            (vi) the number of loans, their aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the end of the related Due Period for such Distribution Date;

            (vii) the number and aggregate principal balance of Mortgage Loans
      (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more and (D) current but specially serviced or in foreclosure but not REO Property;

            (viii) the value of any REO Property included in the Trust Fund as of the end of the related Due Period for such Distribution Date, based on the most recent Appraisal or valuation;

            (ix) the Available Distribution Amount for such Distribution Date;

            (x) the Accrued Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date, separately identifying any Certificate Deferred Interest for such Distribution Date allocated to such Class of Certificates;

            (xi) the amount of the distribution on such Distribution Date to the Holders of such Class of Certificates allocable to (A) Yield Maintenance Charges, (B) Prepayment Premiums, (C) the North Peachtree Loan Prepayment Charge and (D) Excess Interest;

            (xii) the Pass-Through Rate for such Class of Certificates for such Distribution Date and the next succeeding Distribution Date;

            (xiii) the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount for such Distribution Date;

            (xiv) the Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction therein as a result of the allocation of any Collateral Support Deficit on such Distribution Date and the aggregate amount of all reductions as a result of allocations of Collateral Support Deficits to date;

            (xv) the Certificate Factor for each Class of Regular Certificates immediately following such Distribution Date;

            (xvi) the amount of any Appraisal Reductions effected in connection with such Distribution Date on a loan-by-loan basis, the total Appraisal Reduction effected in connection with such Distribution Date and the total Appraisal Reduction Amounts as of such Distribution Date;

            (xvii) the number and related Stated Principal Balance of any Mortgage Loans extended or modified during the related Due Period;

            (xviii) the amount of any remaining Class Unpaid Interest Shortfall for such Class as of such Distribution Date;

            (xix) a loan-by-loan listing of each Mortgage Loan which was the subject of a Principal Prepayment during the related Due Period and the amount and the type of Principal Prepayment occurring;

            (xx) a loan-by-loan listing of each Mortgage Loan which was defeased during the related Due Period;

            (xxi) all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the P&I Advance Date;

            (xxii) in the case of the Residual Certificates, the amount of any distributions on such Certificates pursuant to Sections 4.01(a) and (b);

            (xxiii) the amount of the distribution on such Distribution Date to the Holders of such Class of Certificates in reimbursement of previously allocated Collateral Support Deficit;

            (xxiv) the aggregate unpaid principal balance of the Mortgage Loans outstanding as of the close of business on the related Determination Date;

            (xxv) with respect to any Mortgage Loan as to which a Liquidation Event occurred during the related Due Period (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Liquidation Event (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Collateral Support Deficit in connection with such Liquidation Event;

            (xxvi) with respect to any REO Property included in the Trust Fund as to which a Final Recovery Determination was made during the related Due Period, (A) the loan number of the related Mortgage Loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and
      (C) the amount of any Collateral Support Deficit in respect of the related REO Loan in connection with such Final Recovery Determination;

            (xxvii) the aggregate amount of interest on P&I Advances paid to the Servicer and the Trustee since the preceding Distribution Date;

            (xxviii) the aggregate amount of interest on Servicing Advances paid to the Servicer, the Special Servicer and the Trustee;

            (xxix) the original and then current credit support levels for each Class of Certificates;

            (xxx) the original and then current ratings for each Class of Regular Certificates;

            (xxxi) the aggregate amount of Prepayment Premiums and Yield Maintenance Charges collected during the related Due Period; and

            In the case of information furnished pursuant to clauses (i), (ii),
(xi), (xvi) and (xviii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Definitive Certificate.

            Within a reasonable period of time after the end of each calendar year, the Paying Agent shall furnish to each Person who at any time during the calendar year was a Holder of a Certificate and, upon request, to the Trustee, a statement containing the information set forth in clauses (i), (ii) and (xi) above as to the applicable Class, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder, together with such other information as the Paying Agent deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for such calendar year. Such obligation of the Paying Agent shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Code as from time to time are in force.

            On each Distribution Date, the Paying Agent shall forward to the Depositor, to each Rating Agency, to each Holder of a Residual Certificate, to the Servicer, to the Special Servicer, to the Trustee, to an agent designated by the Directing Certificateholder (such agent shall initially be Bloomberg, L.P.) and to any other party that the Depositor may designate, a copy of the Statement to Certificateholders forwarded to the Holders of the Regular Certificates on such Distribution Date.

            The Paying Agent shall make available the Statement to Certificateholders and the CMSA Investor Reporting Package through its home page on the internet. The Paying Agent hereby acknowledges and agrees that its home page as of the date hereof is located at "www.chase.com/absmbs" on the world wide web. In addition, if the Depositor so directs the Paying Agent, and on terms acceptable to the Paying Agent, the Paying Agent shall make certain other information and reports related to the Mortgage Loans available through its home page.

            The Servicer shall, at its sole cost and expense, make available by electronic media, bulletin board service or internet website (in addition to making information available as provided herein) the CMSA Investor Reporting Package, the Mortgage Loan Delinquent Report and the Payments Received After Determination Date Report and may make any other reports the Servicer is required or permitted to provide so available to any party to this Agreement, the Rating Agencies or any Certificateholder or prospective Certificateholder. The Servicer will post on its website questions and answers posed by the Rating Agencies, Certificateholders and prospective Certificateholders to the extent the Servicer determines in its sole discretion that any such question and answer merely clarifies the information set forth in the CMSA Investor Reporting Package, or constitutes an update to such information, in either case, to the extent the Servicer determines in its sole discretion that such update would not constitute "material information" within the meaning of the applicable securities laws. The availability of such information or reports on the internet or similar electronic media shall be deemed to satisfy any specific delivery requirements of the Servicer in this Agreement. In connection with providing access to the Servicer's Internet website, the Servicer shall take reasonable measures to ensure that only such parties listed above may access such information including, without limitation, requiring registration and acceptance of a disclaimer. The Servicer shall not be liable for dissemination of this information in accordance with this Agreement, provided that such information otherwise meets the requirements set forth herein with respect to the form and substance of such information or reports. The Servicer shall be entitled to attach to any report provided pursuant to this subsection, any reasonable disclaimer with respect to information provided, or any assumptions required to be made by such report. Notwithstanding anything herein to the contrary, the Servicer may, at its sole cost and expense, make available by electronic media, bulletin board service or internet website any reports or other information the Servicer is required or permitted to provide to any Mortgagor with respect to such Mortgagor's Mortgage Loan to the extent such action does not conflict with the terms of this Agreement, the terms of the Mortgage Loans or applicable law.

            (b) On the second Business Day after each Determination Date, the Servicer shall deliver to the Paying Agent the CMSA Investor Reporting Package
(IRP), reflecting information as of the close of business on the Determination Date, in a mutually agreeable electronic format. Such information may be delivered by the Servicer to the Paying Agent by telecopy or in such electronic or other form as may be reasonably acceptable to the Paying Agent and the Servicer. The Special Servicer shall from time to time (and, in any event, as may be reasonably required by the Servicer) provide the Servicer with such information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties as may be necessary for the Servicer to prepare each report and any supplemental information the Servicer is required to provide hereunder to the Paying Agent. Neither the Paying Agent nor the Depositor shall have any obligation to recompute, verify or recalculate the information provided thereto by the Servicer in the CMSA Investor Reporting Package (IRP). Unless the Paying Agent has actual knowledge that any CMSA Investor Reporting Package (IRP) contains erroneous information, the Paying Agent is authorized to rely thereon in calculating and making distributions to Certificateholders in accordance with
Section 4.01, preparing the statements to Certificateholders required by Section 4.02(a) and allocating Collateral Support Deficit to the Certificates in accordance with Section 4.04.

            Notwithstanding the foregoing, the failure of the Servicer or Special Servicer to disclose any information otherwise required to be disclosed pursuant to this Section 4.02(b) or Section 4.02(c) shall not constitute a breach of this Section 4.02(b) or of Section 4.02(c) to the extent the Servicer or the Special Servicer so fails because such disclosure, in the reasonable belief of the Servicer or the Special Servicer, as the case may be, would violate any applicable law or any provision of a Mortgage Loan document prohibiting disclosure of information with respect to the Mortgage Loans or the Mortgaged Properties. The Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            (c) As soon as reasonably practicable, upon the written request of any Certificateholder, the Paying Agent shall provide the requesting Certificateholder with such information that is in the Paying Agent's possession or can reasonably be obtained by the Paying Agent (or the Trustee with respect to information relating to the Trustee) as is requested by such Certificateholder, for purposes of satisfying applicable reporting requirements under Rule 144A under the Securities Act. Neither the Certificate Registrar, the Paying Agent nor the Trustee shall have any responsibility for the sufficiency under Rule 144A or any other securities laws of any available information so furnished to any person including any prospective purchaser of a Certificate or any interest therein, nor for the content or accuracy of any information so furnished which was prepared or delivered to them by another. In addition, pursuant to Section 8.12(b), the Paying Agent shall provide a financial market publisher (which shall initially be Bloomberg, L.P.) certain current information with respect to the Mortgaged Properties as set forth on Schedule I hereto.

            (d) The Paying Agent shall file with the Commission, in respect of the Trust Fund, the Uncertificated Lower-Tier Interests and the Certificates, copies of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (including Statement to Certificateholders issued pursuant to Section 4.02(a) by means of a Current Report on Form 8-K and an Annual Report on Form 10-K). The Servicer and the Special Servicer agree to provide the Paying Agent with such information in a timely fashion as may be requested by the Paying Agent in connection with such Exchange Act reports. In the event that the Depositor determines that electronic filing through the EDGAR System is required for any reports, the Depositor may either (x) request that the Paying Agent process such filing or (y) cause the filing to be processed by the Depositor or its designee upon receipt from the Paying Agent of the reports, documents and other information described above. Notwithstanding the foregoing, the Depositor shall file with the Commission, within fifteen days after the Closing Date, a Current Report on Form 8-K together with this Agreement.

            Section 4.03      P&I Advances.

            (a) On or before 3:00 p.m., New York City time, on each P&I
Advance Date, the Servicer shall either (i) deposit into the Lower-Tier Distribution Account from its own funds an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date,
(ii) apply amounts held in the Certificate Account for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make P&I Advances or (iii) make P&I Advances in the form of any combination of
(i) and (ii) aggregating the total amount of P&I Advances to be made. Any amounts held in the Certificate Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the Servicer's records and replaced by the Servicer by deposit in the Certificate Account on or before the next succeeding P&I Advance Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and/or interest in respect of which such P&I Advances were made). The Servicer shall notify the Trustee and the Paying Agent of (i) the aggregate amount of P&I Advances for a Distribution Date and (ii) the amount of any Nonrecoverable P&I Advances for such Distribution Date, on or before 2 Business Days prior to such Distribution Date. If the Servicer fails to make a required P&I Advance by 4:00 p.m., New York City time, on any P&I Advance Date, the Trustee shall make such P&I Advance pursuant to Section 7.05 by noon, New York City time, on the related Distribution Date, and if the Trustee fails to make a required P&I Advance, the Fiscal Agent shall make such P&I Advance pursuant to Section 7.05 by 1:00 p.m., New York City time unless the Servicer shall have cured such failure (and provided written notice of such cure to the Trustee, the Fiscal Agent and the Paying Agent) by 10:00 a.m. on such Distribution Date. In the event that the Servicer fails to make a required P&I Advance hereunder, the Paying Agent shall notify the Trustee in writing (which may be via facsimile) of such circumstances by 4:30 p.m. (New York City time) on the related P&I Advance Date.

            (b) Subject to Section 4.03(c) and (e) below, the aggregate amount of P&I Advances to be made by the Servicer with respect to any Distribution Date shall equal the aggregate of: (i) all Monthly Payments (in each case, net of related Servicing Fees) other than Balloon Payments, that were due during the related Due Period and delinquent as of the close of business on the P&I Advance Determination Date (or not advanced by the Servicer or any Sub-Servicer on behalf of the Servicer) and (ii) with respect to each Mortgage Loan as to which the related Balloon Payment was due during or prior to the related Due Period and was delinquent as of the end of the related Due Period (including any REO Loan as to which the Balloon Payment would have been past due), an amount equal to the Assumed Scheduled Payment therefor. Subject to subsection (c) below, the obligation of the Servicer to make such P&I Advances is mandatory, and with respect to any Mortgage Loan or REO Loan, shall continue until the Distribution Date on which the proceeds, if any, received in connection with a Liquidation Event with respect thereto are to be distributed.

            (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance.

            (d) In connection with the recovery of any P&I Advance out of the Certificate Account pursuant to Section 3.05(a), the Servicer shall be entitled to pay itself, the Trustee or the Fiscal Agent, as the case may be (in reverse of such order with respect to any Mortgage Loan or REO Property), out of any amounts then on deposit in the Certificate Account, interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such P&I Advance from the date made to but not including the date of reimbursement (or if such P&I Advance was made prior to the end of any grace period applicable to the subject delinquent Monthly Payment, for so long as such P&I Advance is outstanding following the end of such grace period). The Servicer shall reimburse itself, the Trustee or the Fiscal Agent, as the case may be, for any outstanding P&I Advance as soon as practicably possible after funds available for such purpose are deposited in the Certificate Account.

            (e) Notwithstanding the foregoing, (i) none of the Servicer, the Trustee or the Fiscal Agent shall make an advance for Excess Interest, Prepayment Premiums, Yield Maintenance Charges, Penalty Charges or the North Peachtree Prepayment Penalty Charge and (ii) the amount required to be advanced in respect of delinquent Monthly Payments or Assumed Scheduled Payments on Mortgage Loans that have been subject to an Appraisal Reduction Event will equal, with respect to any Distribution Date and any Mortgage Loan, the amount that would be required to be advanced by the Servicer without giving effect to the Appraisal Reduction less any Appraisal Reduction Amount with respect to such Mortgage Loan for such Distribution Date.

            Section 4.04      Allocation of Collateral Support Deficit.

            (a) On each Distribution Date, immediately following the distributions to be made on such date pursuant to Section 4.01 and the allocation of Certificate Deferred Interest pursuant to Section 4.06, the Paying Agent shall calculate the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans and any REO Loans expected to be outstanding immediately following such Distribution Date, is less than (ii) the then aggregate Certificate Balance of the Regular Certificates after giving effect to distributions of principal on such Distribution Date and the allocation of Certificate Deferred Interest pursuant to Section 4.06 (any such deficit, the "Collateral Support Deficit"). Any allocation of Collateral Support Deficit to a Class of Regular Certificates shall be made by reducing the Certificate Balance thereof by the amount so allocated. Any Collateral Support Deficit allocated to a Class of Regular Certificates shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby. The allocation of Collateral Support Deficit shall constitute an allocation of losses and other shortfalls experienced by the Trust Fund. Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

            (b) On each Distribution Date, the Certificate Balances of the Regular Certificates will be reduced without distribution as a write-off to the extent of any Collateral Support Deficit, if any, allocable to such Certificates with respect to such Distribution Date. Any such write-off shall be allocated among the respective Certificates as follows: first, to the Class N Certificates; second, to the Class M Certificates; third, to the Class L Certificates; fourth, to the Class K Certificates; fifth, to the Class J Certificates; sixth, to the Class I Certificates; seventh, to the Class H Certificates; eighth, to the Class G Certificates; ninth, to the Class F Certificates; tenth, to the Class E Certificates; eleventh, to the Class D Certificates; twelfth, to the Class C Certificates; thirteenth, to the Class B Certificates, in each case, until the remaining Certificate Balance of each such Class of Certificates has been reduced to zero; and fourteenth, to the Class A-1 Certificates and the Class A-2 Certificates pro rata (based upon Certificate Balance), until the remaining Certificate Balances of such Classes of Certificates have been reduced to zero.

            (c) With respect to any Distribution Date, any Collateral Support Deficit allocated to a Class of Certificates pursuant to Section 4.04(b) with respect to such Distribution Date shall reduce the Lower-Tier Principal Amount of the Related Uncertificated Lower-Tier Interest with respect thereto as a write-off.

            Section 4.05      Appraisal Reductions.

            The aggregate Appraisal Reduction will be allocated by the Paying Agent on each Distribution Date, only for purposes of determining the amount of P&I Advances with respect to the related Mortgage Loan, to the Certificate Balance of the Class N, Class M, Class L, Class K, Class J, Class I, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, up to the amount of their respective Certificate Balances. On any Distribution Date, an Appraisal Reduction that otherwise would be allocated to a Class of Certificates will be allocated to the next most subordinate Class to the extent that the Certificate Balance on such Distribution Date for such Class of Certificates (prior to taking the Appraisal Reduction into account) is less than the Appraisal Reduction for such Distribution Date. An Appraisal Reduction shall not affect the Certificate Balance for the purpose of calculating Voting Rights or for the purpose of determining the identity of the Controlling Class.

            Section 4.06      Certificate Deferred Interest.

            (a) On each Distribution Date, the amount of interest distributable to a Class of Certificates (other than the Class X Certificates) shall be reduced by an amount equal to the amount of Mortgage Deferred Interest for all Mortgage Loans for the Due Dates occurring in the related Due Period allocated to such Class of Certificates, such Mortgage Deferred Interest to be allocated first to the Class N Certificates, second to the Class M Certificates, third to the Class L Certificates, fourth to the Class K Certificates, fifth to the Class J Certificates, sixth to the Class I Certificates, seventh to the Class H Certificates, eighth to the Class G Certificates; ninth to the Class F Certificates, tenth to the Class E Certificates; eleventh to the Class D Certificates; twelfth to the Class C Certificates, thirteenth, to the Class B Certificates, and fourteenth, pro rata (based upon Accrued Certificate Interest), to the Class A-1 and Class A-2 Certificates, in each case up to the respective Accrued Certificate Interest for each such Class of Certificates for such Distribution Date.

            (b) On each Distribution Date, the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L, Class M and Class N Certificates shall be increased by the amount of the Certificate Deferred Interest allocated to such Class of Certificates on such Distribution Date pursuant to Section 4.06(a) above.

            (c) With respect to any Distribution Date, any Certificate
Deferred Interest with respect to such Distribution Date allocated pursuant to
Section 4.06(a) to a Class of Certificates shall be allocated in reduction of the amount of interest distributable to the Related Uncertificated Lower-Tier Interest with respect thereto. On each Distribution Date, to the extent provided in Section 4.06(b), Certificate Deferred Interest will be added to the Lower-Tier Principal Amount of the Uncertificated Lower-Tier Interests in the same manner as the interest thereon was reduced pursuant to the preceding sentence.

            Section 4.07      Grantor Trust Reporting.

            The parties intend that the portions of the Trust Fund consisting of the Excess Interest and the Excess Interest Distribution Account shall be treated as a "grantor trust" under the Code, and the provisions thereof shall be interpreted consistently with this intention. In furtherance of such intention, the Paying Agent shall furnish or cause to be furnished to the Class S Certificateholders and shall file or cause to be filed with the Internal Revenue Service together with Form 1041 or such other form as may be applicable and shall furnish or cause to be furnished (i) to the Holders of the Class S Certificates, their allocable share of income with respect to Excess Interest as such amounts accrue or are received, as the case may be, after the related Anticipated Prepayment Date.

                               [End of Article IV]

                                    ARTICLE V

                                THE CERTIFICATES

            Section 5.01      The Certificates.

            (a) The Certificates will be substantially in the respective forms annexed hereto as Exhibits A-1 through and including A-20. The Certificates will be issuable in registered form only; provided, however, that in accordance with
Section 5.03 beneficial ownership interests in the Regular Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Class S, Class R and Class LR Certificates will each be issuable in one or more registered, definitive physical certificates (each, a "Definitive Certificate") substantially in the form of Certificates of each Class and with such applicable legends as are set forth in the Exhibits hereto corresponding to such Class. Each Certificate will share ratably in all rights of the related Class. The Class X Certificates will be issuable only in minimum Denominations of authorized initial Notional Amount of not less than $1,000,000 and in integral multiples of $1.00 in excess thereof. The Offered Certificates will be issuable only in minimum Denominations of authorized initial Certificate Balance of not less than $10,000, and in integral multiples of $1.00 in excess thereof. The Non-Registered Certificates (other than the Class X Certificates and the Residual Certificates) will be issuable in minimum Denominations of authorized initial Certificate Balance of not less than $250,000, and in integral multiples of $1.00 in excess thereof. If the Original Certificate Balance or initial Notional Amount, as applicable, of any Class does not equal an integral multiple of $1.00, then a single additional Certificate of such Class may be issued in a minimum denomination of authorized initial Certificate Balance or initial Notional Amount, as applicable, that includes the excess of (i) the Original Certificate Balance or initial Notional Amount, as applicable, of such Class over (ii) the largest integral multiple of $1.00 that does not exceed such amount. The Class S, Class R and Class LR Certificates will be issuable only in one or more Definitive Certificates in denominations representing Percentage Interests of not less than 20%. With respect to any Certificate or any beneficial interest in a Certificate, the "Denomination" thereof shall be (i) the amount (a) set forth on the face thereof or, (b) set forth on a schedule attached thereto or (c) in the case of any beneficial interest in a Book-Entry Certificate, the interest of the related Certificate Owner in the applicable Class of Certificates as reflected on the books and records of the Depository or related Participants, as applicable, (ii) expressed in terms of initial Certificate Balance or initial Notional Amount, as applicable, and (iii) be in an authorized denomination, as set forth above. The Book-Entry Certificates will be issued as one or more certificates registered in the name of a nominee designated by the Depository, and Certificate Owners will hold interests in the Book-Entry Certificates through the book-entry facilities of the Depository in the minimum Denominations and aggregate Denominations as set forth in the above. No Certificate Owner of a Book-Entry Certificate of any Class thereof will be entitled to receive a Definitive Certificate representing its interest in such Class, except as provided in Section 5.03 herein. Unless and until Definitive Certificates are issued in respect of a Class of Book-Entry Certificates, beneficial ownership interests in such Class of Certificates will be maintained and transferred on the book-entry records of the Depository and Depository Participants, and all references to actions by Holders of such Class of Certificates will refer to action taken by the Depository upon instructions received from the related registered Holders of Certificates through the Depository Participants in accordance with the Depository's procedures and, except as otherwise set forth herein, all references herein to payments, notices, reports and statements to Holders of such Class of Certificates will refer to payments, notices, reports and statements to the Depository or its nominee as the registered Holder thereof, for distribution to the related registered Holders of Certificates through the Depository Participants in accordance with the Depository's procedures.

            (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Certificate Registrar by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers of the Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. The Chase Manhattan Bank, 450 West 33rd Street, 14th Floor, New York, New York 10001 is hereby initially appointed Authenticating Agent with power to act on the Trustee's behalf in the authentication and delivery of the Certificates in connection with transfers and exchanges as herein provided. If The Chase Manhattan Bank is removed as Paying Agent, then The Chase Manhattan Bank shall be terminated as Authenticating Agent. If the Authenticating Agent is terminated, the Trustee shall appoint a successor Authenticating Agent, which may be the Trustee or an Affiliate thereof.

            (c) Any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage.

            Section 5.02      Registration of Transfer and Exchange of
Certificates.

            (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Chase Manhattan Bank, 450 West 33rd Street, 14th Floor, New York, New York 10001 is hereby initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Depositor, the Trustee, the Fiscal Agent, the Special Servicer and the Servicer, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If The Chase Manhattan Bank resigns or is removed as Certificate Registrar, the Trustee shall immediately succeed to its predecessor's duties as Certificate Registrar. If The Chase Manhattan Bank is removed as Paying Agent, then The Chase Manhattan Bank shall be removed as Certificate Registrar. The Depositor, the Trustee, the Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register. The names and addresses of all Certificateholders and the names and addresses of the transferees of any Certificates shall be registered in the Certificate Register; provided, however, in no event shall the Certificate Registrar be required to maintain in the Certificate Register the names of Certificate Owners. The Person in whose name any Certificate is so registered shall be deemed and treated as the sole owner and Holder thereof for all purposes of this Agreement and the Certificate Registrar, the Servicer, the Trustee, the Paying Agent, the Special Servicer and any agent of any of them shall not be affected by any notice or knowledge to the contrary. A Definitive Certificate is transferable or exchangeable only upon the surrender of such Certificate to the Certificate Registrar at its office maintained at 450 West 33rd Street, 8th Floor, New York, New York 10001 (the "Registrar Office") together with an assignment and transfer (executed by the Holder or his duly authorized attorney). Subject to the requirements of Sections 5.02(b), (c) and (d), the Certificate Registrar shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination as the Definitive Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e). Each Certificate surrendered for registration of transfer shall be canceled, and the Certificate Registrar shall hold such canceled Certificates in accordance with its standard procedures.

            (b) No transfer of any Non-Registered Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a transfer (other than one by the Depositor to an Affiliate thereof) is to be made in reliance upon an exemption from the Securities Act, and under the applicable state securities laws, then either: (i) the Certificate Registrar shall require that the transferee deliver to the Certificate Registrar an investment representation letter (the "Investment Representation Letter") substantially in the form of Exhibit C attached hereto, which Investment Representation Letter shall certify, among other things, that the transferee is an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act (an "Institutional Accredited Investor") or a "qualified institutional buyer" as defined in Rule 144A under the Securities Act (a "Qualified Institutional Buyer"), and the Certificate Registrar may also require that the transferee deliver to the Certificate Registrar an Opinion of Counsel if such transferee is not a Qualified Institutional Buyer or (ii) if the certifications described in the preceding clause (i) cannot be provided, (a) the Certificate Registrar shall require an Opinion of Counsel reasonably satisfactory to the Certificate Registrar and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from registration or qualification under the Securities Act, applicable state securities laws and other relevant laws, which Opinion of Counsel shall not be an expense of the Trust Fund, the Certificate Registrar, the Depositor or the Trustee and (b) the Certificate Registrar shall require the transferor to execute a certification in form and substance satisfactory to the Certificate Registrar setting forth the facts surrounding such transfer; provided, however, that a transfer of a Non-Registered Certificate of any such Class may be made to a trust if the transferor provides to the Certificate Registrar and to the Trustee a certification that interests in such trust may only be transferred subject to requirements substantially to the effect set forth in this Section
5.02. No transfer of any interest in a Class S Certificate shall be made unless such transfer is made to a Qualified Institutional Buyer and such transferee is not an ERISA Prohibited Holder. The Certificate Registrar will furnish, or cause to be furnished, upon the request of any Holder of Non-Registered Certificates, to a prospective purchaser of such Non-Registered Certificates who is a Qualified Institutional Buyer, such information as is specified in paragraph
(d)(4) of Rule 144A with respect to the Trust Fund, unless, at the time of such request, the entity with respect to which such information is to be provided is subject to the reporting requirements of Section 15(d) of the Exchange Act. None of the Depositor, the Trustee, the Servicer or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate without registration or qualification. Any Holder of a Non-Registered Certificate desiring to effect such a transfer shall, and does hereby agree to, indemnify the Depositor, the Trustee, the Servicer and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Unless the Certificate Registrar determines otherwise in accordance with applicable law and the rules and procedures of, or applicable to, the Depository (the "Depository Rules"), transfers of a beneficial interest in a Book-Entry Certificate representing an interest in a Non-Registered Certificate that is not rated in one of the top four categories by a nationally recognized statistical rating organization to (i) an Institutional Accredited Investor will require delivery in the form of a Definitive Certificate and the Certificate Registrar shall register such transfer only upon compliance with the foregoing provisions of this Section 5.02(b) or (ii) a Qualified Institutional Buyer may only be effectuated by means of an "SRO Rule 144A System" approved for such purpose by the Commission.

            Unless the Non-Registered Certificates have been registered under the Securities Act, each of the Non-Registered Certificates shall bear a legend substantially to the following effect:

            THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

            THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501
            (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

            THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

            (c) With respect to the ERISA Restricted Certificates and the Class S Certificates, no sale, transfer, pledge or other disposition by any Holder of any such Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation letter from the proposed purchaser or transferee of such Certificate substantially in the form of Exhibit G attached hereto, to the effect that such proposed purchaser or transferee is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation ss. 2510.3-101), other than, except with respect to the Class S Certificates, an insurance company using the assets of its general account under circumstances whereby the purchase and holding of such Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Prohibited Transaction Class Exemption 95-60 or (ii) if such Certificate is presented for registration in the name of a purchaser or transferee that is any of the foregoing, an Opinion of Counsel in form and substance satisfactory to the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA, the prohibited transaction provisions of the Code or the provisions of any Similar Law, will not constitute or result in a "prohibited transaction" within the meaning of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Certificate Registrar, the Servicer, the Special Servicer, the Paying Agent, the Fiscal Agent, the Underwriters, the Initial Purchasers, the Placement Agent or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Agreement. The Certificate Registrar shall not register the sale, transfer, pledge or other disposition of any such Certificate unless the Certificate Registrar has received either the representation letter described in clause (i) above or the Opinion of Counsel described in clause (ii) above. The costs of any of the foregoing representation letters or Opinions of Counsel shall not be borne by any of the Depositor, the Servicer, the Special Servicer, the Trustee, the Paying Agent, the Underwriters, the Initial Purchasers, the Placement Agent, the Certificate Registrar or the Trust Fund. Each Certificate Owner of an ERISA Restricted Certificate or a Class S Certificate shall be deemed to represent that it is not a Person specified in clauses (a) or (b) above. Any transfer, sale, pledge or other disposition of any such Certificates that would constitute or result in a prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law, or would otherwise violate the provisions of this Section 5.02(c) shall be deemed absolutely null and void ab initio, to the extent permitted under applicable law.

            So long as any of the Class of Certificates remains outstanding, the Servicer will make available, or cause to be made available, upon request, to any Holder and any Person to whom any such Certificate of any such Class of Certificates may be offered or sold, transferred, pledged or otherwise disposed of by such Holder, information with respect to the Servicer, the Special Servicer or the Mortgage Loans necessary to the provision of an Opinion of Counsel described in this Section 5.02(c).

            (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Paying Agent under clause (ii) below to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (A) (i) No Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Disqualified Organization or agent thereof (including a nominee, middleman or similar person) (an "Agent"), a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or a Non-U.S. Person and (ii) each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and in each case shall promptly notify the Servicer, the Trustee and the Certificate Registrar of any change or impending change to such status;

                  (B) In connection with any proposed Transfer of any Ownership
            Interest in a Residual Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Residual Certificate shall be registered until the Certificate Registrar receives, an affidavit substantially in the form attached hereto as Exhibit D-1 (a "Transfer Affidavit") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee and is not a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them;

                  (C) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (b) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person or is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected; and

                  (D) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Certificate Registrar a letter substantially in the form attached hereto as Exhibit D-2 (a "Transferor Letter") certifying that, among other things, it has no actual knowledge that such prospective Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person.

            (ii) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Servicer, the Authenticating Agent and the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement; provided, however, that the Certificate Registrar shall be under such liability for a registration of Transfer of a Residual Certificate if it has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person in violation of Section 5.02(d)(i)(C) above or is not a Permitted Transferee.

            (iii) The Paying Agent shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions, upon written request of the Trustee, all information in its possession and necessary to compute any tax imposed as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization or Agent thereof, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate.

            (e) Subject to the restrictions on transfer and exchange set forth in this Section 5.02, the Holder of any Definitive Certificate may transfer or exchange the same in whole or in part (with a Denomination equal to any authorized denomination) by surrendering such Certificate at the Registrar Office or at the office of any successor Certificate Registrar or transfer agent appointed by the Certificate Registrar, together with an instrument of assignment or transfer (executed by the Holder or its duly authorized attorney), in the case of transfer, and a written request for exchange in the case of exchange. Subject to the restrictions on transfer set forth in this Section 5.02 and Depository Rules, any Certificate Owner owning a beneficial interest in a Non-Registered Certificate may cause the Certificate Registrar to request that the Depository exchange such Certificate Owner's beneficial interest in a Book-Entry for a Definitive Certificate or Certificates. Following a proper request for transfer or exchange, the Certificate Registrar shall, within 5 Business Days of such request if made at such Registrar Office, or within 10 Business Days if made at the office of a transfer agent (other than the Certificate Registrar), execute and deliver at such Registrar Office or at the office of such transfer agent, as the case may be, to the transferee (in the case of transfer) or Holder (in the case of exchange) or send by first class mail (at the risk of the transferee in the case of transfer or Holder in the case of exchange) to such address as the transferee or Holder, as applicable, may request, a Definitive Certificate or Certificates, as the case may require, for a like aggregate Denomination and in such Denomination or Denominations as may be requested. The presentation for transfer or exchange of any Definitive Certificate shall not be valid unless made at the Registrar Office or at the office of a transfer agent by the registered Holder in person, or by a duly authorized attorney-in-fact. The Certificate Registrar may decline to accept any request for an exchange or registration of transfer of any Certificate during the period of 15 days preceding any Distribution Date.

            (f) In the event a Responsible Officer of the Certificate
Registrar becomes aware that a Definitive Certificate (other than a Definitive Certificate issued in exchange for a Certificate representing an interest in the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G or Class X Certificates) or a beneficial interest in a Book-Entry Certificate representing a Non-Registered Certificate is being held by or for the benefit of a Person who is not an Eligible Investor, or that such holding is unlawful under the laws of a relevant jurisdiction, then the Certificate Registrar shall have the right to void such transfer, if permitted under applicable law, or to require the investor to sell such Definitive Certificate or beneficial interest in such Book-Entry Certificate to an Eligible Investor within 14 days after notice of such determination and each Certificateholder by its acceptance of a Certificate authorizes the Certificate Registrar to take such action.

            (g) The Certificate Registrar shall provide notice to the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Depositor of each transfer of a Certificate on its books and records and to provide each such Person with an updated copy of the Certificate Register on or about January 1st and July 1st of each year, commencing July 1, 2001.

            (h) No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in this Section 5.02 except as provided below. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            (i) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall hold such canceled Certificates in accordance with its standard procedures.

            Section 5.03      Book-Entry Certificates.

            (a) The Regular Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in subsection (c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in Section 5.02(e) above or subsection (c) below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            (b) The Trustee, the Servicer, the Special Servicer, the Paying Agent, the Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Certificate Registrar may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

            (c) If (i)(A) the Depositor advises the Trustee, the Paying Agent and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Certificates and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee, the Paying Agent and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository, the Paying Agent shall notify the affected Certificate Owners, through the Depository with respect to all, any Class or any portion of any Class of the Certificates or (iii) the Trustee determines that Definitive Certificates are required in accordance with the provisions of Section 5.03(e), of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository or any custodian acting on behalf of the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, within 5 Business Days of such request if made at the Registrar Office, or within 10 Business Days if made at the office of a transfer agent (other than the Certificate Registrar), the Definitive Certificates to the Certificate Owners identified in such instructions. None of the Depositor, the Paying Agent, the Servicer, the Trustee, the Fiscal Agent, the Special Servicer, the Authenticating Agent and the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Certificates, the registered Holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

            (d) The Book-Entry Certificates (i) shall be delivered by the Certificate Registrar to the Depository, or pursuant to the Depository's instructions, and shall be registered in the name of Cede & Co. and (ii) shall bear a legend substantially to the following effect:

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Certificate Registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of
            DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            The Book-Entry Certificates may be deposited with such other Depository as the Certificate Registrar may from time to time designate, and shall bear such legend as may be appropriate.

            (e) If the Trustee has instituted or if the Special Servicer or the Servicer, on the Trustee's behalf, has been directed to institute any judicial proceeding in a court to enforce the rights of the Certificateholders under the Certificates, and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of all or any portion of the Certificates evidenced by Book-Entry Certificates, the Trustee may in its sole discretion determine that such Certificates shall no longer be represented by such Book-Entry Certificates. In such event, the Certificate Registrar will execute, the Authenticating Agent will authenticate and the Certificate Registrar will deliver, in exchange for such Book-Entry Certificates, Definitive Certificates in a Denomination equal to the aggregate Denomination of such Book-Entry Certificates to the party so requesting such Definitive Certificates. In such event, the Certificate Registrar shall notify the affected Certificate Owners and make appropriate arrangements for the effectuation of the purpose of this clause.

            (f) Upon acceptance for exchange or transfer of a beneficial interest in a Book-Entry Certificate for a Definitive Certificate, as provided herein, the Certificate Registrar shall endorse on a schedule affixed to the related Book-Entry Certificate (or on a continuation of such schedule affixed to such Book-Entry Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Denomination of such Book-Entry Certificate equal to the Denomination of such Definitive Certificate issued in exchange therefor or upon transfer thereof.

            (g) If a Holder of a Definitive Certificate wishes at any time to transfer such Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Book-Entry Certificate, such transfer may be effected only in accordance with Depository Rules and this Section 5.03(g). Upon receipt by the Certificate Registrar at the Registrar Office of (i) the Definitive Certificate to be transferred with an assignment and transfer pursuant to Section 5.02(a), (ii) written instructions given in accordance with Depository Rules directing the Certificate Registrar to credit or cause to be credited to another account a beneficial interest in the related Book-Entry Certificate, in an amount equal to the Denomination of the Definitive Certificate to be so transferred, (iii) a written order given in accordance with the Depository Rules containing information regarding the account to be credited with such beneficial interest and (iv) if the affected Certificate is a Non-Registered Certificate an Investment Representation Letter from the transferee to the effect that such transferee is a Qualified Institutional Buyer, the Certificate Registrar shall cancel such Definitive Certificate, execute and deliver a new Definitive Certificate for the Denomination of the Definitive Certificate not so transferred, registered in the name of the Holder or the Holder's transferee (as instructed by the Holder), and the Certificate Registrar shall instruct the Depository or the custodian holding such Book-Entry Certificate on behalf of the Depository to increase the Denomination of the related Book-Entry Certificate by the Denomination of the Definitive Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a corresponding Denomination of such Book-Entry Certificate.

            Section 5.04      Mutilated, Destroyed, Lost or Stolen Certificates.

            If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual notice to the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 5.05      Persons Deemed Owners.

            Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar and any agents of any of them may treat the person in whose name such Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder," and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar and any agent of any of them shall be affected by notice to the contrary except as provided in Section 5.02(d).

            Section 5.06      Appointment of Paying Agent.

            (a) The Chase Manhattan Bank, 450 West 33rd Street, 14th Floor,
New York, New York 10001 is hereby initially appointed Paying Agent to act on the Trustee's behalf in accordance with the terms of this Agreement. If the Paying Agent resigns or is terminated, the Trustee shall appoint a successor Paying Agent which may be the Trustee or an Affiliate thereof to fulfill the obligations of the Paying Agent hereunder which must be rated "A" or otherwise be acceptable to the Rating Agencies, as evidenced by a written confirmation that such appointment will not cause the downgrade, withdrawal or qualification of the then current ratings of any Class of Certificates. The Trustee shall enter into a side agreement with the Paying Agent, which agreement shall set forth the amount of compensation the Paying Agent is entitled to retain from amounts otherwise payable to the Trustee pursuant to Sections 3.05 and 8.05 of the Pooling Agreement.

            (b) The Paying Agent may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, Appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

            (c) The Paying Agent, at the expense of the Trust Fund (but only if such amount constitutes "unanticipated expenses of the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii)), may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith.

            (d) The Paying Agent shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement.

            (e) The Paying Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the appointment of such agents or attorneys shall not relieve the Paying Agent of its duties or obligations hereunder.

            (f) The Paying Agent shall not be responsible for any act or omission of the Servicer or the Special Servicer or of the Depositor.

                               [End of Article V]

                                   ARTICLE VI

                               THE DEPOSITOR, THE
      SERVICER, THE SPECIAL SERVICER AND THE DIRECTING CERTIFICATEHOLDER

            Section 6.01 Liability of the Depositor, the Servicer and the Special Servicer.

            The Depositor, the Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Servicer and the Special Servicer herein.

            Section 6.02 Merger, Consolidation or Conversion of the Depositor, the Servicer or the Special Servicer.

            (a) Subject to subsection (b) below, the Depositor, the Servicer and the Special Servicer each will keep in full effect its existence, rights and franchises under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign corporation or other organization in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            (b) The Depositor, the Servicer and the Special Servicer each may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets (which may be limited to all or substantially all of its assets related to commercial mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Servicer or the Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Servicer or the Special Servicer, shall be the successor of the Depositor, the Servicer and the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper (other than an assumption agreement wherein the successor shall agree to perform the obligations of and serve as the Depositor, the Servicer or the Special Servicer, as the case may be, in accordance with the terms of this Agreement) or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that such merger, consolidation or succession will not result in a withdrawal, downgrade or qualification of the then-current ratings of the Classes of Certificates that have been so rated (as evidenced by a letter to such effect from each Rating Agency).

            Section 6.03 Limitation on Liability of the Depositor, the Servicer, the Special Servicer and Others.

            (a) None of the Depositor, the Servicer, the Special Servicer or any of the respective general partners, directors, officers, employees or agents of any of the foregoing shall be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer, the Special Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties hereunder. The Depositor, the Servicer and the Special Servicer and any general partner, director, officer, employee or agent of the Depositor, the Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicer, the Special Servicer and any general partner of the foregoing and any director, officer, member, manager, employee or agent of any of the foregoing shall be indemnified and held harmless by the Trust against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any legal action (whether in equity or at law) or claim relating to this Agreement or the Certificates, other than any loss, liability or expense: (i) specifically required to be borne thereby pursuant to the terms hereof; (ii) incurred in connection with any breach of a representation, warranty or covenant made by it herein; (iii) incurred by reason of bad faith, willful misconduct or negligence in the performance of its obligations or duties hereunder, or by reason of negligent disregard of such obligations or duties or
(iv) in the case of the Depositor and any of its directors, officers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law.

            (b) None of the Depositor, the Servicer and the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action (whether in equity or at law), proceeding, hearing or examination that is not incidental to its respective duties under this Agreement or which in its opinion may involve it in any expense or liability not recoverable from the Trust Fund; provided, however, that the Depositor, the Servicer or the Special Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Servicer and the Special Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Certificate Account as provided by Section 3.05(a).

            (c) Each of the Servicer and the Special Servicer agrees to indemnify the Depositor, the Trustee, the Fiscal Agent and the Trust and any director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misfeasance, bad faith or negligence of the Servicer or the Special Servicer, as the case may be, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Servicer or the Special Servicer, as the case may be, of its duties and obligations hereunder or by reason of breach of any representations or warranties made herein; provided, that such indemnity shall not cover indirect or consequential damages. The Trustee, the Fiscal Agent or the Depositor, as the case may be, shall immediately notify the Servicer or the Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling it to indemnification hereunder, whereupon the Servicer or the Special Servicer, as the case may be, shall assume the defense of such claim (with counsel reasonably satisfactory to the Trustee, the Fiscal Agent or the Depositor) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Servicer or the Special Servicer, as the case may be, shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Servicer's, or the Special Servicer's, as the case may be, defense of such claim is materially prejudiced thereby.

            (d) The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the Servicer, the Trustee, the Fiscal Agent and the Special Servicer.

            Section 6.04      Depositor, Servicer and Special Servicer Not to
Resign.

            Subject to the provisions of Section 6.02, none of the Depositor, the Servicer and the Special Servicer shall resign from their respective obligations and duties hereby imposed on each of them except upon (a) determination that such party's duties hereunder are no longer permissible under applicable law or (b) in the case of the Servicer, upon the appointment of, and the acceptance of such appointment by, a successor Servicer and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will not cause such Rating Agency to downgrade, withdraw or qualify any of the then current ratings assigned by such Rating Agency to any Class of Certificates. Only the Servicer shall be permitted to resign pursuant to clause (b) above. Any such determination permitting the resignation of the Depositor, the Servicer or the Special Servicer pursuant to clause (a) above shall be evidenced by an Opinion of Counsel (at the expense of the resigning party) to such effect delivered to the Trustee. No such resignation by the Servicer or the Special Servicer shall become effective until the Trustee or a successor Servicer shall have assumed the Servicer's or Special Servicer's, as applicable, responsibilities and obligations in accordance with
Section 7.02. Upon any termination or resignation of the Servicer hereunder, the Servicer shall have the right and opportunity to appoint any successor Servicer with respect to this Section 6.04 provided that such successor Servicer otherwise meets the requirements set forth herein.

            Notwithstanding the foregoing, the Servicer's right to appoint any successor shall be subject to the requirements of this paragraph. Prior to appointing any successor Servicer, the Servicer shall provide Chase written notice (with a copy to the Trustee) of the proposed resignation and the price to be paid to the Servicer by the successor Servicer for such appointment. Provided Chase satisfies the requirements under this Agreement for a successor Servicer, Chase shall be entitled to become the successor Servicer if within five Business Days of receipt of such notice from the Servicer, Chase executes and delivers to the Servicer a commitment to accept the appointment at the price proposed to be paid by the successor Servicer and within 25 days of the notice delivers to the
Servicer: (a) the Rating Agency confirmations required by clause (b) above, (b) cash consideration in the amount that the successor Servicer was willing to pay to the Servicer for such appointment, and (c) an assumption in writing (with a copy to the Trustee) of the obligations of the Servicer under this Agreement; provided that Chase shall have an additional period of time, not to exceed 45 days following receipt of such notice from the Servicer, to deliver the Rating Agency confirmations so long as Chase has been using, and continues to use, its best efforts to obtain such Rating Agency confirmations and Chase is an acceptable or approved master servicer to the Rating Agencies as a Servicer of commercial loans. If Chase fails to execute and deliver to the servicer such commitment or deliver such items within such time period, the Servicer may appoint the successor Servicer

            Section 6.05 Rights of the Depositor in Respect of the Servicer and the Special Servicer.

            The Depositor may, but is not obligated to, enforce the obligations of the Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer and the Special Servicer hereunder or exercise the rights of the Servicer or Special Servicer, as applicable, hereunder; provided, however, that the Servicer and the Special Servicer shall not be relieved of any of their respective obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Servicer or the Special Servicer and is not obligated to supervise the performance of the Servicer or the Special Servicer under this Agreement or otherwise.

            Section 6.06      Rating Agency Fees.

            The Servicer shall pay, from its own funds, the annual surveillance fees of each Rating Agency in an amount not to exceed $40,000 in the aggregate.

            Section 6.07      The Directing Certificateholder.

            (a) The Directing Certificateholder shall be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer with respect to any Specially Serviced Mortgage Loan, and the Servicer with respect to any Mortgage Loan having a Stated Principal Balance of $2,500,000 or greater, or any Mortgage Loan for which an extension of maturity is requested and, notwithstanding anything herein to the contrary, except as set forth in, and in any event subject to, the second paragraph of this Section 6.07, neither the Servicer nor the Special Servicer shall be permitted to take any of the following actions as to which the Directing Certificateholder has objected in writing within 10 Business Days of being notified thereof (provided that if such written objection has not been received by the Special Servicer within such 10 Business Day period, then the Directing Certificateholder's approval shall be deemed to have been given):

            (i) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an REO Property;

            (ii) any acceptance of substitute or additional collateral for a Specially Serviced Mortgage Loan other than pursuant to the terms of the related Specially Serviced Mortgage Loan;

            (iii) any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

            (iv) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan other than pursuant to the terms of such Mortgage Loan; and

            (v) any proposed lease relating to an REO Loan which represents 15% or more of the gross rental income from the related Mortgaged Property;

provided that, in the event that the Servicer or the Special Servicer, as applicable, determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the Servicer or the Special Servicer, as applicable, may take any such action without waiting for the Directing Certificateholder's response.

            In addition, the Directing Certificateholder may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to a Specially Serviced Mortgage Loan as the Directing Certificateholder may deem advisable or as to which provision is otherwise made herein; provided that notwithstanding anything herein to the contrary, no such direction, and no objection contemplated by the preceding paragraph, may require, permit or cause the Special Servicer to violate any provision of this Agreement or the REMIC Provisions, including without limitation, Section 3.09, Section 3.18 and Section 3.20, the Special Servicer's obligation to act in accordance with the Servicing Standards, or expose the Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer's responsibilities hereunder or cause the Special Servicer to act, or fail to act, in a manner which in the reasonable judgment of the Special Servicer is not in the best interests of the Certificateholders.

            Any out of pocket costs and expenses incurred by the Special Servicer in obtaining such consent will be borne by the Directing Certificateholder. In the event the Special Servicer determines that a refusal to consent by the Directing Certificateholder or any advice from the Directing Certificateholder would otherwise cause the Special Servicer to violate the terms of this Agreement, including without limitation, the Servicing Standards, the Special Servicer shall disregard such refusal to consent or advice and notify the Directing Certificateholder, the Trustee and the Rating Agencies of its determination, including a reasonably detailed explanation of the basis therefor.

            The Directing Certificateholder shall have no liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that the Directing Certificateholder shall not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Directing Certificateholder may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Directing Certificateholder may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates, that the Directing Certificateholder may act solely in the interests of the Holders of the Controlling Class, that the Directing Certificateholder does not have any duties to the Holders of any Class of Certificates other than the Controlling Class, that the Directing Certificateholder may take actions that favor the interests of the Holders of the Controlling Class over the interests of the Holders of one or more other classes of Certificates, that the Directing Certificateholder, absent willful misfeasance, bad faith or negligence, shall not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance, by reason of its having acted solely in the interests of the Holders of the Controlling Class, and that the Directing Certificateholder shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal thereof for having so acted.

            (b) Within five Business Days of receipt of written notice that a new Directing Certificateholder has been selected, the Trustee shall deliver notice to the Paying Agent, the Servicer and the Special Servicer of such Directing Certificateholder's identity.

                               [End of Article VI]

                                   ARTICLE VII

                                     DEFAULT

            Section 7.01 Events of Default; Servicer and Special Servicer Termination.

            (a) "Event of Default", wherever used herein, means any one of the following events:

            (i) (A) any failure by the Servicer to make any deposit required to be made by the Servicer to the Certificate Account on the day and by the time such remittance is required to be made under the terms of this Agreement, which failure is not remedied within one Business Day or (B) any failure by the Servicer to deposit into, or remit to the Paying Agent for deposit into, any Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 10:00 a.m. (New York City time) on the relevant Distribution Date; or

            (ii) any failure by the Special Servicer to deposit into the REO Account, or to remit to the Servicer for deposit into, the Certificate Account, or to deposit into, or to remit to the Paying Agent for deposit into, the Lower-Tier Distribution Account any amount required to be so deposited or remitted by the Special Servicer pursuant to, and at the time specified by, the terms of this Agreement; or

            (iii) any failure on the part of the Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations contained in this Agreement which continues unremedied for a period of 30 days (15 days in the case of a failure to make a Servicing Advance or in the case of a failure to pay the premium for any insurance policy required to be maintained hereunder) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer or the Special Servicer, as the case may be, by any other party hereto, with a copy to each other party to this Agreement by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; provided, however, if such failure is capable of being cured and the Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 15- or 30-day period will be extended an additional 30 days; or

            (iv) any breach on the part of the Servicer or the Special Servicer of any representation or warranty contained in Section 3.23 or Section 3.24, as applicable, which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Servicer, the Special Servicer, the Depositor and the Trustee by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; provided, however, if such breach is capable of being cured and the Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 30-day period will be extended an additional 30 days; or

            (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer or the Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

            (vi) the Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or the Special Servicer or of or relating to all or substantially all of its property; or

            (vii) the Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing; or

            (viii) Moody's places the rating of any Class of Certificates on "watchlist" status for possible ratings downgrade or withdrawal (or Moody's has downgraded or withdrawn its rating for any Class of Certificates) citing servicing concerns with respect to the Master Servicer or Special Servicer, as the case may be, as the cause of such rating action, and, in the case of watch status, such watch is not withdrawn by Moody's within 60 days; or

            (ix) the Trustee shall have received written notice from Fitch that the continuation of the Servicer or Special Servicer, as the case may be, has resulted, or would result, in and of itself, in a downgrade or withdrawal of the then-current rating on any Class of Certificates that are rated by Fitch; provided that the publication of a ratings watch with negative implications due to the continuation of the Special Servicer with respect to the Certificates will be deemed notice for purposes of this
      Section 7.01(a)(ix); or

            (x) the Servicer shall no longer be rated CMS3 or higher by Fitch, or the equivalent.

            (b) If any Event of Default with respect to the Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee or the Depositor may, and at the written direction of the Holders of Certificates entitled to at least 51% of the Voting Rights, the Trustee shall, terminate, by notice in writing to the Defaulting Party, with a copy of such notice to the Trustee or Depositor, as applicable, all of the rights and obligations of the Defaulting Party under this Agreement and in and to the Mortgage Loans and the proceeds thereof; provided, however, that the Defaulting Party shall be entitled to the payment of accrued and unpaid compensation and reimbursement through the date of such termination as provided for under this Agreement for services rendered and expenses incurred. From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee with respect to a termination of the Servicer and to the Servicer with respect to a termination of the Special Servicer pursuant to and under this Section, and, without limitation, the Trustee or Servicer, as applicable, is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Servicer and Special Servicer each agree that if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than 20 Business Days subsequent to its receipt of the notice of termination) provide the Trustee or the Servicer, as applicable, with all documents and records requested by it to enable it to assume the Servicer's or the Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee or the Servicer, as applicable, in effecting the termination of the Servicer's or the Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, the transfer within 5 Business Days to the Trustee or the Servicer, as applicable, for administration by it of all cash amounts which shall at the time be or should have been credited by the Servicer to the Certificate Account or any Servicing Account (if it is the Defaulting Party) or by the Special Servicer to the REO Account (if it is the Defaulting Party) or thereafter be received with respect to the Mortgage Loans or any REO Property (provided, however, that the Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances (in the case of the Servicer) or otherwise including Workout Fees as and to the extent provided in Section 3.11, and it and its directors, managers, officers, members, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination).

            (c) The Special Servicer may be removed and replaced in accordance with the following provisions.

            (i) Subject to Section 7.01(c)(ii), the Directing Certificateholder may, upon not less than 30 days' prior written notice to the respective parties hereto, remove any existing Special Servicer or Special Sub-Servicer hereunder (with or without cause) and appoint a successor Special Servicer; provided that, if any such removal is made without cause, then the costs of transferring the special servicing responsibilities to a successor Special Servicer will be paid by the Controlling Class Certificateholders.

            (ii) No removal of the Special Servicer and appointment of a successor thereto pursuant to Section 7.01(c)(i) shall be effective unless: (A) the Trustee shall have received written confirmation from each of the Rating Agencies that such removal and appointment will not, in and of itself, result in a downgrading, withdrawal or qualification of the then-current ratings provided by the Rating Agencies in respect to any Class of then outstanding Certificates that is rated, and (B) such successor will meet the requirements set forth in Section 7.02.

Any Special Servicer terminated pursuant to Section 7.01(c)(i) shall be deemed to have been so terminated simultaneously with the designated successor's becoming the Special Servicer hereunder; provided that (i) the terminated Special Servicer shall be entitled to receive, in connection with its termination, payment from the successor special servicer of all of its accrued and unpaid Special Servicing Fees and reimbursement from the successor Special Servicer of all outstanding Servicing Advances made by the terminated Special Servicer and all unpaid Advance Interest accrued on such outstanding Servicing Advances (in which case the successor Special Servicer shall be deemed to have made such Servicing Advances at the same time that the terminated Special Servicer had actually made them), (ii) the terminated Special Servicer, shall thereafter be entitled to Workout Fees, as and to the extent expressly permitted by Section 3.11(b), and (iii) such terminated Special Servicer shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such termination; and provided, further, that the terminated Special Servicer shall continue to be obligated to pay (and entitled to receive) all other amounts accrued to (or owing by) it under this Agreement on or prior to the effective date of such termination.

            (d) The Directing Certificateholder shall be entitled to terminate the rights and obligations of the Servicer under this Agreement, upon an Event of Default after any notice and expiration of the applicable grace period (other than such Events of Default pursuant to clauses (viii), (ix) and (x) of the definition thereof), upon 10 Business Days notice to the Servicer and the Trustee, and to require the Trustee to appoint a successor servicer reasonably acceptable to the Directing Certificateholder; provided, however, that (i) such successor will meet the requirements set forth in Section 7.02 and (ii) as evidenced in writing by each of the Rating Agencies, the proposed successor of such Servicer will not, in and of itself, result in a downgrading, withdrawal or qualification of the then-current ratings provided by the Rating Agencies in respect to any Class of then outstanding Certificates that is rated. No penalty or fee shall be payable to the Servicer with respect to any termination pursuant to this Section 7.01(c).

            (e) The Servicer and Special Servicer shall, from time to time, take all such reasonable actions as are required by them in order to (i) maintain their respective status as an approved servicer and special servicer, as applicable as pertains to this transaction, with each of the Rating Agencies and (ii) maintain their respective ratings by Fitch at a level no lower than "CMS3" for the Servicer and "CSS3" for the Special Servicer.

            (f) If the Servicer resigns or is terminated hereunder, Chase shall be offered the first opportunity to accept the appointment as successor Servicer. If the Servicer is terminated because of the events specified in
Section 7.01(a)(viii), (ix) and (x), and Chase and the Servicer have been unable to agree upon terms or Chase has declined or otherwise been unable to accept that appointment, as the case may be, the terminated Servicer, upon five Business Days of notice to the Trustee, will be entitled to sell the rights to master service the Mortgage Loans under this Agreement to a successor Servicer meeting the requirements of Section 6.04 hereof that agrees to (i) enter into this Agreement as successor Servicer and to agree to be bound by the terms hereof and (ii) enter into the Sub-Servicing Agreement as successor Servicer and to agree to be bound by its terms, within 45 days after the termination of the initial Servicer; provided, however, that the initial Servicer may request and obtain an additional 20 days for such sale and assumption to be completed so long as the Servicer delivers to the Trustee an Officer's Certificate stating that the sale and assumption of the rights to master service the Mortgage Loans cannot be completed in the initial 45-day period and specifying the reasons. The Servicer shall solicit bids at a master servicing fee rate of 0.03% per annum per Mortgage Loan serviced (i) on the basis of such successor Servicer entering into a Sub-Servicing Agreement with the terminated Servicer to service each of the Mortgage Loans (each, a "Servicing Retained Bid") or (ii) on the basis of having no obligation to enter into a Sub-Servicing Agreement with the terminated Servicer (each, a "Servicing Released Bid"). The Servicer shall direct the successor Servicer to enter into this Agreement as successor Servicer pursuant to the terms hereof (and, if the successful bid was a Servicing Retained Bid, to enter into a Sub-Servicing Agreement with the terminated Servicer as contemplated above), no later than 45 days after the termination of the initial Servicer; provided, however, that the initial Servicer may request and obtain an additional 20 days for such sale and assumption to be completed so long as the initial Servicer delivers to the Trustee an Officer's Certificate stating that the sale and assumption of the right to master service the Mortgage Loans cannot be completed in the initial 45-day period and specifying the reasons.

            The Trustee shall cooperate with the terminated Servicer in effecting such sale, the proceeds of which will belong to the terminated Servicer, and whether or not such sale shall have been consummated, the terminated Servicer shall reimburse the Trustee for all out-of-pocket expenses incurred by the Trustee in connection therewith, within 30 days of request therefor, otherwise such expenses shall be payable from the Trust. If no such sale shall have been consummated with such 45 day period, as such period may be extended for 20 days as described above, or if the terminated Servicer shall not have delivered a timely notice of its intention to sell such servicing rights, the Trustee shall have no further obligations under this Section 7.01(e) and may select a successor Servicer of its choice and pursuant to the terms hereof.

            No resignation or termination of the Servicer shall be effective, and the Servicer shall continue to perform as such and to collect its Servicing Fee until the conclusion of the process described in this Section 7.01(e) and the acceptance of appointment by a successor Servicer.

            (g) Each successor servicer or successor special servicer, as applicable, shall be entitled to terminate any sub-servicing agreement with respect to which the predecessor Servicer or Special Servicer was a party.

            Section 7.02      Trustee to Act; Appointment of Successor.

            On and after the time the Servicer or the Special Servicer, as the case may be, either resigns pursuant to subsection (a) of the first sentence of
Section 6.04 or receives a notice of termination for cause pursuant to Section 7.01(a), and provided that no acceptable successor has been appointed, the Trustee shall be the successor to the Servicer and the Servicer shall be the successor to the Special Servicer, as applicable, in all respects in its capacity as Servicer or Special Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to, and have the benefit of, all of the rights, benefits, responsibilities, duties, liabilities and limitations on liability relating thereto and that arise thereafter placed on or for the benefit of the Servicer or Special Servicer by the terms and provisions hereof; provided, however, that any failure to perform such duties or responsibilities caused by the terminated party's failure under
Section 7.01 to provide information or moneys required hereunder shall not be considered a default by such successor hereunder. Except as provided in Section 7.01(f), the Trustee shall not appoint any successor without first obtaining the written consent of the Directing Certificateholder and written confirmation from each of the Rating Agencies that such appointment will not, in and of itself, result in a downgrading, withdrawal or qualification of the then current ratings provided by the Rating Agencies in respect of any Class of then outstanding Certificates that is rated. The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen prior to its termination as Servicer, and the appointment of a successor Special Servicer shall not affect any liability of the predecessor Special Servicer which may have arisen prior to its termination as Special Servicer. The Trustee or Servicer, as applicable, in its capacity as successor to the Servicer or the Special Servicer, as the case may be, shall not be liable for any of the representations and warranties of the Servicer or the Special Servicer, respectively, herein or in any related document or agreement, for any acts or omissions of the predecessor Servicer or Special Servicer or for any losses incurred by the Servicer pursuant to Section 3.06 hereunder, nor shall the Trustee or the Servicer, as applicable, be required to purchase any Mortgage Loan hereunder solely as a result of its obligations as successor Servicer or Special Servicer, as the case may be. As compensation therefor, the Trustee as successor Servicer shall be entitled to the Servicing Fees and all fees relating to the Mortgage Loans which the Servicer would have been entitled to if the Servicer had continued to act hereunder, including but not limited to any income or other benefit from any Permitted Investment pursuant to Section 3.06, and the Servicer as successor to the Special Servicer shall be entitled to the Special Servicing Fees to which the Special Servicer would have been entitled if the Special Servicer had continued to act hereunder. Should the Trustee or the Servicer, as applicable, succeed to the capacity of the Servicer or the Special Servicer, as the case may be, the Trustee or the Servicer, as applicable, shall be afforded the same standard of care and liability as the Servicer or the Special Servicer, as applicable, hereunder notwithstanding anything in Section
8.01 to the contrary, but only with respect to actions taken by it in its role as successor Servicer or successor Special Servicer, as the case may be, and not with respect to its role as Trustee or Servicer, as applicable, hereunder. Notwithstanding the above, the Trustee or the Servicer, as applicable, may, if it shall be unwilling to act as successor to the Servicer or Special Servicer, as the case may be, or shall, if it is unable to so act, or if the Trustee or Servicer, as applicable, is not approved as a servicer or special servicer, as applicable, by each Rating Agency or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution which meets the criteria set forth in Section 6.04 and otherwise herein, as the successor to the Servicer or the Special Servicer, as applicable, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer or Special Servicer hereunder. No appointment of a successor to the Servicer or the Special Servicer hereunder shall be effective until the assumption in writing by the successor to the Servicer or the Special Servicer of all its responsibilities, duties and liabilities hereunder that arise thereafter. Pending appointment of a successor to the Servicer or the Special Servicer hereunder, unless the Trustee or the Servicer, as applicable, shall be prohibited by law from so acting, the Trustee or the Servicer, as applicable, shall act in such capacity as herein above provided. In connection with such appointment and assumption of a successor to the Servicer or Special Servicer as described herein, the Trustee or the Servicer, as applicable, may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation with respect to a successor Servicer or successor Special Servicer, as the case may be, shall be in excess of that permitted the terminated Servicer or Special Servicer, as the case may be, hereunder. The Trustee, the Servicer or the Special Servicer (whichever is not the terminated party) and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Any costs and expenses associated with the transfer of the servicing function (other than with respect to a termination without cause) under this Agreement shall be borne by the predecessor servicer and shall be paid within 30 days of request therefor, otherwise such costs and expenses shall be payable from the Trust.

            Section 7.03      Notification to Certificateholders.

            (a) Upon any resignation of the Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Servicer or the Special Servicer pursuant to Section 7.01 or any appointment of a successor to the Servicer or the Special Servicer pursuant to Section 7.02, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

            (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) 5 days after the Trustee would be deemed to have notice of the occurrence of such an event in accordance with Section 8.02(vii), the Trustee shall transmit by mail to the Depositor and all Certificateholders notice of such occurrence, unless such default shall have been cured.

            Section 7.04      Waiver of Events of Default.

            The Holders of Certificates representing at least 662/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder may waive such Event of Default within 20 days of the receipt of notice from the Trustee of the occurrence of such Event of Default; provided, however, that an Event of Default under clause (i) of Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. Upon any such waiver of an Event of Default by Certificateholders, the Trustee shall be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Event of Default prior to such waiver from the Trust Fund. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if any other Person held such Certificates.

            Section 7.05      Trustee and Fiscal Agent as Maker of Advances.

            (a) In the event that the Servicer fails to fulfill its obligations hereunder to make any Advances and such failure remains uncured, the Trustee shall perform such obligations (x) within five Business Days of the Event of Default resulting from such failure by the Servicer with respect to Servicing Advances to the extent a Responsible Officer of the Trustee has actual knowledge of such failure with respect to such Servicing Advances and (y) by noon, New York City time, on the related Distribution Date with respect to P&I Advances pursuant to the Paying Agent's notice of failure pursuant to Section 4.03(a) unless the Trustee has received notice that such failure has been cured by 10:00 a.m. on such Distribution Date; provided, however, that if the Trustee fails to perform its obligations hereunder to make any Advances, the Fiscal Agent shall perform such obligations pursuant to Section 8.13 of this Agreement. With respect to any such Advance made by the Trustee or Fiscal Agent, the Trustee or Fiscal Agent, as applicable, shall succeed to all of the Servicer's rights with respect to Advances hereunder, including, without limitation, the Servicer's rights of reimbursement and interest on each Advance at the Reimbursement Rate, and rights to determine that a proposed Advance is a Nonrecoverable P&I Advance or Servicing Advance, as the case may be, (without regard to any impairment of any such rights of reimbursement caused by such Servicer's default in its obligations hereunder); provided, however, that if Advances made by the Fiscal Agent, the Trustee and the Servicer shall at any time be outstanding, or any interest on any Advance shall be accrued and unpaid, all amounts available to repay such Advances and the interest thereon hereunder shall be applied entirely to the Advances outstanding to the Fiscal Agent and then to the Trustee, until such Advances shall have been repaid in full, together with all interest accrued thereon, prior to reimbursement of the Servicer for such Advances. The Trustee and the Fiscal Agent shall be entitled to conclusively rely on any notice given with respect to a Nonrecoverable Advance or any determination of nonrecoverability in connection therewith by the Servicer hereunder.

                              [End of Article VII]

                                  ARTICLE VIII

                 CONCERNING THE TRUSTEE AND THE FISCAL AGENT

            Section 8.01      Duties of Trustee.

            (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

            (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall notify the party providing such instrument and requesting the correction thereof. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Servicer or the Special Servicer or another Person (other than the Trustee), and accepted by the Trustee in good faith, pursuant to this Agreement.

            (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith; provided, however, that:

            (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

            (ii) The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement (unless a higher percentage of Voting Rights is required for such action).

            Section 8.02      Certain Matters Affecting the Trustee.

            Except as otherwise provided in Section 8.01:

            (i) The Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, Appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

            (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

            (iv) The Trustee shall not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 50% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity from such requesting Holders against such expense or liability as a condition to taking any such action. The reasonable expense of every such reasonable examination shall be paid by the Servicer or, if paid by the Trustee, shall be repaid by the Servicer upon demand;

            (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the appointment of such agents or attorneys shall not relieve the Trustee of its duties or obligations hereunder;

            (vii) For all purposes under this Agreement, including, without limitation, notice of any publication as contemplated under the proviso of
      Section 7.01(a)(viii) and (ix), the Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Certificates or this Agreement; and

            (viii) Notwithstanding any provision in this Agreement to the contrary, the Trustee shall not be responsible for any act or omission of the Servicer or the Special Servicer (unless the Trustee is acting as Servicer or Special Servicer, as the case may be), the Paying Agent, Certificate Registrar or Authenticating Agent (unless the Trustee is acting as Paying Agent, Certificate Registrar or Authenticating Agent) or of the Depositor.

            Section 8.03 Trustee and Paying Agent Not Liable for Validity or Sufficiency of Certificates or Mortgage Loans.

            The recitals contained herein and in the Certificates, other than the acknowledgments of the Trustee in Sections 2.02 and 2.04 and the signature, if any, of the Certificate Registrar set forth on any outstanding Certificate, shall be taken as the statements of the Depositor, the Servicer or the Special Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of any Certificate (other than as to the signature, if any, of the Trustee set forth thereon) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Certificate Account or any other account by or on behalf of the Depositor, the Servicer, the Special Servicer or the Paying Agent (unless the Trustee is acting as Paying Agent). The Trustee and the Paying Agent shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Servicer or the Special Servicer and accepted by the Trustee, or the Paying Agent, as applicable, in good faith, pursuant to this Agreement.

            Section 8.04      Trustee May Own Certificates.

            The Trustee its individual capacity, not as Trustee, may become the owner or pledgee of Certificates, and may deal with the Depositor, the Servicer, the Special Servicer, the Placement Agent, the Initial Purchasers and the Underwriters in banking transactions, with the same rights it would have if it were not Trustee.

            Section 8.05 Fees and Expenses of Trustee; Indemnification of Trustee.

            (a) As compensation for the performance of its duties, the Trustee will be paid the Trustee Fee, equal to one month's interest at the Trustee Fee Rate, which shall cover recurring and otherwise reasonably anticipated expenses of the Trustee. The Trustee Fee shall be paid monthly on a Mortgage Loan-by-Mortgage Loan basis. As to each Mortgage Loan and REO Loan, the Trustee Fee shall accrue from time to time at the Trustee Fee Rate and shall be computed on the basis of the Stated Principal Balance of such Mortgage Loan and a 360-day year consisting of twelve 30-day months. The Trustee Fee (which shall not be limited to any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole form of compensation for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder.

            (b) The Trustee and the Fiscal Agent and any director, officer, employee or agent of the Trustee and the Fiscal Agent shall be entitled to be indemnified and held harmless by the Trust Fund (to the extent of amounts on deposit in the Certificate Account or Lower-Tier Distribution Account from time to time) against any loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, and expenses incurred in becoming successor servicer or successor Special Servicer, to the extent not otherwise paid hereunder) arising out of, or incurred in connection with, any act or omission of the Trustee or the Fiscal Agent, relating to the exercise and performance of any of the powers and duties of the Trustee or the Fiscal Agent hereunder, or arising out of, or incurred in connection with, any act or omission of the Paying Agent, Certificate Registrar or Authenticating Agent (to the extent different than the Trustee), relating to the exercise and performance of any of the powers and duties of the Paying Agent, Certificate Registrar or Authenticating Agent hereunder; provided, however, that neither the Trustee, nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (i) allocable overhead, (ii) expenses or disbursements incurred or made by or on behalf of the Trustee or the Fiscal Agent in the normal course of the Trustee's or the Fiscal Agent's performing its duties in accordance with any of the provisions hereof, which are not "unanticipated expenses of the REMIC" within the meaning of Treasury Regulations
Section 1.860G-1(b)(3)(ii), (iii) any expense or liability specifically required to be borne thereby pursuant to the terms hereof or (iv) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's or the Fiscal Agent's obligations and duties hereunder, or by reason of negligent disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee or the Fiscal Agent made herein. The provisions of this Section 8.05(b) shall survive the termination of this Agreement and any resignation or removal of the Trustee and the Fiscal Agent and appointment of a successor thereto.

            Section 8.06      Eligibility Requirements for Trustee.

            The Trustee hereunder shall at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and shall not be an Affiliate of the Servicer or the Special Servicer (except during any period when the Trustee is acting as, or has become successor to, the Servicer or the Special Servicer, as the case may be, pursuant to Section 7.02), (ii) an institution insured by the Federal Deposit Insurance Corporation and (iii) an institution whose long-term senior unsecured debt is rated "AA-" by Fitch and "Aa3" by Moody's or has a Fiscal Agent appointed with such minimum ratings (or such entity as would not, as evidenced in writing by such Rating Agency, result in the qualification, downgrading or withdrawal of any of the ratings then assigned thereby to the Certificates).

            If such corporation, national bank or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation, national bank or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In the event the place of business from which the Paying Agent administers the Upper-Tier REMIC and the Lower-Tier REMIC or in which the Trustee's office is located is in a state or local jurisdiction that imposes a tax on the Trust Fund on the net income of a REMIC (other than a tax corresponding to a tax imposed under the REMIC Provisions), the Paying Agent or the Trustee, as applicable shall elect either to (i) resign immediately in the manner and with the effect specified in Section 8.07, (ii) pay such tax at no expense to the Trust or (iii) administer the Upper-Tier REMIC and the Lower-Tier REMIC from a state and local jurisdiction that does not impose such a tax.

            Section 8.07      Resignation and Removal of the Trustee.

            (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and to all Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee acceptable to the Servicer by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor Trustee. A copy of such instrument shall be delivered to the Servicer, the Special Servicer and the Certificateholders by the Depositor. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee. Any resignation or removal of the Trustee shall automatically result in the termination of the Fiscal Agent hereunder.

            (b) If at any time the Trustee or the Fiscal Agent, as applicable, shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Servicer, or if at any time the Trustee or Fiscal Agent shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or the Fiscal Agent or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Fiscal Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee, Fiscal Agent or Paying Agent (if different than the Trustee) shall fail (other than by reason of the failure of either the Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee's or Paying Agent's, as applicable, reasonable control), to timely publish any report to be delivered, published or otherwise made available by the Trustee or Paying Agent, as applicable, pursuant to Section 4.02 and such failure shall continue unremedied for a period of five days, or if the Trustee or Paying Agent (if different from the Trustee) fails to make distributions required pursuant to Section 3.05(b),
4.01 or 9.01, then the Depositor may remove the Trustee, Fiscal Agent or Paying Agent, as applicable, and appoint a successor Trustee acceptable to the Servicer or paying agent acceptable to the Trustee, as applicable, by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor Trustee in the case of the removal of the Trustee (and, if necessary, the Fiscal Agent). A copy of such instrument shall be delivered to the Servicer, the Special Servicer and the Certificateholders by the Depositor.

            (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and the Fiscal Agent and appoint a successor Trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Servicer, one complete set to the Trustee so removed (with a copy to the Fiscal Agent) and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer and the remaining Certificateholders by the Servicer.

            (d) Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08.

            Upon any succession of the Trustee (and Fiscal Agent, if applicable) under this Agreement, the predecessor Trustee (and Fiscal Agent, if applicable) shall be entitled to the payment of accrued and unpaid compensation and reimbursement as provided for under this Agreement for services rendered and expenses incurred (including without limitation, unreimbursed Advances). No Trustee or Fiscal Agent shall be personally liable for any action or omission of any successor Trustee.

            Section 8.08      Successor Trustee.

            (a) Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Servicer, the Special Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor Trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a Custodian, which Custodian, at the Custodian's option, shall become the agent of the successor Trustee), and the Depositor, the Servicer, the Special Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor Trustee all such rights, powers, duties and obligations, and to enable the successor Trustee to perform its obligations hereunder.

            (b) No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06.

            (c) Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the Servicer shall mail notice of the succession of such Trustee hereunder to the Depositor and the Certificateholders. If the Servicer fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, such successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

            Section 8.09      Merger or Consolidation of Trustee and Fiscal
Agent.

            Any Person into which the Trustee or Fiscal Agent may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Trustee or Fiscal Agent shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee or Fiscal Agent shall be the successor of the Trustee or Fiscal Agent, as applicable, hereunder; provided, that, in the case of the Trustee, such successor Person shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee will provide notice of such event to the Servicer, the Special Servicer, the Depositor and the Rating Agencies.

            Section 8.10      Appointment of Co-Trustee or Separate Trustee.

            (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

            (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then-separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

            (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder. The Trustee shall not be liable for any action or inaction of a separate trustee or co-trustee.

            Section 8.11      Appointment of Custodians.

            The Trustee may, with the consent of the Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor or any Affiliate of the Depositor. Each Custodian shall be subject to the same obligations and standard of care as would be imposed on the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian. Any Custodian appointed hereunder must maintain a fidelity bond and errors and omissions policy in an amount customary for Custodians which serve in such capacity in commercial mortgage loan securitization transactions.

            Section 8.12      Access to Certain Information.

            (a) On or prior to the date of the first sale of any Non-Registered Certificate to an Independent third party, the Depositor shall provide to the Paying Agent and the Trustee three copies of any private placement memorandum or other disclosure document used by the Depositor or its Affiliate in connection with the offer and sale of the Class of Certificates to which such Non-Registered Certificate relates. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee and the Paying Agent, the Depositor promptly shall inform the Trustee of such event and shall deliver to the Paying Agent and the Trustee a copy of the private placement memorandum or disclosure document, as revised, amended or supplemented. The Paying Agent (or with respect to item (ii)(j) below, the Trustee) shall maintain at its offices primarily responsible for administering the Trust Fund and shall, upon reasonable advance notice, make available during normal business hours for review by any Holder of a Certificate, the Depositor, the Servicer, the Special Servicer, any Rating Agency or any other Person to whom the Paying Agent (or the Trustee, if applicable) believes such disclosure is appropriate, originals or copies of the following items (to the extent such items have been delivered to the Paying Agent or the Trustee, as applicable): (i) in the case of a Holder or prospective transferee of a Non-Registered Certificate, any private placement memorandum or other disclosure document relating to the Class of Certificates to which such Non-Registered Certificate belongs, in the form most recently provided to the Paying Agent and (ii) in all cases, (a) this Agreement and any amendments hereto entered into pursuant to Section 11.01, (b) all statements required to be delivered to Certificateholders of the relevant Class pursuant to
Section 4.02 since the Closing Date, including all data files and reports that are part of the CMSA Investor Reporting Package, (c) all Officer's Certificates delivered to the Paying Agent since the Closing Date pursuant to Section 3.13,
(d) all accountants' reports delivered to the Paying Agent since the Closing Date pursuant to Section 3.14, (e) any inspection report prepared by the Servicer, Sub-Servicer or Special Servicer, as applicable, and delivered to the Paying Agent and Servicer in respect of each Mortgaged Property pursuant to
Section 3.12(a), (f) as to each Mortgage Loan pursuant to which the related Mortgagor is required to deliver such items or the Special Servicer has otherwise acquired such items, the most recent annual operating statement and rent roll of the related Mortgaged Property and financial statements of the related Mortgagor and any other reports of the Mortgagor collected by the Servicer, Sub-Servicer or Special Servicer, as applicable, and delivered to the Paying Agent pursuant to Section 3.12(b), together with the accompanying written reports (including an Operating Statement Analysis Report and an NOI Adjustment Worksheet) to be prepared by the Special Servicer and delivered to the Paying Agent pursuant to Section 3.12(b), (g) any and all notices, reports and Environmental Assessments delivered to the Paying Agent with respect to any Mortgaged Property securing a Defaulted Mortgage Loan as to which the environmental testing contemplated by Section 3.09(c) revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was not satisfied (but only for so long as such Mortgaged Property or the related Mortgage Loan are part of the Trust Fund), (h) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer or the Special Servicer and delivered to the Paying Agent pursuant to Section 3.20 (but only for so long as the affected Mortgage Loan is part of the Trust Fund), (i) any and all Officer's Certificates delivered to the Paying Agent to support the Servicer's determination that any P&I Advance or Servicing Advance was or, if made, would be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, as the case may be, (j) any and all of the Mortgage Loan documents contained in the Mortgage File, (k) any and all Appraisals obtained pursuant to the definition of "Appraisal Reduction" herein,
(l) information regarding the occurrence of Servicing Transfer Events as to the Mortgage Loans, (m) any and all Sub-Servicing Agreements and any amendments thereto and modifications thereof, (n) Trustee Exception Reports and (o) an explanation of the calculation of any Prepayment Interest Shortfall. Copies of any and all of the foregoing items will be available from the Paying Agent upon request; provided, however, that the Paying Agent shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies, except in the case of copies provided to the Rating Agencies, which shall be free of charge. In addition, without limiting the generality of the foregoing, any Class G, Class H, Class I, Class J, Class K, Class L and Class M Certificateholder may upon request from the Paying Agent obtain a copy of any factual report (other than the Asset Status Report) delivered to the Rating Agencies under this Agreement.

            (b) The Paying Agent shall provide certain financial market publishers, which initially shall be Bloomberg, L.P., on a quarterly basis, current information regarding the items listed on Schedule 1 hereto with respect to the Mortgaged Properties, to the extent such information due from Mortgagors has been received by the Paying Agent from the Mortgagors and such Mortgagors have authorized the release of such information. If any such information is provided on or before August 2, 2001, the Paying Agent shall provide the Prospectus to Bloomberg, L.P.

            (c) Notwithstanding anything to the contrary herein, in addition to the reports and information made available and distributed pursuant to the terms of this Agreement (including the information set forth in Section 8.12(a)), the Paying Agent shall, in accordance with such reasonable rules and procedures as each may adopt (which may include the requirement that an agreement that provides that such information shall be used solely for purposes of evaluating the investment characteristics of the Certificates be executed), also provide the reports available to Certificateholders pursuant to Section 4.02, as well as certain additional information received by the Paying Agent, to any Certificateholder, the Underwriters, the Initial Purchaser, the Placement Agent, any Certificate Owner or any prospective investor identified as such by a Certificate Owner or Underwriter, that requests such reports or information; provided that the Paying Agent, as the case may be, shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of such reports or information.

            (d) With respect to any information furnished by the Paying Agent pursuant to this Section 8.12, the Paying Agent shall be entitled to indicate the source of such information and the Paying Agent may affix thereto any disclaimer it deems appropriate in its discretion. The Paying Agent shall notify Certificateholders of the availability of any such information in any manner as it, in its sole discretion, may determine. In connection with providing access to or copies of the items described in the preceding paragraph, the Paying Agent may require (a) in the case of Certificate Owners, a confirmation executed by the requesting Person substantially in form and substance reasonably acceptable to the Paying Agent, as applicable, generally to the effect that such Person is a beneficial holder of Certificates, is requesting the information solely for use in evaluating such Person's investment in the Certificates and will otherwise keep such information confidential and (b) in the case of a prospective purchaser, confirmation executed by the requesting Person in form and substance reasonably acceptable to the Paying Agent, generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information solely for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. The Paying Agent shall not be liable for the dissemination of information in accordance with this Agreement.

            Section 8.13      The Fiscal Agent

            In the event that the Servicer, the Special Servicer and the Trustee fail to make a required Advance, the Fiscal Agent shall make such Advance; provided that the Fiscal Agent shall not be obligated to make any Advance that it deems to be nonrecoverable. The Fiscal Agent shall be entitled to rely conclusively on any determination by the Servicer, the Special Servicer or the Trustee, as applicable, that an Advance, if made, would not be recoverable. The Fiscal Agent shall be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as the Trustee, the Servicer and the Special Servicer. The duties and obligations of the Fiscal Agent shall consist only of making Advances as provided in Section 7.05 and this Section 8.13. The Fiscal Agent shall not be liable except for the performance of such duties and obligations. The Fiscal Agent shall automatically be removed in the event of the resignation or removal of the Trustee.

            Section 8.14      Representations and Warranties of the Trustee.

            (a) The Trustee hereby represents and warrants to the Depositor, the Servicer and the Special Servicer and for the benefit of the Certificateholders, as of the Closing Date, that:

            (i) The Trustee is a national banking association duly organized under the laws of the United States, duly organized, validly existing and in good standing under the laws thereof;

            (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

            (iii) The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of national banking associations specifically and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee;

            (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee which would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee; and

            (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Trustee, or compliance by the Trustee with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Trustee of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Trustee to perform its obligations hereunder.

                              [End of Article VIII]

                                   ARTICLE IX

                                   TERMINATION

            Section 9.01 Termination Upon Repurchase or Liquidation of All Mortgage Loans.

            (a) Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Paying Agent, the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee (other than the obligations of the Paying Agent or Trustee, as applicable, to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (i) the purchase by the Servicer or the Special Servicer, pursuant to the terms of subsection (b), of all the Mortgage Loans and each REO Property remaining in the Trust Fund at a price equal to (A) the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) included in the Trust Fund, (2) the Appraised Value of each REO Property, if any, included in the Trust Fund (such Appraisals in clause (a)(2) to be conducted by an Independent MAI-designated appraiser selected and mutually agreed upon by the Servicer and the Trustee, and approved by more than 50% of the Voting Rights of the Classes of Certificates then outstanding (other than the Controlling Class unless the Controlling Class is the only Class of Certificates then outstanding)) and (3) the reasonable out-of-pocket expenses of the Servicer with respect to such termination, unless the Servicer is the purchaser of such Mortgage Loans, minus (B) solely in the case where the Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to the Servicer in respect of such Advances in accordance with Sections 3.03(e) and 4.03(d) and any unpaid Servicing Fees, remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Servicer in connection with such purchase), (ii) the exchange by the Sole Certificateholder pursuant to the terms of the subsection (d) and
(iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

            (b) The Servicer or the Special Servicer may, at their option, elect to purchase all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) of the preceding paragraph by giving written notice to the Trustee, the Paying Agent and the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that the Servicer or the Special Servicer may so elect to purchase all of the Mortgage Loans and each REO Property remaining in the Trust Fund only on or after the first Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans set forth in the Preliminary Statement. In the event that the Servicer or the Special Servicer purchases all of the Mortgage Loans and each REO Property remaining in the Trust Fund in accordance with the preceding sentence, the Servicer or the Special Servicer, as applicable, shall deposit in the Lower-Tier Distribution Account not later than the P&I Advance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the above-described purchase price (exclusive of any portion thereof payable to any Person other than the Certificateholders pursuant to Section 3.05(a), which portion shall be deposited in the Certificate Account). In addition, the Servicer shall transfer to the Lower-Tier Distribution Account all amounts required to be transferred thereto on such P&I Advance Date from the Certificate Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Certificate Account that would otherwise be held for future distribution. Upon confirmation that such final deposits have been made, the Trustee shall release or cause to be released to the Servicer or the Special Servicer as applicable, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Servicer or the Special Servicer, as applicable, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust Fund.

            (c) For purposes of this Section 9.01, the Sole Certificateholder shall have the first option to terminate the Trust Fund, pursuant to subsection
(d), and then the Servicer, and then the Special Servicer, in each of the last two cases, pursuant to subsection (b).

            (d) Following the date on which the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, Class F Certificates and Class G Certificates is reduced to zero (and provided that the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans set forth in the Preliminary Statement), the Sole Certificateholder shall have the right to exchange all of its Certificates (other than the Class X, Class S and Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) by giving written notice to all the parties hereto no later than 60 days prior to the anticipate date of exchange. In the event that the Sole Certificateholder elects to exchange all of its Certificates (other than the Class X, Class S and Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust in accordance with the preceding sentence, such Sole Certificateholder, not later than the Distribution Date on which the final distribution on the Certificates is to occur, shall deposit in the Certificate Account an amount in immediately available funds equal to all amounts due and owing to the Depositor, the Servicer, the Special Servicer, the Trustee, the Paying Agent and the Fiscal Agent hereunder through the date of the liquidation of the Trust Fund that may be withdrawn from the Certificate Account, or an escrow account acceptable to the respective parties hereto, pursuant to Section 3.05(a) or that may be withdrawn from the Distribution Account pursuant to Section 3.05(a), but only to the extent that such amounts are not already on deposit in the Certificate Account. In addition, the Servicer shall transfer all amounts required to be transferred to the Lower-Tier Distribution Account on such P&I Advance Date from the Certificate Account pursuant to the first paragraph of Section 3.04(b). Upon confirmation that such final deposits have been made and following the surrender of all its Certificates (other than the Class X, Class S and Residual Certificates) on the Final Distribution Date, the Trustee shall, upon receipt of a Request for Release from the Servicer, release or cause to be released to the Sole Certificateholder or any designee thereof, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Sole Certificateholder as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust Fund, and the Trust Fund shall be liquidated in accordance with Section 9.02. For federal income tax purposes, the Sole Certificateholder shall be deemed to have purchased the trust assets in exchange for its Certificates (other than the Class X, Class S and Residual Certificates). The remaining Mortgage Loans and REO Properties are deemed distributed to the Sole Certificateholder in liquidation of the Trust Fund pursuant to Section 9.02.

            (e) Notice of any termination pursuant to this Section 9.01 shall be given promptly by the Paying Agent by letter to Certificateholders and each Rating Agency and, if not previously notified pursuant to this Section 9.01, to the other parties hereto mailed (i) in the event such notice is given in connection with the purchase of all of the Mortgage Loans and each REO Property remaining in the Trust Fund, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates, or (ii) otherwise during the month of such final distribution on or before the P&I Advance Determination Date in such month, in each case specifying (A) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated.

            (f) After transferring the Lower-Tier Distribution Amount and the amount of any Prepayment Premiums, Yield Maintenance Charges and North Peachtree Loan Prepayment Charges distributable pursuant to Section 4.01(d) to the Upper-Tier Distribution Account pursuant to Section 3.04(b), and upon presentation and surrender of the Certificates by the Certificateholders on the final Distribution Date, the Paying Agent shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Upper-Tier Distribution Account that are allocable to payments on the Class of Certificates so presented and surrendered. Amounts transferred from the Lower-Tier Distribution Account to the Upper-Tier Distribution Account as of the final Distribution Date (exclusive of any portion of such amounts payable or reimbursable to any Person pursuant to clause (ii) of Section 3.05(c)) shall be allocated for the purposes, in the amounts and in accordance with the priority set forth in Sections 4.01(a) and shall be distributed in termination and liquidation of the Uncertificated Lower-Tier Interests and the Class LR Certificates in accordance with Sections 4.01(b) and 4.01(j). Any funds not distributed on such Distribution Date shall be set aside and held uninvested in trust for the benefit of the Certificateholders not presenting and surrendering their Certificates in the aforesaid manner and shall be disposed of in accordance with this Section 9.01 and Section 4.01(g).

            Any amount remaining in the Upper-Tier Distribution Account representing Excess Interest shall be distributed to the Holders of the Class S Certificates.

            Section 9.02      Additional Termination Requirements.

            In the event the Servicer or the Special Servicer purchases all of the Mortgage Loans and each REO Property remaining in the Trust Fund or the Sole Certificateholder causes the distribution of all the property of the Trust Fund as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, which meet the definition of a "qualified liquidation" in Section 860F(a)(4) of the Code:

            (i) the Paying Agent shall specify the date of adoption of the plan of complete liquidation (which shall be the date of mailing of the notice specified in Section 9.01) within 90 days of the final Distribution Date in a statement attached to each of the Upper-Tier REMIC's and the Lower-Tier REMIC's final Tax Return pursuant to Treasury Regulations
      Section 1.860F-1;

            (ii) during the 90-day liquidation period and at or prior to the time of the making of the final payment on the Certificates, the Paying Agent on behalf of the Trustee shall sell all of the assets of the Trust Fund to the Servicer or the Special Servicer, as applicable, for cash or distribute all of the assets of the Sole Certificateholder on the designated exchange date in exchange for its Certificates (other than the Class X, Class S and Residual Certificates);

            (iii) within such 90 day liquidation period and immediately following the making of the final payment on the Uncertificated Lower-Tier Interests and the Certificates, the Paying Agent shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class LR Certificates (in the case of the Lower-Tier REMIC) and the Class R Certificates (in the case of the Upper-Tier REMIC) all cash on hand (other than cash retained to meet claims), and the Trust Fund and each of the Lower-Tier REMIC and the Upper-Tier REMIC shall terminate at that time.

                               [End of Article IX]

                                    ARTICLE X

                           ADDITIONAL REMIC PROVISIONS

            Section 10.01     REMIC Administration.

            (a) The Paying Agent shall make elections or cause elections to be made to treat each of the Lower-Tier REMIC and the Upper-Tier REMIC as a REMIC under the Code and, if necessary, under Applicable State and Local Tax Law. Such election will be made on Form 1066 or other appropriate federal tax return for the taxable year ending on the last day of the calendar year in which the Uncertificated Lower-Tier Interests and the Certificates are issued. For the purposes of the REMIC election in respect of the Upper-Tier REMIC, each Class of the Regular Certificates shall be designated as the "regular interests" and the Class R Certificates shall be designated as the sole class of "residual interests" in the Upper-Tier REMIC. For purposes of the REMIC election in respect of the Lower-Tier REMIC, each Class of Uncertificated Lower-Tier Interests shall be designated as the "regular interests" and the Class LR Certificates shall be designated as representing the sole class of "residual interests" in the Lower-Tier REMIC. None of the Special Servicer, the Servicer, the Paying Agent and the Trustee shall permit the creation of any "interests" (within the meaning of Section 860G of the Code) in the Lower-Tier REMIC or the Upper-Tier REMIC other than the foregoing interests.

            (b) The Closing Date is hereby designated as the "startup day" of each of the Lower-Tier REMIC and the Upper-Tier REMIC within the meaning of
Section 860G(a)(9) of the Code.

            (c) The Paying Agent, as agent of the "tax matters person" of each REMIC described below, shall act on behalf of each REMIC in relation to any tax matter or controversy involving either REMIC and shall represent each REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the Paying Agent shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans and any REO Properties on deposit in the Certificate Account as provided by Section 3.05(a) unless such legal expenses and costs are incurred by reason of the Paying Agent's willful misfeasance, bad faith or gross negligence. The Holder of the largest Percentage Interest in each of the Class R and Class LR Certificates shall be designated, in the manner provided under Treasury Regulations Section 1.860F-4(d) and temporary Treasury Regulations Section 301.6231(a)(7)-1T, as the "tax matters person" of the Upper-Tier REMIC and the Lower-Tier REMIC, respectively. By their acceptance thereof, the Holders of the largest Percentage Interest in each of the Class R and Class LR Certificates hereby agrees to irrevocably appoint the Paying Agent as their agent to perform all of the duties of the "tax matters person" for the Upper-Tier REMIC and the Lower-Tier REMIC, respectively.

            (d) The Paying Agent shall (i) prepare or cause to be prepared and shall file, or cause to be filed, all of the Tax Returns that it determines are required with respect to the Lower-Tier REMIC and the Upper-Tier REMIC created hereunder and (ii) deliver those Tax Returns that require signature in a timely manner to the Trustee and the Trustee shall sign such Tax Returns in a timely manner. The ordinary expenses of preparing such returns shall be borne by the Paying Agent without any right of reimbursement therefor. The Paying Agent agrees to indemnify and hold harmless the Trustee with respect to any tax or liability arising from the Trustee's signing of Tax Returns that contain errors or omissions.

            (e) The Paying Agent shall provide or cause to be provided (i) to any Transferor of a Class R Certificate or Class LR Certificate such information as is necessary for the application of any tax relating to the transfer of such Class R Certificate or Class LR Certificate to any Person who is a Disqualified Organization, or in the case of a Transfer to an Agent thereof, to such Agent,
(ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and (iii) within 30 days after the Closing Date, to the Internal Revenue Service on Form 8811 the name, title, address and telephone number of the "tax matters person" who will serve as the representative of each of the Lower-Tier REMIC and the Upper-Tier REMIC created hereunder.

            (f) The Paying Agent shall take such actions and shall cause the Trust Fund to take such actions as are reasonably within the Paying Agent's control and the scope of its duties more specifically set forth herein as shall be necessary to maintain the status of each of the Lower-Tier REMIC and the Upper-Tier REMIC as a REMIC under the REMIC Provisions (and the Trustee shall assist the Paying Agent, to the extent reasonably requested by the Paying Agent to do so). Neither the Servicer nor the Special Servicer shall knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or
(ii) result in the imposition of a tax upon any of the Lower-Tier REMIC or the Upper-Tier REMIC or the Trust Fund (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on "net income from foreclosure property") (either such event, an "Adverse REMIC Event") unless the Paying Agent receives an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Paying Agent determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Paying Agent or the Trustee) to the effect that the contemplated action will not, with respect to the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC created hereunder, endanger such status or, unless the Paying Agent determines in its sole discretion to indemnify the Trust Fund against such tax, result in the imposition of such a tax (not including a tax on "net income from foreclosure property"). The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the Paying Agent has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC or any of its assets, or causing the Trust Fund or the Lower-Tier REMIC or the Upper-Tier REMIC to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee will consult with the Paying Agent or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC and the Trustee shall not take any such action or cause the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC to take any such action as to which the Paying Agent has advised it in writing that an Adverse REMIC Event could occur. The Paying Agent may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the Paying Agent or the Trustee. At all times as may be required by the Code, the Paying Agent will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of each of the Lower-Tier REMIC and the Upper-Tier REMIC as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (g) In the event that any applicable federal, state or local tax, including interest, penalties or assessments, additional amounts or additions to tax, is imposed on either the Lower-Tier REMIC or the Upper-Tier REMIC, such tax shall be charged against amounts otherwise distributable to the Holders of the Certificates, except as provided in the last sentence of this Section 10.01(g); provided, that with respect to the estimated amount of tax imposed on any "net income from foreclosure property" pursuant to Code Section 860G(c) or any similar tax imposed by a state or local tax authority, the Special Servicer shall retain in the related REO Account a reserve for the payment of such taxes in such amounts and at such times as it shall deem appropriate, and shall remit to the Paying Agent such reserved amounts. Except as provided in the preceding sentence, the Servicer shall withdraw from the Certificate Account and remit to the Paying Agent sufficient funds to pay or provide for the payment of, and to actually pay, such tax as is estimated to be legally owed by either the Lower-Tier REMIC or the Upper-Tier REMIC (but such authorization shall not prevent the Paying Agent from contesting, at the expense of the Trust Fund (other than as a consequence of a breach of its obligations under this Agreement), any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Paying Agent is hereby authorized to and shall request the Servicer to remit to it and shall segregate, into a separate non-interest bearing account, the net income from any "prohibited transaction" under Code Section 860F(a) or the amount of any taxable contribution to the Lower-Tier REMIC or the Upper-Tier REMIC after the Startup Day that is subject to tax under Code Section 860G(d) and use such income or amount, to the extent necessary, to pay such prohibited transactions tax. To the extent that any such tax (other than any such tax paid in respect of "net income from foreclosure property") is paid to the Internal Revenue Service or applicable state or local tax authorities, the Paying Agent shall retain an equal amount from future amounts otherwise distributable to the Holders of Residual Certificates (as applicable) and shall distribute such retained amounts, (x) in the case of the Lower-Tier REMIC, to the Trustee as Holder of the Uncertificated Lower-Tier Interests to the extent they are fully reimbursed for any Collateral Support Deficit arising therefrom and then to the Holders of the Class LR Certificates in the manner specified in Section 4.01(b) and (y) in the case of the Upper-Tier REMIC, to the Holders of Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L, Class M and Class X Certificates, as applicable, in the manner specified in Section 4.01(a), to the extent they are fully reimbursed for any Collateral Support Deficit arising therefrom and then to the Holders of the Class R Certificates. None of the Trustee, the Paying Agent, the Servicer or the Special Servicer shall be responsible for any taxes imposed on either the Lower-Tier REMIC or the Upper-Tier REMIC except to the extent such taxes arise as a consequence of a breach (which breach constitutes negligence or willful misconduct) of their respective obligations under this Agreement.

            (h) The Trustee (but only to the extent, if any, specifically required to maintain books and records hereunder) and the Paying Agent shall, for federal income tax purposes, maintain books and records with respect to each of the Lower-Tier REMIC and the Upper-Tier REMIC on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

            (i) Following the Startup Day, none of the Trustee, the Paying Agent, the Servicer or the Special Servicer shall accept any contributions of assets to the Lower-Tier REMIC and the Upper-Tier REMIC unless the Paying Agent and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in the Lower-Tier REMIC or the Upper-Tier REMIC will not (i) cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Uncertificated Lower-Tier Interests or Certificates are outstanding or (ii) subject any of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (j) None of the Trustee, the Paying Agent, the Servicer or the Special Servicer shall enter into any arrangement by which the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC will receive a fee or other compensation for services nor permit the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (k) Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the Certificate Balance of each Class of Certificates representing a "regular interest" in the Upper-Tier REMIC and by which the Lower-Tier Principal Amount of each Class of Uncertificated Lower-Tier Interests representing a "regular interest" in the Lower-Tier REMIC would be reduced to zero is December 15, 2020, which is the Distribution Date immediately following the latest scheduled maturity of any Mortgage Loan.

            (l) [Reserved]

            (m) None of the Trustee, the Servicer or the Special Servicer, as applicable, shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by foreclosure or deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund, (iii) the termination of the Trust Fund pursuant to Article IX of this Agreement or (iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) or acquire any assets for the Trust Fund or the Lower-Tier REMIC or the Upper-Tier REMIC or sell or dispose of any investments in the Certificate Account or the REO Account for gain unless it has received an Opinion of Counsel that such sale, disposition or substitution will not (a) affect adversely the status of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (b) unless the Servicer or the Special Servicer, as applicable, has determined in its sole discretion to indemnify the Trust Fund against such tax, cause the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC to be subject to a tax on "prohibited transactions" pursuant to the REMIC Provisions.

            Section 10.02 Depositor, Servicer and Special Servicer to Cooperate with Paying Agent.

            (a) The Depositor shall provide or cause to be provided to the Paying Agent, within 10 days after the Closing Date, all information or data that the Paying Agent reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, Prepayment Assumption and projected cash flow of the Certificates.

            (b) The Servicer, the Special Servicer, the Paying Agent and the Trustee shall each furnish such reports, certifications and information, and upon reasonable notice and during normal business hours, access to such books and records maintained thereby, as may relate to the Certificates or the Trust Fund and as shall be reasonably requested by the Paying Agent in order to enable it to perform its duties hereunder.

            Section 10.03     Use of Agents.

            The Paying Agent shall execute all of its obligations and duties under this Article X through its corporate trust department located at 450 West 33rd Street, New York, New York 10001. The Paying Agent may execute any of its obligations and duties under this Article X either directly or by or through agents or attorneys. The Paying Agent shall not be relieved of any of its duties or obligations under this Article X by virtue of the appointment of any such agents or attorneys.

                               [End of Article X]

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

            Section 11.01     Amendment.

            (a) This Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders:

            (i) to cure any ambiguity;

            (ii) to correct or supplement any provisions herein or therein, which may be inconsistent with any other provisions herein or therein or to correct any error;

            (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or the Lower-Tier REMIC or the Upper-Tier REMIC, provided that the Trustee has received an Opinion of Counsel to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder;

            (iv) to change the timing and/or nature of deposits into the Certificate Account, the Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

            (v) to modify, eliminate or add to the provisions of Section 5.02(d) or any other provision hereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person;

            (vi) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, (x) as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder not consenting thereto (y) result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; and

            (vii) to amend or supplement any provision hereof to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect.

            (b) This Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates evidencing in the aggregate not less than 662/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iv) modify the definition of Servicing Standard; or

            (v) amend this Section 11.01.

            (c) Notwithstanding the foregoing, the Trustee will not be entitled to consent to any amendment hereto without having first received an Opinion of Counsel (at the Trust Fund's expense) to the effect that such amendment is permitted hereunder and that such amendment or the exercise of any power granted to the Servicer, the Depositor, the Special Servicer, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or the Grantor Trust, cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC, or cause the Grantor Trust to fail to qualify as a grantor trust.

            (d) Promptly after the execution of any such amendment, the Trustee shall furnish a copy of the amendment to each Certificateholder, the Paying Agent and each Rating Agency.

            (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            (f) The Trustee shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

            (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Servicer or the Trustee requests any amendment of this Agreement in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to
Section 11.01(a) or (c) shall be payable out of the Certificate Account.

            Section 11.02     Recordation of Agreement; Counterparts.

            (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Trustee at the expense of the Depositor on direction by the Special Servicer and with the consent of the Depositor (which may not be unreasonably withheld), but only upon direction accompanied by an Opinion of Counsel (the cost of which shall be paid by the Depositor) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            (c) The Trustee shall make any filings required under the laws of the state of its place of business required solely by virtue of the fact of the location of the Trustee's place of business, the costs of which, if any, to be at the Trustee's expense.

            Section 11.03     Limitation on Rights of Certificateholders.

            (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as herein before provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates of any Class evidencing not less than 25% of the related Percentage Interests in such Class shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Holders of Certificates unless such Holders have offered to the Trustee reasonable security against the costs, expenses and liabilities which may be incurred therein or hereby. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03(c), each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 11.04     Governing Law.

            This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 11.05     Notices.

            Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to: (i) in the case of the Depositor, GE Capital Commercial Mortgage Corporation, 292 Long Ridge Road, Stamford, Connecticut 06927, Attention: Kathryn A. Cassidy, President, with a copy to Kevin L. Korsh, Esq., telecopy number: (203) 357-6768; (ii) in the case of the Servicer, GE Capital Loan Services, Inc., 363 North Sam Houston Parkway East, Suite 140, Houston, Texas 77060, Attention: General Counsel, telecopy number: (281) 405-7145; (iii) in the case of the Special Servicer, Midland Loan Services, Inc., 210 West 10th Street, 6th Floor, Kansas City, Missouri 64105, Attention:
Chief Executive Officer, facsimile number (816) 435-2326; (iv) in the case of the Trustee, 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603,
Attention: Asset-Backed Securities Trust Services-GECCMC 2001-1, telecopy number
(312) 904-2084; (v) in the case of the Fiscal Agent, 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services-GECCMC 2001-1; (vi) in the case of the initial Paying Agent, the initial Certificate Registrar and the initial Authenticating Agent, The Chase Manhattan Bank, 450 West 33rd Street, 14th Floor, New York, New York 10001,
Attention: Capital Markets Fiduciary Services (CMBS), telecopy number: (212) 946-8302; (vii) in the case of the Rating Agencies, (a) Moody's Investors Service, Inc., 99 Church Street, New York, New York, Attention: CMBS-Monitoring, telecopy number: (212) 553-1350 and (b) Fitch, Inc., One State Street Plaza, New York, New York, Attention: Commercial Mortgage-Backed Securities Group, telecopy number: (212) 635-0295; and (viii) in the case of the Mortgage Loan Sellers, (a) General Electric Capital Corporation, 125 Park Avenue, 10th Floor, New York, NY 10017, Attention: Mike Krull, Managing Director, telecopy number: (212) 716-8911; (b) Morgan Guaranty Trust Company of New York, 60 Wall Street, 17th Floor, New York, New York 10260, Attention: Stephen Z. Schwartz, telecopy number
(212) 645-5138 and (c) Bear, Stearns Funding, Inc., 245 Park Avenue, New York, New York 10167, Attention: J. Christopher Hoeffel, Senior Managing Director, telecopy (212) 272-7047 with a copy to Joseph T. Jurkowski, Jr., Managing Director, telecopy (212) 272-2619; or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

            Section 11.06     Severability of Provisions.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 11.07     Grant of a Security Interest.

            The Depositor intends that the conveyance of the Depositor's right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets comprising the Trust Fund, including without limitation, the Mortgage Loans, all principal and interest received or receivable with respect to the Mortgage Loans (other than principal and interest payments due and payable prior to the Cut-off Date and Principal Prepayments received prior to the Cut-off Date), all amounts held from time to time in the Certificate Account, the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and, if established, the REO Account, and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to such Mortgage Loans and (ii) this Agreement shall constitute a security agreement under applicable law. This
Section 11.07 shall constitute notice to the Trustee pursuant to any of the requirements of the applicable UCC.

            Section 11.08     Successors and Assigns; Beneficiaries.

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. No other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

            Section 11.09     Article and Section Headings.

            The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

            Section 11.10     Notices to the Rating Agencies.

            (a) The Trustee shall use reasonable efforts promptly to provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            (i) any material change or amendment to this Agreement;

            (ii) the occurrence of any Event of Default that has not been cured;

            (iii) the resignation or termination of the Servicer or the Special Servicer; and

            (iv) the repurchase or substitution of Mortgage Loans by a Mortgage Loan Seller pursuant to Section 3 of the Mortgage Loan Purchase Agreement.

            (b) The Servicer shall use reasonable efforts promptly to provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            (i) the resignation or removal of the Trustee;

            (ii) any change in the location of the Certificate Account; and

            (iii) any event that would result in the voluntary or involuntary termination of any insurance of the accounts of the Paying Agent or the Trustee;

            (iv) any change in the lien priority of any Mortgage Loan;

            (v) any additional lease to an anchor tenant or termination of any existing lease to an anchor tenant at retail properties for any Mortgage Loan with a Stated Principal Balance that is equal to or greater than the lesser of (1) an amount greater than 5% of the then aggregate outstanding principal balances of the Mortgage Loans or (2) $35,000,000;

            (vi) any material damage to any Mortgaged Property;

            (vii) any assumption with respect to a Mortgage Loan; and

            (viii) any release or substitution of any Mortgaged Property.

            (c) Each of the Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following:

            (i) each of its annual statements as to compliance described in
      Section 3.13;

            (ii) inspection reports and other items delivered to each of the Servicer and Special Servicer pursuant to Sections 3.12(a) and 3.12(b);

            (iii) each of its annual independent public accountants' servicing reports described in Section 3.14; and

            (iv) each waiver and consent provided pursuant to Section 3.08.

            (d) The Paying Agent shall promptly furnish to each Rating Agency a copy of the Statement to Certificateholders distributed pursuant to Section 4.02(a) and shall promptly furnish notice the Rating Agencies of (i) any change in the location of either of the Distribution Accounts and (ii) the final payment to any Class of Certificateholders.

            (e) The Trustee, the Servicer and the Special Servicer, as applicable, shall furnish to each Rating Agency with respect to each Mortgage Loan such information as the Rating Agency shall request and which the Trustee, the Servicer or Special Servicer, can reasonably provide in accordance with applicable law and without violating the terms of this Agreement or any Mortgage Loan documents. The Trustee, the Servicer and Special Servicer, as applicable, may include any reasonable disclaimer it deems appropriate with respect to such information. Notwithstanding anything to the contrary herein, nothing in this
Section 11.10 shall require a party to provide duplicative notices or copies to the Rating Agencies with respect to any of the above listed items.

                               [End of Article XI]

                   [SIGNATURES COMMENCE ON FOLLOWING PAGE]

            IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                    GE CAPITAL COMMERCIAL MORTGAGE
                                    CORPORATION,
                                    Depositor


                                    By: /s/ Daniel Vinson
                                        -----------------------------------
                                        Name: Daniel Vinson
                                        Title: Authorized Signatory

                                    GE CAPITAL LOAN SERVICES, INC.,
                                    Servicer


                                    By: /s/ Joseph F. Beggins
                                        -----------------------------------
                                        Name: Joseph F. Beggins
                                        Title: President and CEO

                                    MIDLAND LOAN SERVICES, INC.,
                                    Special Servicer


                                    By: /s/  Lawrence D. Ashley
                                        -----------------------------------
                                        Name: Lawrence D. Ashley
                                        Title: Senior Vice President

                                    LASALLE BANK NATIONAL ASSOCIATION,
                                     Trustee


                                    By: /s/ Brian D. Ames
                                        -----------------------------------
                                        Name: Brian D. Ames
                                        Title: Vice President

                                    ABN AMRO BANK N.V.,
                                    Fiscal Agent


                                    By: /s/ Barbara A. Wolf
                                        -----------------------------------
                                        Name: Barbara A. Wolf
                                        Title: Vice President


                                    By: /s/ Cynthia Reis
                                        -----------------------------------
                                        Name: Cynthia Reis
                                        Title: First Vice President

STATE OF NEW YORK          )
                           )  ss.:
COUNTY OF NEW YORK         )


            On the 2nd day of May, 2001 before me, a notary public in and for said State, personally appeared Dan Vinson known to me to be an Authorized Signatory of GE Capital Commercial Mortgage Corporation, a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                          /s/  Lily H. Lee
                                          ----------------------
                                               Notary Public



[Notarial Seal]

STATE OF TEXAS    )
                  )  ss.:
COUNTY OF HARRIS  )


            On the 30th day of April, 2001, before me, the undersigned, personally appeared Joseph F. Beggins, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in Houston, Harris County, Texas.



                                           /s/  Bernadette Tatum
                                          ------------------------------
                                           Notary Public, in and for the state
                                           of Texas



[Notarial Seal]

STATE OF MISSOURI  )
                   )  ss.:
COUNTY OF JACKSON  )


            On the 30th day of April in the year 2001 before me, the undersigned, personally appeared Lawrence D. Ashley, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in Kansas City, Missouri.

                                            /s/ Delia R. Cox
                                          ------------------------------
                                            Signature and Office of
                                            individual taking acknowledgment



[Notarial Seal]

State of Illinois    )
                     )  ss.
County of Cook       )


            On the 2nd day of May 2001, before me, Vicky D. Williams, a notary public in and for said State, personally appeared Brian D. Ames, known to me to be a Vice President of LaSalle Bank NA, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                          /s/  Vicky D. Williams
                                          ------------------------------
                                          Vicky D. Williams

[Notarial Seal]                           My Commission Expires: 4-20-2003

STATE OF ILLINOIS    )
                     )  SS.
COUNTY OF COOK       )


            On the 2nd day of May 2001, before me, Vicky D. Williams, a notary public in and for said State, personally appeared Barbara Alice Wolf, Vice President and Cynthia Reis, First Vice President, respectively, of ABN AMRO BANK N.V., one of the entities that executed the within instrument and also known to me to be the persons who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.


            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                          /s/  Vicky D. Williams
                                          ------------------------------
                                          NOTARY PUBLIC

[Notarial Seal]
My Commission Expires: 4-20-2003

                                   EXHIBIT A-1

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 2001-1, CLASS A-1

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PASS-THROUGH RATE:  6.0790%              APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
                                         BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION:  $171,865,000              DEDUCTING PAYMENTS DUE AND PREPAYMENTS
                                         RECEIVED ON OR BEFORE CUT-OFF DATE:
DATE OF POOLING AND SERVICING            $1,128,916,743
AGREEMENT:  AS OF MAY 1, 2001
                                         SERVICER:  GE CAPITAL LOAN SERVICES, INC.
CUT-OFF DATE:  MAY 11, 2001
                                         SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
CLOSING DATE:  MAY 2, 2001               INC.

FIRST DISTRIBUTION DATE:                 TRUSTEE:  LASALLE BANK NATIONAL
JUNE 15, 2001                            ASSOCIATION

APPROXIMATE AGGREGATE                    FISCAL AGENT:  ABN AMRO BANK N.V.
CERTIFICATE BALANCE
OF THE CLASS A-1 CERTIFICATES            PAYING AGENT:  THE CHASE MANHATTAN BANK
AS OF THE CLOSING DATE:  $171,865,000
                                         CUSIP NO.:  36158YAZ2

                                         ISIN NO.:  US36158YAZ25

                                         COMMON CODE NO.: 012889801

                                         CERTIFICATE NO.:  A-1

                              CLASS A-1 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE CAPITAL COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-1 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2001 (the "Pooling and Servicing Agreement"), among GE Capital Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer, the Special Servicer and the Fiscal Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-1 Certificates. The Certificates are designated as the GE Capital Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2001-1 and are issued in twenty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-1 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held in the name of the Trustee and Paying Agent, respectively, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date and (2) is the Holder of Certificates with an original Certificate Balance or Notional Amount, as applicable, of at least $5,000,000, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv)  to modify the definition of Servicing Standard; or

            (v)   amend Section 11.01.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to qualify as a grantor trust or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

            The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the other parties to the Pooling and Servicing Agreement, which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class X, Class S and Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans and the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates and Class G Certificates is reduced to zero.

            If the Sole Certificateholder chooses not exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates and Class G Certificates has not been reduced to zero, any of the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement, which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT
           REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                          THE CHASE MANHATTAN BANK, not in its
                                          individual capacity but solely as
                                          Certificate Registrar under the
                                          Pooling and Servicing Agreement.



                                          By:___________________________________
                                             AUTHORIZED OFFICER





Dated:  May 2, 2001


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-1 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          THE CHASE MANHATTAN BANK,
                                          AUTHENTICATING AGENT



                                          By:___________________________________
                                             AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN -  as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                      (State)

            Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



Dated: ____________________             ________________________________________
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


___________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                   EXHIBIT A-2

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 2001-1, CLASS A-2

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PASS-THROUGH RATE:  6.5310%              APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
                                         BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION:                            DEDUCTING PAYMENTS DUE AND PREPAYMENTS
$[400,000,000][303,045,000]              RECEIVED ON OR BEFORE CUT-OFF DATE:
                                         $1,128,916,743
DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF MAY 1, 2001            SERVICER:  GE CAPITAL LOAN SERVICES, INC.

CUT-OFF DATE:  MAY 11, 2001              SPECIAL SERVICER: MIDLAND LOAN SERVICES,
                                         INC.
CLOSING DATE:  MAY 2, 2001
                                         TRUSTEE:  LASALLE BANK NATIONAL
FIRST DISTRIBUTION DATE:                 ASSOCIATION.
JUNE 15, 2001
                                         PAYING AGENT: THE CHASE MANHATTAN BANK
APPROXIMATE AGGREGATE
CERTIFICATE BALANCE                      FISCAL AGENT: ABN AMRO BANK N.V.
OF THE CLASS A-2 CERTIFICATES
AS OF THE CLOSING DATE:  $703,045,000    CUSIP NO.:  36158YBA6

                                         ISIN NO.: US36158YBA64

                                         COMMON CODE NO.: 012890079

                                         CERTIFICATE NO.:  A-2[-1][-2]

                              CLASS A-2 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE CAPITAL COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-2 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2001 (the "Pooling and Servicing Agreement"), among GE Capital Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer, the Special Servicer and the Fiscal Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-2 Certificates. The Certificates are designated as the GE Capital Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2001-1 and are issued in twenty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-2 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held in the name of the Trustee and Paying Agent, respectively, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date and (2) is the Holder of Certificates with an original Certificate Balance or Notional Amount, as applicable, of at least $5,000,000, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv)  to modify the definition of Servicing Standard; or

            (v)   amend Section 11.01.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to qualify as a grantor trust or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

            The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the other parties to the Pooling and Servicing Agreement, which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class X, Class S and Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans and the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates and Class G Certificates is reduced to zero.

            If the Sole Certificateholder chooses not exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates and Class G Certificates has not been reduced to zero, any of the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement, which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                          THE CHASE MANHATTAN BANK, not in its
                                          individual capacity but solely as
                                          Certificate Registrar under the
                                          Pooling and Servicing Agreement.



                                          By:___________________________________
                                             AUTHORIZED OFFICER





Dated:  May 2, 2001


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-2 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          THE CHASE MANHATTAN BANK,
                                          AUTHENTICATING AGENT



                                          By:___________________________________
                                             AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN -  as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                      (State)

            Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



Dated: ____________________             ________________________________________
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


___________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                   EXHIBIT A-3

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 2001-1, CLASS B

THIS CLASS B CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PASS-THROUGH RATE:  6.7190%              APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
                                         BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION:  $45,157,000               DEDUCTING PAYMENTS DUE AND PREPAYMENTS
                                         RECEIVED ON OR BEFORE CUT-OFF DATE:
DATE OF POOLING AND SERVICING            $1,128,916,743
AGREEMENT:  AS OF MAY 1
                                         SERVICER:  GE CAPITAL LOAN SERVICES, INC.
CUT-OFF DATE:  MAY 11, 2001
                                         SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
CLOSING DATE: MAY 2, 2001                INC.

FIRST DISTRIBUTION DATE:                 TRUSTEE:  LASALLE BANK NATIONAL
JUNE 15, 2001                            ASSOCIATION

APPROXIMATE AGGREGATE                    FISCAL AGENT: ABN AMRO BANK N.V.
CERTIFICATE BALANCE
OF THE CLASS B CERTIFICATES              PAYING AGENT:  THE CHASE MANHATTAN BANK
AS OF THE CLOSING DATE:  $45,157,000
                                         CUSIP NO.: 36158YBB4

                                         ISIN NO.: US36158YBB48

                                         COMMON CODE NO.: 012891610

                                         CERTIFICATE NO.:  B-1

                               CLASS B CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE CAPITAL COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class B Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2001 (the "Pooling and Servicing Agreement"), among GE Capital Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer, the Special Servicer and the Fiscal Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class B Certificates. The Certificates are designated as the GE Capital Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2001-1 and are issued in twenty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class B Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held in the name of the Trustee and Paying Agent, respectively, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date and (2) is the Holder of Certificates with an original Certificate Balance or Notional Amount, as applicable, of at least $5,000,000, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv)  to modify the definition of Servicing Standard; or

            (v)   amend Section 11.01.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to qualify as a grantor trust or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

            The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the other parties to the Pooling and Servicing Agreement, which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class X, Class S and Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans and the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates and Class G Certificates is reduced to zero.

            If the Sole Certificateholder chooses not exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates and Class G Certificates has not been reduced to zero, any of the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement, which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                          THE CHASE MANHATTAN BANK, not in its
                                          individual capacity but solely as
                                          Certificate Registrar under the
                                          Pooling and Servicing Agreement.



                                          By:___________________________________
                                             AUTHORIZED OFFICER





Dated:  May 2, 2001


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS B CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          THE CHASE MANHATTAN BANK,
                                          AUTHENTICATING AGENT



                                          By:___________________________________
                                             AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN -  as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                      (State)

            Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



Dated: ____________________             ________________________________________
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


___________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                   EXHIBIT A-4

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 2001-1, CLASS C

THIS CLASS C CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PASS-THROUGH RATE ON THE CLASS C     APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
CERTIFICATES WILL BE THE LESSER OF (i)   BALANCE OF THE MORTGAGE LOANS AFTER
6.9710% PER ANNUM AND (ii) THE WEIGHTED  DEDUCTING PAYMENTS DUE AND PREPAYMENTS
AVERAGE NET MORTGAGE RATE FOR ANY        RECEIVED ON OR BEFORE CUT-OFF DATE:
DISTRIBUTION DATE                        $1,128,916,743

DENOMINATION:  $49,390,000               SERVICER:  GE CAPITAL LOAN SERVICES, INC.

DATE OF POOLING AND SERVICING            SPECIAL SERVICER:   MIDLAND LOAN
AGREEMENT:  AS OF MAY 1, 2001            SERVICES, INC.

CUT-OFF DATE:  MAY 11, 2001              TRUSTEE:  LASALLE BANK NATIONAL
                                         ASSOCIATION
CLOSING DATE:  MAY 2, 2001
                                         FISCAL AGENT: ABN AMRO BANK N.V.
FIRST DISTRIBUTION DATE:
JUNE 15, 2001                            PAYING AGENT:  THE CHASE MANHATTAN BANK

APPROXIMATE AGGREGATE                    CUSIP NO.: 36158YBC2
CERTIFICATE BALANCE
OF THE CLASS C CERTIFICATES              ISIN NO.: US36158YBC21
AS OF THE CLOSING DATE:  $49,390,000
                                         COMMON CODE NO.: 012891792

                                         CERTIFICATE NO.:  C-1

                               CLASS C CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE CAPITAL COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class C Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2001 (the "Pooling and Servicing Agreement"), among GE Capital Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer, the Special Servicer and the Fiscal Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class C Certificates. The Certificates are designated as the GE Capital Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2001-1 and are issued in twenty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class C Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held in the name of the Trustee and Paying Agent, respectively, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date and (2) is the Holder of Certificates with an original Certificate Balance or Notional Amount, as applicable, of at least $5,000,000, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv)  to modify the definition of Servicing Standard, or

            (v)   amend Section 11.01.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to qualify as a grantor trust or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

            The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the other parties to the Pooling and Servicing Agreement, which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class X, Class S and Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans and the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates and Class G Certificates is reduced to zero.

            If the Sole Certificateholder chooses not exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates and Class G Certificates has not been reduced to zero, any of the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement, which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                          THE CHASE MANHATTAN BANK, not in its
                                          individual capacity but solely as
                                          Certificate Registrar under the
                                          Pooling and Servicing Agreement.



                                          By:___________________________________
                                             AUTHORIZED OFFICER





Dated:  May 2, 2001


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS C CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          THE CHASE MANHATTAN BANK,
                                          AUTHENTICATING AGENT



                                          By:___________________________________
                                             AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN -  as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                      (State)

            Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



Dated: ____________________             ________________________________________
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


___________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                   EXHIBIT A-5

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 2001-1, CLASS D

THIS CLASS D CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PASS-THROUGH RATE ON THE CLASS D     APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
CERTIFICATES WILL BE THE LESSER OF (i)   BALANCE OF THE MORTGAGE LOANS AFTER
7.1080% PER ANNUM AND (ii) THE WEIGHTED  DEDUCTING PAYMENTS DUE AND PREPAYMENTS
AVERAGE NET MORTGAGE RATE FOR ANY        RECEIVED ON OR BEFORE CUT-OFF DATE:
DISTRIBUTION DATE                        $1,128,916,743

DENOMINATION:  $15,523,000               SERVICER:  GE CAPITAL LOAN SERVICES, INC.

DATE OF POOLING AND SERVICING            SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
AGREEMENT:  AS OF MAY 1, 2001            INC.

CUT-OFF DATE:  MAY 11, 2001              TRUSTEE:  LASALLE BANK NATIONAL
                                         ASSOCIATION.
CLOSING DATE:  MAY 2, 2001
                                         FISCAL AGENT: ABN AMRO BANK N.V.
FIRST DISTRIBUTION DATE:
JUNE 15, 2001                            PAYING AGENT:  THE CHASE MANHATTAN BANK

APPROXIMATE AGGREGATE                    CUSIP NO.: 36158YBD0
CERTIFICATE BALANCE
OF THE CLASS D CERTIFICATES              ISIN NO.: US36158YBD04
AS OF THE CLOSING DATE:  $15,523,000
                                         COMMON CODE NO.: 012891849

                                         CERTIFICATE NO.:  D-1

                               CLASS D CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE CAPITAL COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class D Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2001 (the "Pooling and Servicing Agreement"), among GE Capital Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer, the Special Servicer and the Fiscal Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class D Certificates. The Certificates are designated as the GE Capital Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2001-1 and are issued in twenty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class D Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held in the name of the Trustee and Paying Agent, respectively, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date and (2) is the Holder of Certificates with an original Certificate Balance or Notional Amount, as applicable, of at least $5,000,000, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee and the Fiscal Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv)  to modify the definition of Servicing Standard; or

            (v) amend Section 11.01.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to qualify as a grantor trust or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

            The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the other parties to the Pooling and Servicing Agreement, which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class X, Class S and Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans and the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates and Class G Certificates is reduced to zero.

            If the Sole Certificateholder chooses not exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates and Class G Certificates has not been reduced to zero, any of the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement, which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.



            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                          THE CHASE MANHATTAN BANK, not in its
                                          individual capacity but solely as
                                          Certificate Registrar under the
                                          Pooling and Servicing Agreement.



                                          By:___________________________________
                                             AUTHORIZED OFFICER





Dated:  May 2, 2001


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS D CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          THE CHASE MANHATTAN BANK,
                                          AUTHENTICATING AGENT



                                          By:___________________________________
                                             AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN -  as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                      (State)

            Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



Dated: ____________________             ________________________________________
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


___________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                   EXHIBIT A-6

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 2001-1, CLASS E

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS E CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THE PASS-THROUGH RATE ON THE CLASS E     APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
CERTIFICATES WILL BE THE LESSER OF (i)   BALANCE OF THE MORTGAGE LOANS AFTER
6.6570% AND (ii) THE WEIGHTED AVERAGE    DEDUCTING PAYMENTS DUE AND PREPAYMENTS NET
MORTGAGE RATE FOR ANY DISTRIBUTION       RECEIVED ON OR BEFORE CUT-OFF DATE:
DATE                                     $1,128,916,743

DENOMINATION:  $15,522,000               SERVICER:  GE CAPITAL LOAN SERVICES, INC.

DATE OF POOLING AND SERVICING            SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
AGREEMENT:  AS OF MAY 1, 2001            INC.

CUT-OFF DATE:  MAY 11, 2001              TRUSTEE:  LASALLE BANK NATIONAL
                                         ASSOCIATION.
CLOSING DATE:  MAY 2, 2001
                                         FISCAL AGENT: ABN AMRO BANK N.V.
FIRST DISTRIBUTION DATE:
JUNE 15, 2001                            PAYING AGENT:  THE CHASE MANHATTAN BANK

APPROXIMATE AGGREGATE                    CUSIP NO.: 36158YBG3
CERTIFICATE BALANCE
OF THE CLASS E CERTIFICATES              ISIN NO.: US36158YBG35
AS OF THE CLOSING DATE:  $15,522,000
                                         CERTIFICATE NO.:  E-1

                               CLASS E CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE CAPITAL COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class E Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2001 (the "Pooling and Servicing Agreement"), among GE Capital Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer, the Special Servicer and the Fiscal Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class E Certificates. The Certificates are designated as the GE Capital Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2001-1 and are issued in twenty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class E Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held in the name of the Trustee and Paying Agent, respectively, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date and (2) is the Holder of Certificates with an original Certificate Balance or Notional Amount, as applicable, of at least $5,000,000, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv)  to modify the definition of Servicing Standard; or

            (v) amend Section 11.01.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to qualify as a grantor trust or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

            The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the other parties to the Pooling and Servicing Agreement, which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class X, Class S and Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans and the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates and Class G Certificates is reduced to zero.

            If the Sole Certificateholder chooses not exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates and Class G Certificates has not been reduced to zero, any of the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement, which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                          THE CHASE MANHATTAN BANK, not in its
                                          individual capacity but solely as
                                          Certificate Registrar under the
                                          Pooling and Servicing Agreement.



                                          By:___________________________________
                                             AUTHORIZED OFFICER





Dated:  May 2, 2001


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS E CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          THE CHASE MANHATTAN BANK,
                                          AUTHENTICATING AGENT



                                          By:___________________________________
                                             AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN -  as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                      (State)

            Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



Dated: ____________________             ________________________________________
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


___________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                   EXHIBIT A-7

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 2001-1, CLASS F

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS F CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THE PASS-THROUGH RATE ON THE CLASS F     APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
CERTIFICATES WILL BE THE LESSER OF (i)   BALANCE OF THE MORTGAGE LOANS AFTER
6.7230% AND (ii) RATE EQUAL TO THE       DEDUCTING PAYMENTS DUE AND PREPAYMENTS
WEIGHTED AVERAGE NET MORTGAGE RATE       RECEIVED ON OR BEFORE CUT-OFF DATE:
                                         $1,128,916,743
DENOMINATION:  $15,523,000
                                         SERVICER:  GE CAPITAL LOAN SERVICES, INC.
DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF MAY 1, 2001            SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
                                         INC.
CUT-OFF DATE:  MAY 11, 2001
                                         TRUSTEE:  LASALLE BANK NATIONAL
CLOSING DATE:  MAY 2, 2001               ASSOCIATION.

FIRST DISTRIBUTION DATE:                 FISCAL AGENT: ABN AMRO BANK N.V.
JUNE 15, 2001
                                         PAYING AGENT:  THE CHASE MANHATTAN BANK
APPROXIMATE AGGREGATE
CERTIFICATE BALANCE                      CUSIP NO.:  36158YBH1
OF THE CLASS F CERTIFICATES
AS OF THE CLOSING DATE:  $15,523,000     ISIN NO.:  US36158YBH18

                                         CERTIFICATE NO.:  F-1

                               CLASS F CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE CAPITAL COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class F Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1 2001 (the "Pooling and Servicing Agreement"), among GE Capital Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer, the Servicer and the Fiscal Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class F Certificates. The Certificates are designated as the GE Capital Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2001-1 and are issued in twenty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class F Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held in the name of the Trustee and Paying Agent, respectively, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date and (2) is the Holder of Certificates with an original Certificate Balance or Notional Amount, as applicable, of at least $5,000,000, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv)  to modify the definition of Servicing Standard; or

            (v) amend Section 11.01.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to qualify as a grantor trust or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

            The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the other parties to the Pooling and Servicing Agreement, which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class X, Class S and Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans and the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates and Class G Certificates is reduced to zero.

            If the Sole Certificateholder chooses not exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates and Class G Certificates has not been reduced to zero, any of the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement, which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                          THE CHASE MANHATTAN BANK, not in its
                                          individual capacity but solely as
                                          Certificate Registrar under the
                                          Pooling and Servicing Agreement.



                                          By:___________________________________
                                             AUTHORIZED OFFICER





Dated:  May 2, 2001


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS F CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          THE CHASE MANHATTAN BANK,
                                          AUTHENTICATING AGENT



                                          By:___________________________________
                                             AUTHORIZED SIGNATORY

                                   SCHEDULE A


                 CERTIFICATE BALANCE OF
                DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN   REMAINING PRINCIPAL
                    INTEREST IN THIS        AMOUNT OF BOOK-ENTRY     NOTATION
    DATE         BOOK-ENTRY CERTIFICATE         CERTIFICATE          MADE BY
------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN -  as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                      (State)

            Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



Dated: ____________________             ________________________________________
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


___________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                   EXHIBIT A-8

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 2001-1, CLASS G

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS G CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THE PASS-THROUGH RATE ON THE CLASS G     APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
CERTIFICATES WILL BE THE LESSER OF (i)   BALANCE OF THE MORTGAGE LOANS AFTER
7.0350% PER ANNUM AND (ii) THE WEIGHTED  DEDUCTING PAYMENTS DUE AND PREPAYMENTS
AVERAGE NET MORTGAGE RATE FOR ANY        RECEIVED ON OR BEFORE CUT-OFF DATE:
DISTRIBUTION DATE                        $1,128,916,743

DENOMINATION:  $14,112,000               SERVICER:  GE CAPITAL LOAN SERVICES, INC.

DATE OF POOLING AND SERVICING            SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
AGREEMENT:  AS OF MAY 1, 2001            INC.

CUT-OFF DATE:  MAY 11, 2001              TRUSTEE:  LASALLE BANK NATIONAL
                                         ASSOCIATION.
CLOSING DATE:  MAY 2, 2001
                                         FISCAL AGENT: ABN AMRO BANK N.V.
FIRST DISTRIBUTION DATE:
JUNE 15, 2001                            PAYING AGENT:  THE CHASE MANHATTAN BANK

APPROXIMATE AGGREGATE                    CUSIP NO.: 36158YBJ7
CERTIFICATE BALANCE
OF THE CLASS G CERTIFICATES              ISIN NO.: US36158YBJ73
AS OF THE CLOSING DATE:  $14,112,000
                                         CERTIFICATE NO.:  G-1

                               CLASS G CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE CAPITAL COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class G Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 10, 2001 (the "Pooling and Servicing Agreement"), among GE Capital Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer, the Servicer and the Fiscal Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class G Certificates. The Certificates are designated as the GE Capital Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2001-1 and are issued in twenty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class G Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held in the name of the Trustee and Paying Agent, respectively, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date and (2) is the Holder of Certificates with an original Certificate Balance or Notional Amount, as applicable, of at least $5,000,000, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee and the Fiscal Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv)  to modify the definition of Servicing Standard; or

            (v) amend Section 11.01.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to qualify as a grantor trust or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

            The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the other parties to the Pooling and Servicing Agreement, which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class X, Class S and Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans and the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates and Class G Certificates is reduced to zero.

            If the Sole Certificateholder chooses not exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates and Class G Certificates has not been reduced to zero, any of the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement, which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                          THE CHASE MANHATTAN BANK, not in its
                                          individual capacity but solely as
                                          Certificate Registrar under the
                                          Pooling and Servicing Agreement.



                                          By:___________________________________
                                             AUTHORIZED OFFICER





Dated:  May 2, 2001


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS G CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          THE CHASE MANHATTAN BANK,
                                          AUTHENTICATING AGENT



                                          By:___________________________________
                                             AUTHORIZED SIGNATORY

                                   SCHEDULE A


                 CERTIFICATE BALANCE OF
                DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN   REMAINING PRINCIPAL
                    INTEREST IN THIS        AMOUNT OF BOOK-ENTRY     NOTATION
    DATE         BOOK-ENTRY CERTIFICATE         CERTIFICATE          MADE BY
------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN -  as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                      (State)

            Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



Dated: ____________________             ________________________________________
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


___________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                   EXHIBIT A-9

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 2001-1, CLASS H

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS H CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THE PASS-THROUGH RATE ON THE CLASS H     APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
CERTIFICATES WILL BE THE LESSER OF (i)   BALANCE OF THE MORTGAGE LOANS AFTER
6.2070% PER ANNUM AND (ii) THE WEIGHTED  DEDUCTING PAYMENTS DUE AND PREPAYMENTS
AVERAGE NET MORTGAGE RATE FOR ANY        RECEIVED ON OR BEFORE CUT-OFF DATE:
DISTRIBUTION DATE                        $1,128,916,743

DENOMINATION:  $25,400,000               SERVICER:  GE CAPITAL LOAN SERVICES, INC.

DATE OF POOLING AND SERVICING            SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
AGREEMENT:  AS OF MAY 1, 2001            INC.

CUT-OFF DATE:  MAY 11, 2001              TRUSTEE:  LASALLE BANK NATIONAL
                                         ASSOCIATION.
CLOSING DATE:  MAY 2, 2001
                                         FISCAL AGENT: ABN AMRO BANK N.V.
FIRST DISTRIBUTION DATE:
JUNE 15, 2001                            PAYING AGENT:  THE CHASE MANHATTAN BANK

APPROXIMATE AGGREGATE                    CUSIP NO.: 36158YBK4
CERTIFICATE BALANCE
OF THE CLASS H CERTIFICATES              ISIN NO.: US36158YBK47
AS OF THE CLOSING DATE:  $25,400,000
                                         CERTIFICATE NO.:  H-1

                               CLASS H CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE CAPITAL COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class H Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2001 (the "Pooling and Servicing Agreement"), among GE Capital Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer and the Servicer and the Fiscal Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class H Certificates. The Certificates are designated as the GE Capital Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2001-1 and are issued in twenty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class H Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held in the name of the Trustee and Paying Agent, respectively, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date and (2) is the Holder of Certificates with an original Certificate Balance or Notional Amount, as applicable, of at least $5,000,000, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee and the Fiscal Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv)  to modify the definition of Servicing Standard; or

            (v) amend Section 11.01.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to qualify as a grantor trust or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

            The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the other parties to the Pooling and Servicing Agreement, which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class X, Class S and Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans and the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates and Class G Certificates is reduced to zero.

            If the Sole Certificateholder chooses not exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates and Class G Certificates has not been reduced to zero, any of the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement, which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                          THE CHASE MANHATTAN BANK, not in its
                                          individual capacity but solely as
                                          Certificate Registrar under the
                                          Pooling and Servicing Agreement.



                                          By:___________________________________
                                             AUTHORIZED OFFICER





Dated:  May 2, 2001


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS H CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          THE CHASE MANHATTAN BANK,
                                          AUTHENTICATING AGENT



                                          By:___________________________________
                                             AUTHORIZED SIGNATORY

                                   SCHEDULE A


                 CERTIFICATE BALANCE OF
                DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN   REMAINING PRINCIPAL
                    INTEREST IN THIS        AMOUNT OF BOOK-ENTRY     NOTATION
    DATE         BOOK-ENTRY CERTIFICATE         CERTIFICATE          MADE BY
------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN -  as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                      (State)

            Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



Dated: ____________________             ________________________________________
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


___________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                  EXHIBIT A-10

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 2001-1, CLASS I

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS I CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THE PASS-THROUGH RATE ON THE CLASS I     APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
CERTIFICATES WILL BE THE LESSER OF (i)   BALANCE OF THE MORTGAGE LOANS AFTER
6.2070% PER ANNUM AND (ii) THE WEIGHTED  DEDUCTING PAYMENTS DUE AND PREPAYMENTS
AVERAGE NET MORTGAGE RATE FOR ANY        RECEIVED ON OR BEFORE CUT-OFF DATE:
DISTRIBUTION DATE                        $1,128,916,743

DENOMINATION:  $18,345,000               SERVICER:  GE CAPITAL LOAN SERVICES, INC.

DATE OF POOLING AND SERVICING            SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
AGREEMENT:  AS OF MAY 1, 2001            INC.

CUT-OFF DATE:  MAY 11, 2001              TRUSTEE:  LASALLE BANK NATIONAL
                                         ASSOCIATION.
CLOSING DATE:  MAY 2, 2001
                                         FISCAL AGENT: ABN AMRO BANK N.V.
FIRST DISTRIBUTION DATE:
JUNE 15, 2001                            PAYING AGENT:  THE CHASE MANHATTAN BANK

APPROXIMATE AGGREGATE                    CUSIP NO.: 36158YBL2
CERTIFICATE BALANCE
OF THE CLASS I CERTIFICATES              ISIN NO.: US36158YBL20
AS OF THE CLOSING DATE:  $18,345,000
                                         CERTIFICATE NO.:  I-1

                               CLASS I CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE CAPITAL COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class I Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2001 (the "Pooling and Servicing Agreement"), among GE Capital Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer, the Special Servicer and the Fiscal Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class I Certificates. The Certificates are designated as the GE Capital Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2001-1 and are issued in twenty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class I Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held in the name of the Trustee and Paying Agent, respectively, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date and (2) is the Holder of Certificates with an original Certificate Balance or Notional Amount, as applicable, of at least $5,000,000, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv)  to modify the definition of Servicing Standard; or

            (v)  amend Section 11.01.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to qualify as a grantor trust or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

            The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the other parties to the Pooling and Servicing Agreement, which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class X, Class S and Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans and the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates and Class G Certificates is reduced to zero.

            If the Sole Certificateholder chooses not exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates and Class G Certificates has not been reduced to zero, any of the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement, which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                          THE CHASE MANHATTAN BANK, not in its
                                          individual capacity but solely as
                                          Certificate Registrar under the
                                          Pooling and Servicing Agreement.



                                          By:___________________________________
                                             AUTHORIZED OFFICER





Dated:  May 2, 2001


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS I CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          THE CHASE MANHATTAN BANK,
                                          AUTHENTICATING AGENT



                                          By:___________________________________
                                             AUTHORIZED SIGNATORY

                                   SCHEDULE A


                 CERTIFICATE BALANCE OF
                DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN   REMAINING PRINCIPAL
                    INTEREST IN THIS        AMOUNT OF BOOK-ENTRY     NOTATION
    DATE         BOOK-ENTRY CERTIFICATE         CERTIFICATE          MADE BY
------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN -  as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                      (State)

            Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



Dated: ____________________             ________________________________________
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


___________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                  EXHIBIT A-11

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 2001-1, CLASS J

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS J CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THE PASS-THROUGH RATE ON THE CLASS J     APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
CERTIFICATES WILL BE THE LESSER OF (i)   BALANCE OF THE MORTGAGE LOANS AFTER
6.2070% PER ANNUM AND (ii) THE WEIGHTED  DEDUCTING PAYMENTS DUE AND PREPAYMENTS
AVERAGE NET MORTGAGE RATE FOR ANY        RECEIVED ON OR BEFORE CUT-OFF DATE:
DISTRIBUTION DATE                        $1,128,916,743

DENOMINATION:  $9,878,000                SERVICER:  GE CAPITAL LOAN SERVICES, INC.

DATE OF POOLING AND SERVICING            SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
AGREEMENT:  AS OF MAY 1, 2001            INC.

CUT-OFF DATE:  MAY 11, 2001              TRUSTEE:  LASALLE BANK NATIONAL
                                         ASSOCIATION.
CLOSING DATE:  MAY 2, 2001
                                         FISCAL AGENT: ABN AMRO BANK N.V.
FIRST DISTRIBUTION DATE:
JUNE 15, 2001                            PAYING AGENT:  THE CHASE MANHATTAN BANK

APPROXIMATE AGGREGATE                    CUSIP NO.: 36158YBM0
CERTIFICATE BALANCE
OF THE CLASS J CERTIFICATES              ISIN NO.: US36158YBM03
AS OF THE CLOSING DATE:  $9,878,000
                                         CERTIFICATE NO.:  J-1

                               CLASS J CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE CAPITAL COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class J Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2001 (the "Pooling and Servicing Agreement"), among GE Capital Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer, the Special Servicer and the Fiscal Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class J Certificates. The Certificates are designated as the GE Capital Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2001-1 and are issued in twenty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class J Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held in the name of the Trustee and Paying Agent, respectively, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date and (2) is the Holder of Certificates with an original Certificate Balance or Notional Amount, as applicable, of at least $5,000,000, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee and the Fiscal Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv)  to modify the definition of Servicing Standard; or

            (v)  amend Section 11.01.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to qualify as a grantor trust or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

            The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the other parties to the Pooling and Servicing Agreement, which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class X, Class S and Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans and the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates and Class G Certificates is reduced to zero.

            If the Sole Certificateholder chooses not exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates and Class G Certificates has not been reduced to zero, any of the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement, which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                          THE CHASE MANHATTAN BANK, not in its
                                          individual capacity but solely as
                                          Certificate Registrar under the
                                          Pooling and Servicing Agreement.



                                          By:___________________________________
                                             AUTHORIZED OFFICER





Dated:  May 2, 2001


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS J CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          THE CHASE MANHATTAN BANK,
                                          AUTHENTICATING AGENT



                                          By:___________________________________
                                             AUTHORIZED SIGNATORY

                                   SCHEDULE A


                 CERTIFICATE BALANCE OF
                DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN   REMAINING PRINCIPAL
                    INTEREST IN THIS        AMOUNT OF BOOK-ENTRY     NOTATION
    DATE         BOOK-ENTRY CERTIFICATE         CERTIFICATE          MADE BY
------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN -  as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                      (State)

            Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



Dated: ____________________             ________________________________________
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


___________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                  EXHIBIT A-12

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 2001-1, CLASS K

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS K CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THE PASS-THROUGH RATE ON THE CLASS K     APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
CERTIFICATES WILL BE THE LESSER OF (i)   BALANCE OF THE MORTGAGE LOANS AFTER
6.2070% PER ANNUM AND (ii) THE WEIGHTED  DEDUCTING PAYMENTS DUE AND PREPAYMENTS
AVERAGE NET MORTGAGE RATE FOR ANY        RECEIVED ON OR BEFORE CUT-OFF DATE:
DISTRIBUTION DATE                        $1,128,916,743

DENOMINATION:  $9,878,000                SERVICER:  GE CAPITAL LOAN SERVICES, INC.

DATE OF POOLING AND SERVICING            SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
AGREEMENT:  AS OF MAY 1, 2001            INC.

CUT-OFF DATE:  MAY 11, 2001              TRUSTEE:  LASALLE BANK NATIONAL
                                         ASSOCIATION.
CLOSING DATE:  MAY 2, 2001
                                         FISCAL AGENT: ABN AMRO BANK N.V.
FIRST DISTRIBUTION DATE:
JUNE 15, 2001                            CUSIP NO.: 36158YBN8

APPROXIMATE AGGREGATE                    ISIN NO.: US36158YBN85
CERTIFICATE BALANCE
OF THE CLASS K CERTIFICATES              CERTIFICATE NO.:  K-1
AS OF THE CLOSING DATE:  $9,878,000

                               CLASS K CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufacture housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE CAPITAL COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class K Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2001 (the "Pooling and Servicing Agreement"), among GE Capital Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer, the Special Servicer and the Fiscal Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class K Certificates. The Certificates are designated as the GE Capital Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2001-1 and are issued in twenty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class K Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held in the name of the Trustee and Paying Agent, respectively, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date and (2) is the Holder of Certificates with an original Certificate Balance or Notional Amount, as applicable, of at least $5,000,000, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee, and the Fiscal Agent, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv)  to modify the definition of Servicing Standard; or

            (v)  amend Section 11.01.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to qualify as a grantor trust or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

            The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the other parties to the Pooling and Servicing Agreement, which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class X, Class S and Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans and the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates and Class G Certificates is reduced to zero.

            If the Sole Certificateholder chooses not exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates and Class G Certificates has not been reduced to zero, any of the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement, which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

           The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                          THE CHASE MANHATTAN BANK, not in its
                                          individual capacity but solely as
                                          Certificate Registrar under the
                                          Pooling and Servicing Agreement.



                                          By:___________________________________
                                             AUTHORIZED OFFICER





Dated:  May 2, 2001


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS K CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          THE CHASE MANHATTAN BANK,
                                          AUTHENTICATING AGENT



                                          By:___________________________________
                                             AUTHORIZED SIGNATORY

                                   SCHEDULE A


                 CERTIFICATE BALANCE OF
                DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN   REMAINING PRINCIPAL
                    INTEREST IN THIS        AMOUNT OF BOOK-ENTRY     NOTATION
    DATE         BOOK-ENTRY CERTIFICATE         CERTIFICATE          MADE BY
------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN -  as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                      (State)

            Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



Dated: ____________________             ________________________________________
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


___________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                  EXHIBIT A-13

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 2001-1, CLASS L

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS L CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THE PASS-THROUGH RATE ON THE CLASS L     APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
CERTIFICATES WILL BE THE LESSER OF (i)   BALANCE OF THE MORTGAGE LOANS AFTER
6.2070% PER ANNUM AND (ii) THE WEIGHTED  DEDUCTING PAYMENTS DUE AND PREPAYMENTS
AVERAGE NET MORTGAGE RATE FOR ANY        RECEIVED ON OR BEFORE CUT-OFF DATE:
DISTRIBUTION DATE                        $1,128,916,743

DENOMINATION:  $14,112,000               SERVICER:  GE CAPITAL LOAN SERVICES, INC.

DATE OF POOLING AND SERVICING            SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
AGREEMENT:  AS OF MAY 1, 2001            INC.

CUT-OFF DATE:  MAY 11, 2001              TRUSTEE:  LASALLE BANK NATIONAL
                                         ASSOCIATION.
CLOSING DATE:  MAY 2, 2001
                                         FISCAL AGENT: ABN AMRO BANK N.V.PAYING
FIRST DISTRIBUTION DATE:
JUNE 15, 2001                            AGENT:  THE CHASE MANHATTAN BANK

APPROXIMATE AGGREGATE                    CUSIP NO.: 36158YBP3
CERTIFICATE BALANCE
OF THE CLASS L CERTIFICATES              ISIN NO.: US36158YBP34
AS OF THE CLOSING DATE:  $14,112,00
                                         CERTIFICATE NO.:  L-1

                               CLASS L CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE CAPITAL COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class L Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2001 (the "Pooling and Servicing Agreement"), among GE Capital Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer, the Special Servicer and the Fiscal Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class L Certificates. The Certificates are designated as the GE Capital Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2001-1 and are issued in twenty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class L Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held in the name of the Trustee and Paying Agent, respectively, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date and (2) is the Holder of Certificates with an original Certificate Balance or Notional Amount, as applicable, of at least $5,000,000, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv)  to modify the definition of Servicing Standard; or

            (v) amend Section 11.01.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to qualify as a grantor trust or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

            The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the other parties to the Pooling and Servicing Agreement, which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class X, Class S and Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans and the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates and Class G Certificates is reduced to zero.

            If the Sole Certificateholder chooses not exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates and Class G Certificates has not been reduced to zero, any of the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement, which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                          THE CHASE MANHATTAN BANK, not in its
                                          individual capacity but solely as
                                          Certificate Registrar under the
                                          Pooling and Servicing Agreement.



                                          By:___________________________________
                                             AUTHORIZED OFFICER





Dated:  May 2, 2001


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS L CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          THE CHASE MANHATTAN BANK,
                                          AUTHENTICATING AGENT



                                          By:___________________________________
                                             AUTHORIZED SIGNATORY

                                   SCHEDULE A


                 CERTIFICATE BALANCE OF
                DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN   REMAINING PRINCIPAL
                    INTEREST IN THIS        AMOUNT OF BOOK-ENTRY     NOTATION
    DATE         BOOK-ENTRY CERTIFICATE         CERTIFICATE          MADE BY
------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

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------------  ---------------------------   --------------------    ----------

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------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN -  as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                      (State)

            Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



Dated: ____________________             ________________________________________
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


___________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                  EXHIBIT A-14

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 2001-1, CLASS M

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS M CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THE PASS-THROUGH RATE ON THE CLASS M     APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
CERTIFICATES WILL BE THE LESSER OF (i)   BALANCE OF THE MORTGAGE LOANS AFTER
6.2070% PER ANNUM AND (ii) THE WEIGHTED  DEDUCTING PAYMENTS DUE AND PREPAYMENTS
AVERAGE NET MORTGAGE RATE FOR ANY        RECEIVED ON OR BEFORE CUT-OFF DATE:
DISTRIBUTION DATE                        $1,128,916,743

DENOMINATION:  $4,233,000                SERVICER:  GE CAPITAL LOAN SERVICES, INC.

DATE OF POOLING AND SERVICING            SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
AGREEMENT:  AS OF MAY 1, 2001            INC.

CUT-OFF DATE:  MAY 11, 2001              TRUSTEE:  LASALLE BANK NATIONAL
                                         ASSOCIATION.
CLOSING DATE:  MAY 2, 2001
                                         FISCAL AGENT: ABN AMRO BANK N.V.
FIRST DISTRIBUTION DATE:
JUNE 15, 2001                            PAYING AGENT:  THE CHASE MANHATTAN BANK

APPROXIMATE AGGREGATE                    CUSIP NO.: 36158YBQ1
CERTIFICATE BALANCE
OF THE CLASS M CERTIFICATES              ISIN NO.: US36158YBQ17
AS OF THE CLOSING DATE:  $4,233,000
                                         CERTIFICATE NO.:  M-1

                               CLASS M CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE CAPITAL COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class M Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2001 (the "Pooling and Servicing Agreement"), among GE Capital Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer the Special Servicer and the Fiscal Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class M Certificates. The Certificates are designated as the GE Capital Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2001-1 and are issued in twenty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class M Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held in the name of the Trustee and Paying Agent, respectively, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date and (2) is the Holder of Certificates with an original Certificate Balance or Notional Amount, as applicable, of at least $5,000,000, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv)  to modify the definition of Servicing Standard; or

            (v)  amend Section 11.01.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to qualify as a grantor trust or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

            The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the other parties to the Pooling and Servicing Agreement, which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class X, Class S and Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans and the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates and Class G Certificates is reduced to zero.

            If the Sole Certificateholder chooses not exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates and Class G Certificates has not been reduced to zero, any of the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement, which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                          THE CHASE MANHATTAN BANK, not in its
                                          individual capacity but solely as
                                          Certificate Registrar under the
                                          Pooling and Servicing Agreement.



                                          By:___________________________________
                                             AUTHORIZED OFFICER





Dated:  May 2, 2001


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS M CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          THE CHASE MANHATTAN BANK,
                                          AUTHENTICATING AGENT



                                          By:___________________________________
                                             AUTHORIZED SIGNATORY

                                   SCHEDULE A


                 CERTIFICATE BALANCE OF
                DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN   REMAINING PRINCIPAL
                    INTEREST IN THIS        AMOUNT OF BOOK-ENTRY     NOTATION
    DATE         BOOK-ENTRY CERTIFICATE         CERTIFICATE          MADE BY
------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN -  as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                      (State)

            Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



Dated: ____________________             ________________________________________
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


___________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                  EXHIBIT A-15

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 2001-1, CLASS N

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS N CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THE PASS-THROUGH RATE ON THE CLASS N     APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
CERTIFICATES WILL BE THE LESSER OF (i)   BALANCE OF THE MORTGAGE LOANS AFTER
6.2070% PER ANNUM AND (ii) THE WEIGHTED  DEDUCTING PAYMENTS DUE AND PREPAYMENTS
AVERAGE NET MORTGAGE RATE FOR ANY        RECEIVED ON OR BEFORE CUT-OFF DATE:
DISTRIBUTION DATE                        $1,128,916,743

DENOMINATION:  $16,933,742               SERVICER:  GE CAPITAL LOAN SERVICES, INC.

DATE OF POOLING AND SERVICING            SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
AGREEMENT:  AS OF MAY 1, 2001            INC.

CUT-OFF DATE:  MAY 11, 2001              TRUSTEE:  LASALLE BANK NATIONAL
                                         ASSOCIATION.
CLOSING DATE:  MAY 2, 2001
                                         FISCAL AGENT: ABN AMRO BANK N.V.
FIRST DISTRIBUTION DATE:
JUNE 15, 2001                            PAYING AGENT:  THE CHASE MANHATTAN BANK

APPROXIMATE AGGREGATE                    CUSIP NO.: 36158YCC1
CERTIFICATE BALANCE
OF THE CLASS N CERTIFICATES              ISIN NO.: US36158YCC12
AS OF THE CLOSING DATE:  $16,933,742
                                         CERTIFICATE NO.:  N-1

                               CLASS N CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE CAPITAL COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class N Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2001 (the "Pooling and Servicing Agreement"), among GE Capital Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer the Special Servicer and the Fiscal Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class N Certificates. The Certificates are designated as the GE Capital Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2001-1 and are issued in twenty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class N Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held in the name of the Trustee and Paying Agent, respectively, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date and (2) is the Holder of Certificates with an original Certificate Balance or Notional Amount, as applicable, of at least $5,000,000, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv)  to modify the definition of Servicing Standard; or

            (v)  amend Section 11.01.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to qualify as a grantor trust or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

            The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the other parties to the Pooling and Servicing Agreement, which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class X, Class S and Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans and the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates and Class G Certificates is reduced to zero.

            If the Sole Certificateholder chooses not exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates and Class G Certificates has not been reduced to zero, any of the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement, which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                          THE CHASE MANHATTAN BANK, not in its
                                          individual capacity but solely as
                                          Certificate Registrar under the
                                          Pooling and Servicing Agreement.



                                          By:___________________________________
                                             AUTHORIZED OFFICER





Dated:  May 2, 2001


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS N CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          THE CHASE MANHATTAN BANK,
                                          AUTHENTICATING AGENT



                                          By:___________________________________
                                             AUTHORIZED SIGNATORY

                                   SCHEDULE A


                 CERTIFICATE BALANCE OF
                DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN   REMAINING PRINCIPAL
                    INTEREST IN THIS        AMOUNT OF BOOK-ENTRY     NOTATION
    DATE         BOOK-ENTRY CERTIFICATE         CERTIFICATE          MADE BY
------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

------------  ---------------------------   --------------------    ----------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN -  as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                      (State)

            Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



Dated: ____________________             ________________________________________
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


___________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                  EXHIBIT A-16

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 2001-1, CLASS X-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THE NOTIONAL AMOUNT ON WHICH THE INTEREST PAYABLE TO THE HOLDERS OF THE CLASS X CERTIFICATES IS BASED WILL BE REDUCED AS A RESULT OF PRINCIPAL PAYMENTS AND LOSSES ON THE MORTGAGE LOANS. ACCORDINGLY, THE INTEREST PAYABLE PURSUANT TO THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THE AGGREGATE OF THE PASS-THROUGH RATES  APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
ON THE CLASS X-1 AND CLASS X-2           BALANCE OF THE MORTGAGE LOANS AFTER
CERTIFICATES WILL BE EQUAL TO THE        DEDUCTING PAYMENTS DUE AND PREPAYMENTS
EXCESS, IF ANY, OF (i) THE WEIGHTED      RECEIVED ON OR BEFORE CUT-OFF DATE:
AVERAGE OF THE NET INTEREST RATES ON     $1,128,916,743
THE MORTGAGE LOANS OVER (ii) THE
WEIGHTED AVERAGE OF THE PASS-THROUGH     SERVICER:  GE CAPITAL LOAN SERVICES, INC.
RATES OF THE OTHER CERTIFICATES (OTHER
THAN THE RESIDUAL CERTIFICATES AND THE   SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
CLASS S CERTIFICATE)                     INC.

DENOMINATION:                            TRUSTEE:  LASALLE BANK NATIONAL
$[400,000,000][328,916,742]              ASSOCIATION

DATE OF POOLING AND SERVICING            FISCAL AGENT:  ABN AMRO BANK N.V.
AGREEMENT:  AS OF MAY 1, 2001
                                         PAYING AGENT:  THE CHASE MANHATTAN BANK
CUT-OFF DATE:  MAY 11, 2001
                                         CUSIP NO.:  36158YBE8
CLOSING DATE:  MAY 2, 2001
                                         ISIN NO.:  US36158YBE86
FIRST DISTRIBUTION DATE:
JUNE 15, 2001                            CERTIFICATE NO.:  X-1[-1] [-2] [-3]

APPROXIMATE AGGREGATE NOTIONAL AMOUNT
OF THE CLASS X-1 CERTIFICATES AS OF THE
CLOSING DATE:  $1,128,916,742

                              CLASS X-1 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE CAPITAL COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class X-1 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2001 (the "Pooling and Servicing Agreement"), among GE Capital Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer, the Servicer and the Fiscal Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the percentage interest in the Class of Certificates specified on the face hereof. The Certificates are designated as the GE Capital Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2001-1 and are issued in twenty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate will not be entitled to distributions in respect of principal. Holders of this Certificate may be entitled to Prepayment Premiums, Yield Maintenance Charges and the North Peachtree Loan Prepayment Charge as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class X-1 Pass-Through Rate specified above on the Notional Amount of this Certificate immediately prior to such Distribution Date, as specified above. Interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held in the name of the Trustee and Paying Agent, respectively, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date and (2) is the Holder of Certificates with an original Certificate Balance or Notional Amount, as applicable, of at least $5,000,000, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer,, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust of all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv)  to modify the definition of Servicing Standard; or

            (v) amend Section 11.01.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to qualify as a grantor trust or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

            The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the other parties to the Pooling and Servicing Agreement, which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class X, Class S and Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans and the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates and Class G Certificates is reduced to zero.

            If the Sole Certificateholder chooses not exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates and Class G Certificates has not been reduced to zero, any of the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement, which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                          THE CHASE MANHATTAN BANK, not in its
                                          individual capacity but solely as
                                          Certificate Registrar under the
                                          Pooling and Servicing Agreement.



                                          By:___________________________________
                                             AUTHORIZED OFFICER





Dated:  May 2, 2001


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS X-1 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          THE CHASE MANHATTAN BANK,
                                          AUTHENTICATING AGENT



                                          By:___________________________________
                                             AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN -  as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                      (State)

            Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



Dated: ____________________             ________________________________________
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


___________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                  EXHIBIT A-17

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 2001-1, CLASS X-2

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THE NOTIONAL AMOUNT ON WHICH THE INTEREST PAYABLE TO THE HOLDERS OF THE CLASS X-2 CERTIFICATES IS BASED WILL BE REDUCED AS A RESULT OF PRINCIPAL PAYMENTS AND LOSSES ON THE MORTGAGE LOANS. ACCORDINGLY, THE INTEREST PAYABLE PURSUANT TO THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THE AGGREGATE OF THE PASS-THROUGH RATES  APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
ON THE CLASS X-1 AND CLASS X-2           BALANCE OF THE MORTGAGE LOANS AFTER
CERTIFICATES WILL BE EQUAL TO THE        DEDUCTING PAYMENTS DUE AND PREPAYMENTS
EXCESS, IF ANY, OF (i) THE WEIGHTED      RECEIVED ON OR BEFORE CUT-OFF DATE:
AVERAGE OF THE NET INTEREST RATES ON     $1,128,916,743
THE MORTGAGE LOANS OVER (ii) THE
WEIGHTED AVERAGE OF THE PASS-THROUGH     SERVICER:  GE CAPITAL LOAN SERVICES, INC.
RATES OF THE OTHER CERTIFICATES (OTHER
THAN THE RESIDUAL CERTIFICATES AND THE   SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
CLASS S CERTIFICATE)                     INC.

DENOMINATION:  $[400,000,000]            TRUSTEE:  LASALLE BANK NATIONAL
[262,592,000]                            ASSOCIATION

DATE OF POOLING AND SERVICING            FISCAL AGENT:  ABN AMRO BANK N.V.
AGREEMENT:  AS OF MAY 1, 2001
                                         PAYING AGENT:  THE CHASE MANHATTAN BANK
CUT-OFF DATE:  MAY 11, 2001
                                         CUSIP NO.:  36158YBF5
CLOSING DATE:  MAY 2, 2001
                                         ISIN NO.:  US36158YBF51
FIRST DISTRIBUTION DATE:
JUNE 15, 2001                            CERTIFICATE NO.:  X-2 [-1] [-2]

APPROXIMATE AGGREGATE NOTIONAL AMOUNT
OF THE CLASS X-2 CERTIFICATES AS OF THE
CLOSING DATE:  $662,592,000

                              CLASS X-2 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE CAPITAL COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class X-2 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2001 (the "Pooling and Servicing Agreement"), among GE Capital Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer, the Servicer and the Fiscal Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the percentage interest in the Class of Certificates specified on the face hereof. The Certificates are designated as the GE Capital Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2001-1 and are issued in twenty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate will not be entitled to distributions in respect of principal. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class X-2 Pass-Through Rate specified above on the Notional Amount of this Certificate immediately prior to such Distribution Date, as specified above. Interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held in the name of the Trustee and Paying Agent, respectively, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date and (2) is the Holder of Certificates with an original Certificate Balance or Notional Amount, as applicable, of at least $5,000,000, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust of all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee, and the Fiscal Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv)  to modify the definition of Servicing Standard; or

            (v) amend Section 11.01.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to qualify as a grantor trust or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

            The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the other parties to the Pooling and Servicing Agreement, which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class X, Class S and Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans and the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates and Class G Certificates is reduced to zero.

            If the Sole Certificateholder chooses not exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates and Class G Certificates has not been reduced to zero, any of the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement, which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.



            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                          THE CHASE MANHATTAN BANK, not in its
                                          individual capacity but solely as
                                          Certificate Registrar under the
                                          Pooling and Servicing Agreement.



                                          By:___________________________________
                                             AUTHORIZED OFFICER





Dated:  May 2, 2001


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS X-2 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          THE CHASE MANHATTAN BANK,
                                          AUTHENTICATING AGENT



                                          By:___________________________________
                                             AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN -  as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                      (State)

            Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



Dated: ____________________             ________________________________________
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


___________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                  EXHIBIT A-18

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 2001-1, CLASS R

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR , LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(A)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY TO DISQUALIFIED ORGANIZATIONS, NON-U.S. PERSONS OR AGENTS OF EITHER, AS SET FORTH IN SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(E)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE, (B) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, (C) IT UNDERSTANDS THAT IT MAY INCUR TAX LIABILITIES WITH RESPECT TO THIS CERTIFICATE IN EXCESS OF CASH FLOWS GENERATED HEREBY, (D) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE, AND (E) IT WILL NOT TRANSFER THIS CERTIFICATE TO ANY PERSON OR ENTITY THAT DOES NOT PROVIDE A SIMILAR AFFIDAVIT. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. THIS CERTIFICATE REPRESENTS A "NON-ECONOMIC RESIDUAL INTEREST," AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-L(C), AND THEREFORE, TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND EITHER TO TRANSFER AT A MINIMUM PRICE OR TO AN ELIGIBLE TRANSFEREE AS SPECIFIED IN REGULATIONS.

PERCENTAGE INTEREST EVIDENCED BY THIS    APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
CERTIFICATE:  100%                       BALANCE OF THE MORTGAGE LOANS AFTER
                                         DEDUCTING PAYMENTS DUE AND PREPAYMENTS
DATE OF POOLING AND SERVICING            RECEIVED ON OR BEFORE CUT-OFF DATE:
AGREEMENT:  AS OF MAY 1, 2001            $1,128,916,743

CUT-OFF DATE:  MAY 11, 2001              SERVICER:  GE CAPITAL LOAN SERVICES, INC.

CLOSING DATE:  MAY 2, 2001               SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
                                         INC.
FIRST DISTRIBUTION DATE:
JUNE 15, 2001                            TRUSTEE: LASALLE BANK NATIONAL ASSOCIATION

CLASS R PERCENTAGE INTEREST: 100%        FISCAL AGENT:  ABN AMRO BANK N.V.

                                         PAYING AGENT:  THE CHASE MANHATTAN BANK

                                         CERTIFICATE NO.:  R-1

                               CLASS R CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE CAPITAL COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT [_______________________________]

is the registered owner of the interest evidenced by this Certificate in the Class R Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2001 (the "Pooling and Servicing Agreement"), among GE Capital Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer, the Servicer and the Fiscal Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the percentage interest in the Class of Certificates specified on the face hereof. The Certificates are designated as the GE Capital Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2001-1 and are issued in twenty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Class R Certificate is a "residual interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income. The Holder of the largest Percentage Interest in the Class R Certificates shall be the "tax matters person" for the Upper-Tier REMIC pursuant to Treasury Regulations Section 1.860F-4(d), and the Paying Agent is hereby irrevocably designated and shall serve as attorney-in-fact and agent for any such Person that is the "tax matters person."

            Pursuant to the terms of the Pooling and Servicing Agreement, distributions, if any, on this Certificate shall be made by the Paying Agent to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the Distribution Date to the Person in whose name this Certificate is registered as of the related Record Date. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held in the name of the Trustee and Paying Agent, respectively, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date and (2) is the Holder of Certificates with an original Certificate Balance or Notional Amount, as applicable, of at least $5,000,000, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Paying Agent under Section 5.02(d) of the Pooling and Servicing Agreement to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions: (A) No Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Disqualified Organization or agent thereof (including a nominee, middleman or similar person) (an "Agent"), a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or a Non-U.S. Person and shall promptly notify the Servicer, the Trustee, Paying Agent and the Certificate Registrar of any change or impending change to such status; (B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Class R Certificate shall be registered until the Certificate Registrar receives, an affidavit substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-1 (a "Transfer Affidavit") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is not a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, and that it has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement and agrees to be bound by them; (C) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected; and (D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (1) to require a Transfer Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Class R Certificate and (2) not to transfer its Ownership Interest in such Class R Certificate unless it provides to the Certificate Registrar a letter substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-2 (a "Transferor Letter") certifying that, among other things, it has no actual knowledge that such prospective Transferee is a Disqualified Organization, an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person.

            Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv)  to modify the definition of Servicing Standard; or

            (v) amend Section 11.01.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to qualify as a grantor trust or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or Lower-Tier REMIC.

            The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the other parties to the Pooling and Servicing Agreement, which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class X, Class S and Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans and the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates and Class G Certificates is reduced to zero.

            If the Sole Certificateholder chooses not exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates and Class G Certificates has not been reduced to zero, any of the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement, which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                          THE CHASE MANHATTAN BANK, not in its
                                          individual capacity but solely as
                                          Certificate Registrar under the
                                          Pooling and Servicing Agreement.



                                          By:___________________________________
                                             AUTHORIZED OFFICER





Dated:  May 2, 2001


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS R CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          THE CHASE MANHATTAN BANK,
                                          AUTHENTICATING AGENT



                                          By:___________________________________
                                             AUTHORIZED SIGNATORY

Dated:  May 2, 2001

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN -  as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                      (State)

            Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



Dated: ____________________             ________________________________________
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


___________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                  EXHIBIT A-19

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 2001-1, CLASS LR

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(A)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY TO DISQUALIFIED ORGANIZATIONS, NON-U.S. PERSONS OR AGENTS OF EITHER, AS SET FORTH IN SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(E)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE, (B) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, (C) IT UNDERSTANDS THAT IT MAY INCUR TAX LIABILITIES WITH RESPECT TO THIS CERTIFICATE IN EXCESS OF CASH FLOWS GENERATED HEREBY, (D) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE, AND (E) IT WILL NOT TRANSFER THIS CERTIFICATE TO ANY PERSON OR ENTITY THAT DOES NOT PROVIDE A SIMILAR AFFIDAVIT. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. THIS CERTIFICATE REPRESENTS A "NON-ECONOMIC RESIDUAL INTEREST," AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-L(C), AND THEREFORE, TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND EITHER TO TRANSFER AT A MINIMUM PRICE OR TO AN ELIGIBLE TRANSFEREE AS SPECIFIED IN REGULATIONS.

PERCENTAGE INTEREST EVIDENCED BY THIS    APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
CERTIFICATE:  100%                       BALANCE OF THE MORTGAGE LOANS AFTER
                                         DEDUCTING PAYMENTS DUE AND PREPAYMENTS
DATE OF POOLING AND SERVICING            RECEIVED ON OR BEFORE CUT-OFF DATE:
AGREEMENT:  AS OF MAY 1, 2001            $1,128,916,743

CUT-OFF DATE:  MAY 11, 2001              SERVICER:  GE CAPITAL LOAN SERVICES, INC.

CLOSING DATE:  MAY 2, 2001               SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
                                         INC.
FIRST DISTRIBUTION DATE:
JUNE 15, 2001                            TRUSTEE: LASALLE BANK NATIONAL ASSOCIATION

CLASS LR PERCENTAGE INTEREST:  100%      PAYING AGENT:  THE CHASE MANHATTAN BANK

                                         CERTIFICATE NO.:  LR-1

                              CLASS LR CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE CAPITAL COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT [______________________________________]

is the registered owner of the interest evidenced by this Certificate in the Class LR Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2001 (the "Pooling and Servicing Agreement"), among GE Capital Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer, the Servicer and the Fiscal Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the percentage interest in the Class of Certificates specified on the face hereof. The Certificates are designated as the GE Capital Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2001-1 and are issued in twenty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Class LR Certificate is a "residual interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income. The Holder of the largest Percentage Interest in the Class LR Certificates shall be the "tax matters person" for the Lower-Tier REMIC pursuant to Treasury Regulations Section 1.860F-4(d), and the Paying Agent is hereby irrevocably designated and shall serve as attorney-in-fact and agent for any such Person that is the "tax matters person".

            Pursuant to the terms of the Pooling and Servicing Agreement, distributions, if any, on this Certificate shall be made by the Paying Agent to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the Distribution Date to the Person in whose name this Certificate is registered as of the related Record Date. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held in the name of the Trustee and Paying Agent, respectively, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date and (2) is the Holder of Certificates with an original Certificate Balance or Notional Amount, as applicable, of at least $5,000,000, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Each Person who has or who acquires any Ownership Interest in a Class LR Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Paying Agent under Section 5.02(b) of the Pooling and Servicing Agreement to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Class LR Certificate are expressly subject to the following provisions: (A) No Person holding or acquiring any Ownership Interest in a Class LR Certificate shall be a Disqualified Organization or agent thereof (including a nominee, middleman or similar person) (an "Agent"), a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or a Non-U.S. Person and shall promptly notify the Servicer, the Trustee, Paying Agent and the Certificate Registrar of any change or impending change to such status; (B) In connection with any proposed Transfer of any Ownership Interest in a Class LR Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Class LR Certificate shall be registered until the Certificate Registrar receives, an affidavit substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-1 (a "Transfer Affidavit") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is not a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, and that it has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement and agrees to be bound by them; (C) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is a Disqualified Organization or an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, no Transfer of an Ownership Interest in a Class LR Certificate to such proposed Transferee shall be effected; and (D) Each Person holding or acquiring any Ownership Interest in a Class LR Certificate shall agree (1) to require a Transfer Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Class LR Certificate and (2) not to transfer its Ownership Interest in such Class LR Certificate unless it provides to the Certificate Registrar a letter substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-2 (a "Transferor Letter") certifying that, among other things, it has no actual knowledge that such prospective Transferee is a Disqualified Organization, an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person.

            Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the and the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause either the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv)  to modify the definition of Servicing Standard; or

            (v) amend Section 11.01.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to qualify as a grantor trust or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

            The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the other parties to the Pooling and Servicing Agreement, which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class X, Class S and Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans and the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates and Class G Certificates is reduced to zero.

            If the Sole Certificateholder chooses not exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates and Class G Certificates has not been reduced to zero, any of the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement, which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                          THE CHASE MANHATTAN BANK, not in its
                                          individual capacity but solely as
                                          Certificate Registrar under the
                                          Pooling and Servicing Agreement.



                                          By:___________________________________
                                             AUTHORIZED OFFICER





Dated:  May 2, 2001


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS LR CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          THE CHASE MANHATTAN BANK,
                                          AUTHENTICATING AGENT



                                          By:___________________________________
                                             AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN -  as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                      (State)

            Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



Dated: ____________________             ________________________________________
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


___________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                  EXHIBIT A-20

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 2001-1, CLASS S

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR , LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

PERCENTAGE INTEREST EVIDENCED BY THIS    APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
CERTIFICATE:  100%                       BALANCE OF THE MORTGAGE LOANS AFTER
                                         DEDUCTING PAYMENTS DUE AND PREPAYMENTS
DATE OF POOLING AND SERVICING            RECEIVED ON OR BEFORE CUT-OFF DATE:
AGREEMENT:  AS OF MAY 1, 2001            $1,128,916,743

CUT-OFF DATE:  MAY 11, 2001              SERVICER:  GE CAPITAL LOAN SERVICES, INC.

CLOSING DATE:  MAY 2, 2001               SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
                                         INC.
FIRST DISTRIBUTION DATE:
JUNE 15, 2001                            TRUSTEE: LASALLE BANK NATIONAL ASSOCIATION

CLASS S PERCENTAGE INTEREST:  100%       PAYING AGENT:  THE CHASE MANHATTAN BANK

                                         CERTIFICATE NO.:  S-1

                               CLASS S CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE CAPITAL COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT [__________________________________________]

is the registered owner of the interest evidenced by this Certificate in the Class S Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2001 (the "Pooling and Servicing Agreement"), among GE Capital Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer, the Servicer and the Fiscal Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the percentage interest in the Class of Certificates specified on the face hereof. The Certificates are designated as the GE Capital Commercial Mortgage Corporation., Commercial Mortgage Pass-Through Certificates, Series 2001-1 and are issued in twenty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Pursuant to the terms of the Pooling and Servicing Agreement, distributions, if any, on this Certificate shall be made by the Paying Agent to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the Distribution Date to the Person in whose name this Certificate is registered as of the related Record Date. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            This Certificate represents a beneficial ownership interest in a portion of the Trust Fund which is treated as a grantor trust for federal income tax purposes, and represents an undivided beneficial interest in the right to Excess Interest with respect to the Mortgage Loans and amounts as may be held from time to time in the Excess Interest Distribution Account.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held in the name of the Trustee and Paying Agent, respectively, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date and (2) is the Holder of Certificates with an original Certificate Balance or Notional Amount, as applicable, of at least $5,000,000, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv)  to modify the definition of Servicing Standard; or

            (v)   amend Section 11.01.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to qualify as a grantor trust or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or Lower-Tier REMIC.

            The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the other parties to the Pooling and Servicing Agreement, which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class X, Class S and Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans and the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates and Class G Certificates is reduced to zero.

            If the Sole Certificateholder chooses not exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates and Class G Certificates has not been reduced to zero, any of the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement, which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                          THE CHASE MANHATTAN BANK, not in its
                                          individual capacity but solely as
                                          Certificate Registrar under the
                                          Pooling and Servicing Agreement.



                                          By:___________________________________
                                             AUTHORIZED OFFICER





Dated:  May 2, 2001


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS S CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          THE CHASE MANHATTAN BANK,
                                          AUTHENTICATING AGENT



                                          By:___________________________________
                                             AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN -  as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                      (State)

            Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



Dated: ____________________             ________________________________________
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


___________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                    EXHIBIT B

                             MORTGAGE LOAN SCHEDULE

------------------------------------------------------------------------------------------------------------------------------------
     1          2         3           4             5            6      7       8       9         10         11       12      13
                                  Prospectus       Orig               Orig    Orig    Orig    First Loan    Grace    Int    Balloon
Transaction   Group     Loan         Loan          Note        Orig   Amort   Note    Pmt        Pmt        Days     Only    Loan
    ID          ID       ID           ID          Amount       Term   Term    Rate    Rate      Due Dt     Allowed   (y n)   (y n)
------------------------------------------------------------------------------------------------------------------------------------
GECMC2001-1      1        16317         1      50,000,000.00    120    360    7.00%   7.00%    20010501       0       N       Y
GECMC2001-1      2        14595         2      37,500,000.00    120    360    7.25%   7.25%    20010410       0       N       Y
GECMC2001-1      3    760014503         3      33,800,000.00    120    360    7.35%   7.35%    20010401       5       N       Y
GECMC2001-1      4    899000043         4      33,053,100.00    120    300    8.25%   8.25%    20010101       5       N       N
GECMC2001-1     4a                     4a       4,715,300.00
GECMC2001-1     4b                     4b       5,178,400.00
GECMC2001-1     4c                     4c       4,037,500.00
GECMC2001-1     4d                     4d       2,962,100.00
GECMC2001-1     4e                     4e       3,360,900.00
GECMC2001-1     4f                     4f       3,285,900.00
GECMC2001-1     4g                     4g       9,513,000.00
GECMC2001-1      5    760020316         5      29,000,000.00    120    360    7.46%   7.46%    20010501       5       N       Y
GECMC2001-1      6    760016348         6      29,000,000.00    120    360    7.53%   7.53%    20010411       0       N       N
GECMC2001-1      7        16053         7      26,000,000.00    120    300    7.60%   7.60%    20010210       0       N       Y
GECMC2001-1      8    760017468         8      25,150,000.00    120    360    7.23%   7.23%    20010401       5       N       Y
GECMC2001-1      9        15809         9      23,000,000.00    120    360    7.15%   7.15%    20010501       0       N       Y
GECMC2001-1     10    760020670        10      22,160,000.00    120    360    7.50%   7.50%    20010201       5       N       Y
GECMC2001-1     11    760016702        11      18,000,000.00    120    300    8.85%   8.85%    20001201       5       N       Y
GECMC2001-1     12    760020074        12      17,925,000.00    120    360    8.06%   8.06%    20001201       5       N       Y
GECMC2001-1     13    760020110        13      17,475,000.00    120    360    8.06%   8.06%    20001201       5       N       Y
GECMC2001-1     14    760017089        14      17,350,000.00    120    360    7.63%   7.63%    20010201       5       N       Y
GECMC2001-1     15        15773        15      16,350,000.00    120    360    7.75%   7.75%    20010610       0       N       Y
GECMC2001-1     16        16055        16      16,344,000.00    120    360    7.50%   7.50%    20010110       0       N       Y
GECMC2001-1     17        15823        17      15,975,000.00    120    360    7.63%   7.63%    20010310       0       N       Y
GECMC2001-1     18        31108        18      15,250,000.00    120    300    7.55%   7.55%    20010401       5       N       N
GECMC2001-1     19    760020982        19      14,852,000.00    120    360    7.25%   7.25%    20010201       5       N       Y
GECMC2001-1     20        11975        20      13,752,928.09    238    238    7.99%   7.89%    20010401       7       N       N
GECMC2001-1     21        12594        21      13,570,000.00    120    360    7.88%   7.88%    20001101      10       N       N
GECMC2001-1     22        30551        22      13,200,000.00    120    360    8.23%   8.23%    20010101      10       N       Y
GECMC2001-1    22a                    22a       3,325,000.00
GECMC2001-1    22b                    22b       3,800,000.00
GECMC2001-1    22c                    22c       2,200,000.00
GECMC2001-1    22d                    22d       3,875,000.00
GECMC2001-1     23        31096        23      13,100,000.00    120    360    8.10%   8.10%    20010201       5       N       Y
GECMC2001-1     24        14005        24      12,700,000.00    120    360    7.96%   7.96%    20010201       7       N       Y
GECMC2001-1     25    760020367        25      12,000,000.00    120    360    7.50%   7.50%    20010301       5       N       Y
GECMC2001-1     26    760017156        26      11,835,000.00    120    300    7.75%   7.75%    20010201       5       N       Y
GECMC2001-1    26a                    26a       2,467,114.80
GECMC2001-1    26b                    26b       2,145,317.22
GECMC2001-1    26c                    26c       1,215,679.76
GECMC2001-1    26d                    26d       2,181,072.51
GECMC2001-1    26e                    26e       1,608,987.92
GECMC2001-1    26f                    26f       2,216,827.79
GECMC2001-1     27    760020882        27      11,782,000.00    120    360    7.35%   7.35%    20010201       5       N       Y
GECMC2001-1     28    760020592        28      11,600,000.00    120    360    7.41%   7.41%    20010401       7       N       Y
GECMC2001-1     29    760021199        29      11,250,000.00     60    360    7.30%   7.30%    20010301       5       N       Y
GECMC2001-1     30    760020621        30      10,600,000.00    120    360    7.50%   7.50%    20010501       5       N       Y
GECMC2001-1     31        31600        31      10,250,000.00    120    360    7.15%   7.15%    20010501       5       N       Y
GECMC2001-1     32    760020379        32      10,233,000.00    120    360    7.52%   7.52%    20010301       5       N       N
GECMC2001-1     33        15781        33      10,115,000.00    120    360    7.73%   7.73%    20010610       0       N       Y
GECMC2001-1     34    760020340        34       9,720,000.00    120    360    7.78%   7.78%    20010101       5       N       Y
GECMC2001-1     35    760013931        35       9,500,000.00    120    360    7.35%   7.35%    20010401       5       N       Y
GECMC2001-1     36        31332        36       9,450,000.00    120    360    7.60%   7.60%    20010401       5       N       Y
GECMC2001-1     37    760016968        37       9,300,000.00    120    324    8.36%   8.36%    20010101       5       N       Y
GECMC2001-1     38        31154        38       8,850,000.00    120    360    7.90%   7.90%    20010401       5       N       Y
GECMC2001-1     39    760017472        39       8,750,000.00    120    300    8.10%   8.10%    20010401       5       N       Y
GECMC2001-1     40        27535        40       8,550,000.00    120    360    7.66%   7.66%    20010401       5       N       Y
GECMC2001-1     41    760020378        41       8,200,000.00    120    360    7.52%   7.52%    20010301       5       N       N
GECMC2001-1     42    760021275        42       8,160,000.00    120    360    7.75%   7.75%    20010301       5       N       Y
GECMC2001-1     43    760020493        43       7,920,000.00    120    360    7.41%   7.41%    20010501       5       N       Y
GECMC2001-1     44    760020374        44       7,600,000.00    120    300    7.75%   7.75%    20010201       5       N       Y
GECMC2001-1     45    760020711        45       7,500,000.00    120    360    7.70%   7.70%    20010201       5       N       Y
GECMC2001-1     46    760016744        46       7,500,000.00    120    360    7.90%   7.90%    20010101       5       N       Y
GECMC2001-1     47    760021002        47       7,300,000.00    120    360    7.52%   7.52%    20010301       5       N       Y
GECMC2001-1     48    760014204        48       7,200,000.00    120    360    7.43%   7.43%    20010401       5       N       Y
GECMC2001-1     49        11829        49       6,900,000.00     60    360    8.05%   8.05%    20010101       7       N       Y
GECMC2001-1     50    760016969        50       6,800,000.00    120    324    8.36%   8.36%    20010101       5       N       Y
GECMC2001-1     51    760017266        51       6,800,000.00    120    300    8.32%   8.32%    20010201       5       N       Y
GECMC2001-1     52    760016151        52       6,603,110.08    111    351    8.77%   8.63%    20010501       5       N       Y
GECMC2001-1     53    760017276        53       6,535,000.00    120    360    7.36%   7.36%    20010601       5       N       Y
GECMC2001-1     54    760021276        54       6,473,000.00    120    360    7.75%   7.75%    20010301       5       N       Y
GECMC2001-1     55        16063        55       6,450,000.00    120    360    7.40%   7.40%    20010310       0       N       Y
GECMC2001-1     56        30448        56       6,200,000.00    120    360    7.80%   7.80%    20010501       5       N       Y
GECMC2001-1     57    760020527        57       6,200,000.00    120    360    7.60%   7.60%    20010401       5       N       Y
GECMC2001-1     58        31028        58       6,100,000.00    180    360    7.75%   7.75%    20010201       5       N       Y
GECMC2001-1     59        30217        59       6,050,000.00    120    360    7.38%   7.38%    20010401       5       N       Y
GECMC2001-1     60    760020501        60       5,807,000.00    120    360    7.50%   7.50%    20010501       5       N       Y
GECMC2001-1     61    760020700        61       5,720,000.00    120    360    7.85%   7.85%    20010301       5       N       Y
GECMC2001-1     62    760021277        62       5,700,000.00    120    360    7.75%   7.75%    20010301       5       N       Y
GECMC2001-1     63        16073        63       5,600,000.00    120    360    7.70%   7.70%    20010210       0       N       Y
GECMC2001-1     64        31020        64       5,525,000.00    120    360    7.75%   7.75%    20010501       5       N       Y
GECMC2001-1     65        31029        65       5,500,000.00    120    360    8.05%   8.05%    20010201       5       N       Y
GECMC2001-1     66        27534        66       5,435,000.00    120    360    7.66%   7.66%    20010401       5       N       Y
GECMC2001-1     67    760020377        67       5,440,000.00    120    360    7.52%   7.52%    20010301       5       N       N
GECMC2001-1     68    760020788        68       5,400,000.00    120    360    7.75%   7.75%    20010201       5       N       Y
GECMC2001-1     69        16061        69       5,360,000.00    120    360    7.25%   7.25%    20010210       0       N       Y
GECMC2001-1     70    760020055        70       5,300,000.00    120    360    7.45%   7.45%    20010401       5       N       Y
GECMC2001-1     71    760020830        71       5,240,000.00    120    360    7.66%   7.66%    20010401       5       N       Y
GECMC2001-1     72    760020198        72       5,120,000.00    120    360    7.50%   7.50%    20010301       5       N       Y
GECMC2001-1     73        16071        73       5,050,000.00    120    300    7.50%   7.50%    20010210       0       N       Y
GECMC2001-1     74    760016579        74       4,988,962.18    117    357    7.77%   7.77%    20010501       5       N       Y
GECMC2001-1     75        16075        75       4,915,000.00    120    360    8.00%   8.00%    20010110       0       N       Y
GECMC2001-1     76        13750        76       4,875,000.00    120    360    8.31%   8.31%    20001101       5       N       Y
GECMC2001-1     77    760020358        77       4,842,000.00    120    360    7.99%   7.99%    20010401       5       N       Y
GECMC2001-1     78    760020063        78       4,750,000.00    120    360    7.53%   7.53%    20010201       5       N       Y
GECMC2001-1     79        16065        79       4,665,000.00    120    360    7.33%   7.33%    20010210       0       N       Y
GECMC2001-1     80    760020599        80       4,650,000.00     60    360    7.75%   7.75%    20010301       5       N       Y
GECMC2001-1     81        30862        81       4,650,000.00    120    360    7.90%   7.90%    20010101       5       N       Y
GECMC2001-1     82    760020396        82       4,640,000.00    120    360    7.52%   7.52%    20010301       5       N       N
GECMC2001-1     83        16077        83       4,600,000.00    120    360    7.50%   7.50%    20010210       0       N       Y
GECMC2001-1     84    760020862        84       4,580,000.00    120    360    7.53%   7.53%    20010401       5       N       Y
GECMC2001-1     85    760020391        85       4,528,000.00    120    360    7.52%   7.52%    20010301       5       N       N
GECMC2001-1     86    760016090        86       4,320,000.00    120    360    7.39%   7.39%    20010501       5       N       Y
GECMC2001-1     87    760020863        87       4,215,000.00    120    360    7.53%   7.53%    20010401       5       N       Y
GECMC2001-1     88    760020588        88       4,133,000.00    120    360    7.50%   7.50%    20010201       5       N       Y
GECMC2001-1     89    760020487        89       4,050,000.00    120    300    7.57%   7.57%    20010301       5       N       Y
GECMC2001-1     90    760014963        90       4,000,000.00    120    264    7.33%   7.33%    20010401       5       N       Y
GECMC2001-1     91        16181        91       3,975,000.00    120    360    7.44%   7.44%    20010610       0       N       Y
GECMC2001-1     92    760016460        92       3,950,000.00    120    360    8.51%   8.51%    20001101       5       N       Y
GECMC2001-1     93        15719        93       3,900,000.00    120    360    7.75%   7.75%    20010410       0       N       Y
GECMC2001-1     94    760020113        94       3,884,000.00    120    360    8.27%   8.27%    20001201       5       N       Y
GECMC2001-1     95        15795        95       3,850,000.00    120    360    7.56%   7.56%    20010401       7       N       Y
GECMC2001-1     96    760021157        96       3,825,000.00    120    360    7.50%   7.50%    20010401       5       N       Y
GECMC2001-1     97        13166        97       3,800,000.00    120    360    7.46%   7.46%    20010601       7       N       Y
GECMC2001-1     98    760020928        98       3,700,000.00    120    360    7.50%   7.50%    20010501       5       N       Y
GECMC2001-1     99    760020605        99       3,675,000.00    120    360    7.75%   7.75%    20010301       5       N       Y
GECMC2001-1    100    760017387       100       3,500,000.00    120    360    8.35%   8.35%    20010301       5       N       Y
GECMC2001-1    101        16133       101       3,425,000.00    120    360    7.43%   7.43%    20010210       0       N       Y
GECMC2001-1    102        14093       102       3,400,000.00    120    360    7.42%   7.42%    20010201       7       N       Y
GECMC2001-1    103    760020496       103       3,300,000.00    120    360    7.50%   7.50%    20010401       5       N       Y
GECMC2001-1    104        13209       104       3,250,000.00    120    360    7.86%   7.86%    20010201       7       N       N
GECMC2001-1    105        13902       105       3,200,000.00    120    360    7.73%   7.73%    20010410       0       N       Y
GECMC2001-1    106        31317       106       3,150,000.00    120    360    7.90%   7.90%    20010201       5       N       Y
GECMC2001-1    107        10615       107       3,150,000.00    120    240    7.35%   7.35%    20010201       7       N       N
GECMC2001-1    108        13115       108       3,130,000.00    120    360    8.16%   8.16%    20010101       7       N       Y
GECMC2001-1    109    760020708       109       3,100,000.00    120    360    7.38%   7.38%    20010401       5       N       Y
GECMC2001-1    110    760020132       110       3,101,000.00    120    360    7.73%   7.73%    20010201       5       N       Y
GECMC2001-1    111        12820       111       3,040,000.00    120    360    7.66%   7.66%    20010101       7       N       N
GECMC2001-1    112    760020861       112       2,970,000.00    120    360    7.53%   7.53%    20010401       5       N       Y
GECMC2001-1    113    760020376       113       2,880,000.00    120    360    7.52%   7.52%    20010301       5       N       N
GECMC2001-1    114    760020288       114       2,875,000.00    120    360    8.10%   8.10%    20010201       5       N       Y
GECMC2001-1    115    760015157       115       2,850,000.00    120    240    7.63%   7.63%    20010201       5       N       Y
GECMC2001-1    116        13701       116       2,750,000.00    120    360    7.75%   7.75%    20010201      10       N       N
GECMC2001-1    117        29474       117       2,700,000.00    120    300    8.65%   8.65%    20010201       5       N       Y
GECMC2001-1    118        16973       118       2,650,000.00    120    360    7.75%   7.75%    20010601       7       N       Y
GECMC2001-1    119    760015962       119       2,582,000.00    120    360    8.15%   8.15%    20010401       5       N       Y
GECMC2001-1    120        15813       120       2,520,000.00    120    360    7.39%   7.39%    20010610       0       N       Y
GECMC2001-1    121        16759       121       2,500,000.00    240    240    8.14%   8.14%    20010101       7       N       N
GECMC2001-1    122    760016019       122       2,385,000.00    120    360    8.13%   8.13%    20010201       5       N       Y
GECMC2001-1    123        15811       123       2,360,000.00    120    360    7.47%   7.47%    20010501       7       N       Y
GECMC2001-1    124    760020189       124       2,350,000.00    120    360    7.75%   7.75%    20010301       5       N       Y
GECMC2001-1    125        16147       125       2,343,750.00    120    360    8.25%   8.25%    20010310       0       N       Y
GECMC2001-1    126    760017309       126       2,325,000.00    120    360    7.75%   7.75%    20010201       5       N       Y
GECMC2001-1    127    760020656       127       2,275,000.00    120    360    7.68%   7.68%    20010501       5       N       Y
GECMC2001-1    128    760020969       128       2,200,000.00    120    360    7.60%   7.60%    20010501       5       N       Y
GECMC2001-1    129    760021169       129       2,200,000.00    120    360    7.59%   7.59%    20010401       5       N       Y
GECMC2001-1    130    760016780       130       2,200,000.00    120    360    8.09%   8.09%    20010201       5       N       Y
GECMC2001-1    131    760017119       131       2,200,000.00    120    360    7.75%   7.75%    20010201       5       N       Y
GECMC2001-1    132    760016593       132       2,200,000.00    120    360    8.25%   8.25%    20001201       5       N       Y
GECMC2001-1    133    760015053       133       2,208,000.00    120    360    8.14%   8.14%    20000501       5       N       Y
GECMC2001-1    134    760020142       134       2,140,000.00    120    360    7.50%   7.50%    20010501       5       N       Y
GECMC2001-1    135    760020864       135       2,030,000.00    120    360    7.53%   7.53%    20010401       5       N       Y
GECMC2001-1    136    760020806       136       2,000,000.00    120    360    7.75%   7.75%    20010501       5       N       Y
GECMC2001-1    137    760021278       137       1,900,000.00    120    360    7.75%   7.75%    20010301       5       N       Y
GECMC2001-1    138    760015321       138       1,900,000.00    120    360    8.15%   8.15%    20000801       5       N       Y
GECMC2001-1    139    760017015       139       1,825,000.00    120    360    7.75%   7.75%    20010201       5       N       Y
GECMC2001-1    140    760017300       140       1,800,000.00    120    360    8.29%   8.29%    20010201       5       N       Y
GECMC2001-1    141    760020867       141       1,750,000.00    120    360    7.53%   7.53%    20010401       5       N       Y
GECMC2001-1    142    760020737       142       1,720,000.00    120    360    7.72%   7.72%    20010501       5       N       Y
GECMC2001-1    143    760020667       143       1,700,000.00    120    300    7.75%   7.75%    20010601       5       N       Y
GECMC2001-1    144    760020386       144       1,600,000.00    120    360    7.52%   7.52%    20010301       5       N       N
GECMC2001-1    145    760020452       145       1,522,000.00    120    360    7.30%   7.30%    20010401       5       N       Y
GECMC2001-1    146    760020286       146       1,500,000.00    120    360    8.10%   8.10%    20010201       5       N       Y
GECMC2001-1    147    760017407       147       1,400,000.00    120    360    7.58%   7.58%    20010501       5       N       Y
GECMC2001-1    148    760016731       148       1,350,000.00    120    300    8.13%   8.13%    20010201       5       N       Y
GECMC2001-1    149        13898       149       1,320,000.00    120    360    7.50%   7.50%    20010201       7       N       Y
GECMC2001-1    150    760020866       150         930,000.00    120    360    7.53%   7.53%    20010401       5       N       Y
GECMC2001-1    151    760020865       151         925,000.00    120    360    7.53%   7.53%    20010401       5       N       Y

-------------------------------------------------------------------------------------------------------------------------------
     1         14       15          16          17         18         19         20                 21                  22
              Int    Interest    Interest     Payment    Prepay     Yield      Prepay             Prepay                ARM
Transaction   Rate   Accrual    In Arrears     Type     Lock Out    Maint     Premium             Terms                Index
    ID        Type    Method      (y n)        Code     End Date   End Date   End Date            Desc                 Code
-------------------------------------------------------------------------------------------------------------------------------
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(25),D(91),O(4)               N/A
GECMC2001-1    1        3          Y             2      20030609      N/A       N/A      L(26),D(90),O(4)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(26),D(90),O(4)               N/A
GECMC2001-1    1        3          Y             7      20030531      N/A       N/A      L(29),D(88),O(3)               N/A
GECMC2001-1
GECMC2001-1
GECMC2001-1
GECMC2001-1
GECMC2001-1
GECMC2001-1
GECMC2001-1
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(25),D(91),O(4)               N/A
GECMC2001-1    1        3          Y             7      20030610      N/A       N/A      L(26),D(90),O(4)               N/A
GECMC2001-1    1        3          Y             2      20030609      N/A       N/A      L(28),D(85),O(7)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(26),D(90),O(4)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(25),D(91),O(4)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(28),D(88),O(4)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(30),D(87),O(3)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(30),D(87),O(3)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(30),D(87),O(3)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(28),D(89),O(3)               N/A
GECMC2001-1    1        3          Y             2      20030609      N/A       N/A      L(24),D(92),O(4)               N/A
GECMC2001-1    1        3          Y             2      20030609      N/A       N/A      L(29),D(87),O(4)               N/A
GECMC2001-1    1        3          Y             2      20030609      N/A       N/A      L(27),D(92),O(3)               N/A
GECMC2001-1    1        3          Y             7      20050228      N/A       N/A      L(47),D(72),O(1)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(28),D(89),O(3)               N/A
GECMC2001-1    1        1          Y             1      20030531      N/A       N/A      L(26),D(75),O(37)              N/A
GECMC2001-1    1        3          Y             7      20030531      N/A       N/A      L(31),D(85),O(4)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(29),D(90),O(1)               N/A
GECMC2001-1
GECMC2001-1
GECMC2001-1
GECMC2001-1
GECMC2001-1    1        3          Y             2      20041231      N/A       N/A      L(47),D(72),O(1)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(28),D(89),O(4)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(27),D(90),O(3)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(28),D(86),O(6)               N/A
GECMC2001-1
GECMC2001-1
GECMC2001-1
GECMC2001-1
GECMC2001-1
GECMC2001-1
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(28),D(88),O(4)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(26),D(90),O(4)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(27),D(30),O(3)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(25),D(91),O(4)               N/A
GECMC2001-1    1        3          Y             2      20050331      N/A       N/A      L(47),D(72),O(1)               N/A
GECMC2001-1    1        3          Y             7      20030531      N/A       N/A      L(27),D(90),O(3)               N/A
GECMC2001-1    1        3          Y             2      20030609      N/A       N/A      L(24),D(92),O(4)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(29),D(88),O(3)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(26),D(90),O(4)               N/A
GECMC2001-1    1        3          Y             2      20040229      N/A       N/A      L(35),D(84),O(1)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(29),D(88),O(3)               N/A
GECMC2001-1    1        3          Y             2      20050228      N/A       N/A      L(47),D(72),O(1)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(26),D(90),O(4)               N/A
GECMC2001-1    1        3          Y             2      20040229      N/A       N/A      L(35),D(83),O(2)               N/A
GECMC2001-1    1        3          Y             7      20030531      N/A       N/A      L(27),D(90),O(3)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(27),D(90),O(3)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(25),D(91),O(4)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(28),D(89),O(3)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(28),D(89),O(3)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(29),D(88),O(3)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(27),D(89),O(4)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(26),D(90),O(4)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(29),D(29),O(2)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(29),D(88),O(3)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(28),D(89),O(3)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(25),D(83),O(3)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(24),D(91),O(5)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(27),D(90),O(3)               N/A
GECMC2001-1    1        3          Y             2      20030609      N/A       N/A      L(27),D(86),O(7)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(25),D(91),O(4)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(26),D(90),O(4)               N/A
GECMC2001-1    1        3          Y             2      20041231   20151231     N/A      L(47),YM or 1%(132),0(1)       N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(26),D(93),O(1)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(25),D(91),O(4)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(27),D(90),O(3)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(27),D(90),O(3)               N/A
GECMC2001-1    1        3          Y             2      20030609      N/A       N/A      L(28),D(88),O(4)               N/A
GECMC2001-1    1        3          Y             2      20050331      N/A       N/A      L(47),D(72),O(1)               N/A
GECMC2001-1    1        3          Y             2      20041231      N/A       N/A      L(47),D(72),O(1)               N/A
GECMC2001-1    1        3          Y             2      20040229      N/A       N/A      L(35),D(83),O(2)               N/A
GECMC2001-1    1        3          Y             7      20030531      N/A       N/A      L(27),D(90),O(3)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(28),D(89),O(3)               N/A
GECMC2001-1    1        3          Y             2      20030609      N/A       N/A      L(28),D(85),O(7)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(26),D(90),O(4)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(26),D(90),O(4)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(27),D(90),O(3)               N/A
GECMC2001-1    1        3          Y             2      20030609      N/A       N/A      L(28),D(88),O(4)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(25),D(89),O(3)               N/A
GECMC2001-1    1        3          Y             2      20030609      N/A       N/A      L(29),D(87),O(4)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(31),D(85),O(4)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(26),D(90),O(4)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(28),D(89),O(3)               N/A
GECMC2001-1    1        3          Y             2      20030609      N/A       N/A      L(28),D(88),O(4)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(27),D(30),O(3)               N/A
GECMC2001-1    1        3          Y             2      20041130      N/A       N/A      L(47),D(72),O(1)               N/A
GECMC2001-1    1        3          Y             7      20030531      N/A       N/A      L(27),D(90),O(3)               N/A
GECMC2001-1    1        3          Y             2      20030609      N/A       N/A      L(28),D(88),O(4)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(26),D(90),O(4)               N/A
GECMC2001-1    1        3          Y             7      20030531      N/A       N/A      L(27),D(90),O(3)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(25),D(91),O(4)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(26),D(90),O(4)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(28),D(89),O(3)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(27),D(90),O(3)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(26),D(90),O(4)               N/A
GECMC2001-1    1        3          Y             2      20030609      N/A       N/A      L(24),D(92),O(4)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(31),D(86),O(3)               N/A
GECMC2001-1    1        3          Y             2      20030609      N/A       N/A      L(26),D(90),O(4)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(30),D(87),O(3)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(26),D(90),O(4)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(26),D(90),O(4)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(24),D(92),O(4)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(25),D(91),O(4)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(27),D(90),O(3)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(27),D(90),O(3)               N/A
GECMC2001-1    1        3          Y             2      20030609      N/A       N/A      L(28),D(88),O(4)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(28),D(88),O(4)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(26),D(89),O(5)               N/A
GECMC2001-1    1        3          Y             7      20030531      N/A       N/A      L(28),D(88),O(4)               N/A
GECMC2001-1    1        3          Y             2      20030609      N/A       N/A      L(26),D(90),O(4)               N/A
GECMC2001-1    1        3          Y             2      20041231      N/A       N/A      L(47),D(72),O(1)               N/A
GECMC2001-1    1        3          Y             7      20030531      N/A       N/A      L(28),D(88),O(4)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(29),D(87),O(4)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(26),D(90),O(4)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(28),D(89),O(3)               N/A
GECMC2001-1    1        3          Y             7      20030531      N/A       N/A      L(29),D(87),O(4)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(26),D(90),O(4)               N/A
GECMC2001-1    1        3          Y             7      20030531      N/A       N/A      L(27),D(90),O(3)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(28),D(89),O(3)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(28),D(89),O(3)               N/A
GECMC2001-1    1        3          Y             7      20030531      N/A       N/A      L(28),D(88),O(4)               N/A
GECMC2001-1    1        3          Y             2      20041231      N/A       N/A      L(47),D(72),O(1)               N/A
GECMC2001-1    1        3          Y             2      20060430      N/A     20110131   L(59),5%(24),4%(24),1%(9),O(4) N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(26),D(90),O(4)               N/A
GECMC2001-1    1        3          Y             2      20030609      N/A       N/A      L(24),D(92),O(4)               N/A
GECMC2001-1    1        3          Y             1      20030531      N/A       N/A      L(29),D(174),O(37)             N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(28),D(89),O(3)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(25),D(91),O(4)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(27),D(90),O(3)               N/A
GECMC2001-1    1        3          Y             2      20030609      N/A       N/A      L(27),D(89),O(4)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(28),D(89),O(3)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(25),D(91),O(4)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(25),D(91),O(4)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(26),D(90),O(4)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(28),D(89),O(3)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(28),D(89),O(3)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(30),D(87),O(3)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(37),D(79),O(4)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(25),D(91),O(4)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(26),D(90),O(4)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(25),D(91),O(4)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(27),D(90),O(3)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(34),D(83),O(3)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(28),D(89),O(3)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(28),D(89),O(3)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(26),D(90),O(4)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(25),D(91),O(4)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(24),D(92),O(4)               N/A
GECMC2001-1    1        3          Y             7      20030531      N/A       N/A      L(27),D(90),O(3)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(26),D(90),O(4)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(28),D(89),O(3)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(25),D(91),O(4)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(28),D(89),O(3)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(28),D(88),O(4)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(26),D(90),O(4)               N/A
GECMC2001-1    1        3          Y             2      20030531      N/A       N/A      L(26),D(90),O(4)               N/A

------------------------------------------------------------------------------------------------------------------------------------
     1            23           24          25         26         27           28              29              30             31
              First Rate   First Pmt      ARM      Lifetime   Lifetime   Periodic Rate   Periodic Rate   Periodic Pay   Periodic Pay
Transaction     Adjust       Adjust      Margin      Rate       Rate       Increase        Decrease         Adjust         Adjust
    ID           Date         Date                   Cap        Floor       Limit           Limit           Max %          Max $
------------------------------------------------------------------------------------------------------------------------------------
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1
GECMC2001-1
GECMC2001-1
GECMC2001-1
GECMC2001-1
GECMC2001-1
GECMC2001-1
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1
GECMC2001-1
GECMC2001-1
GECMC2001-1
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1
GECMC2001-1
GECMC2001-1
GECMC2001-1
GECMC2001-1
GECMC2001-1
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A
GECMC2001-1      N/A          N/A         N/A        N/A         N/A         N/A             N/A             N/A            N/A

------------------------------------------------------------------------------------------------------------------------------
     1            32        33           34          35          36           37         38           39             40
                                                                             Index     Neg Am       Max Neg          Max
Transaction      Pmt    Rate Reset   Pay Reset    Rounding    Rounding     Lookback    Allowed      Allowed        Negate
    ID           Freq      Freq         Freq        Code       Increm       in Days     (y n)   (% of orig bal)   Allow ($)
------------------------------------------------------------------------------------------------------------------------------
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1
GECMC2001-1
GECMC2001-1
GECMC2001-1
GECMC2001-1
GECMC2001-1
GECMC2001-1
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1
GECMC2001-1
GECMC2001-1
GECMC2001-1
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1
GECMC2001-1
GECMC2001-1
GECMC2001-1
GECMC2001-1
GECMC2001-1
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A
GECMC2001-1        1       N/A          N/A         N/A          N/A          N/A         N           N/A            N/A

---------------------------------------------------------------------------------------------------------------------------
     1            41           42              43              44            45        46           47           48
                Remain    Remain Amort      Maturity         Sched          Note    Servicer &   Fee Rate /   Fee Rate /
Transaction    Term at      Term at          Date at      Prin Bal at     Rate at    Trustee     Strip Rate   Strip Rate
    ID          Secur        Secur            Secur          Secur         Secur     Fee Rate        1            2
---------------------------------------------------------------------------------------------------------------------------
GECMC2001-1      119          359           20110401      49,959,015.42    7.00%     0.05125%       N/A          N/A
GECMC2001-1      118          358           20110310      37,448,913.75    7.25%     0.05125%       N/A          N/A
GECMC2001-1      118          358           20110301      33,755,089.64    7.35%     0.05125%       N/A          N/A
GECMC2001-1      115          295           20101201      32,891,734.74    8.25%     0.05125%       N/A          N/A
GECMC2001-1                                                4,692,279.90
GECMC2001-1                                                5,153,119.05
GECMC2001-1                                                4,017,788.92
GECMC2001-1                                                2,947,639.03
GECMC2001-1                                                3,344,492.08
GECMC2001-1                                                3,269,858.23
GECMC2001-1                                                9,466,557.53
GECMC2001-1      119          359           20110401      28,978,304.84    7.46%     0.05125%       N/A          N/A
GECMC2001-1      118          358           20110311      28,963,183.11    7.53%     0.05125%       N/A          N/A
GECMC2001-1      116          296           20110110      25,882,222.13    7.60%     0.05125%       N/A          N/A
GECMC2001-1      118          358           20110301      25,115,567.61    7.23%     0.05125%       N/A          N/A
GECMC2001-1      119          359           20110401      22,981,698.12    7.15%     0.05125%       N/A          N/A
GECMC2001-1      116          356           20110101      22,093,594.24    7.50%     0.05125%       N/A          N/A
GECMC2001-1      114          294           20101101      17,903,946.40    8.85%     0.05125%       N/A          N/A
GECMC2001-1      114          354           20101101      17,856,619.61    8.06%     0.05125%       N/A          N/A
GECMC2001-1      114          354           20101101      17,408,336.26    8.06%     0.05125%       N/A          N/A
GECMC2001-1      116          356           20110101      17,299,337.93    7.63%     0.05125%       N/A          N/A
GECMC2001-1      120          360           20110510      16,350,000.00    7.75%     0.12125%       N/A          N/A
GECMC2001-1      115          355           20101210      16,286,077.98    7.50%     0.05125%       N/A          N/A
GECMC2001-1      117          357           20110210      15,936,640.14    7.63%     0.05125%       N/A          N/A
GECMC2001-1      118          298           20110301      15,218,620.52    7.55%     0.05125%       N/A          N/A
GECMC2001-1      116          356           20110101      14,805,232.67    7.25%     0.05125%       N/A          N/A
GECMC2001-1      236          236           20210101      13,704,639.53    7.89%     0.05125%       N/A          N/A
GECMC2001-1      113          353           20101001      13,509,526.89    7.88%     0.10125%       N/A          N/A
GECMC2001-1      115          355           20101201      13,160,212.12    8.23%     0.05125%       N/A          N/A
GECMC2001-1                                                3,314,977.67
GECMC2001-1                                                3,788,545.91
GECMC2001-1                                                2,193,368.69
GECMC2001-1                                                3,863,319.85
GECMC2001-1      116          356           20110101      13,065,195.94    8.10%     0.05125%       N/A          N/A
GECMC2001-1      116          356           20110101      12,665,291.32    7.96%     0.05125%       N/A          N/A
GECMC2001-1      117          357           20110201      11,970,565.46    7.50%     0.05125%       N/A          N/A
GECMC2001-1      116          296           20110101      11,782,659.01    7.75%     0.05125%       N/A          N/A
GECMC2001-1                                                2,456,203.84
GECMC2001-1                                                2,135,829.43
GECMC2001-1                                                1,210,303.34
GECMC2001-1                                                2,171,426.59
GECMC2001-1                                                1,601,872.07
GECMC2001-1                                                2,207,023.74
GECMC2001-1      116          356           20110101      11,745,626.39    7.35%     0.05125%       N/A          N/A
GECMC2001-1      118          358           20110301      11,584,817.87    7.41%     0.05125%       N/A          N/A
GECMC2001-1       57          357           20060201      11,221,447.66    7.30%     0.05125%       N/A          N/A
GECMC2001-1      119          359           20110401      10,592,133.26    7.50%     0.05125%       N/A          N/A
GECMC2001-1      119          359           20110401      10,241,843.73    7.15%     0.05125%       N/A          N/A
GECMC2001-1      117          357           20110201      10,207,985.07    7.52%     0.05125%       N/A          N/A
GECMC2001-1      120          360           20110510      10,115,000.00    7.73%     0.05125%       N/A          N/A
GECMC2001-1      115          355           20101201       9,687,614.97    7.78%     0.05125%       N/A          N/A
GECMC2001-1      118          358           20110301       9,487,377.26    7.35%     0.05125%       N/A          N/A
GECMC2001-1      118          358           20110301       9,438,215.98    7.60%     0.05125%       N/A          N/A
GECMC2001-1      115          319           20101201       9,263,489.65    8.36%     0.05125%       N/A          N/A
GECMC2001-1      118          358           20110301       8,839,795.42    7.90%     0.05125%       N/A          N/A
GECMC2001-1      118          298           20110301       8,733,816.76    8.10%     0.05125%       N/A          N/A
GECMC2001-1      118          358           20110301       8,539,488.35    7.66%     0.05125%       N/A          N/A
GECMC2001-1      117          357           20110201       8,179,954.80    7.52%     0.05125%       N/A          N/A
GECMC2001-1      117          357           20110201       8,140,817.61    7.75%     0.05125%       N/A          N/A
GECMC2001-1      119          359           20110401       7,914,015.48    7.41%     0.05125%       N/A          N/A
GECMC2001-1      116          296           20110101       7,566,388.53    7.75%     0.05125%       N/A          N/A
GECMC2001-1      116          356           20110101       7,478,404.25    7.70%     0.05125%       N/A          N/A
GECMC2001-1      115          355           20101201       7,475,671.21    7.90%     0.05125%       N/A          N/A
GECMC2001-1      117          357           20110201       7,282,154.88    7.52%     0.05125%       N/A          N/A
GECMC2001-1      118          358           20110301       7,190,624.09    7.43%     0.05125%       N/A          N/A
GECMC2001-1       55          355           20051201       6,878,359.41    8.05%     0.05125%       N/A          N/A
GECMC2001-1      115          319           20101201       6,773,304.24    8.36%     0.05125%       N/A          N/A
GECMC2001-1      116          296           20110101       6,772,569.75    8.32%     0.05125%       N/A          N/A
GECMC2001-1      110          350           20100701       6,598,935.40    8.63%     0.05125%       N/A          N/A
GECMC2001-1      120          360           20110501       6,535,000.00    7.36%     0.05125%       N/A          N/A
GECMC2001-1      117          357           20110201       6,457,783.39    7.75%     0.05125%       N/A          N/A
GECMC2001-1      117          357           20110210       6,433,906.95    7.40%     0.05125%       N/A          N/A
GECMC2001-1      119          359           20110401       6,195,668.03    7.80%     0.05125%       N/A          N/A
GECMC2001-1      118          358           20110301       6,192,268.69    7.60%     0.05125%       N/A          N/A
GECMC2001-1      176          356           20160101       6,082,610.39    7.75%     0.05125%       N/A          N/A
GECMC2001-1      118          358           20110301       6,042,021.67    7.38%     0.05125%       N/A          N/A
GECMC2001-1      119          359           20110401       5,802,690.36    7.50%     0.05125%       N/A          N/A
GECMC2001-1      117          357           20110201       5,706,779.63    7.85%     0.05125%       N/A          N/A
GECMC2001-1      117          357           20110201       5,686,600.52    7.75%     0.05125%       N/A          N/A
GECMC2001-1      116          356           20110110       5,583,875.17    7.70%     0.11125%       N/A          N/A
GECMC2001-1      119          359           20110401       5,521,100.51    7.75%     0.05125%       N/A          N/A
GECMC2001-1      116          356           20110101       5,485,239.19    8.05%     0.05125%       N/A          N/A
GECMC2001-1      118          358           20110301       5,428,318.02    7.66%     0.05125%       N/A          N/A
GECMC2001-1      117          357           20110201       5,426,701.72    7.52%     0.05125%       N/A          N/A
GECMC2001-1      116          356           20110101       5,384,605.93    7.75%     0.05125%       N/A          N/A
GECMC2001-1      116          356           20110110       5,343,121.94    7.25%     0.05125%       N/A          N/A
GECMC2001-1      118          358           20110301       5,293,133.12    7.45%     0.05125%       N/A          N/A
GECMC2001-1      118          358           20110301       5,233,566.08    7.66%     0.05125%       N/A          N/A
GECMC2001-1      117          357           20110201       5,107,441.28    7.50%     0.05125%       N/A          N/A
GECMC2001-1      116          296           20110110       5,026,756.37    7.50%     0.05125%       N/A          N/A
GECMC2001-1      116          356           20110101       4,985,379.03    7.77%     0.05125%       N/A          N/A
GECMC2001-1      115          355           20101210       4,899,410.32    8.00%     0.05125%       N/A          N/A
GECMC2001-1      113          353           20101001       4,855,381.09    8.31%     0.05125%       N/A          N/A
GECMC2001-1      118          358           20110301       4,836,549.18    7.99%     0.05125%       N/A          N/A
GECMC2001-1      116          356           20110101       4,735,850.65    7.53%     0.05125%       N/A          N/A
GECMC2001-1      116          356           20110110       4,650,540.99    7.33%     0.05125%       N/A          N/A
GECMC2001-1       57          357           20060201       4,639,068.86    7.75%     0.05125%       N/A          N/A
GECMC2001-1      115          355           20101201       4,634,916.18    7.90%     0.05125%       N/A          N/A
GECMC2001-1      117          357           20110201       4,628,657.35    7.52%     0.05125%       N/A          N/A
GECMC2001-1      116          356           20110110       4,586,215.40    7.50%     0.05125%       N/A          N/A
GECMC2001-1      118          360           20110301       4,580,000.00    7.53%     0.05125%       N/A          N/A
GECMC2001-1      117          357           20110201       4,516,931.13    7.52%     0.05125%       N/A          N/A
GECMC2001-1      119          359           20110401       4,316,722.66    7.39%     0.05125%       N/A          N/A
GECMC2001-1      118          360           20110301       4,215,000.00    7.53%     0.05125%       N/A          N/A
GECMC2001-1      116          356           20110101       4,120,614.84    7.50%     0.05125%       N/A          N/A
GECMC2001-1      117          297           20110201       4,035,349.16    7.57%     0.05125%       N/A          N/A
GECMC2001-1      118          262           20110301       3,988,538.72    7.33%     0.05125%       N/A          N/A
GECMC2001-1      120          360           20110510       3,975,000.00    7.44%     0.05125%       N/A          N/A
GECMC2001-1      113          353           20101001       3,934,857.28    8.51%     0.05125%       N/A          N/A
GECMC2001-1      118          358           20110310       3,895,322.07    7.75%     0.05125%       N/A          N/A
GECMC2001-1      114          354           20101101       3,869,859.07    8.27%     0.05125%       N/A          N/A
GECMC2001-1      118          358           20110301       3,845,149.59    7.56%     0.05125%       N/A          N/A
GECMC2001-1      118          358           20110301       3,820,106.72    7.50%     0.05125%       N/A          N/A
GECMC2001-1      120          360           20110501       3,800,000.00    7.46%     0.05125%       N/A          N/A
GECMC2001-1      119          359           20110401       3,697,254.06    7.50%     0.05125%       N/A          N/A
GECMC2001-1      117          357           20110201       3,666,360.86    7.75%     0.05125%       N/A          N/A
GECMC2001-1      117          357           20110201       3,492,564.67    8.35%     0.05125%       N/A          N/A
GECMC2001-1      116          356           20110110       3,414,592.71    7.43%     0.05125%       N/A          N/A
GECMC2001-1      116          356           20110101       3,389,648.13    7.42%     0.05125%       N/A          N/A
GECMC2001-1      118          358           20110301       3,295,778.33    7.50%     0.05125%       N/A          N/A
GECMC2001-1      116          356           20110101       3,240,937.29    7.86%     0.05125%       N/A          N/A
GECMC2001-1      118          358           20110310       3,196,141.64    7.73%     0.05125%       N/A          N/A
GECMC2001-1      116          356           20110101       3,141,286.52    7.90%     0.05125%       N/A          N/A
GECMC2001-1      116          236           20110101       3,126,608.62    7.35%     0.05125%       N/A          N/A
GECMC2001-1      115          355           20101201       3,120,424.83    8.16%     0.12125%       N/A          N/A
GECMC2001-1      118          358           20110301       3,095,911.94    7.38%     0.05125%       N/A          N/A
GECMC2001-1      116          356           20110101       3,092,124.33    7.73%     0.05125%       N/A          N/A
GECMC2001-1      115          355           20101201       3,029,598.59    7.66%     0.05125%       N/A          N/A
GECMC2001-1      118          360           20110301       2,970,000.00    7.53%     0.05125%       N/A          N/A
GECMC2001-1      117          357           20110201       2,872,959.74    7.52%     0.05125%       N/A          N/A
GECMC2001-1      116          356           20110101       2,867,361.70    8.10%     0.05125%       N/A          N/A
GECMC2001-1      116          236           20110101       2,829,544.66    7.63%     0.05125%       N/A          N/A
GECMC2001-1      116          356           20110101       2,742,160.41    7.75%     0.15125%       N/A          N/A
GECMC2001-1      116          296           20110101       2,689,679.73    8.65%     0.05125%       N/A          N/A
GECMC2001-1      120          360           20110501       2,650,000.00    7.75%     0.05125%       N/A          N/A
GECMC2001-1      118          358           20110301       2,579,216.28    8.15%     0.05125%       N/A          N/A
GECMC2001-1      120          360           20110510       2,520,000.00    7.39%     0.05125%       N/A          N/A
GECMC2001-1      235          235           20201201       2,479,440.48    8.14%     0.12125%       N/A          N/A
GECMC2001-1      116          356           20110101       2,378,701.88    8.13%     0.05125%       N/A          N/A
GECMC2001-1      119          359           20110401       2,358,237.99    7.47%     0.05125%       N/A          N/A
GECMC2001-1      117          357           20110201       2,344,475.65    7.75%     0.05125%       N/A          N/A
GECMC2001-1      117          357           20110210       2,338,686.69    8.25%     0.05125%       N/A          N/A
GECMC2001-1      116          356           20110101       2,318,372.01    7.75%     0.05125%       N/A          N/A
GECMC2001-1      119          359           20110401       2,273,371.53    7.68%     0.05125%       N/A          N/A
GECMC2001-1      119          359           20110401       2,198,399.69    7.60%     0.05125%       N/A          N/A
GECMC2001-1      118          358           20110301       2,197,249.56    7.59%     0.05125%       N/A          N/A
GECMC2001-1      116          356           20110101       2,194,143.23    8.09%     0.05125%       N/A          N/A
GECMC2001-1      116          356           20110101       2,193,728.34    7.75%     0.05125%       N/A          N/A
GECMC2001-1      114          354           20101101       2,191,954.30    8.25%     0.05125%       N/A          N/A
GECMC2001-1      107          347           20100401       2,191,121.28    8.14%     0.05125%       N/A          N/A
GECMC2001-1      119          359           20110401       2,138,411.81    7.50%     0.05125%       N/A          N/A
GECMC2001-1      118          360           20110301       2,030,000.00    7.53%     0.05125%       N/A          N/A
GECMC2001-1      119          359           20110401       1,998,588.43    7.75%     0.05125%       N/A          N/A
GECMC2001-1      117          357           20110201       1,895,533.52    7.75%     0.05125%       N/A          N/A
GECMC2001-1      110          350           20100701       1,889,048.57    8.15%     0.05125%       N/A          N/A
GECMC2001-1      116          356           20110101       1,819,797.39    7.75%     0.05125%       N/A          N/A
GECMC2001-1      116          356           20110101       1,795,398.52    8.29%     0.05125%       N/A          N/A
GECMC2001-1      118          360           20110301       1,750,000.00    7.53%     0.05125%       N/A          N/A
GECMC2001-1      119          359           20110401       1,718,778.68    7.72%     0.05125%       N/A          N/A
GECMC2001-1      120          300           20110501       1,700,000.00    7.75%     0.05125%       N/A          N/A
GECMC2001-1      117          357           20110201       1,596,088.74    7.52%     0.05125%       N/A          N/A
GECMC2001-1      118          358           20110301       1,519,952.24    7.30%     0.05125%       N/A          N/A
GECMC2001-1      116          356           20110101       1,496,014.78    8.10%     0.05125%       N/A          N/A
GECMC2001-1      119          359           20110401       1,398,977.52    7.58%     0.05125%       N/A          N/A
GECMC2001-1      116          296           20110101       1,344,383.86    8.13%     0.05125%       N/A          N/A
GECMC2001-1      116          356           20110101       1,316,044.43    7.50%     0.05125%       N/A          N/A
GECMC2001-1      118          360           20110301         930,000.00    7.53%     0.05125%       N/A          N/A
GECMC2001-1      118          360           20110301         925,000.00    7.53%     0.05125%       N/A          N/A

-----------------------------------------------------------------------------------------------------------------------------------
     1           49            50            51          52          53         54                       55
              Fee Rate /    Fee Rate /    Fee Rate /   Net Rate    Periodic     #
Transaction   Strip Rate    Strip Rate    Strip Rate     at       P&I Pmt at    of                      Prop
    ID            3             4             5         Secur       Secur      Prop                     Name
-----------------------------------------------------------------------------------------------------------------------------------
GECMC2001-1      N/A           N/A           N/A        6.95%     332,651.25     1    59 Maiden Lane
GECMC2001-1      N/A           N/A           N/A        7.20%     255,816.11     1    Long Wharf Maritime Center I
GECMC2001-1      N/A           N/A           N/A        7.30%     232,872.57     1    818 West Seventh Street
GECMC2001-1      N/A           N/A           N/A        8.20%     260,607.21     7    EII Portfolio II
GECMC2001-1                                                                      1    Hampton Inn-State College
GECMC2001-1                                                                      1    Hampton Inn-Madison Heights
GECMC2001-1                                                                      1    Hampton Inn-Dublin
GECMC2001-1                                                                      1    Hampton Inn Airport-Charleston
GECMC2001-1                                                                      1    Hampton Inn Mountain Brook-Birmingham
GECMC2001-1                                                                      1    Comfort Inn-Rutland
GECMC2001-1                                                                      1    Homewood Suites-Windsor Locks
GECMC2001-1      N/A           N/A           N/A        7.41%     201,978.49     1    Shoppes at Dadeland
GECMC2001-1      N/A           N/A           N/A        7.48%     203,368.27     1    Pescadero Apartments
GECMC2001-1      N/A           N/A           N/A        7.55%     193,832.08     1    Information Resources
GECMC2001-1      N/A           N/A           N/A        7.18%     171,226.30     1    Civic Executive Center
GECMC2001-1      N/A           N/A           N/A        7.10%     155,343.55     1    510 Fifth Avenue
GECMC2001-1      N/A           N/A           N/A        7.45%     154,945.94     1    College Park Apartments
GECMC2001-1      N/A           N/A           N/A        8.80%     149,210.74     1    Hawthorn Suites
GECMC2001-1      N/A           N/A           N/A        8.01%     132,277.82     1    Synergy Business Park - Columbia I
GECMC2001-1      N/A           N/A           N/A        8.01%     128,957.04     1    Synergy Business Park - Columbia II
GECMC2001-1      N/A           N/A           N/A        7.58%     122,861.90     1    1400 Eye Street Office Building
GECMC2001-1      N/A           N/A           N/A        7.63%     117,133.40     1    Juncos Plaza
GECMC2001-1      N/A           N/A           N/A        7.45%     114,279.62     1    West Campus Square Shopping Center
GECMC2001-1      N/A           N/A           N/A        7.57%     113,070.05     1    L & C Tower and Garage
GECMC2001-1      N/A           N/A           N/A        7.50%     113,192.60     1    The Shops at Windsor Green
GECMC2001-1      N/A           N/A           N/A        7.20%     101,316.82     1    Tree Trail Apartments
GECMC2001-1      N/A           N/A           N/A        7.84%     114,490.67     1    Roswell Corners Shopping Center
GECMC2001-1      N/A           N/A           N/A        7.78%      98,439.02     1    First USA Building
GECMC2001-1      N/A           N/A           N/A        8.17%      98,935.29     4    Ingles Portfolio
GECMC2001-1                                                                      1    Black Mountain Shopping Center
GECMC2001-1                                                                      1    Marion Shopping Center
GECMC2001-1                                                                      1    Adams Square Shopping Center
GECMC2001-1                                                                      1    Hull Shopping Center
GECMC2001-1      N/A           N/A           N/A        8.05%      97,037.95     1    Reservoir Corporate Center
GECMC2001-1      N/A           N/A           N/A        7.91%      92,834.21     1    Iron Horse Shopping Center
GECMC2001-1      N/A           N/A           N/A        7.45%      83,905.74     1    Carlsbad Corporate Plaza
GECMC2001-1      N/A           N/A           N/A        7.70%      89,393.16     6    Security Portfolio V
GECMC2001-1                                                                      1    9555 Forest Lane
GECMC2001-1                                                                      1    3335 West Northwest Highway
GECMC2001-1                                                                      1    4620 Pan American Freeway
GECMC2001-1                                                                      1    121 Old Broadmoor Road
GECMC2001-1                                                                      1    3061 Wood Avenue
GECMC2001-1                                                                      1    8100 South Main
GECMC2001-1      N/A           N/A           N/A        7.30%      81,174.69     1    The Exchange at Austin
GECMC2001-1      N/A           N/A           N/A        7.36%      80,395.21     1    Fair Lakes - Uptons
GECMC2001-1      N/A           N/A           N/A        7.25%      77,126.73     1    Park Pacific Apartments
GECMC2001-1      N/A           N/A           N/A        7.45%      74,116.74     1    Canyon Creek Plaza
GECMC2001-1      N/A           N/A           N/A        7.10%      69,229.19     1    Shaw's Plaza
GECMC2001-1      N/A           N/A           N/A        7.47%      71,690.81     1    98 Palms
GECMC2001-1      N/A           N/A           N/A        7.68%      72,325.35     1    Valley Parkway Health Center
GECMC2001-1      N/A           N/A           N/A        7.73%      69,836.88     1    Highland South
GECMC2001-1      N/A           N/A           N/A        7.30%      65,452.35     1    High House Crossing
GECMC2001-1      N/A           N/A           N/A        7.55%      66,724.06     1    Water Tower II
GECMC2001-1      N/A           N/A           N/A        8.31%      72,428.71     1    Plano Self Storage
GECMC2001-1      N/A           N/A           N/A        7.85%      64,322.28     1    Jantzen Park
GECMC2001-1      N/A           N/A           N/A        8.05%      68,114.59     1    Ontario Mills Country Suites
GECMC2001-1      N/A           N/A           N/A        7.60%      60,692.91     1    Clover Square
GECMC2001-1      N/A           N/A           N/A        7.47%      57,447.93     1    Magnolia Place
GECMC2001-1      N/A           N/A           N/A        7.70%      58,459.24     1    Porter Medical Plaza
GECMC2001-1      N/A           N/A           N/A        7.36%      54,890.52     1    Netherwood Commons
GECMC2001-1      N/A           N/A           N/A        7.70%      57,404.99     1    Sawtelle Self Storage
GECMC2001-1      N/A           N/A           N/A        7.65%      53,472.01     1    Fairway Estates Apartments
GECMC2001-1      N/A           N/A           N/A        7.85%      54,510.41     1    Rancho Monte Vista MHP
GECMC2001-1      N/A           N/A           N/A        7.47%      51,142.67     1    Stone Oak Physicians Plaza
GECMC2001-1      N/A           N/A           N/A        7.38%      49,998.78     1    611 Wilshire Building
GECMC2001-1      N/A           N/A           N/A        8.00%      50,870.47     1    Preston Valley View
GECMC2001-1      N/A           N/A           N/A        8.31%      52,958.63     1    Crown Valley Self Storage
GECMC2001-1      N/A           N/A           N/A        8.27%      53,933.07     1    Courtyard by Marriott - Manchester
GECMC2001-1      N/A           N/A           N/A        8.58%      51,662.05     1    Self Storage Plus
GECMC2001-1      N/A           N/A           N/A        7.31%      45,068.83     1    Kmart Plaza Albuquerque
GECMC2001-1      N/A           N/A           N/A        7.70%      46,373.36     1    Harvard Park East
GECMC2001-1      N/A           N/A           N/A        7.35%      44,658.50     1    Spectrum Office Building
GECMC2001-1      N/A           N/A           N/A        7.75%      44,631.97     1    Telcordia Technologies
GECMC2001-1      N/A           N/A           N/A        7.55%      43,776.63     1    Williamsburg Downs
GECMC2001-1      N/A           N/A           N/A        7.70%      43,701.15     1    524 Lamar
GECMC2001-1      N/A           N/A           N/A        7.33%      41,806.46     1    The Pavillion
GECMC2001-1      N/A           N/A           N/A        7.45%      40,603.39     1    Rolling Hills Executive Center
GECMC2001-1      N/A           N/A           N/A        7.80%      41,374.76     1    Avion Corporate Center
GECMC2001-1      N/A           N/A           N/A        7.70%      40,835.50     1    Arapahoe Medical Plaza I
GECMC2001-1      N/A           N/A           N/A        7.59%      39,925.77     1    Brighton Commons
GECMC2001-1      N/A           N/A           N/A        7.70%      39,581.78     1    67 Forest Street
GECMC2001-1      N/A           N/A           N/A        8.00%      40,548.92     1    360 Place Office Park
GECMC2001-1      N/A           N/A           N/A        7.60%      38,580.82     1    Warrington Plaza
GECMC2001-1      N/A           N/A           N/A        7.47%      38,111.80     1    Shoppes at Austin Square
GECMC2001-1      N/A           N/A           N/A        7.70%      38,686.26     1    Pepperwood Townhomes
GECMC2001-1      N/A           N/A           N/A        7.20%      36,564.65     1    Summit Creek II Apartments
GECMC2001-1      N/A           N/A           N/A        7.40%      36,877.08     1    Hunterwood Apartments
GECMC2001-1      N/A           N/A           N/A        7.61%      37,214.64     1    Annapolis Business Center
GECMC2001-1      N/A           N/A           N/A        7.45%      35,799.78     1    Partin-Settlement Plaza
GECMC2001-1      N/A           N/A           N/A        7.45%      37,319.06     1    Aramingo Village
GECMC2001-1      N/A           N/A           N/A        7.72%      35,886.68     1    Dal-Park Garage
GECMC2001-1      N/A           N/A           N/A        7.95%      36,064.53     1    Plaza 355
GECMC2001-1      N/A           N/A           N/A        8.26%      36,830.08     1    University Science Center
GECMC2001-1      N/A           N/A           N/A        7.94%      35,495.13     1    Walgreens - Las Vegas
GECMC2001-1      N/A           N/A           N/A        7.48%      33,310.32     1    The Highlands Mobile Home Park
GECMC2001-1      N/A           N/A           N/A        7.28%      32,077.04     1    Villa Mesa Apartments
GECMC2001-1      N/A           N/A           N/A        7.70%      33,313.17     1    One Ocean Plaza
GECMC2001-1      N/A           N/A           N/A        7.85%      33,796.45     1    Hamden Surgery and Medical Center
GECMC2001-1      N/A           N/A           N/A        7.47%      32,507.12     1    Office Depot/Goody's
GECMC2001-1      N/A           N/A           N/A        7.45%      32,163.87     1    Cromwell Business Park
GECMC2001-1      N/A           N/A           N/A        7.48%      32,118.16     1    North Star Village
GECMC2001-1      N/A           N/A           N/A        7.47%      31,722.47     1    Saufley Station
GECMC2001-1      N/A           N/A           N/A        7.34%      29,881.34     1    College Park Center (In-Line Retail Space)
GECMC2001-1      N/A           N/A           N/A        7.48%      29,558.53     1    Rockwood Village
GECMC2001-1      N/A           N/A           N/A        7.45%      28,898.54     1    Highland MHP
GECMC2001-1      N/A           N/A           N/A        7.52%      30,113.79     1    Storage USA - Manassas
GECMC2001-1      N/A           N/A           N/A        7.28%      30,554.99     1    Lowe's Boulevard
GECMC2001-1      N/A           N/A           N/A        7.39%      27,630.65     1    Corn Hill Apartments
GECMC2001-1      N/A           N/A           N/A        8.46%      30,400.08     1    Sam's Trail Plaza
GECMC2001-1      N/A           N/A           N/A        7.70%      27,940.08     1    Third and Williams Walgreens
GECMC2001-1      N/A           N/A           N/A        8.22%      29,233.82     1    Garfield Center
GECMC2001-1      N/A           N/A           N/A        7.51%      27,078.11     1    Laurel Canyon Office Plaza
GECMC2001-1      N/A           N/A           N/A        7.45%      26,744.95     1    Robious Hall Shopping Center
GECMC2001-1      N/A           N/A           N/A        7.41%      26,466.15     1    View Pointe Building
GECMC2001-1      N/A           N/A           N/A        7.45%      25,870.94     1    Battlefield Lakes Tech Center I and II
GECMC2001-1      N/A           N/A           N/A        7.70%      26,328.15     1    Huntwick Village Shopping Center
GECMC2001-1      N/A           N/A           N/A        8.30%      26,540.79     1    Aliso Viejo Specialty Shops
GECMC2001-1      N/A           N/A           N/A        7.38%      23,784.14     1    BWI Buidings 1&2
GECMC2001-1      N/A           N/A           N/A        7.37%      23,587.32     1    Oceanside Business-Park
GECMC2001-1      N/A           N/A           N/A        7.45%      23,074.08     1    Tomball Professional Atrium Building
GECMC2001-1      N/A           N/A           N/A        7.81%      23,530.93     1    Mill at White Clay
GECMC2001-1      N/A           N/A           N/A        7.68%      22,880.98     1    The Chattahoochee Building
GECMC2001-1      N/A           N/A           N/A        7.85%      22,894.37     1    Audubon II
GECMC2001-1      N/A           N/A           N/A        7.30%      25,088.05     1    'A' Commerce Center
GECMC2001-1      N/A           N/A           N/A        8.04%      23,316.90     1    Springtree Center
GECMC2001-1      N/A           N/A           N/A        7.33%      21,421.49     1    Redlands Ranch Mobile Home Park
GECMC2001-1      N/A           N/A           N/A        7.68%      22,173.10     1    Knight Port Apartments
GECMC2001-1      N/A           N/A           N/A        7.61%      21,590.17     1    Plaza Square Apartments
GECMC2001-1      N/A           N/A           N/A        7.48%      20,827.72     1    Bonner Springs Estates
GECMC2001-1      N/A           N/A           N/A        7.47%      20,176.83     1    59 West
GECMC2001-1      N/A           N/A           N/A        8.05%      21,296.50     1    CVS - Five Points
GECMC2001-1      N/A           N/A           N/A        7.58%      23,186.48     1    Vicksburg Crossing
GECMC2001-1      N/A           N/A           N/A        7.60%      19,701.34     1    Sunland Manor Apartments
GECMC2001-1      N/A           N/A           N/A        8.60%      22,014.73     1    Howard Johnson Plaza Resort
GECMC2001-1      N/A           N/A           N/A        7.70%      18,984.92     1    North Peachtree Perimeter Park Office Building
GECMC2001-1      N/A           N/A           N/A        8.10%      19,216.49     1    Walgreens - Lubbock
GECMC2001-1      N/A           N/A           N/A        7.34%      17,430.78     1    Village Walk Apartments
GECMC2001-1      N/A           N/A           N/A        8.02%      21,129.35     1    Eastern Self Storage
GECMC2001-1      N/A           N/A           N/A        8.08%      17,716.91     1    Durango Springs Plaza
GECMC2001-1      N/A           N/A           N/A        7.42%      16,453.01     1    Stansbury Park Plaza
GECMC2001-1      N/A           N/A           N/A        7.70%      16,835.69     1    Cypress Gardens Mobile Home Park
GECMC2001-1      N/A           N/A           N/A        8.20%      17,607.81     1    Oltorf Market Shopping Center
GECMC2001-1      N/A           N/A           N/A        7.70%      16,656.58     1    Space Saver Self Storage
GECMC2001-1      N/A           N/A           N/A        7.63%      16,188.47     1    Osco Drug
GECMC2001-1      N/A           N/A           N/A        7.55%      15,533.64     1    CVS - Wareham
GECMC2001-1      N/A           N/A           N/A        7.54%      15,518.53     1    Village Square Shopping Center
GECMC2001-1      N/A           N/A           N/A        8.04%      16,281.06     1    Canyon Point Office
GECMC2001-1      N/A           N/A           N/A        7.70%      15,761.07     1    Stoneridge Apartments
GECMC2001-1      N/A           N/A           N/A        8.20%      16,527.87     1    Hurst Retail Center
GECMC2001-1      N/A           N/A           N/A        8.09%      16,417.53     1    Commerce Park North
GECMC2001-1      N/A           N/A           N/A        7.45%      14,963.19     1    Butts Station
GECMC2001-1      N/A           N/A           N/A        7.48%      14,235.78     1    Briarwood
GECMC2001-1      N/A           N/A           N/A        7.70%      14,328.24     1    Alpine Manor Apartments
GECMC2001-1      N/A           N/A           N/A        7.70%      13,611.83     1    Arapahoe Medical Plaza II
GECMC2001-1      N/A           N/A           N/A        8.10%      14,140.71     1    Staples - Stillwater
GECMC2001-1      N/A           N/A           N/A        7.70%      13,074.52     1    Highland Place
GECMC2001-1      N/A           N/A           N/A        8.24%      13,573.45     1    Platt Avenue Shopping Center
GECMC2001-1      N/A           N/A           N/A        7.48%      12,272.22     1    Quivira Hills Estates
GECMC2001-1      N/A           N/A           N/A        7.67%      12,286.65     1    Driscoll Place Shopping Center
GECMC2001-1      N/A           N/A           N/A        7.70%      12,840.59     1    Quarry Self Storage
GECMC2001-1      N/A           N/A           N/A        7.47%      11,209.35     1    Chicot Crossing Office Depot
GECMC2001-1      N/A           N/A           N/A        7.25%      10,434.39     1    Ansley Oaks Apartments
GECMC2001-1      N/A           N/A           N/A        8.05%      11,111.22     1    CVS - Mullica Hill
GECMC2001-1      N/A           N/A           N/A        7.53%       9,865.81     1    Red Bank Self Storage
GECMC2001-1      N/A           N/A           N/A        8.08%      10,536.05     1    Sierra Mini Storage
GECMC2001-1      N/A           N/A           N/A        7.45%       9,229.63     1    Jackson Bluff Apartments
GECMC2001-1      N/A           N/A           N/A        7.48%       6,521.81     1    Carriage Park
GECMC2001-1      N/A           N/A           N/A        7.48%       6,486.75     1    Dellwood Estates

---------------------------------------------------------------------------------------------------------------------------
     1                                       56                                                57                 58

Transaction                               Property                                          Property           Property
    ID                                    Address                                             City                St
---------------------------------------------------------------------------------------------------------------------------
GECMC2001-1   59 Maiden Lane                                                          New York                    NY
GECMC2001-1   555 and 585 Long Wharf Drive                                            New Haven                   CT
GECMC2001-1   818 West Seventh Street                                                 Los Angeles                 CA
GECMC2001-1   Various                                                                 Various                   Various
GECMC2001-1   1101 East College Avenue                                                State College               PA
GECMC2001-1   32420 Stephenson Highway                                                Madison Heights             MI
GECMC2001-1   3920 Tuller Road                                                        Dublin                      OH
GECMC2001-1   4701 Saul White Boulevard                                               Charleston                  SC
GECMC2001-1   2731 Highway 280                                                        Birmingham                  AL
GECMC2001-1   19 Allen Street                                                         Rutland                     VT
GECMC2001-1   65 Ella Grasso Turnpike                                                 Windsor Locks               CT
GECMC2001-1   7220 North Kendall Drive                                                Miami                       FL
GECMC2001-1   950 Redwood Shores Parkway                                              Redwood City                CA
GECMC2001-1   150 North Clinton Street & 564 West Randolph Street                     Chicago                     IL
GECMC2001-1   201 North Civic Drive                                                   Walnut Creek                CA
GECMC2001-1   510 Fifth Avenue                                                        New York                    NY
GECMC2001-1   1600 Patrick Henry Drive                                                Blacksburg                  VA
GECMC2001-1   1500 Parkwood Circle                                                    Atlanta                     GA
GECMC2001-1   201 Executive Center Drive, 250 Berryhill Road & 110 Centerview Drive   Columbia                    SC
GECMC2001-1   101, 111, 100, 121, 220 Executive Center Drive                          Columbia                    SC
GECMC2001-1   1400 Eye Street                                                         Washington                  DC
GECMC2001-1   State Road 31 Kilometer 24 Cieba Norte Ward                             Juncos                      PR
GECMC2001-1   35020 Enchanted Parkway South                                           Federal Way                 WA
GECMC2001-1   401 Church Street                                                       Nashville                   TN
GECMC2001-1   3477 US Route 1                                                         West Windsor                NJ
GECMC2001-1   1355 Indian Trail Road                                                  Norcross                    GA
GECMC2001-1   1105, 1115, 1125, 1145, 1155, 1165, and 1195 Woodstock Road             Roswell                     GA
GECMC2001-1   600 International Parkway                                               Lake Mary                   FL
GECMC2001-1   Various                                                                 Various                   Various
GECMC2001-1   550 Highway 9                                                           Black Mountain              NC
GECMC2001-1   309 West Henderson Street                                               Marion                      NC
GECMC2001-1   1070 East Franklin Street                                               Hartwell                    GA
GECMC2001-1   9151 Highway 29 South                                                   Hull                        GA
GECMC2001-1   144 Turnpike Road                                                       Southborough                MA
GECMC2001-1   345-693 East Prater Way                                                 Sparks                      NV
GECMC2001-1   6183 & 6185 Paseo Del Norte                                             Carlsbad                    CA
GECMC2001-1   Various                                                                 Various                   Various
GECMC2001-1   9555 Forest Lane                                                        Dallas                      TX
GECMC2001-1   3335 West Northwest Highway                                             Dallas                      TX
GECMC2001-1   4620 Pan American Freeway                                               Albuquerque                 NM
GECMC2001-1   121 Old Broadmoor Road                                                  Colorado Springs            CO
GECMC2001-1   3061 Wood Avenue                                                        Colorado Springs            CO
GECMC2001-1   8100 South Main                                                         Houston                     TX
GECMC2001-1   1500 Crossing Place                                                     Austin                      TX
GECMC2001-1   12995 Fair Lakes Shopping Center                                        Fairfax                     VA
GECMC2001-1   10250-10322 La Hacienda Avenue                                          Fountain Valley             CA
GECMC2001-1   5601-5667 Silver Creek Valley Road                                      San Jose                    CA
GECMC2001-1   5-9 Plaistow Road                                                       Plaistow                    NH
GECMC2001-1   U.S. Highway 98 and Gulf Shore Drive                                    Destin                      FL
GECMC2001-1   488 East Valley Parkway                                                 Escondico                   CA
GECMC2001-1   221 Upper Riverdale Road                                                Jonesboro                   GA
GECMC2001-1   2741 NC Highway 55                                                      Cary                        NC
GECMC2001-1   307 Orchard City Drive                                                  Campbell                    CA
GECMC2001-1   30359 Esperanza                                                         Rancho Santa Margarita      CA
GECMC2001-1   518 & 541 Northeast 20th Avenue and 2035 Northeast Glisan Street        Portland                    OR
GECMC2001-1   4370 Mills Circle                                                       Ontario                     CA
GECMC2001-1   3100 Quakerbridge Road                                                  Hamilton                    NJ
GECMC2001-1   1484 Old Aberdeen Road                                                  Columbus                    MS
GECMC2001-1   2535 South Downing Street                                               Denver                      CO
GECMC2001-1   5001-5041 Indian School Road Northeast                                  Albuquerque                 NM
GECMC2001-1   2240 Sawtelle Boulevard                                                 Los Angeles                 CA
GECMC2001-1   807 The Heights Drive                                                   Fort Worth                  TX
GECMC2001-1   15050 Monte Vista Avenue                                                Chino Hills                 CA
GECMC2001-1   19016 Stone Oak Parkway & 544 Oak Centre Drive                          San Antonio                 TX
GECMC2001-1   611 Wilshire Boulevard                                                  Los Angeles                 CA
GECMC2001-1   13330 Preston Road                                                      Dallas                      TX
GECMC2001-1   27680 Center Drive                                                      Mission Viejo               CA
GECMC2001-1   225 Slater Street                                                       Manchester                  CT
GECMC2001-1   8001-8011 Snouffer School Road                                          Gaithersburg                MD
GECMC2001-1   2100 Carlisle Boulevard Northeast                                       Albuquerque                 NM
GECMC2001-1   950 East Harvard Avenue                                                 Denver                      CO
GECMC2001-1   32000 Northwestern Highway                                              Farmington Hills            MI
GECMC2001-1   45 Knightsbridge Road                                                   Piscataway                  NJ
GECMC2001-1   5350 Central Florida Parkway                                            Orlando                     FL
GECMC2001-1   524 North Lamar Boulevard                                               Austin                      TX
GECMC2001-1   88 Cutter Mill Road                                                     Great Neck                  NY
GECMC2001-1   3305-3355 South University Drive                                        Davie                       FL
GECMC2001-1   2200 West Commercial Boulevard                                          Ft. Lauderdale              FL
GECMC2001-1   7720 South Broadway                                                     Littleton                   CO
GECMC2001-1   1288, 1292, 1296 Rickert Drive                                          Naperville                  IL
GECMC2001-1   67 Forest Street                                                        Marlborough                 MA
GECMC2001-1   1201 North Watson Road                                                  Arlington                   TX
GECMC2001-1   620 Easton Road                                                         Warrington                  PA
GECMC2001-1   2710 Wilma Rudolph Boulevard                                            Clarksville                 TN
GECMC2001-1   3790 Pepperwood Court                                                   Portsmouth                  VA
GECMC2001-1   2421-2781 Hidden Woods Drive                                            Canton                      MI
GECMC2001-1   5830 South Lake Houston Parkway                                         Houston                     TX
GECMC2001-1   441-445 Defense Highway                                                 Annapolis                   MD
GECMC2001-1   2501 East Irlo Bronson Memorial Highway                                 Kissimmee                   FL
GECMC2001-1   2300 East Castor Avenue                                                 Philadelphia                PA
GECMC2001-1   1600 Commerce Street                                                    Dallas                      TX
GECMC2001-1   15551-15563 Frederick Road                                              Rockville                   MD
GECMC2001-1   12001 Science Center                                                    Orlando                     FL
GECMC2001-1   3808 East Tropicana Avenue                                              Las Vegas                   NV
GECMC2001-1   3127 Greenfield Road                                                    Pearl                       MS
GECMC2001-1   720 West Victoria Street and 719 West Wilson Street                     Costa Mesa                  CA
GECMC2001-1   1 South Ocean Boulevard                                                 Boca Raton                  FL
GECMC2001-1   2080 Whitney Avenue                                                     Hamden                      CT
GECMC2001-1   1850 South US Highway 27                                                Somerset                    KY
GECMC2001-1   820 Cromwell Park Drive & 890 Airport Park Road                         Glen Burnie                 MD
GECMC2001-1   8701 Northeast 107th Place                                              Kansas City                 MO
GECMC2001-1   5985-5995 Mobile Highway                                                Pensacola                   FL
GECMC2001-1   2-6 College Park Lane                                                   Georgetown                  DE
GECMC2001-1   4130 South 104th East Avenue                                            Tulsa                       OK
GECMC2001-1   7717 Church Avenue                                                      Highland                    CA
GECMC2001-1   8621 Sunnygate Drive                                                    Manassas                    VA
GECMC2001-1   1500 Lowe's Boulevard                                                   Killeen                     TX
GECMC2001-1   290 South Fitzhugh Street and 653 & 689 Clarissa Street                 Rochester                   NY
GECMC2001-1   9404-9484 South Orange Blossom Trail                                    Orlando                     FL
GECMC2001-1   5300 Third Street                                                       San Francisco               CA
GECMC2001-1   320-330 South Garfield Avenue                                           Alhambra                    CA
GECMC2001-1   4705 North Laurel Canyon Boulevard                                      Studio City                 CA
GECMC2001-1   10064 Robious Road                                                      Midlothian                  VA
GECMC2001-1   1501 Federal Way                                                        Boise                       ID
GECMC2001-1   525 and 533 Byron Street                                                Chesapeake                  VA
GECMC2001-1   5050 FM 1960 West                                                       Houston                     TX
GECMC2001-1   22912 Pacific Park Drive                                                Aliso Viejo                 CA
GECMC2001-1   2605 & 2609 Cabover Drive                                               Hanover                     MD
GECMC2001-1   3025, 3033, 3041, 3044, 3052, 3060 Industry Street                      Oceanside                   CA
GECMC2001-1   425 Holderrieth Boulevard                                               Tomball                     TX
GECMC2001-1   49 Annabelle Street                                                     Newark                      DE
GECMC2001-1   1642 Powers Ferry Road                                                  Marietta                    GA
GECMC2001-1   1892 Preston White Drive                                                Reston                      VA
GECMC2001-1   3100-3330 Commerce Center Place                                         Louisville                  KY
GECMC2001-1   8027 West Oakland Park Boulevard                                        Sunrise                     FL
GECMC2001-1   1721 East Colton Avenue                                                 Redlands                    CA
GECMC2001-1   201 Willow Chase Drive                                                  McDonough                   GA
GECMC2001-1   3206 Plaza Drive                                                        New Albany                  IN
GECMC2001-1   40 Lilac Lane                                                           Bonner Springs              KS
GECMC2001-1   726 Academy Drive                                                       Bessemer                    AL
GECMC2001-1   4216 Woodbourne Road                                                    Bristol                     PA
GECMC2001-1   Highway 61 at Iowa Avenue                                               Vicksburg                   MS
GECMC2001-1   10825 Nettleton Street                                                  Sun Valley                  CA
GECMC2001-1   9 North Pompano Beach Boulevard                                         Pompano Beach               FL
GECMC2001-1   10-24 Perimeter Park Drive                                              Atlanta                     GA
GECMC2001-1   1619 50th Street                                                        Lubbock                     TX
GECMC2001-1   66 Reynolds Road                                                        Village of Webster          NY
GECMC2001-1   4411 45th Street                                                        West Palm Beach             FL
GECMC2001-1   3585 South Durango Drive                                                Las Vegas                   NV
GECMC2001-1   220 Millpond Road                                                       Stansbury Park              UT
GECMC2001-1   1951 Lake Daisy Road                                                    Winter Haven                FL
GECMC2001-1   2121 Oltorf Street East                                                 Austin                      TX
GECMC2001-1   26419 Barton Road                                                       Redlands                    CA
GECMC2001-1   6712 West Bell Road                                                     Glendale                    AZ
GECMC2001-1   2992 Cranberry Highway                                                  East Wareham                MA
GECMC2001-1   535-645 South Boulder Road                                              Louisville                  CO
GECMC2001-1   110 North Rubey Drive                                                   Golden                      CO
GECMC2001-1   3864 Sunnyview Road Northeast                                           Salem                       OR
GECMC2001-1   804 Northeast Loop 820                                                  Hurst                       TX
GECMC2001-1   15425 North Freeway                                                     Houston                     TX
GECMC2001-1   600 Greentree Road                                                      Chesapeake                  VA
GECMC2001-1   4950 West Farm Road 156                                                 Brookline Station           MO
GECMC2001-1   3905 Alpine Street                                                      Boise                       ID
GECMC2001-1   7750 South Broadway                                                     Littleton                   CO
GECMC2001-1   616 North Perkins Road                                                  Stillwater                  OK
GECMC2001-1   6151 Wilson Mills Road                                                  Highland Heights            OH
GECMC2001-1   6401-6415 Platt Avenue                                                  West Hills                  CA
GECMC2001-1   7257 Forest Drive                                                       Kansas City                 KS
GECMC2001-1   1845-1847 West Alabama Street                                           Houston                     TX
GECMC2001-1   6260 Quarry Road                                                        Spring Valley               CA
GECMC2001-1   3527 Denny Avenue                                                       Pascagoula                  MS
GECMC2001-1   545 Donna Drive                                                         O'Fallon                    IL
GECMC2001-1   211 North Main Street                                                   Mullica Hill                NJ
GECMC2001-1   1206 Red Bank Road                                                      Goose Creek                 SC
GECMC2001-1   555 South Lovers Lane                                                   Visalia                     CA
GECMC2001-1   1327 Jackson Bluff Road                                                 Tallahassee                 FL
GECMC2001-1   6500 Kansas Avenue                                                      Kansas City                 KS
GECMC2001-1   10 Southwest 11th Road                                                  Warrensburg                 MO



------------------------------------------------------------------------------------------------------------------------------------
     1           59                60              61        62          63        64          65            66              67
                                                Property   Net Sq      # Units    Year        NOI        DSCR (NOI)      Appraisal
Transaction   Property          Property          Type      Ft at        at      Built         at            at           Value at
    ID          Zip              County           Code      Secur       Secur    Secur       Secur          Secur          Secur
-------------------  ---------------------------------------------------------------------------------------------------------------
GECMC2001-1    10038      New York                 OF      1,037,002             1966    13,473,333.00      3.38      200,000,000.00
GECMC2001-1    06511      New Haven                OF        415,685             1985     4,607,318.00      1.50       55,000,000.00
GECMC2001-1    90017      Los Angeles              OF        377,405             1926     5,105,665.00      1.83       54,000,000.00
GECMC2001-1   Various     Various                  LO                   859               7,312,703.00      2.34       58,300,000.00
GECMC2001-1    16801      Centre                   LO                    120     1987     1,191,653.00                  7,400,000.00
GECMC2001-1    48071      Oakland                  LO                    124     1987     1,184,982.00                 10,100,000.00
GECMC2001-1    43017      Franklin                 LO                    123     1988       902,447.00                  7,100,000.00
GECMC2001-1    29418      Charleston               LO                    125     1985       558,881.00                  5,200,000.00
GECMC2001-1    35223      Jefferson                LO                    131     1987       683,087.00                  5,900,000.00
GECMC2001-1    05701      Rutland                  LO                    104     1985       675,480.00                  5,900,000.00
GECMC2001-1    06096      Hartford                 LO                    132     1990     2,116,173.00                 16,700,000.00
GECMC2001-1    33156      Miami-Dade               RT        105,181             1999     3,105,489.00      1.28       36,000,000.00
GECMC2001-1    94065      Mateo                    MF                   170      1999     3,431,070.00      1.41       45,000,000.00
GECMC2001-1    60661      Cook                     OF        252,000             1908     3,998,139.00      1.72       42,000,000.00
GECMC2001-1    94596      Contra Costa             OF        167,117             1983     2,878,681.00      1.40       36,000,000.00
GECMC2001-1    10036      New York                 OF         61,159             1954     2,672,093.00      1.43       29,300,000.00
GECMC2001-1    24060      Montgomery               MF                   288      1989     2,671,223.00      1.44       27,700,000.00
GECMC2001-1    30339      Cobb                     LO                   280      1984     3,026,347.00      1.69       27,500,000.00
GECMC2001-1    29210      Lexington                OF        256,792             1987     2,303,966.00      1.45       24,900,000.00
GECMC2001-1    29210      Lexington                OF        268,344             1982     2,247,442.00      1.45       25,000,000.00
GECMC2001-1    20005      District of Columbia     OF        167,233             1982     2,192,797.00      1.49       22,800,000.00
GECMC2001-1    00777      Cieba Norte Ward         RT        213,327             1998     1,909,670.00      1.36       21,400,000.00
GECMC2001-1    98003      King                     RT        163,798             1990     1,901,736.00      1.39       20,600,000.00
GECMC2001-1    37219      Davidson                 OF        269,326             1925     2,117,056.00      1.56       22,000,000.00
GECMC2001-1    08550      Mercer                   RT        157,463             1992     1,909,673.00      1.41       21,500,000.00
GECMC2001-1    30093      Gwinnett                 MF                   302      1986     1,620,027.00      1.33       18,800,000.00
GECMC2001-1    30076      Fulton                   RT        136,752             2000     1,806,867.00      1.32       20,500,000.00
GECMC2001-1    32746      Seminole                 OF        125,155             1997     1,735,053.00      1.47       21,100,000.00
GECMC2001-1   Various     Various                  RT        312,019                      1,751,878.00      1.48       18,250,000.00
GECMC2001-1    28711      Buncombe                 RT         76,390             1981       435,650.00                  4,200,000.00
GECMC2001-1    28752      McDowell                 RT         89,359             1977       504,336.00                  5,450,000.00
GECMC2001-1    30643      Hart                     RT         81,270             1980       312,218.00                  3,200,000.00
GECMC2001-1    30646      Madison                  RT         65,000             1990       499,674.00                  5,400,000.00
GECMC2001-1    01772      Worcester                OF         99,745             1999     1,622,371.00      1.39       18,350,000.00
GECMC2001-1    89431      Washoe                   RT        185,890             1980     1,451,398.00      1.30       16,525,000.00
GECMC2001-1    92009      San Diego                OF         75,453             2000     1,369,911.00      1.36       17,000,000.00
GECMC2001-1   Various     Various                  SS        288,969                      1,401,631.00      1.31       16,550,000.00
GECMC2001-1    75243      Dallas                   SS         53,780             1997       310,790.00                  3,450,000.00
GECMC2001-1    75220      Dallas                   SS         56,150             1997       225,340.00                  3,000,000.00
GECMC2001-1    87109      Bernalillo               SS         40,930             1996       147,417.00                  1,700,000.00
GECMC2001-1    80906      El Paso                  SS         43,835             1999       244,850.00                  3,050,000.00
GECMC2001-1    80907      El Paso                  SS         37,630             1998       194,203.00                  2,250,000.00
GECMC2001-1    77025      Harris                   SS         56,644             1997       279,031.00                  3,100,000.00
GECMC2001-1    78741      Travis                   MF                   156      2000     1,305,345.00      1.34       15,100,000.00
GECMC2001-1    22033      Fairfax                  RT         68,366             1994     1,337,525.00      1.39       15,000,000.00
GECMC2001-1    92708      Orange                   MF                   172      1970     1,218,546.00      1.32       17,400,000.00
GECMC2001-1    95138      Santa Clara              RT         61,049             2000     1,230,136.00      1.38       15,400,000.00
GECMC2001-1    03865      Rockingham               RT        155,033             1965     1,304,645.00      1.57       14,300,000.00
GECMC2001-1    32541      Okaloosa                 RT         84,682             1999     1,103,091.00      1.28       12,650,000.00
GECMC2001-1    92025      San Diego                OF         70,058             1989     1,227,954.00      1.41       12,800,000.00
GECMC2001-1    30236      Clayton                  MF                   218      1972     1,130,989.00      1.35       12,000,000.00
GECMC2001-1    27502      Wake                     RT         89,997             1998     1,098,171.00      1.40       12,300,000.00
GECMC2001-1    95008      Santa Clara              OF         52,941             1935     1,326,310.00      1.66       16,000,000.00
GECMC2001-1    92688      Orange                   SS         97,259             1989     1,081,715.00      1.24       12,700,000.00
GECMC2001-1    97232      Multnomah                OF        115,436             1920     1,175,869.00      1.52       12,410,000.00
GECMC2001-1    91764      San Bernardino           LO                   138      1998     1,476,295.00      1.81       15,300,000.00
GECMC2001-1    08619      Mercer                   RT        176,231             1979     1,127,567.00      1.55       11,400,000.00
GECMC2001-1    39701      Lowndes                  RT        103,607             1999       912,199.00      1.32       10,600,000.00
GECMC2001-1    80210      Denver                   OF         76,046             1991       994,963.00      1.42       10,200,000.00
GECMC2001-1    87110      Bernalillo               OF         86,426             1997     1,017,873.00      1.55        9,900,000.00
GECMC2001-1    90064      Los Angeles              SS         50,054             1998       902,775.00      1.31       10,000,000.00
GECMC2001-1    76112      Tarrant                  MF                   352      1979       875,421.00      1.36        9,375,000.00
GECMC2001-1    91709      San Bernardino           MH                   226      1970       804,097.00      1.23        9,790,000.00
GECMC2001-1    78258      Bexar                    OF         65,652             1999       901,794.00      1.47        9,300,000.00
GECMC2001-1    90017      Los Angeles              OF        146,229             1953     1,350,345.00      2.25       12,500,000.00
GECMC2001-1    75240      Dallas                   RT         61,670             1964       859,495.00      1.41        8,900,000.00
GECMC2001-1    92692      Orange                   SS         83,319             1996       784,956.00      1.24        8,500,000.00
GECMC2001-1    06040      Hartford                 LO                    90      1999     1,111,413.00      1.72       10,500,000.00
GECMC2001-1    20879      Montgomery               SS         87,195             1997       818,852.00      1.32       10,380,000.00
GECMC2001-1    87110      Bernalillo               RT        106,494             1969       714,632.00      1.32        8,000,000.00
GECMC2001-1    80210      Denver                   OF         80,542             1979       858,945.00      1.54        8,800,000.00
GECMC2001-1    48334      Oakland                  OF         54,537             1985       787,650.00      1.47        8,100,000.00
GECMC2001-1    08854      Middlesex                OF         73,868             1979       833,627.00      1.56        8,300,000.00
GECMC2001-1    32821      Orange                   RT        106,313             1985       767,079.00      1.46        7,750,000.00
GECMC2001-1    78703      Travis                   OF         36,209             2000       774,388.00      1.48        8,500,000.00
GECMC2001-1    11021      Nassau                   MF                    29      1988       708,765.00      1.41        9,000,000.00
GECMC2001-1    33328      Broward                  OF         35,904             2000       647,142.00      1.33        8,300,000.00
GECMC2001-1    33309      Broward                  OF         67,115             1985       696,195.00      1.40        7,150,000.00
GECMC2001-1    80122      Arapahoe                 OF         59,607             1983       736,997.00      1.50        7,500,000.00
GECMC2001-1    60540      DuPage                   OF         45,369             1988       689,899.00      1.44        7,550,000.00
GECMC2001-1    01752      Middlesex                OF         61,973             1984       706,806.00      1.49        8,200,000.00
GECMC2001-1    76006      Tarrant                  OF        102,678             1972       772,737.00      1.59        8,500,000.00
GECMC2001-1    18976      Bucks                    RT         83,142             1977       688,496.00      1.49        7,250,000.00
GECMC2001-1    37040      Montgomery               RT         97,005             1991       614,176.00      1.34        6,800,000.00
GECMC2001-1    23703      Portsmouth City          MF                   141      1984       613,491.00      1.32        6,750,000.00
GECMC2001-1    48188      Wayne                    MF                    42      2000       564,582.00      1.29        6,750,000.00
GECMC2001-1    77049      Harris                   MF                   256      1972       669,909.00      1.51        6,900,000.00
GECMC2001-1    21401      Anne Arundel             IN         63,660             2000       604,473.00      1.35        6,550,000.00
GECMC2001-1    34744      Osceola                  RT         54,300             2000       561,799.00      1.31        6,300,000.00
GECMC2001-1    19134      Philidelphia             RT         77,360             1983       653,972.00      1.46        6,900,000.00
GECMC2001-1    75201      Dallas                   OT                            1969       583,078.00      1.35        6,650,000.00
GECMC2001-1    20850      Montgomery               IN         75,600             1978       567,577.00      1.31        6,100,000.00
GECMC2001-1    32826      Orange                   OF         55,908             1999       663,961.00      1.50        6,550,000.00
GECMC2001-1    89121      Clark                    RT         15,120             2000       518,138.00      1.22        6,370,000.00
GECMC2001-1    39208      Rankin                   MH                    487     1990       557,981.00      1.40        6,700,000.00
GECMC2001-1    92627      Orange                   MF                     59     1964       517,909.00      1.35        6,000,000.00
GECMC2001-1    33432      Palm Beach               OF         46,465             1981       567,620.00      1.42        6,700,000.00
GECMC2001-1    06518      New Haven                OF         42,088             1972       601,925.00      1.48        6,200,000.00
GECMC2001-1    42501      Pulaski                  RT         56,840             2000       506,318.00      1.30        6,000,000.00
GECMC2001-1    21061      Anne Arundel             IN         68,441             1987       552,311.00      1.43        6,200,000.00
GECMC2001-1    64157      Clay                     MH                    219     1975       484,690.00      1.26        5,820,000.00
GECMC2001-1    32526      Escambia                 RT         53,872             1998       481,189.00      1.26        5,660,000.00
GECMC2001-1    19947      Sussex                   RT         42,400             2000       522,413.00      1.46        5,400,000.00
GECMC2001-1    74146      Tulsa                    MH                    264     1970       455,834.00      1.29        5,270,000.00
GECMC2001-1    92346      San Bernardino           MH                    215     1984       461,867.00      1.33        6,720,000.00
GECMC2001-1    20110      Prince William           SS         73,295             1998       509,729.00      1.41        5,400,000.00
GECMC2001-1    76542      Bell                     RT         58,300             2000       490,847.00      1.34        5,340,000.00
GECMC2001-1    14608      Monroe                   MF                     92     1989       430,189.00      1.30        5,150,000.00
GECMC2001-1    32837      Orange                   RT         72,190             1987       515,278.00      1.41        4,955,000.00
GECMC2001-1    94124      San Fransisco            RT         13,390             2000       385,187.00      1.15        5,020,000.00
GECMC2001-1    91801      Los Angeles              OF         51,866             1988       556,659.00      1.59        5,700,000.00
GECMC2001-1    91607      Los Angeles              OF         36,988             1987       478,572.00      1.47        5,900,000.00
GECMC2001-1    23225      Chesterfield             RT         63,041             1981       468,044.00      1.46        5,300,000.00
GECMC2001-1    83705      Ada                      OF         43,830             1962       463,126.00      1.46        5,300,000.00
GECMC2001-1    23320      Chesapeake City          IN         67,400             1999       451,366.00      1.45        5,300,000.00
GECMC2001-1    77069      Harris                   RT         62,205             1979       488,710.00      1.55        5,000,000.00
GECMC2001-1    92656      Orange                   RT         15,189             1999       426,757.00      1.34        4,850,000.00
GECMC2001-1    21076      Anne Arundel             IN         67,000             1985       405,759.00      1.42        4,500,000.00
GECMC2001-1    92054      San Diego                IN         72,852             1986       398,685.00      1.41        4,700,000.00
GECMC2001-1    77375      Harris                   OF         53,792             1982       425,015.00      1.54        4,400,000.00
GECMC2001-1    19711      New Castle               MF                     40     2000       362,044.00      1.28        4,130,000.00
GECMC2001-1    30067      Cobb                     OF         35,754             1983       388,158.00      1.41        4,000,000.00
GECMC2001-1    20191      Fairfax                  OF         23,669             1986       399,109.00      1.45        4,500,000.00
GECMC2001-1    40211      Jefferson                IN        169,527             1960       484,854.00      1.61        4,700,000.00
GECMC2001-1    33351      Broward                  RT         46,760             1978       406,487.00      1.45        4,175,000.00
GECMC2001-1    92374      San Bernardino           MH                    122     1988       381,323.00      1.48        4,500,000.00
GECMC2001-1    30253      Henry                    MF                     76     1999       342,594.00      1.29        4,200,000.00
GECMC2001-1    47150      Floyd                    MF                    104     1985       345,762.00      1.33        3,800,000.00
GECMC2001-1    66012      Wyandotte                MH                    211     1970       317,499.00      1.27        3,750,000.00
GECMC2001-1    35022      Jefferson                RT         38,900             2000       322,653.00      1.33        3,600,000.00
GECMC2001-1    19055      Bucks                    RT         10,125             2000       314,493.00      1.23        3,700,000.00
GECMC2001-1    39180      Warren                   RT         45,308             1998       377,386.00      1.36        4,200,000.00
GECMC2001-1    91352      Los Angeles              MF                     85     1985       315,939.00      1.34        3,700,000.00
GECMC2001-1    33062      Broward                  LO                    104     1972       559,067.00      2.12        4,400,000.00
GECMC2001-1    30341      DeKalb                   OF         70,394             1969       426,574.00      1.87        4,370,000.00
GECMC2001-1    79412      Lubbock                  RT         13,905             1999       302,042.00      1.31        3,565,000.00
GECMC2001-1    14580      Monroe                   MF                     56     1988       271,424.00      1.30        3,150,000.00
GECMC2001-1    33407      Palm Beach               SS         70,310             1999       367,204.00      1.45        4,550,000.00
GECMC2001-1    89147      Clark                    RT         17,887             1998       322,199.00      1.52        3,690,000.00
GECMC2001-1    84074      Tooele                   OF         22,400             2000       307,844.00      1.56        3,150,000.00
GECMC2001-1    33880      Polk                     MH                    269     1974       255,992.00      1.27        3,000,000.00
GECMC2001-1    78741      Travis                   RT         33,644             1986       311,659.00      1.48        3,150,000.00
GECMC2001-1    92373      San Bernardino           SS         63,295             1987       285,696.00      1.43        3,100,000.00
GECMC2001-1    85308      Maricopa                 RT         15,000             2000       244,855.00      1.26        3,000,000.00
GECMC2001-1    02538      Plymouth                 RT         10,125             1999       237,573.00      1.27        2,800,000.00
GECMC2001-1    80027      Boulder                  RT         25,335             1979       265,984.00      1.43        3,000,000.00
GECMC2001-1    80403      Jefferson                OF         18,628             2000       257,046.00      1.32        2,800,000.00
GECMC2001-1    97305      Marion                   MF                    140     1984       314,871.00      1.66        3,700,000.00
GECMC2001-1    76053      Tarrant                  RT         15,608             1994       280,092.00      1.41        2,850,000.00
GECMC2001-1    77090      Harris                   OF         66,239             1982       340,759.00      1.73        4,400,000.00
GECMC2001-1    23320      Chesapeake City          IN         44,000             1998       261,251.00      1.46        2,800,000.00
GECMC2001-1    65619      Greene                   MH                    166     1980       217,731.00      1.27        2,600,000.00
GECMC2001-1    83705      Ada                      MF                     84     1971       232,850.00      1.35        2,500,000.00
GECMC2001-1    80122      Arapahoe                 OF         23,555             1983       257,037.00      1.57        2,500,000.00
GECMC2001-1    74074      Payne                    RT         24,049             1998       238,942.00      1.41        2,740,000.00
GECMC2001-1    44143      Cuyahoga                 OF         31,699             1971       246,604.00      1.57        2,500,000.00
GECMC2001-1    91307      Los Angeles              RT         12,581             1988       222,853.00      1.37        2,475,000.00
GECMC2001-1    66106      Wyandotte                MH                    142     1963       190,085.00      1.29        2,700,000.00
GECMC2001-1    77098      Harris                   RT         14,500             1980       221,015.00      1.50        2,175,000.00
GECMC2001-1    91977      San Diego                SS         70,346             1992       275,430.00      1.79        3,200,000.00
GECMC2001-1    39581      Jackson                  RT         20,100             2000       178,446.00      1.33        2,150,000.00
GECMC2001-1    62269      St. Clair                MF                     70     1982       192,236.00      1.54        1,903,000.00
GECMC2001-1    08062      Gloucester               RT         10,125             2000       163,477.00      1.23        1,950,000.00
GECMC2001-1    29445      Berkeley                 SS         43,909             1991       165,777.00      1.40        1,875,000.00
GECMC2001-1    93292      Tulare                   SS         41,500             1998       179,428.00      1.42        1,970,000.00
GECMC2001-1    32304      Leon                     MF                     24     1995       160,889.00      1.45        1,650,000.00
GECMC2001-1    66111      Wyandotte                MH                    143     1967       108,632.00      1.39        1,700,000.00
GECMC2001-1    64093      Johnson                  MH                    136     1973       103,737.00      1.33        1,400,000.00

---------------------------------------------------------------------------------------------------------------------------
     1            68          69            70             71             72          73        74        75        76
              Appraisal     Phy Occ      Revenue        Oper Exp        Secur                 Ground     Cross     Coll
Transaction    Date at        at            at             at           Finan      Recourse    Lease     Collat    of Esc
    ID          Secur        Secur        Secur          Secur         as of Dt     (y n)     (y n s)   Ln Group   (y n)
---------------------------------------------------------------------------------------------------------------------------
GECMC2001-1    20010101      83.85%   25,130,068.00  13,914,218.00     20010305       N          N                   Y
GECMC2001-1    20010115      99.34%    5,628,799.00   4,345,132.00     20001219       N          N                   Y
GECMC2001-1    20000718     100.00%    6,783,962.00   3,465,472.00     20010108       N          N                   Y
GECMC2001-1                  68.49%   16,940,510.00  10,398,710.00     20001130       N          Y                   Y
GECMC2001-1    20000815      67.81%    2,400,695.00   1,302,743.00     20001130                  N
GECMC2001-1    20000822      75.24%    2,515,348.00   1,461,347.00     20001130                  N
GECMC2001-1    20000814      67.33%    2,198,087.00   1,434,198.00     20001130                  N
GECMC2001-1    20000807      56.35%    1,657,182.00   1,145,381.00     20001130                  N
GECMC2001-1    20000808      60.46%    2,021,454.00   1,396,997.00     20001130                  Y
GECMC2001-1    20000802      75.01%    1,847,915.00   1,299,891.00     20001130                  N
GECMC2001-1    20000801      78.20%    4,299,829.00   2,358,153.00     20001130                  N
GECMC2001-1    20010112     100.00%    3,240,815.00     842,134.00     20001208       N          N                   Y
GECMC2001-1    20000922      91.18%    4,494,627.00   1,096,952.00     20010209       N          N                   Y
GECMC2001-1    20001201     100.00%    3,935,303.00   2,468,190.00     20001113       N          N                   N
GECMC2001-1    20001207      97.99%    4,196,053.00   1,497,562.00     20001215       N          N                   Y
GECMC2001-1    20010101     100.00%    3,775,805.00   1,236,990.00     20010326       N          N                   Y
GECMC2001-1    20001019     100.00%    3,887,582.00   1,330,359.00     20000930       N          N                   Y
GECMC2001-1    20010301      66.92%    6,183,202.00   3,422,150.00     20000630       N          N                   Y
GECMC2001-1    20000906      90.85%    3,593,365.00   1,299,381.00     20010109       N          N          C        Y
GECMC2001-1    20000906      93.06%    3,520,838.00   1,400,683.00     20010109       N          N          C        Y
GECMC2001-1    20001012      98.96%    4,138,135.00   2,200,512.00     20000901       N          Y                   Y
GECMC2001-1    20010201      93.92%    2,049,232.00     721,562.00     20010105       N          N                   Y
GECMC2001-1    20001016      99.43%    1,903,776.00     446,571.00     20001101       N          N                   Y
GECMC2001-1    20001227      88.44%    3,185,750.00   2,095,774.00     20010104       N          N                   Y
GECMC2001-1    20001214     100.00%    2,051,795.00     926,426.00     20010101       N          N                   Y
GECMC2001-1    20001213      97.35%    2,489,224.00   1,019,197.00     20001113       N          N                   Y
GECMC2001-1    20000912      95.70%    1,859,476.00     495,814.00     20010301       N          N                   Y
GECMC2001-1    20000814     100.00%    2,427,381.00     692,328.00     20010228       N          N                   Y
GECMC2001-1                  96.83%    1,735,589.00     371,045.00     20001101       N          N                   Y
GECMC2001-1    20000909      95.00%      430,828.00      94,879.00     20001101                  N
GECMC2001-1    20000909      93.20%      477,110.00      99,852.00     20001101                  N
GECMC2001-1    20000913     100.00%      305,152.00     105,965.00     20001101                  N
GECMC2001-1    20000913     100.00%      522,499.00      70,349.00     20001101                  N
GECMC2001-1    20001116     100.00%    2,182,422.00     706,631.00     20001101       N          N                   Y
GECMC2001-1    20001101     100.00%    1,552,361.00     471,151.00     20001204       N          N                   Y
GECMC2001-1    20001102     100.00%    1,642,600.00     367,644.00     20001017       N          N                   Y
GECMC2001-1                  88.88%    2,315,599.00     985,566.00                    N          N                   Y
GECMC2001-1    20001102      94.86%      501,444.00     211,106.00     20001102                  N
GECMC2001-1    20001102      92.16%      409,383.00     198,517.00     20001102                  N
GECMC2001-1    20001113      89.94%      265,766.00     126,205.00     20001113                  N
GECMC2001-1    20001108      96.35%      357,782.00     120,508.00     20001108                  N
GECMC2001-1    20001108      91.50%      305,100.00     119,714.00     20001108                  N
GECMC2001-1    20001110      71.84%      476,124.00     209,516.00     20001110                  N
GECMC2001-1    20001204     100.00%    2,202,309.00     946,264.00     20001204       N          N                   Y
GECMC2001-1    20010401     100.00%    1,391,448.00     322,135.00     20001218       N          N                   Y
GECMC2001-1    20010117      99.42%    1,840,584.00     645,038.00     20010112       N          N                   Y
GECMC2001-1    20000918      98.63%    1,398,437.00     495,304.00     20000817       N          N                   Y
GECMC2001-1    20010125      95.16%    1,515,239.00     528,557.00     20010201       N          N                   Y
GECMC2001-1    20001201      95.04%    1,165,510.00     261,769.00     20001115       N          N          D        Y
GECMC2001-1    20001002     100.00%    1,269,834.00     322,603.00     20010201       N          N                   Y
GECMC2001-1    20001020      95.87%    1,697,587.00     654,805.00     20000925       N          N                   Y
GECMC2001-1    20001228      98.42%    1,173,590.00     359,389.00     20001212       N          N                   Y
GECMC2001-1    20001213     100.00%    1,726,636.00     459,090.00     20010404       N          N                   Y
GECMC2001-1    20000926      96.61%    1,563,857.00     484,911.00     20000926       N          N          B        Y
GECMC2001-1    20001128     100.00%    1,457,579.00     629,581.00     20000901       N          N                   Y
GECMC2001-1    20001101      77.48%    2,955,712.00   1,665,268.00     20000930       N          N                   Y
GECMC2001-1    20010131      98.58%    1,138,493.00     601,270.00     20010101       N          N          A        Y
GECMC2001-1    20001125      89.02%      963,774.00     192,175.00     20001115       N          N          E        Y
GECMC2001-1    20001025      98.33%    1,538,420.00     742,285.00     20010206       N          Y          F        Y
GECMC2001-1    20001207     100.00%    1,209,299.00     316,126.00     20001201       N          N                   Y
GECMC2001-1    20001121      97.35%    1,221,194.00     364,430.00     20000901       N          N                   Y
GECMC2001-1    20000717      90.06%    1,665,446.00     915,025.00     20001103       N          N                   Y
GECMC2001-1    20001101      99.56%    1,141,747.00     572,345.00     20001031       N          N                   Y
GECMC2001-1    20001220     100.00%    1,319,971.00     502,737.00     20010101       N          N                   Y
GECMC2001-1    20000720      85.05%    2,376,606.00   1,210,261.00     20001231       N          N                   Y
GECMC2001-1    20000820     100.00%      871,449.00     369,389.00     20001031       N          N                   Y
GECMC2001-1    20000927      99.88%    1,101,301.00     319,174.00     20001027       N          N          B        Y
GECMC2001-1    20001016      84.88%    2,553,738.00   1,684,825.00     20001031       N          Y                   Y
GECMC2001-1    20000505      76.40%    1,118,325.00     342,262.00     20001231       N          N                   Y
GECMC2001-1    20001207     100.00%      729,216.00      14,584.00     20001207       N          N                   N
GECMC2001-1    20001025      93.85%    1,472,360.00     706,931.00     20010206       N          Y          F        Y
GECMC2001-1    20001122      97.23%    1,053,971.00     377,381.00     20010108       N          N                   Y
GECMC2001-1    20001004     100.00%    1,225,263.00     512,051.00     20001017       N          N                   Y
GECMC2001-1    20001221     100.00%      871,683.00     368,005.00     20001221       N          N                   Y
GECMC2001-1    20001031     100.00%      773,551.00     402,939.00     20001026       N          N                   Y
GECMC2001-1    20001207     100.00%    1,121,760.00     412,995.00     20001220       N          N                   Y
GECMC2001-1    20010101      92.04%      718,451.00     203,509.00     20001101       N          N                   Y
GECMC2001-1    20001127     100.00%      738,204.00     380,624.00     20001201       N          N                   Y
GECMC2001-1    20001025      99.19%    1,126,573.00     609,110.00     20001211       N          Y          F        N
GECMC2001-1    20001109     100.00%      733,738.00     298,232.00     20010103       N          N                   Y
GECMC2001-1    20001122     100.00%    1,076,866.00     497,455.00     20001020       N          N                   Y
GECMC2001-1    20001030      93.04%    1,240,776.00     572,033.00     20001101       N          N                   Y
GECMC2001-1    20010131      91.04%      702,526.00     245,521.00     20010101       N          N          A        Y
GECMC2001-1    20001126     100.00%      647,410.00     179,445.00     20001208       N          N          D        Y
GECMC2001-1    20001205      96.45%      955,573.00     382,662.00     20001128       N          N                   Y
GECMC2001-1    20001120     100.00%      748,209.00     189,927.00     20001031       N          N                   Y
GECMC2001-1    20001220      92.97%    1,577,715.00     948,110.00     20010103       N          N                   Y
GECMC2001-1    20001226     100.00%      697,267.00     113,979.00     20001107       N          N                   Y
GECMC2001-1    20001110     100.00%      555,905.00     151,606.00     20001110       N          N                   N
GECMC2001-1    20001101      88.42%      690,205.00     201,811.00     20001201       N          N                   Y
GECMC2001-1    20000926     100.00%      812,367.00     234,789.00     20001025       N          Y                   Y
GECMC2001-1    20001025     100.00%      667,288.00     127,105.00     20000831       N          N                   Y
GECMC2001-1    20000831      96.56%      679,793.00     175,169.00     20010105       N          N                   Y
GECMC2001-1    20010101     100.00%      530,000.00      53,775.00     20010101       N          N                   N
GECMC2001-1    20000925      79.47%      783,360.00     248,679.00     20010101       N          N                   Y
GECMC2001-1    20001208     100.00%      710,836.00     216,002.00     20001212       N          N                   Y
GECMC2001-1    20001215      97.83%      599,759.00     277,139.00     20001201       N          N                   Y
GECMC2001-1    20010201     100.00%      594,284.00     319,094.00     20010301       N          N                   Y
GECMC2001-1    20001121     100.00%      528,385.00      97,292.00     20001206       N          N          E        Y
GECMC2001-1    20001204     100.00%      681,687.00     150,624.00     20001106       N          N                   Y
GECMC2001-1    20001130      96.35%      680,740.00     225,488.00     20001121       N          N                   Y
GECMC2001-1    20001201     100.00%      493,009.00      78,094.00     20001115       N          N          E        N
GECMC2001-1    20010104     100.00%      527,809.00      70,611.00     20010109       N          N                   Y
GECMC2001-1    20001201      98.48%      737,660.00     300,826.00     20001121       N          N                   Y
GECMC2001-1    20001204      99.53%      895,958.00     609,291.00     20001030       N          N                   Y
GECMC2001-1    20001024      96.36%      784,385.00     311,056.00     20001129       N          N                   N
GECMC2001-1    20001025     100.00%      529,744.00     159,810.00     20001219       N          N                   Y
GECMC2001-1    20010105     100.00%      806,670.00     398,648.00     20010208       N          N                   Y
GECMC2001-1    20000718      97.65%      539,508.00     231,276.00     20000619       N          N                   Y
GECMC2001-1    20001208     100.00%      397,100.00      11,913.00     20001208       N          N                   N
GECMC2001-1    20000907      90.26%      832,301.00     306,284.00     20010125       N          N                   Y
GECMC2001-1    20001201     100.00%      788,446.00     363,874.00     20010216       N          N                   Y
GECMC2001-1    20010111     100.00%      503,524.00     171,327.00     20010112       N          N                   Y
GECMC2001-1    20010219     100.00%      629,832.00     193,538.00     20010404       N          N                   Y
GECMC2001-1    20010109     100.00%      469,451.00     130,018.00     20010122       N          N                   Y
GECMC2001-1    20001108     100.00%      537,852.00     199,982.00     20001121       N          N                   Y
GECMC2001-1    20000920     100.00%      435,455.00     110,794.00     20010101       N          N                   Y
GECMC2001-1    20001204     100.00%      484,175.00      91,434.00     20001108       N          N                   Y
GECMC2001-1    20001108      98.02%      524,484.00     151,359.00     20001207       N          N                   Y
GECMC2001-1    20001020      95.49%      800,079.00     424,986.00     20001101       N          N                   Y
GECMC2001-1    20001114     100.00%      491,739.00     129,695.00     20001211       N          N                   Y
GECMC2001-1    20001120      89.41%      518,766.00     130,608.00     20001107       N          N                   Y
GECMC2001-1    20001109     100.00%      554,683.00     192,261.00     20010101       N          N                   Y
GECMC2001-1    20001120      90.40%      531,574.00     203,975.00     20001129       N          N                   Y
GECMC2001-1    20000927     100.00%      483,435.00     191,229.00     20001101       N          N                   Y
GECMC2001-1    20001201     100.00%      565,701.00     436,378.00     20001130       N          N                   Y
GECMC2001-1    20001017     100.00%      556,141.00     222,667.00     20001001       N          N                   Y
GECMC2001-1    20000927     100.00%      573,050.00     235,826.00     20001114       N          N                   Y
GECMC2001-1    20001128      92.42%      519,849.00     274,350.00     20001121       N          N                   Y
GECMC2001-1    20001127     100.00%      341,756.00      73,240.00     20001115       N          N          D        Y
GECMC2001-1    20001018     100.00%      319,156.00      66,918.00     19991222       N          N                   N
GECMC2001-1    20001027     100.00%      412,619.00     121,710.00     20000929       N          N                   Y
GECMC2001-1    20001110      98.82%      518,294.00     218,359.00     20001214       N          N                   Y
GECMC2001-1    20000707      82.50%    2,149,177.00   1,663,171.00     19991231       N          N                   Y
GECMC2001-1    20010116      92.51%      814,710.00     388,136.00     20010403       N          N                   Y
GECMC2001-1    20000828     100.00%      309,000.00      45,892.00     20000828       N          N                   N
GECMC2001-1    20010105      92.86%      445,309.00     184,385.00     20010206       N          N                   Y
GECMC2001-1    20000929      75.39%      690,430.00     353,226.00     20001116       N          N                   N
GECMC2001-1    20000830      86.02%      326,043.00      66,903.00     20000517       N          N                   Y
GECMC2001-1    20010418      94.64%      308,279.00      77,322.00     20010117       N          N                   Y
GECMC2001-1    20001122      83.64%      264,719.00     177,073.00     20001101       N          N                   Y
GECMC2001-1    20001105      98.44%      330,373.00     149,057.00     20001201       N          N                   Y
GECMC2001-1    20001108      90.41%      424,170.00     158,604.00     20001106       N          N                   Y
GECMC2001-1    20001110     100.00%      250,700.00      47,400.00     20001110       N          N                   Y
GECMC2001-1    20001219     100.00%      243,000.00      33,777.00     20001211       N          N                   N
GECMC2001-1    20010102     100.00%      288,500.00     146,516.00     20001201       N          N                   Y
GECMC2001-1    20000914     100.00%      351,608.00     137,523.00     20000901       N          N                   Y
GECMC2001-1    20000804      94.29%      644,802.00     361,531.00     20000801       N          N                   Y
GECMC2001-1    20000915     100.00%      294,715.00      72,300.00     20000711       N          N                   Y
GECMC2001-1    20000228      83.03%      740,699.00     482,694.00     20010107       N          N                   Y
GECMC2001-1    20010109     100.00%      279,042.00      82,226.00     20010122       N          N                   Y
GECMC2001-1    20001201      89.76%      350,584.00     141,976.00     20001121       N          N                   Y
GECMC2001-1    20001219      96.43%      460,864.00     275,449.00     20010124       N          N                   Y
GECMC2001-1    20001025     100.00%      428,445.00     248,708.00     20001211       N          Y          F        N
GECMC2001-1    20000324     100.00%      246,502.00      72,643.00     20000324       N          N                   N
GECMC2001-1    20000905     100.00%      406,128.00     214,236.00     20001102       N          N                   Y
GECMC2001-1    20000605     100.00%      215,420.00      45,501.00     20000522       N          N                   Y
GECMC2001-1    20001127      88.73%      350,292.00     201,707.00     20001121       N          N                   Y
GECMC2001-1    20010130     100.00%      229,727.00      59,421.00     20010125       N          N                   Y
GECMC2001-1    20001117      98.73%      438,909.00     210,359.00     20001208       N          Y                   Y
GECMC2001-1    20001125     100.00%      186,176.00      62,897.00     20001115       N          N          D        Y
GECMC2001-1    20001103      94.29%      342,478.00     164,242.00     20001031       N          N                   Y
GECMC2001-1    20000926     100.00%      166,040.00      30,015.00     20001030       N          N                   N
GECMC2001-1    20001204      76.98%      267,499.00     123,600.00     20001204       N          N                   Y
GECMC2001-1    20000919      89.77%      259,322.00     108,452.00     20000925       N          N                   Y
GECMC2001-1    20001108      95.83%      278,118.00     126,229.00     20001128       N          N                   Y
GECMC2001-1    20001127      76.92%      253,320.00     192,688.00     20001121       N          N                   Y
GECMC2001-1    20001130      83.82%      238,533.00     142,523.00     20001121       N          N                   Y

------------------------------------------------------------------------------------------------------------------------------------
     1            77           78           79           80          81           82            83             84           85
                Coll of        Lien       Hyper Am     Defeas      Defeas        Last          NCF          DSCR (NCF)      DSCR
Transaction    Other Resrv   Position      Begin       Option      Option        Setup          at             at        Indicator
    ID           (y n)       at Secur       Date      Start Dt     End Dt      Change Dt      Secur           Secur       at Secur
------------------------------------------------------------------------------------------------------------------------------------
GECMC2001-1        N            1                      20030601    20101231                10,977,191.00       2.75
GECMC2001-1        Y            1                      20030610    20101209                 4,030,078.00       1.31
GECMC2001-1        Y            1                      20030601    20101130                 4,497,188.00       1.61
GECMC2001-1        Y            1         20101201     20030601    20100930                 6,604,247.00       2.11          F
GECMC2001-1                     1                                                           1,091,877.00       2.11
GECMC2001-1                     1                                                           1,079,129.00       2.11
GECMC2001-1                     1                                                             808,981.00       2.11
GECMC2001-1                     1                                                             490,711.00       2.11
GECMC2001-1                     1                                                             599,884.00       2.11
GECMC2001-1                     1                                                             596,465.00       2.11
GECMC2001-1                     1                                                           1,937,200.00       2.11
GECMC2001-1        Y            1                      20030601    20101231                 2,983,500.00       1.23
GECMC2001-1        Y            1         20110311     20030611    20101210                 3,397,070.00       1.39
GECMC2001-1        Y            1                      20030610    20100709                 3,479,019.00       1.50
GECMC2001-1        Y            1                      20030601    20101130                 2,558,547.00       1.25
GECMC2001-1        Y            1                      20030601    20101231                 2,476,360.00       1.33
GECMC2001-1        Y            1                      20030601    20100930                 2,543,639.00       1.37
GECMC2001-1        Y            1                      20030601    20100831                 2,703,922.00       1.51
GECMC2001-1        Y            1                      20030601    20100831                 1,991,341.00       1.25
GECMC2001-1        Y            1                      20030601    20100831                 1,868,902.00       1.21
GECMC2001-1        Y            1                      20030601    20101031                 1,880,558.00       1.28
GECMC2001-1        Y            1                      20030610    20110209                 1,760,362.00       1.25
GECMC2001-1        Y            1                      20030610    20100909                 1,761,033.00       1.28
GECMC2001-1        Y            1                      20030610    20101209                 1,628,381.00       1.20
GECMC2001-1        Y            1         20110301     20050301    20110228                 1,771,533.00       1.30
GECMC2001-1        Y            1                      20030601    20101031                 1,519,577.00       1.25
GECMC2001-1        Y            1                      20030601    20171231                 1,665,472.00       1.21
GECMC2001-1        N            1         20101001     20030601    20100630                 1,553,578.00       1.32
GECMC2001-1        Y            1                      20030601    20101130                 1,600,911.00       1.35          F
GECMC2001-1                     1                                                             403,683.00       1.35
GECMC2001-1                     1                                                             460,773.00       1.35
GECMC2001-1                     1                                                             265,983.00       1.35
GECMC2001-1                     1                                                             470,472.00       1.35
GECMC2001-1        Y            1                      20050101    20101231                 1,498,266.00       1.29
GECMC2001-1        Y            1                      20030601    20100930                 1,338,377.00       1.20
GECMC2001-1        N            1                      20030601    20101130                 1,239,331.00       1.23
GECMC2001-1        Y            1                      20030601    20100731                 1,358,359.00       1.27          F
GECMC2001-1                     1                                                             302,723.00       1.27
GECMC2001-1                     1                                                             216,917.00       1.27
GECMC2001-1                     1                                                             141,277.00       1.27
GECMC2001-1                     1                                                             238,350.00       1.27
GECMC2001-1                     1                                                             188,558.00       1.27
GECMC2001-1                     1                                                             270,534.00       1.27
GECMC2001-1        Y            1                      20030601    20100930                 1,250,745.00       1.28
GECMC2001-1        Y            1                      20030601    20101130                 1,263,469.00       1.31
GECMC2001-1        Y            1                      20030601    20051130                 1,175,546.00       1.27
GECMC2001-1        Y            1                      20030601    20101231                 1,169,044.00       1.31
GECMC2001-1        Y            1                      20050401    20110331                 1,220,292.00       1.47
GECMC2001-1        Y            1         20110201     20030601    20101130                 1,057,397.00       1.23
GECMC2001-1        Y            1                      20030610    20110209                 1,092,139.00       1.26
GECMC2001-1        Y            1                      20030601    20100930                 1,063,627.00       1.27
GECMC2001-1        Y            1                      20030601    20101130                 1,044,074.00       1.33
GECMC2001-1        Y            1                      20040301    20110228                 1,241,355.00       1.55
GECMC2001-1        Y            1                      20030601    20100930                 1,063,851.00       1.22
GECMC2001-1        Y            1                      20050301    20110228                 1,013,884.00       1.31
GECMC2001-1        Y            1                      20030601    20101130                 1,319,217.00       1.61
GECMC2001-1        Y            1                      20040301    20110131                 1,053,945.00       1.45
GECMC2001-1        Y            1         20110201     20030601    20101130                   866,860.00       1.26
GECMC2001-1        Y            1                      20030601    20101130                   896,414.00       1.28
GECMC2001-1        Y            1                      20030601    20101231                   857,289.00       1.30
GECMC2001-1        Y            1                      20030601    20101031                   895,267.00       1.30
GECMC2001-1        Y            1                      20030601    20101031                   799,741.00       1.25
GECMC2001-1        Y            1                      20030601    20100930                   792,797.00       1.21
GECMC2001-1        Y            1                      20030601    20101031                   782,249.00       1.27
GECMC2001-1        Y            1                      20030601    20101130                 1,081,398.00       1.80
GECMC2001-1        Y            1                      20030601    20051031                   775,354.00       1.27
GECMC2001-1        Y            1                      20030601    20100930                   772,635.00       1.22
GECMC2001-1        Y            1                      20030601    20101031                   971,601.00       1.50
GECMC2001-1        Y            1                      20030601    20100430                   805,971.00       1.30
GECMC2001-1        N            1                      20030601    20101231                   714,632.00       1.32
GECMC2001-1        Y            1                      20030601    20101130                   730,461.00       1.31
GECMC2001-1        Y            1                      20030610    20100809                   706,728.00       1.32
GECMC2001-1        Y            1                      20030601    20101231                   764,229.00       1.43
GECMC2001-1        Y            1                      20030601    20101130                   665,381.00       1.27
GECMC2001-1        Y            1                           N/A         N/A                   733,008.00       1.40
GECMC2001-1        Y            1                      20030601    20110228                   697,128.00       1.39
GECMC2001-1        Y            1                      20030601    20101231                   606,251.00       1.24
GECMC2001-1        Y            1                      20030601    20101130                   616,855.00       1.24
GECMC2001-1        Y            1                      20030601    20101130                   611,740.00       1.25
GECMC2001-1        Y            1                      20030610    20101009                   646,370.00       1.35
GECMC2001-1        Y            1                      20050401    20110331                   634,050.00       1.33
GECMC2001-1        Y            1                      20050101    20101231                   652,910.00       1.34
GECMC2001-1        Y            1                      20040301    20110131                   639,424.00       1.38
GECMC2001-1        Y            1         20110201     20030601    20101130                   580,813.00       1.27
GECMC2001-1        Y            1                      20030601    20101031                   577,677.00       1.24
GECMC2001-1        Y            1                      20030610    20100709                   554,082.00       1.26
GECMC2001-1        Y            1                      20030601    20101130                   605,909.00       1.37
GECMC2001-1        Y            1                      20030601    20101130                   549,236.00       1.23
GECMC2001-1        N            1                      20030601    20101130                   547,411.00       1.27
GECMC2001-1        Y            1                      20030610    20101009                   621,302.00       1.39
GECMC2001-1        Y            1                      20030601    20101031                   563,534.00       1.31
GECMC2001-1        Y            1                      20030610    20100909                   519,609.00       1.20
GECMC2001-1        Y            1                      20030601    20100630                   594,209.00       1.34
GECMC2001-1        N            1                      20030601    20101130                   516,324.00       1.21
GECMC2001-1        Y            1                      20030601    20101031                   533,334.00       1.33
GECMC2001-1        Y            1                      20030610    20101009                   502,392.00       1.31
GECMC2001-1        Y            1                      20030601    20051130                   505,486.00       1.26
GECMC2001-1        Y            1                      20041201    20101130                   563,290.00       1.39
GECMC2001-1        Y            1         20110201     20030601    20101130                   489,167.00       1.25
GECMC2001-1        Y            1                      20030610    20101009                   479,764.00       1.24
GECMC2001-1        Y            1                      20030601    20101130                   475,190.00       1.23
GECMC2001-1        Y            1         20110201     20030601    20101130                   473,108.00       1.24
GECMC2001-1        Y            1                      20030601    20101231                   491,303.00       1.37
GECMC2001-1        Y            1                      20030601    20101130                   435,242.00       1.23
GECMC2001-1        Y            1                      20030601    20101031                   453,577.00       1.31
GECMC2001-1        Y            1                      20030601    20101130                   498,735.00       1.38
GECMC2001-1        Y            1                      20030601    20101130                   457,214.00       1.25
GECMC2001-1        Y            1                      20030610    20110209                   406,729.00       1.23
GECMC2001-1        Y            1                      20030601    20100731                   474,229.00       1.30
GECMC2001-1        N            1                      20030610    20101209                   383,178.00       1.14
GECMC2001-1        Y            1                      20030601    20100831                   478,113.00       1.36
GECMC2001-1        Y            1                      20030601    20101130                   407,655.00       1.25
GECMC2001-1        Y            1                      20030601    20101130                   424,283.00       1.32
GECMC2001-1        Y            1                      20030601    20110131                   410,530.00       1.29
GECMC2001-1        Y            1                      20030601    20101231                   404,932.00       1.30
GECMC2001-1        Y            1                      20030601    20101130                   429,855.00       1.36
GECMC2001-1        Y            1                      20030601    20101130                   404,616.00       1.27
GECMC2001-1        Y            1                      20030610    20101009                   348,896.00       1.22
GECMC2001-1        Y            1                      20030601    20100930                   357,159.00       1.26
GECMC2001-1        Y            1                      20030601    20101031                   344,644.00       1.24
GECMC2001-1        Y            1         20110101     20030601    20100930                   352,044.00       1.25
GECMC2001-1        Y            1                      20030610    20101209                   331,577.00       1.21
GECMC2001-1        Y            1                      20050101    20101231                   375,128.00       1.37
GECMC2001-1        N            1         20110101     20030601    20100930                   405,177.00       1.35
GECMC2001-1        Y            1                      20030601    20100831                   364,912.00       1.30
GECMC2001-1        Y            1                      20030601    20101130                   376,886.00       1.47
GECMC2001-1        Y            1                      20030601    20101031                   327,394.00       1.23
GECMC2001-1        Y            1         20101201     20030601    20100831                   314,672.00       1.21
GECMC2001-1        Y            1                      20030601    20101130                   306,949.00       1.23
GECMC2001-1        Y            1         20110201     20030601    20101130                   306,578.00       1.27
GECMC2001-1        N            1                      20030601    20101031                   312,974.00       1.22
GECMC2001-1        Y            1                      20030601    20101031                   351,384.00       1.26
GECMC2001-1        Y            1         20110101     20030601    20100930                   294,029.00       1.24
GECMC2001-1        Y            1                      20050101    20101231                   459,066.00       1.74
GECMC2001-1        Y            1                           N/A         N/A                   339,397.00       1.49
GECMC2001-1        N            1                      20030601    20101130                   299,956.00       1.30
GECMC2001-1        Y            1                      20030610    20110209                   257,368.00       1.23
GECMC2001-1        Y            1                      20030601    20171130                   353,741.00       1.40
GECMC2001-1        Y            1                      20030601    20101031                   304,989.00       1.43
GECMC2001-1        Y            1                      20030601    20101231                   282,973.00       1.43
GECMC2001-1        Y            1                      20030601    20101130                   247,922.00       1.23
GECMC2001-1        Y            1                      20030610    20101109                   282,725.00       1.34
GECMC2001-1        Y            1                      20030601    20101031                   277,071.00       1.39
GECMC2001-1        Y            1                      20030601    20101231                   242,629.00       1.25
GECMC2001-1        N            1                      20030601    20101231                   236,054.00       1.27
GECMC2001-1        Y            1                      20030601    20101130                   231,390.00       1.24
GECMC2001-1        Y            1                      20030601    20101031                   234,732.00       1.20
GECMC2001-1        Y            1                      20030601    20101031                   271,612.00       1.44
GECMC2001-1        Y            1                      20030601    20100831                   265,397.00       1.34
GECMC2001-1        Y            1                      20030601    20091231                   266,133.00       1.35
GECMC2001-1        Y            1                      20030601    20101231                   227,980.00       1.27
GECMC2001-1        Y            1                      20030601    20101130                   210,648.00       1.23
GECMC2001-1        Y            1                      20030601    20101231                   211,234.00       1.23
GECMC2001-1        Y            1                      20030601    20101130                   203,831.00       1.25
GECMC2001-1        N            1                      20030601    20100430                   235,328.00       1.39
GECMC2001-1        Y            1                      20030601    20101031                   211,690.00       1.35
GECMC2001-1        Y            1                      20030601    20101031                   205,067.00       1.26
GECMC2001-1        Y            1                      20030601    20101130                   182,363.00       1.24
GECMC2001-1        Y            1                      20030601    20101231                   201,740.00       1.37
GECMC2001-1        Y            1                      20030601    20110131                   261,361.00       1.70
GECMC2001-1        Y            1         20110201     20030601    20101130                   175,431.00       1.30
GECMC2001-1        Y            1                      20030601    20101130                   169,416.00       1.35
GECMC2001-1        N            1                      20030601    20101031                   161,958.00       1.21
GECMC2001-1        N            1                      20030601    20101231                   159,180.00       1.34
GECMC2001-1        Y            1                      20030601    20101031                   172,528.00       1.36
GECMC2001-1        Y            1                      20030601    20100930                   153,689.00       1.39
GECMC2001-1        Y            1                      20030601    20101130                   100,481.00       1.28
GECMC2001-1        Y            1                      20030601    20101130                    95,529.00       1.23






--------------------------------------------
     1              86            87
                    Loan         Credit
Transaction     Contributor     Tenant
    ID            to Secur    Lease (y,n)
--------------------------------------------
GECMC2001-1         MGT           N
GECMC2001-1         MGT           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1         MGT           N
GECMC2001-1        GECC           N
GECMC2001-1         MGT           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1         MGT           N
GECMC2001-1         MGT           N
GECMC2001-1         MGT           N
GECMC2001-1        BSCMI          N
GECMC2001-1        GECC           N
GECMC2001-1         MGT           N
GECMC2001-1         MGT           N
GECMC2001-1        BSCMI          N
GECMC2001-1        BSCMI          N
GECMC2001-1        BSCMI          N
GECMC2001-1        BSCMI          N
GECMC2001-1        BSCMI          N
GECMC2001-1        BSCMI          N
GECMC2001-1         MGT           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        BSCMI          N
GECMC2001-1        GECC           N
GECMC2001-1         MGT           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        BSCMI          N
GECMC2001-1        GECC           N
GECMC2001-1        BSCMI          N
GECMC2001-1        GECC           N
GECMC2001-1        BSCMI          N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1         MGT           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1         MGT           N
GECMC2001-1        BSCMI          N
GECMC2001-1        GECC           N
GECMC2001-1        BSCMI          N
GECMC2001-1        BSCMI          N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1         MGT           N
GECMC2001-1        BSCMI          N
GECMC2001-1        BSCMI          N
GECMC2001-1        BSCMI          N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1         MGT           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1         MGT           N
GECMC2001-1        GECC           N
GECMC2001-1         MGT           N
GECMC2001-1         MGT           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1         MGT           N
GECMC2001-1        GECC           N
GECMC2001-1        BSCMI          N
GECMC2001-1        GECC           N
GECMC2001-1         MGT           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1         MGT           N
GECMC2001-1        GECC           N
GECMC2001-1         MGT           N
GECMC2001-1        GECC           N
GECMC2001-1         MGT           N
GECMC2001-1        GECC           N
GECMC2001-1         MGT           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1         MGT           N
GECMC2001-1         MGT           N
GECMC2001-1        GECC           N
GECMC2001-1         MGT           N
GECMC2001-1         MGT           N
GECMC2001-1        BSCMI          N
GECMC2001-1         MGT           N
GECMC2001-1         MGT           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1         MGT           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1         MGT           N
GECMC2001-1        BSCMI          N
GECMC2001-1         MGT           N
GECMC2001-1        GECC           N
GECMC2001-1         MGT           N
GECMC2001-1         MGT           N
GECMC2001-1        GECC           N
GECMC2001-1         MGT           N
GECMC2001-1        GECC           N
GECMC2001-1         MGT           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N
GECMC2001-1         MGT           N
GECMC2001-1        GECC           N
GECMC2001-1        GECC           N







                                    EXHIBIT C

                    FORM OF INVESTMENT REPRESENTATION LETTER


The Chase Manhattan Bank
450 West 33rd Street, 14th Floor
New York, New York 10001
Attention:  Capital Markets Fiduciary Services (CMBS)

GE Capital Commercial Mortgage Corporation
292 Long Ridge Road
Stamford, Connecticut  06297
Attention:  Legal Department (Real Estate)

      Re: Transfer of GE Capital Commercial Mortgage Corporation Commercial Mortgage Pass-Through Certificates, Series 2001-1
            -----------------------------------------------------------------

Ladies and Gentlemen:

            This letter is delivered pursuant to Section 5.02 of the Pooling and Servicing Agreement, dated as of May 1, 2001 (the "Pooling and Servicing Agreement"), by and among GE Capital Commercial Mortgage Corporation, as Depositor, GE Capital Loan Services, Inc., as Servicer, Midland Loan Services, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent, on behalf of the holders of GE Capital Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2001-1 (the "Certificates"), in connection with the transfer by _________________ (the "Seller") to the undersigned (the "Purchaser") of $_______________ aggregate Certificate Balance of Class ___ Certificates (the "Certificate"). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

            In connection with such transfer, the Purchaser hereby represents and warrants to you and the addressees hereof as follows:

            1.    Check one of the following:*

            [ ] The Purchaser is not purchasing a Class S, Class R or Class LR Certificate and the Purchaser is an institutional "accredited investor" (an entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the "1933 Act")) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Certificates, and the Purchaser and any accounts for which it is acting are each able to bear the economic risk of the Purchaser's or such account's investment. The Purchaser is acquiring the Certificates purchased by it for its own account or for one or more accounts (each of which is an "institutional accredited investor") as to each of which the Purchaser exercises sole investment discretion. The Purchaser hereby undertakes to reimburse the Trust Fund for any costs incurred by it in connection with this transfer.

---------------
*  Purchaser must include one of the following two certifications.

            [ ] The Purchaser is a "qualified institutional buyer" within the meaning of Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended (the "1933 Act") The Purchaser is aware that the transfer is being made in reliance on Rule 144A, and the Purchaser has had the opportunity to obtain the information required to be provided pursuant to paragraph (d)(4)(i) of Rule 144A.

            2. The Purchaser's intention is to acquire the Certificate (a) for investment for the Purchaser's own account or (b) for resale to (i) "qualified institutional buyers" in transactions under Rule 144A, and not in any event with the view to, or for resale in connection with, any distribution thereof or (ii) (other than with respect to the Residual or Class S Certificates) institutional "accredited investors" meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the 1933 Act, pursuant to any other exemption from the registration requirements of the 1933 Act, subject in the case of this clause (ii) to (w) the receipt by the Certificate Registrar of a letter substantially in the form hereof, (x) the receipt by the Certificate Registrar of an opinion of counsel acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the 1933 Act, (y) the receipt by the Certificate Registrar of such other evidence acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the 1933 Act and other applicable laws and (z) a written undertaking to reimburse the Trust for any costs incurred by it in connection with the proposed transfer. The Purchaser understands that the Certificate (and any subsequent Certificate) has not been registered under the 1933 Act, by reason of a specified exemption from the registration provisions of the 1933 Act which depends upon, among other things, the bona fide nature of the Purchaser's investment intent (or intent to resell to only certain investors in certain exempted transactions) as expressed herein.


            3. The Purchaser has reviewed the Private Placement Memorandum relating to the Certificates (the "Private Placement Memorandum") and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Private Placement Memorandum.

            4. The Purchaser acknowledges that the Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the 1933 Act or the securities laws of any State or any other jurisdiction, and that the Certificate cannot be resold unless it is registered or qualified thereunder or unless an exemption from such registration or qualification is available.

            5. The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of a Certificate or Certificates, as the case may be (each, a "Certificateholder"), in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust, the Certificate Registrar and all Certificateholders present and future.

            6. The Purchaser will not sell or otherwise transfer any portion of the Certificate or Certificates, except in compliance with Section 5.02 of the Pooling and Servicing Agreement.

            7.    Check one of the following:*

            [ ] The Purchaser is a U.S. Person (as defined below) and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

            [ ] The Purchaser is not a U.S. Person and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Trustee (or its agent) with respect to distributions to be made on the Certificate. The Purchaser has attached hereto [either (i) a duly executed IRS Form W-8BEN (or successor form), which identifies such Purchaser as the beneficial owner of the Certificate and states that such Purchaser is not a U.S. Person or (ii)]** two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Purchaser as the beneficial owner of the Certificate and state that interest and original issue discount on the Certificate and Permitted Investments is, or is expected to be, effectively connected with a U.S. trade or business. The Purchaser agrees to provide to the Certificate Registrar updated [IRS Forms W-8BEN or]** IRS Forms W-8ECI, as the case may be, any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

For this purpose, "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) or other entity created or organized in, or under the laws of, the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

---------------
*  Each Purchaser must include one of the two alternative certifications.

** Class S only.

            8.    Please make all payments due on the Certificates:***

            [ ] (a) by wire transfer to the following account at a bank or entity in New York, New York, having appropriate facilities therefor:

                  Bank:_________________________________________________
                  ABA#:_________________________________________________
                  Account #:____________________________________________
                  Attention:____________________________________________

                  (b)   by mailing a check or draft to the following address:


                                       Very truly yours,


                                       _________________________________________
                                                   [The Purchaser]




                                       By:______________________________________
                                          Name:
                                          Title:

Dated:

---------------

*** Only to be filled out by Purchasers of Definitive Certificates. Please select (a) or (b). For holders of Definitive Certificates, wire transfers are only available if such holder's Definitive Certificates have an aggregate Certificate Balance or Notional Amount, as applicable, of at least U.S. $5,000,000.

                                   EXHIBIT D-1

                           FORM OF TRANSFER AFFIDAVIT


                                                AFFIDAVIT PURSUANT TO SECTION
                                                860E(E)(4) OF THE INTERNAL
                                                REVENUE CODE OF 1986, AS AMENDED


STATE OF    )
            )  ss:
COUNTY OF   )

            [NAME OF OFFICER], being first duly sworn, deposes and says:

            1. That [he] [she] is [Title of Officer] of [Name of Transferee] (the "Transferee"), a [description of type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which he makes this affidavit.

            2. That the Transferee's Taxpayer Identification Number is [ ].

            3. That the Transferee of a GE Capital Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2001-1, Class [R] [LR] Certificate (the "Class [R] [LR] Certificate") is not a Disqualified Organization (as defined below) or an agent thereof (including nominee, middleman or other similar person) (an "Agent"), an ERISA Prohibited Holder or a Non-U.S. Person (as defined below). For these purposes, a "Disqualified Organization" means any of (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Servicer based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions. For these purposes, "ERISA Prohibited Holder" means an employee benefit plan subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or section 4975 of the Code or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan") or a person acting on behalf of or investing the assets of such a Plan. For these purposes, "Non-U.S. Person" means any person other than a U.S. Person, unless, with respect to the Transfer of a Residual Certificate, (i) such person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the Transferor and the Certificate Registrar with an effective Internal Revenue Service Form W-8ECI or
(ii) the Transferee delivers to both the Transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that such Transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such Transfer of the Residual Certificate will not be disregarded for federal income tax purposes.

            4. That the Transferee historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Transferee intends to pay taxes associated with holding the Class [R] [LR] Certificate as they become due.

            5. That the Transferee understands that it may incur tax liabilities with respect to the Class [R] [LR] Certificate in excess of any cash flow generated by the Class [R] [LR] Certificate.

            6. That the Transferee agrees not to transfer the Class [R] [LR] Certificate to any Person or entity unless (a) the Transferee has received from such Person or entity an affidavit substantially in the form of this Transfer Affidavit and (b) the Transferee provides to the Certificate Registrar a letter substantially in the form of Exhibit D-2 to the Pooling and Servicing Agreement certifying that it has no actual knowledge that such Person or entity is a Disqualified Organization or an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person and that it, after conducting a reasonable investigation of the financial condition of the Transferee, has no reason to believe that such Person or entity does not satisfy the requirements set forth in paragraph 4 hereof.

            7. That the Transferee agrees to such amendments of the Pooling and Servicing Agreement, dated as of May 1, 2001 among GE Capital Commercial Mortgage Corporation, as Depositor, GE Capital Loan Services, Inc., as Servicer, Midland Loan Services, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent (the "Pooling and Servicing Agreement"), as may be required to further effectuate the restrictions on transfer of the Class [R] [LR] Certificate to such a Disqualified Organization or an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            8. That, if a "tax matters person" is required to be designated with respect to the [Upper-Tier REMIC] [Lower-Tier REMIC], the Transferee agrees to act as "tax matters person" and to perform the functions of "tax matters person" of the [Upper-Tier REMIC] [Lower-Tier REMIC] pursuant to Section 10.01(c) of the Pooling and Servicing Agreement, and agrees to the irrevocable designation of the Trustee as the Transferee's agent in performing the function of "tax matters person."

            9. The Transferee has reviewed, and agrees to be bound by and to abide by, the provisions of Section 5.02(d) of the Pooling and Servicing Agreement concerning registration of the transfer and exchange of Class [R] [LR] Certificates.

            10.* [That the Transferee has computed any consideration paid to it to acquire the Class [R][LR] Certificate in accordance with proposed U.S. Treasury Regulations Sections 1.860E-1(a)(4)(iii) and 1.860E-1(c)(5) (or, after they have been finalized, the final regulations) by computing present values using a discount rate equal to the applicable Federal rate prescribed by Section 1274(d) of the Code, compounded semi-annually.]

---------------

* Insert appropriate paragraph, if applicable.

            [That the Transferee has computed any consideration paid to it to acquire the Class [R][LR] Certificate in accordance with proposed U.S. Treasury Regulations Sections 1.860E-1(a)(4)(iii) and 1.860E-1(c)(5) (or, after they have been finalized, the final regulations) by computing present values using a discount rate at least equal to the rate at which the Transferee regularly borrows, in the ordinary course of its trade or business, substantial funds from unrelated third parties. The Transferee has provided all information necessary to demonstrate to the transferor that it regularly borrows at such rate.]

            [That the transfer of Class [R][LR] Certificate complies with
Section 6 of Revenue Procedure 2001-12 (the "Revenue Procedure"), 2001-3 I.R.B. 335 (January 16, 2001) (or comparable provisions of applicable final U.S. Treasury Regulations) and, accordingly,

            (i)   the Transferee is an "eligible corporation," as defined in
                  Section 860L(a)(2) of the Code, as to which income from Class [R][LR] Certificate will only be taxed in the United States;

            (ii) at the time of transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Investor within the meaning of Section 860L(g) of the Code) in excess of $100 million and net assets in excess of $10 million;

            (iii) the Transferee will transfer the Class [R][LR] Certificate only to another "eligible corporation," as defined in Section 860(a)(2) of the Code, in a transaction that satisfies the requirements of Section 4 of the Revenue Procedure; and

            (iv) the Transferee determined the consideration paid to it to acquire the Class [R][LR] Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.]

            [Reserved]

            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, by its [Title of Officer] this _____ day of __________, 20__.


                                       [NAME OF TRANSFEREE]



                                       By:______________________________________
                                          [Name of Officer]
                                          [Title of Officer]

            Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Transferee, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Transferee.

            Subscribed and sworn before me this ___ day of __________, 20__.


______________________________
NOTARY PUBLIC

COUNTY OF ____________________

STATE OF _____________________

My commission expires the ___ day of __________, 20__.

                                   EXHIBIT D-2

                            FORM OF TRANSFEROR LETTER

                                     [Date]


The Chase Manhattan Bank,
as Certificate Registrar
450 West 33rd Street, 14th Floor
New York, New York 10001
Attention:  Capital Markets Fiduciary Services (CMBS)

      Re: GE Capital Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2001-1
            ---------------------------------------------------------------

Ladies and Gentlemen:

            [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to believe that the requirements set forth in paragraph 3 thereof are not satisfied or, after conducting a reasonable investigation of the financial condition of [Transferee], that the information contained in paragraph 4 thereof is not true.


                                       Very truly yours,

                                       [Transferor]



                                       _________________________________________

                                    EXHIBIT E

                            (INTENTIONALLY OMITTED)

                                    EXHIBIT F

                               REQUEST FOR RELEASE

                                                                __________[Date]


LaSalle Bank National Association,
      as Custodian
135 S. LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention:

      Re:   GE Capital Commercial Mortgage Corporation,
            Commercial Mortgage Pass-Through Certificates, Series 2001-1, REQUEST FOR RELEASE
            -------------------------------------------------------------

Dear _______________________,

            In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee under a certain Pooling and Servicing Agreement, dated as of May 1, 2001 (the "Pooling and Servicing Agreement"), by and among GE Capital Commercial Mortgage Corporation, as depositor, [the undersigned, as servicer (the "Servicer"), Midland Loan Services, Inc., as special servicer] [GE Capital Loan Services, Inc., as servicer, the undersigned, as special servicer (the "Special Servicer")] and you, as trustee, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Mortgagor's Name:

Address:

Loan No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting file (or portion thereof):

            ______1. Mortgage Loan paid in full. The [Servicer] [Special Servicer] hereby certifies that all amounts received in connection with the Mortgage Loan have been or will be credited to the Certificate Account pursuant to the Pooling and Servicing Agreement.

            ______2.    The Mortgage Loan is being foreclosed.

            ______3.    Other. (Describe)

            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently, or unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.


                                       [SERVICER][SPECIAL SERVICER]



                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________

                                    EXHIBIT G

                     FORM OF ERISA REPRESENTATION LETTER


The Chase Manhattan Bank
  as Certificate Registrar
450 West 33rd Street, 14th Floor
New York, New York 10001
Attention:  Capital Markets Fiduciary Services (CMBS)

GE Capital Commercial Mortgage Corporation
292 Long Ridge Road
Stamford, Connecticut 06297
Attention:  Legal Department (Real Estate)

      Re: Transfer of GE Capital Commercial Mortgage Corporation Commercial Mortgage Pass-Through Certificates, Series 2001-1
            -----------------------------------------------------------------

Ladies and Gentlemen:

            The undersigned (the "Purchaser") proposes to purchase $____________ initial Certificate Balance of GE Capital Commercial Mortgage Corporation Commercial Mortgage Pass-Through Certificates, Series 2001-1, Class ___ (the "Certificate") issued pursuant to that certain Pooling and Servicing Agreement, dated as of May 1, 2001 (the "Pooling and Servicing Agreement"), by and among GE Capital Commercial Mortgage Corporation, as depositor (the "Depositor"), GE Capital Loan Services, Inc., as servicer (the "Servicer"), Midland Loan Services, Inc., as special servicer (the "Special Servicer") and LaSalle Bank National Association, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

            In  connection  with  such  transfer,   the   undersigned   hereby
represents and warrants to you as follows:

            1. The Purchaser is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation ss. 2510.3-101), other (except with respect to the Class S, Class R or Class LR Certificates) than an insurance company using the assets of its general account under circumstances whereby the purchase and holding of Offered Private Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Prohibited Transaction Class Exemption 95-60.

            2. Except with respect to the Class S, Class R or Class LR Certificates (which may not be transferred to a Person who is not described in paragraph 1(a) above), the Purchaser understands that if the Purchaser is a Person referred to in 1(a) or (b) above, such Purchaser is required to provide to the Certificate Registrar an opinion of counsel in form and substance satisfactory to the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA, the prohibited transaction provisions of the Code or the provisions of any Similar Law, (without regard to the identity or nature of the other Holders of Certificates of any Class) will not constitute or result in a "prohibited transaction" within the meaning of ERISA, Section 4975 of the Code or any similar law, and will not subject the Trustee, the Certificate Registrar, the Servicer, the Special Servicer, the [Placement Agent] [Initial Purchasers] [Underwriters] or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be at the expense of the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Paying Agent, the [Placement Agent] [Initial Purchasers] [Underwriters], the Certificate Registrar or the Trust Fund.

            IN WITNESS WHEREOF, the Purchaser hereby executes this ERISA Representation Letter on the ___th day of _____, ____.


                                       Very truly yours,

                                       _________________________________________
                                                [The Purchaser]



                                       By:______________________________________
                                          Name:
                                          Title:

                                    EXHIBIT H
                     FORM OF STATEMENT TO CERTIFICATEHOLDERS

DISTRIBUTION DATE: 15-Jun-2001
RECORD DATE:       31-May-2001
CLOSING DATE:       2-May-2001
NEXT PMT DATE:     16-Jul-2001
MATURITY DATE:

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-1
                        STATEMENT TO CERTIFICATEHOLDERS



                              CONTACT INFORMATION

FUNCTION                          NAMES/ADDRESSES
--------                          ---------------
DEPOSITOR                         GE Capital Mortgage Services, Inc.
                                  292 Long Ridge Road
                                  Stamford, CT 06927
                                  (203) 357-4000

MASTER SERVICER                   GE Capital Loan Services, Inc.
                                  363 North Sam Houston Parkway Suite 2000
                                  Houston, TX 77060
                                  (281) 405-7000

SPECIAL SERVICER                  Midland Loan Services L.P.
                                  210 West 10th Street, 6th floor
                                  Kansas City, MO 64105
                                  (816) 435-5025

TRUSTEE                           LaSalle National Bank
                                  135 South LaSalle Street Suite 1625
                                  Chicago, IL 60603
                                  (312) 904-7807

PAYING AGENT                      Chase Manhattan Bank
                                  450 W. 33rd Street, 14th Floor
                                  New York, NY 10001
                                  (212) 946-3200

FISCAL AGENT                      Abn Amro Bank N.V..

RELATIONSHIP MANAGER              Diane Wallace
                                  (212) 946-8583
                                  Email:  diane.e.wallace@chase.com

                  REPORTS AVAILABLE AT WWW.JPMORGAN.COM/ABSMBS



                               TABLE OF CONTENTS

STATEMENT SECTIONS                                      PAGE(S)
------------------                                      -------
Certificate Distribution Detail                           2-7
Certificate Ratings Detail                                 8
Mortgage Loan Stratification Tables                      9-11
Loan Status Detail                                        12
Property History Detail                                   13
Delinquency Loan Detail                                   14
Historical Delinquency Detail                             15
Specially Serviced Loan Detail                            16
Specially Serviced Historical Information                 17
Principal Prepayment Detail                               18
Modified Loan Detail                                      19
Realized Loss Detail                                      20



The information contained herein has been obtained from sources believed to be reliable, but The Chase Manhattan Bank does not warrant its completeness or accuracy. All cashflows, prices, and yields herein were compiled by Chase from sources associated with the transactions responsible for providing such information for purposes of computing cashflows, prices and yields. Chase makes no representations as to the appropriateness for any person of any investment in the securities.

[CHASE LOGO]
Reports Available at www.jpmorgan.com/absmbs       (C)2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE: 15-Jun-2001                                     Page 2 of 20
RECORD DATE:       31-May-2001                                     STDDEAL
CLOSING DATE:       2-May-2001
NEXT PMT DATE:     16-Jul-2001
MATURITY DATE:

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-1
                        STATEMENT TO CERTIFICATEHOLDERS

                        CERTIFICATE DISTRIBUTION DETAIL

                            Distribution in Dollars

Class     CUSIP    Current Pass    Original Face    Beginning Principal  Principal  Interest    Prepayment    Total    Realized
                   Through Rate        Value              Balance                             Premiums/Yield         Losses/Trust
                                                                                               Maint Charges           Expenses
-----   ---------  ------------    --------------   -------------------  ---------  --------  --------------  -----  ------------
A1      36158YAZ2   6.07900000%    171,865,000.00      171,865,000.00       0.00      0.00         0.00        0.00      0.00
A2      36158YBA6   6.53100000%    703,045,000.00      703,045,000.00       0.00      0.00         0.00        0.00      0.00
B       36158YBB4   6.71900000%     45,157,000.00       45,157,000.00       0.00      0.00         0.00        0.00      0.00
C       36158YBC2   6.97100000%     49,390,000.00       49,390,000.00       0.00      0.00         0.00        0.00      0.00
D       36158YBA0   7.10800000%     15,523,000.00       15,523,000.00       0.00      0.00         0.00        0.00      0.00
E          N/A      6.65700000%     15,522,000.00       15,522,000.00       0.00      0.00         0.00        0.00      0.00
F          N/A      6.72300000%     15,523,000.00       15,523,000.00       0.00      0.00         0.00        0.00      0.00
G          N/A      7.03500000%     14,112,000.00       14,112,000.00       0.00      0.00         0.00        0.00      0.00
H          N/A      6.20700000%     25,400,000.00       25,400,000.00       0.00      0.00         0.00        0.00      0.00
J          N/A      6.20700000%      9,878,000.00        9,878,000.00       0.00      0.00         0.00        0.00      0.00
I1         N/A      6.20700000%     18,345,000.00       18,345,000.00       0.00      0.00         0.00        0.00      0.00
K          N/A      6.20700000%      9,878,000.00        9,878,000.00       0.00      0.00         0.00        0.00      0.00
R          N/A      0.00000000%              0.00                0.00       0.00      0.00         0.00        0.00      0.00
LR         N/A      0.00000000%              0.00                0.00       0.00      0.00         0.00        0.00      0.00
L          N/A      6.20700000%     14,112,000.00       14,112,000.00       0.00      0.00         0.00        0.00      0.00
M          N/A      6.20700000%      4,233,000.00        4,233,000.00       0.00      0.00         0.00        0.00      0.00
N          N/A      6.20700000%     16,933,742.00       16,933,742.00       0.00      0.00         0.00        0.00      0.00
-----   ---------   -----------  ----------------    ----------------       ----      ----         ----        ----      ----
TOTALS                           1,128,916,742.00    1,128,916,742.00       0.00      0.00         0.00        0.00      0.00


Class    Ending Principal
              Balance
------  ------------------
A1        171,865,000.00
A2        703,045,000.00
B          45,157,000.00
C          49,390,000.00
D          15,523,000.00
E          15,522,000.00
F          15,523,000.00
G          14,112,000.00
H          25,400,000.00
J           9,878,000.00
I1         18,345,000.00
K           9,878,000.00
R                   0.00
LR                  0.00
L          14,112,000.00
M           4,233,000.00
N          16,933,742.00
------  ------------------
TOTALS  1,128,916,742.00

Class     CUSIP    Current Pass     Original Face    Beginning Principal  Principal  Interest    Prepayment    Total    Realized
                   Through Rate         Value              Balance                             Premiums/Yield         Losses/Trust
                                                                                               Maint Charges           Expenses
-----     -----    ------------     -------------    -------------------  ---------  --------  --------------  -----  ------------
X1         N/A      0.81150000%    1,128,916,742.00    1,128,916,742.00     0.00      0.00         0.00        0.00      0.00
X2         N/A      0.95360000%      662,592,000.00      662,592,000.00     0.00      0.00         0.00        0.00      0.00

Class    Ending Principal
              Balance
-----    -----------------
X1        1,128,916,742.00
X2          662,592,000.00

DISTRIBUTION DATE: 15-Jun-2001                                    Page 3 of 20
RECORD DATE:       31-May-2001                                    STDDEAL
CLOSING DATE:       2-May-2001
NEXT PMT DATE:     16-Jul-2001
MATURITY DATE:

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-1
                        STATEMENT TO CERTIFICATEHOLDERS

                        CERTIFICATE DISTRIBUTION DETAIL

                 Factor Information per $1,000 of Original Face

Class     CUSIP    Beginning Principal  Principal    Interest     Prepayment      Total       Realized    Ending Principal
                         Factor                                 Premiums/Yield              Losses/Trust      Balance
                                                                 Maint Charges                Expenses
-----   ---------  -------------------  ----------  ----------  --------------  ----------  ------------  ----------------
A1      36158YAZ2      0.00000582       0.00000000  0.00000000    0.00000000    0.00000000   0.00000000     0.00000582
A2      36158YBA6      0.00000142       0.00000000  0.00000000    0.00000000    0.00000000   0.00000000     0.00000142
B       36158YBB4      0.00002214       0.00000000  0.00000000    0.00000000    0.00000000   0.00000000     0.00002214
C       36158YBC2      0.00002025       0.00000000  0.00000000    0.00000000    0.00000000   0.00000000     0.00002025
D       36158YBA0      0.00006442       0.00000000  0.00000000    0.00000000    0.00000000   0.00000000     0.00006442
E          N/A         0.00006442       0.00000000  0.00000000    0.00000000    0.00000000   0.00000000     0.00006442
F          N/A         0.00006442       0.00000000  0.00000000    0.00000000    0.00000000   0.00000000     0.00006442
G          N/A         0.00007086       0.00000000  0.00000000    0.00000000    0.00000000   0.00000000     0.00007086
H          N/A         0.00003937       0.00000000  0.00000000    0.00000000    0.00000000   0.00000000     0.00003937
J          N/A         0.00010124       0.00000000  0.00000000    0.00000000    0.00000000   0.00000000     0.00010124
I1         N/A         0.00005451       0.00000000  0.00000000    0.00000000    0.00000000   0.00000000     0.00005451
K          N/A         0.00010124       0.00000000  0.00000000    0.00000000    0.00000000   0.00000000     0.00010124
R          N/A         0.00000000       0.00000000  0.00000000    0.00000000    0.00000000   0.00000000     0.00000000
LR         N/A         0.00000000       0.00000000  0.00000000    0.00000000    0.00000000   0.00000000     0.00000000
L          N/A         0.00007086       0.00000000  0.00000000    0.00000000    0.00000000   0.00000000     0.00007086
M          N/A         0.00023624       0.00000000  0.00000000    0.00000000    0.00000000   0.00000000     0.00023624
N          N/A         0.00005905       0.00000000  0.00000000    0.00000000    0.00000000   0.00000000     0.00005905
------  ---------      ----------       ----------  ----------    ----------    ----------  ------------    ----------
TOTALS                 0.00001506       0.00000000  0.00000000    0.00000000    0.00000000   0.00000000     0.00001506



Class     CUSIP    Beginning Principal  Principal    Interest     Prepayment      Total       Realized    Ending Principal
                         Factor                                 Premiums/Yield              Losses/Trust      Balance
                                                                 Maint Charges                Expenses
-----   ---------  -------------------  ----------  ----------  --------------  ----------  ------------  ----------------
X1      N/A            0.00000089       0.00000000  0.00000000    0.00000000    0.00000000   0.00000000     0.00000089
X2      N/A            0.00000151       0.00000000  0.00000000    0.00000000    0.00000000   0.00000000     0.00000151

DISTRIBUTION DATE: 15-Jun-2001                                    Page 4 of 20
RECORD DATE:       31-May-2001                                    STDDEAL
CLOSING DATE:      2-May-2001
NEXT PMT DATE:    16-Jul-2001
MATURITY DATE:

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-1
                        STATEMENT TO CERTIFICATEHOLDERS



                        CERTIFICATE DISTRIBUTION DETAIL

Available Funds                                                         0.00

Principal Distribution Amount                                           0.00

Prepayment Interest Shortfall                                           0.00

Default Interest                                                        0.00

Excess Interest                                                         0.00

Extraordinary Trust Fund Expenses                                       0.00


Interest Reserve Account

  Deposits                                                               N/A

  Withdrawals                                                            N/A


Balance Information
-------------------
Group    Loan Count at    Scheduled     Beginning Loan      Beginning
        Securitization    Balance at        Count       Scheduled Balance
                        Securitization
------  --------------  --------------  --------------  -----------------
1                    1            0.00               0              0.00
------  --------------  --------------  --------------  -----------------
TOTALS               1            0.00               0              0.00

Group   Beginning Unpaid  Ending Loan  Ending Scheduled  Ending Unpaid
            Balance          Count         Balance          Balance

------  ----------------  -----------  ----------------  -------------
1                   0.00            0              0.00           0.00
------  ----------------  -----------  ----------------  -------------
TOTALS              0.00            0              0.00           0.00



Number and Aggregate Principal Amounts of Mortgage Loans in Delinquency

     Period       Number    Aggregated    Percentage
                            Principal
                             Balance
--------------    ------    ----------    -----------
       1 Month       0        0.00         0.000000%
      2 Months       0        0.00         0.000000%
     3+ Months       0        0.00         0.000000%
In Foreclosure       0        0.00         0.000000%
           REO       0        0.00         0.000000%
  Bankruptcies       0        0.00         0.000000%
--------------    ------    ----------    -----------
        TOTALS       0        0.00         0.000000%

DISTRIBUTION DATE: 15-Jun-2001                                    Page 5 of 20
RECORD DATE:       31-May-2001                                    STDDEAL
CLOSING DATE:       2-May-2001
NEXT PMT DATE:     16-Jul-2001
MATURITY DATE:

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-1
                        STATEMENT TO CERTIFICATEHOLDERS



                        CERTIFICATE DISTRIBUTION DETAIL

Prepayment Penalties

                  Class   Prepayment   Yield Maintenance
                           Premium
                  -----   ----------   -----------------
                    A1        0.00            0.00
                    A2        0.00            0.00
                    B         0.00            0.00
                    C         0.00            0.00
                    D         0.00            0.00
                    E         0.00            0.00
                    F         0.00            0.00
                    G         0.00            0.00
                    H         0.00            0.00
                    J         0.00            0.00
                    I1        0.00            0.00
                    K         0.00            0.00
                    R         0.00            0.00
                    LR        0.00            0.00
                    X1        0.00            0.00
                    L         0.00            0.00
                    M         0.00            0.00
                    N         0.00            0.00
                    X2        0.00            0.00
                  -----   ----------   -----------------
                  TOTALS      0.00            0.00


Advance Summary

  Principal & Interest Advances                                     0.00

    Current Principal & Interest Advances                           0.00

    Outstanding Principal & Interest Advances                       0.00

    Reimbursement of Interest on any P&I Advances                   0.00


  Servicing Advances

    Current Servicing Advances                                      0.00

    Outstanding Servicing Advances                                  0.00

    Reimbursement of Interest on any Servicing Advances             0.00

DISTRIBUTION DATE: 15-Jun-2001                                    Page 6 of 20
RECORD DATE:       31-May-2001                                    STDDEAL
CLOSING DATE:       2-May-2001
NEXT PMT DATE:     16-Jul-2001
MATURITY DATE:

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-1
                        STATEMENT TO CERTIFICATEHOLDERS



                        CERTIFICATE DISTRIBUTION DETAIL

Fee Summary

  Master Servicing Fees                                   44,717.11

  Sub-Servicing Fees                                           0.00

  Trustee Fees                                             2,160.64

  Special Servicer Fee                                         0.00

  Disposition Fee                                              0.00

  Workout Fee                                                  0.00



Appraisal Reduction Amounts

        Loan Number        Appraisal           Appraisal
                           Reduction        Reduction Amount
                         Effected Date
        -----------      -------------      ----------------
        none

DISTRIBUTION DATE: 15-Jun-2001                                    Page 7 of 20
RECORD DATE:       31-May-2001                                    STDDEAL
CLOSING DATE:       2-May-2001
NEXT PMT DATE:     16-Jul-2001
MATURITY DATE:

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-1
                        STATEMENT TO CERTIFICATEHOLDERS



                        CERTIFICATE DISTRIBUTION DETAIL

                                Interest Detail

Class        Accrued             Prepayment      Beginning Unpaid  Interest Loss
       Certificate Interest  Interest Shortfall      Interest
-----  --------------------  ------------------  ----------------  -------------
A1            0.00                 0.00                0.00             0.00
A2            0.00                 0.00                0.00             0.00
B             0.00                 0.00                0.00             0.00
C             0.00                 0.00                0.00             0.00
D             0.00                 0.00                0.00             0.00
E             0.00                 0.00                0.00             0.00
F             0.00                 0.00                0.00             0.00
G             0.00                 0.00                0.00             0.00
H             0.00                 0.00                0.00             0.00
J             0.00                 0.00                0.00             0.00
I1            0.00                 0.00                0.00             0.00
K             0.00                 0.00                0.00             0.00
R             0.00                 0.00                0.00             0.00
LR            0.00                 0.00                0.00             0.00
X1            0.00                 0.00                0.00             0.00
L             0.00                 0.00                0.00             0.00
M             0.00                 0.00                0.00             0.00
N             0.00                 0.00                0.00             0.00
X2            0.00                 0.00                0.00             0.00
-----  --------------------  ------------------  ----------------  -------------
TOTALS        0.00                 0.00                0.00             0.00

Class   Total Interest  Certificate Interest  Ending Unpaid
            Payable        Distributable        Interest
-----   --------------  --------------------  -------------
A1           0.00               0.00               0.00
A2           0.00               0.00               0.00
B            0.00               0.00               0.00
C            0.00               0.00               0.00
D            0.00               0.00               0.00
E            0.00               0.00               0.00
F            0.00               0.00               0.00
G            0.00               0.00               0.00
H            0.00               0.00               0.00
J            0.00               0.00               0.00
I1           0.00               0.00               0.00
K            0.00               0.00               0.00
R            0.00               0.00               0.00
LR           0.00               0.00               0.00
X1           0.00               0.00               0.00
L            0.00               0.00               0.00
M            0.00               0.00               0.00
N            0.00               0.00               0.00
X2           0.00               0.00               0.00
-----   --------------  --------------------  -------------
TOTALS       0.00               0.00               0.00

DISTRIBUTION DATE: 15-Jun-2001                                    Page 8 of 20
RECORD DATE:       31-May-2001                                    STDDEAL
CLOSING DATE:       2-May-2001
NEXT PMT DATE:     16-Jul-2001
MATURITY DATE:

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-1
                        STATEMENT TO CERTIFICATEHOLDERS



                           CERTIFICATE RATINGS DETAIL

Class    CUSIP         Original Ratings     Changed Ratings/Change Date(1)
                  ------------------------  ------------------------------
                  DCR  Fitch  Moody's  S&P     DCR  Fitch  Moody's  S&P
-----  ---------  ---  -----  -------  ---     ---  -----  -------  ---
 A1    36158YAZ2   X     X      X       X
 A2    36158YBA6   X     X      X       X
 B     36158YBB4   X     X      X       X
 C     36158YBC2   X     X      X       X
 D     36158YBA0   X     X      X       X
 E        N/A      X     X      X       X
 F        N/A      X     X      X       X
 G        N/A      X     X      X       X
 H        N/A      X     X      X       X
 I1       N/A      X     X      X       X
 J        N/A      X     X      X       X
 K        N/A      X     X      X       X
 L        N/A      X     X      X       X
 LR       N/A      X     X      X       X
 M        N/A      X     X      X       X
 N        N/A      X     X      X       X
 R        N/A      X     X      X       X
 X1       N/A      X     X      X       X
 X2       N/A      X     X      X       X

NR - Designates that the class was not rated by the above agency at the time of original issuance.
N/A - Not applicable.
X - Designates that the rating agency did not rate class at the time of issuance.

(1) The information contained herein has been received directly from the applicable rating agency within 30 days of this report. It is possible that the current ratings may have changed before the release of this report, hence, Chase recommends contacting the rating agency listed below directly for more recent information and further details supporting the rating issued for each class.

DISTRIBUTION DATE: 15-Jun-2001                                    Page 9 of 20
RECORD DATE:       31-May-2001                                    STDDEAL
CLOSING DATE:       2-May-2001
NEXT PMT DATE:     16-Jul-2001
MATURITY DATE:

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-1
                        STATEMENT TO CERTIFICATEHOLDERS



                      MORTGAGE LOAN STRATIFICATION TABLES

               STRATIFICATION BY ENDING SCHEDULED BALANCE AMOUNT

                                                                             Weighted Average
                                 # of   Principal Balance  % of Agg.   ---------------------------
Ending Scheduled Balance Amount  Loans         ($)         Prin. Bal.  WAM  Note Rate(%)    DSCR
-------------------------------  -----  -----------------  ----------  ---  ------------  --------
$1,000,000 or Less                 0                 0.00               0     0.000000    0.000000
$1,000,001 to $2,000,000           0                 0.00               0     0.000000    0.000000
$2,000,001 to $4,000,000           0                 0.00               0     0.000000    0.000000
$4,000,001 to $6,000,000           0                 0.00               0     0.000000    0.000000
$6,000,001 to $8,000,000           0                 0.00               0     0.000000    0.000000
$8,000,001 to $10,000,000          0                 0.00               0     0.000000    0.000000
$10,000,001 to $15,000,000         0                 0.00               0     0.000000    0.000000
$15,000,001 to $20,000,000         0                 0.00               0     0.000000    0.000000
-------------------------------  -----  -----------------  ----------  ---  ------------  --------
         Totals                    0                 0.00        0.00   0     0.000000    0.000000
===============================  =====  =================  ==========  ===  ============  ========
AVERAGE PRINCIPAL BALANCE:                           0.00



                          STRATIFICATION BY STATE CODE

                                                       Weighted Average
            # of   Principal Balance  % of Agg.   -------------------------
State Code  Loans         ($)         Prin. Bal.  WAM  Note Rate(%)    DSCR
----------  -----  -----------------  ----------  ---  ------------  --------
FLORIDA       0                 0.00               0     0.000000    0.000000
----------  -----  -----------------  ----------  ---  ------------  --------
Totals        0                 0.00      0.00     0     0.000000    0.000000

DISTRIBUTION DATE: 15-Jun-2001                                    Page 10 of 20
RECORD DATE:       31-May-2001                                    STDDEAL
CLOSING DATE:       2-May-2001
NEXT PMT DATE:     16-Jul-2001
MATURITY DATE:

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-1
                        STATEMENT TO CERTIFICATEHOLDERS



                      MORTGAGE LOAN STRATIFICATION TABLES

                      STRATIFICATION BY CURRENT NOTE RATE

                                                                    Weighted Average
                          # of   Principal Balance  % of Agg.   -------------------------
   Current Note Rate      Loans         ($)         Prin. Bal.  WAM  Note Rate(%)    DSCR
------------------------  -----  -----------------  ----------  ---  ------------  --------
0.000000% to 7.500000%      0          0.00                      0     0.000000    0.000000
7.510000% to 7.750000%      0          0.00                      0     0.000000    0.000000
7.760000% to 8.000000%      0          0.00                      0     0.000000    0.000000
8.010000% to 8.250000%      0          0.00                      0     0.000000    0.000000
8.260000% to 8.500000%      0          0.00                      0     0.000000    0.000000
8.510000% to 8.750000%      0          0.00                      0     0.000000    0.000000
8.760000% to 9.000000%      0          0.00                      0     0.000000    0.000000
9.010000% to 9.250000%      0          0.00                      0     0.000000    0.000000
9.260000% to 9.500000%      0          0.00                      0     0.000000    0.000000
9.510000% to 9.750000%      0          0.00                      0     0.000000    0.000000
9.760000% to 10.000000%     0          0.00                      0     0.000000    0.000000
10.010000% to 11.010000%    0          0.00                      0     0.000000    0.000000
------------------------  -----  -----------------  ----------  ---  ------------  --------
       Totals               0          0.00            0.00      0     0.000000    0.000000



         STRATIFICATION BY REMAINING STATED TERM ( BALLOON LOANS ONLY)

                                                                    Weighted Average
                          # of   Principal Balance  % of Agg.   -------------------------
 Remaining Stated Term    Loans         ($)         Prin. Bal.  WAM  Note Rate(%)    DSCR
------------------------  -----  -----------------  ----------  ---  ------------  --------
70 months or Less           0          0.00                      0      0.000000   0.000000
71 months to 90 months      0          0.00                      0      0.000000   0.000000
91 months to 110 months     0          0.00                      0      0.000000   0.000000
111 months to 115 months    0          0.00                      0      0.000000   0.000000
116 months to 120 months    0          0.00                      0      0.000000   0.000000
121 months to 200 months    0          0.00                      0      0.000000   0.000000
201 months to 274 months    0          0.00                      0      0.000000   0.000000
------------------------  -----  -----------------  ----------  ---  ------------  --------
       Totals               0          0.00            0.00      0      0.000000   0.000000



                  STRATIFICATION BY DEBT SERVICE COVERAGE RATIO

                                                                       Weighted Average
                             # of   Principal Balance  % of Agg.   -------------------------
Debt Service Coverage Ratio  Loans         ($)         Prin. Bal.  WAM  Note Rate(%)    DSCR
---------------------------  -----  -----------------  ----------  ---  ------------  --------
0.000000 to 1.000000         0          0.00                        0     0.000000    0.000000
1.010000 to 1.200000         0          0.00                        0     0.000000    0.000000
1.210000 to 1.240000         0          0.00                        0     0.000000    0.000000
1.250000 to 1.300000         0          0.00                        0     0.000000    0.000000
1.310000 to 1.400000         0          0.00                        0     0.000000    0.000000
1.410000 to 1.500000         0          0.00                        0     0.000000    0.000000
1.510000 to 1.600000         0          0.00                        0     0.000000    0.000000
1.610000 to 1.700000         0          0.00                        0     0.000000    0.000000
1.710000 to 1.800000         0          0.00                        0     0.000000    0.000000
1.810000 to 1.900000         0          0.00                        0     0.000000    0.000000
1.910000 to 2.000000         0          0.00                        0     0.000000    0.000000
2.010000 to 2.300000         0          0.00                        0     0.000000    0.000000
2.310000 to 2.400000         0          0.00                        0     0.000000    0.000000
---------------------------  -----  -----------------  ----------  ---  ------------  --------
      Totals                 0          0.00              0.00      0     0.000000    0.000000



     STRATIFICATION BY REMAINING STATED TERM (FULLY AMORTIZING LOANS ONLY)

                                                                    Weighted Average
                          # of   Principal Balance  % of Agg.   -------------------------
 Remaining Stated Term    Loans         ($)         Prin. Bal.  WAM  Note Rate(%)    DSCR
------------------------  -----  -----------------  ----------  ---  ------------  --------
70 months or Less           0          0.00                      0      0.000000   0.000000
71 months to 90 months      0          0.00                      0      0.000000   0.000000
91 months to 110 months     0          0.00                      0      0.000000   0.000000
111 months to 115 months    0          0.00                      0      0.000000   0.000000
116 months to 120 months    0          0.00                      0      0.000000   0.000000
121 months to 200 months    0          0.00                      0      0.000000   0.000000
201 months to 274 months    0          0.00                      0      0.000000   0.000000
------------------------  -----  -----------------  ----------  ---  ------------  --------
       Totals               0          0.00            0.00      0      0.000000   0.000000

DISTRIBUTION DATE: 15-Jun-2001                                    Page 11 of 20
RECORD DATE:       31-May-2001                                    STDDEAL
CLOSING DATE:       2-May-2001
NEXT PMT DATE:     16-Jul-2001
MATURITY DATE:

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-1
                        STATEMENT TO CERTIFICATEHOLDERS



                      MORTGAGE LOAN STRATIFICATION TABLES

                        STRATIFICATION BY PROPERTY TYPE

                                                                      Weighted Average
                            # of   Principal Balance     % of     -------------------------
     Property Type          Loans         ($)            Agg.     WAM  Note Rate(%)    DSCR
------------------------    -----  -----------------  ----------  ---  ------------  --------
Office                        0          0.00                      0     0.000000    0.000000
Retail/Office                 0          0.00                      0     0.000000    0.000000
Hotel                         0          0.00                      0     0.000000    0.000000
Industrial                    0          0.00                      0     0.000000    0.000000
Flex                          0          0.00                      0     0.000000    0.000000
Multi-Family (including 3 or  0          0.00                      0     0.000000    0.000000
Retail, Anchored              0          0.00                      0     0.000000    0.000000
Retail,Unanchored             0          0.00                      0     0.000000    0.000000
Condo, Co-Op or               0          0.00                      0     0.000000    0.000000
Warehouse                     0          0.00                      0     0.000000    0.000000
Mixed Use                     0          0.00                      0     0.000000    0.000000
Mobile Home                   0          0.00                      0     0.000000    0.000000
Used Car                      0          0.00                      0     0.000000    0.000000
Securities                    0          0.00                      0     0.000000    0.000000
Self Storage                  0          0.00                      0     0.000000    0.000000
High Rise Condo               0          0.00                      0     0.000000    0.000000
Church                        0          0.00                      0     0.000000    0.000000
------------------------    -----  -----------------  ----------  ---  ------------  --------
       Totals                 0          0.00            0.00      0     0.000000    0.000000



                          STRATIFICATION BY SEASONING

                                                                      Weighted Average
                            # of   Principal Balance  % of Agg.   -------------------------
       Seasoning            Loans         ($)         Prin. Bal.  WAM  Note Rate(%)    DSCR
------------------------    -----  -----------------  ----------  ---  ------------  --------
12 months or Less             0          0.00                      0     0.000000    0.000000
13 months to 24 months        0          0.00                      0     0.000000    0.000000
25 months to 36 months        0          0.00                      0     0.000000    0.000000
37 months to 48 months        0          0.00                      0     0.000000    0.000000
49 months to 60 months        0          0.00                      0     0.000000    0.000000
61 months to 72 months        0          0.00                      0     0.000000    0.000000
73 months to 84 months        0          0.00                      0     0.000000    0.000000
85 months to 96 months        0          0.00                      0     0.000000    0.000000
97 months to 108 months       0          0.00                      0     0.000000    0.000000
------------------------    -----  -----------------  ----------  ---  ------------  --------
        Totals                0          0.00            0.00      0     0.000000    0.000000

DISTRIBUTION DATE: 15-Jun-2001                                    Page 12 of 20
RECORD DATE:       31-May-2001                                    STDDEAL
CLOSING DATE:       2-May-2001
NEXT PMT DATE:     16-Jul-2001
MATURITY DATE:

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-1
                        STATEMENT TO CERTIFICATEHOLDERS



                               LOAN STATUS DETAIL

 Loan   Offering   Property  City   State   Scheduled  Scheduled  Note    Maturity   Neg  Beginning   Ending       Paid
Number    Memo       Type                   Principal  Interest   Rate      Date     Amt  Scheduled  Scheduled    Through
          Cross      (I)                     Amount     Amount                      Flag   Balance    Balance      Date
        Reference
------  ---------  --------  -----  -----  ----------  ---------  ------  --------  ----  ---------  ---------  ----------
123456     50        OF      TAMPA  FL       $0.00       $0.00    .00000    N/A       N     $0.00      $0.00    06/01/2001

 Loan   Appraisal  Appraisal  Has Loan    Loan
Number  Reduction  Reduction  Ever Been  Status
          Date      Amount    Specially   Code
                              Serviced?   (II)
                               (Y/N)
------  ---------  ---------  ---------  ------
123456     N/A       $0.00        N

(I) PROPERTY TYPE CODE:

CH Church               IN Industrial            MU Mixed Use
CO Condo, Coop or TH    LO Lodging               NE Non-Exempt
HC Health Care          MF Multi Family          OF Office
HO Hotel                MH Mobile Home Park      OT Other
IF Industrial/Flex      MP Multiple Properties   PD Plan Unit Development
                        MS Mini Storage          RO Retail/Office


RT Retail
SC School, HCF or WF
SE Securities
SF Single Family
SS Self Storage
WH Warehouse


(II) LOAN STATUS CODE:

1.  Specially Serviced           6.  Discounted Payoff
2.  Foreclosure                  7.  Foreclosure Sale
3.  Bankruptcy                   8.  Bankruptcy Sale
4.  REO                          9.  REO Disposal
5.  Prepayment in Full           10. Modification/Workout
                                 11. Rehabilitation

DISTRIBUTION DATE: 15-Jun-2001                                    Page 13 of 20
RECORD DATE:       31-May-2001                                    STDDEAL
CLOSING DATE:       2-May-2001
NEXT PMT DATE:     16-Jul-2001
MATURITY DATE:

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-1
                        STATEMENT TO CERTIFICATEHOLDERS

                            PROPERTY HISTORY DETAIL

                                                                              Annual Estimate based on
             Offering Memo                     Data of Last       No. Months      Current Quarter         Prior Full Year
                 Cross                     ---------------------    Revenue   ------------------------  --------------------
Loan Number    Reference    Property Name  Inspection  Financial  Annualized  NOI    DSCR    Occupancy  NOI  DSCR  Occupancy
-----------  -------------  -------------  ----------  ---------  ----------  ---    ----    ---------  ---  ----  ---------

                    NO PROPERTY HISTORY REPORTED THIS PERIOD


DISTRIBUTION DATE: 15-Jun-2001                                    Page 14 of 20
RECORD DATE:       31-May-2001                                    STDDEAL
CLOSING DATE:       2-May-2001
NEXT PMT DATE:     16-Jul-2001
MATURITY DATE:

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-1
                        STATEMENT TO CERTIFICATEHOLDERS

                            DELINQUENCY LOAN DETAIL

Loan Number   Offering   # of Months  Paid Through  Current Loan Balance  Current   Outstanding P&I    Advance     Loan     Special
             Memo Cross  Delinquent       Date                              P&I        Advances**    Description  Status   Servicer
             Referemce                                                    Advances                       (I)              Start Date
-----------  ----------  -----------  ------------  --------------------  --------  ---------------  -----------  ------  ----------

                    NO DELINQUENT LOANS REPORTED THIS PERIOD

Loan Number  Foreclosure   Current    Outstanding  Outstanding   REO
                 Date      Property    Property     Property    Date
                          Protection  Protection   Bankruptcy
                           Advances    Advances       Date
-----------  -----------  ----------  -----------  -----------  ----


(I) ADVANCE DESCRIPTION:        A. In grace period
                                B. Late but < 1 month
                                1. 1 month delinquent
                                2. 2 months delinquent
                                3. 3+ months delinquent
** Outstanding P&I advances include current period.


(II) LOAN STATUS CODE:
1. Specially Serviced   6. Discounted Payoff
2. Foreclosure          7. Foreclosure Sale
3. Bankruptcy           8. Bankruptcy Sale
4. REO                  9. REO Disposal
5. Prepayment in Full   10. Modification/Workout
                        11. Rehabilitation

DISTRIBUTION DATE: 15-Jun-2001                                    Page 15 of 20
RECORD DATE:       31-May-2001                                    STDDEAL
CLOSING DATE:       2-May-2001
NEXT PMT DATE:     16-Jul-2001
MATURITY DATE:

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-1
                        STATEMENT TO CERTIFICATEHOLDERS

                         HISTORICAL DELINQUENCY DETAIL

                                     Delinquencies                                          Prepayments
            --------------------------------------------------------------    --------------------------------------
              1 Month    2 Months    3 Months(+)  Foreclosures     REO        Modifications  Curtailment   Payoff
Distrib.    ----------  ----------  ------------  ------------   ----------   -------------  -----------  ----------
  Date      #  Balance  #  Balance   #   Balance  #    Balance   #  Balance   #     Balance  #   Balance  #  Balance
----------  -  -------  -  -------   -   -------  -    -------   -  -------   -     -------  -   -------  -  -------
06/15/2001  0    $0.00  0    $0.00   0     $0.00  0      $0.00   0    $0.00   0       $0.00  0     $0.00  0    $0.00
                0.000%      0.000%        0.000%        0.000%       0.000%

04/16/2001  0    $0.00  0    $0.00   0     $0.00  0      $0.00   0    $0.00   0       $0.00  0     $0.00  0    $0.00
                0.000%      0.000%        0.000%        0.000%       0.000%


               Rates & Maturities
            -----------------------
            Next Weighted Avg.
Distrib.    ------------------
  Date       Coupon     Remit   WAM
----------  --------  --------  ---
06/15/2001  0.000000  0.000000   0


04/16/2001  0.000000  0.000000   0


*** NOTE: FORECLOSURES AND REO TOTALS ARE EXCLUDED FROM THE DELINQUENT AGING CATEGORIES

DISTRIBUTION DATE: 15-Jun-2001                                    Page 16 of 20
RECORD DATE:       31-May-2001                                    STDDEAL
CLOSING DATE:       2-May-2001
NEXT PMT DATE:     16-Jul-2001
MATURITY DATE:

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-1
                        STATEMENT TO CERTIFICATEHOLDERS

                         SPECIALLY SERVICED LOAN DETAIL

 Loan   Special  Offering   Property    Date of Transfer    Inspection  Appraisal  Appraisal  Comments
Number  Service    Memo       Type    Balance to Specially     Date        Date      Value
         Code     Cross       Code         Serviced
         (II)    Reference    (I)
------  -------  ---------  --------  --------------------  ----------  ---------  ---------  --------

                NO SPECIALLY SERVICED LOANS REPORTED THIS PERIOD

(I) PROPERTY TYPE CODE: IN Industrial            MU Mixed Use
CH Church               LO Lodging               NE Non-Exempt
CO Condo, Coop or TH    MF Multi Family          OF Office
HC Health Care          MH Mobile Home Park      OT Other
HO Hotel                MP Multiple Properties   PD Plan Unit Development
IF Industrial/Flex      MS Mini Storage          RO Retail/Office

RT Retail SC School, HCF or WF
SE Securities
SF Single Family
SS Self Storage
WH Warehouse


(II) SPECIAL SERVICE CODE :
(1) Request to waive prepayment penalty
(2) Payment default
(3) Request to modify or workout
(4) Borrower Bankruptcy
(5) In Foreclosure
(6) Now REO
(7) Paid Off
(8) Returned to Master Servicer

DISTRIBUTION DATE: 15-Jun-2001                                    Page 17 of 20
RECORD DATE:       31-May-2001                                    STDDEAL
CLOSING DATE:       2-May-2001
NEXT PMT DATE:     16-Jul-2001
MATURITY DATE:

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-1
                        STATEMENT TO CERTIFICATEHOLDERS

                   SPECIALLY SERVICED HISTORICAL INFORMATION

Distribution   Loan   Offering   Special     Date      Current     Balance     Property  State  Interest     Net     NOI      Debt
    Date      Number    Memo     Service      of      Scheduled  Change since    Type             Rate    Operating  Date   Service
                       Cross      Code    Correction   Balance     Transfer      Code                       Income         Coverage
                      Reference   (II)                               Date        (I)                                         Ratio
------------  ------  ---------  -------  ----------  ---------  ------------  --------  -----  --------  ---------  ----  --------

                NO SPECIALLY SERVICED LOANS REPORTED THIS PERIOD

Distribution  Note   Paid    Maturity  Rem
    Date      Date  Through    Date    Term
                     Date

------------  ----  -------  --------  ----


(I) PROPERTY TYPE CODE: IN Industrial            MU Mixed Use
CH Church               LO Lodging               NE Non-Exempt
CO Condo, Coop or TH    MF Multi Family          OF Office
HC Health Care          MH Mobile Home Park      OT Other
HO Hotel                MP Multiple Properties   PD Plan Unit Development
IF Industrial/Flex      MS Mini Storage          RO Retail/Office

RT Retail SC School, HCF or WF
SE Securities
SF Single Family
SS Self Storage
WH Warehouse


(II) SPECIAL SERVICE CODE :
(1) Request to waive prepayment penalty
(2) Payment default
(3) Request to modify or workout
(4) Borrower Bankruptcy
(5) In Foreclosure
(6) Now REO
(7) Paid Off
(8) Returned to Master Servicer

DISTRIBUTION DATE: 15-Jun-2001                                    Page 18 of 20
RECORD DATE:       31-May-2001                                    STDDEAL
CLOSING DATE:       2-May-2001
NEXT PMT DATE:     16-Jul-2001
MATURITY DATE:

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-1
                        STATEMENT TO CERTIFICATEHOLDERS

                          PRINCIPAL PREPAYMENT DETAIL

Principal    Loan   Offering   Property  Curtailment  Payoff  Prepayment   Mortgage
Prepayment  Number    Memo       Type       Amount    Amount   Premium    Repurchase
   Date              Cross       (I)                                        Price
                    Reference
----------  ------  ---------  --------  -----------  ------  ----------  ----------

                  NO PRINCIPAL PREPAYMENT REPORTED THIS PERIOD

(I) PROPERTY TYPE CODE: IN Industrial            MU Mixed Use
CH Church               LO Lodging               NE Non-Exempt
CO Condo, Coop or TH    MF Multi Family          OF Office
HC Health Care          MH Mobile Home Park      OT Other
HO Hotel                MP Multiple Properties   PD Plan Unit Development
IF Industrial/Flex      MS Mini Storage          RO Retail/Office

RT Retail SC School, HCF or WF
SE Securities
SF Single Family
SS Self Storage
WH Warehouse

DISTRIBUTION DATE: 15-Jun-2001                                    Page 19 of 20
RECORD DATE:       31-May-2001                                    STDDEAL
CLOSING DATE:       2-May-2001
NEXT PMT DATE:     16-Jul-2001
MATURITY DATE:

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-1
                        STATEMENT TO CERTIFICATEHOLDERS

                              MODIFIED LOAN DETAIL

 Loan      Offering     Modification    Modification Description
Number    Memorandum        Date
             Cross
          Reference
------    ----------    ------------    ------------------------

NO MODIFIED LOANS REPORTED THIS PERIOD

DISTRIBUTION DATE: 15-Jun-2001                                    Page 20 of 20
RECORD DATE:       31-May-2001                                    STDDEAL
CLOSING DATE:       2-May-2001
NEXT PMT DATE:     16-Jul-2001
MATURITY DATE:

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-1
                        STATEMENT TO CERTIFICATEHOLDERS

                              REALIZED LOSS DETAIL

 Loan   Offering   Appraisal  Appraisal  Beginning  Gross Proceeds    Gross     Liquidation     Net          Net      Realized Loss
Number    Memo       Date       Value    Scheduled                  Proceeds %   Expenses    Liquidation  Proceeds %
         Cross                            Balance                   Scheduled                 Proceeds    Scheduled
        Reference                                                   Principal                              Balance
------  ---------  ---------  ---------  ---------  --------------  ----------  -----------  -----------  ----------  -------------

                    NO REALIZED LOSSES REPORTED THIS PERIOD


                                    EXHIBIT I

                               OMNIBUS ASSIGNMENT
                               ------------------



            [NAME OF CURRENT ASSIGNOR] having an address at [ADDRESS OF CURRENT ASSIGNOR] (the "Assignor") for good and valuable consideration, the receipt and sufficiency of which are acknowledged, hereby sells, transfers, assigns, delivers, sets over and conveys, without recourse, representation or warranty, express or implied, unto "[_______________], as trustee for the registered holders of GE Capital Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2001-1" (the "Assignee"), having an office at [_______________], Attn: Corporate Trust Administrator/GE Capital Commercial Mortgage Corporation, Series 2001-1, its successors and assigns, all right, title and interest of the Assignor in and to:

That certain mortgage and security agreement, deed of trust and security agreement, deed to secure debt and security agreement, or similar security instrument (the "Security Instrument"), and that certain Promissory Note (the "Note"), for each of the Mortgage Loans shown on the Mortgage Loan Schedule attached hereto as Exhibit A, and that certain assignment of leases and rents given in connection therewith and all of the Assignor's right, title and interest in any claims, collateral, insurance policies, certificates of deposit, letters of credit, escrow accounts, performance bonds, demands, causes of action and any other collateral arising out of and/or executed and/or delivered in or to or with respect to the Security Instrument and the Note, together with any other documents or instruments executed and/or delivered in connection with or otherwise related to the Security Instrument and the Note.

            IN WITNESS WHEREOF, the Assignor has executed this instrument under seal to be effective as of the [__] day of May, 2001.

                                    [NAME OF CURRENT ASSIGNOR]


                                    By: ______________________________________
                                        Name:
                                        Title:

                                    EXHIBIT J
                   FORM OF OPERATING STATEMENT ANALYSIS REPORT

  MBA/CSSA METHODOLOGY FOR ANALYZING AND REPORTING PROPERTY INCOME STATEMENTS

NOTE: THIS IS A WORKBOOK CONTAINING OPERATING STATEMENT ANALYSIS REPORTS AND NOI ADJUSTMENT WORKSHEETS FOR THE PROPERTY TYPES LISTED BELOW. IN ADDITION TO A MASTER CODING MATRIX AT BOTH A SUMMARY AND LINE BY LINE DETAIL LEVEL.

                        COMMERCIAL
                        MULTIFAMILY
                        LODGING
                        HEALTHCARE

PLEASE PRINT THE ENTIRE WORKBOOK.

                 COMMERCIAL OPERATING STATEMENT ANALYSIS REPORT
      (includes Retail/Office/Industrial/Warehouse/Mixed Use/Self Storage)
                                 AS OF MM/DD/YY


PROPERTY OVERVIEW
  PROSPECTUS ID
  Current Scheduled Loan Balance/Paid to Date                                Current Allocated Loan Amount %
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable SF/Units/Pads,Beds                                            Use second box to specify sqft.,units...
  Year Built/Year Renovated
  Cap Ex Reserve (annually)/per Unit.etc. (1)                                specify annual/per unit...
  Year of Operations                             UNDERWRITING    MM/DD/YY    MM/DD/YY    MM/DD/YY    MM/DD/YY
                                                 ------------    --------    --------    --------    --------
  Occupancy Rate (physical)
  Occupancy Date
  Average Rental Rate


(1) Total $ amount of Capital Reserves required annually by loan documents, excl. Leasing Commission and TI's


INCOME:                                                                                                   (prcdng yr  (prcdng yr
  Number of Mos. Covered                                                                                   to base)   to 2nd prcdng)
  Period Ended                  UNDERWRITING  3RD PRECEDING  2ND PRECEDING    PRECEDING YR.    TTM/YTD(2)  YYYY-U/W    YYYY-YYYY
  Statement Classification(yr)    BASE LINE                                (fm NOI Adj Sheet) AS OF / /XX  VARIANCE    VARIANCE
                                ------------  -------------  ------------- ------------------ -----------  ---------  -------------
  Gross Potential Rent (3)
     Less: Vacancy/collection
           Loss

                      OR
  Base Rent (3)
  Expense Reimbursement
  Percentage Rent
  Parking Income
  Other Income

*EFFECTIVE GROSS INCOME


(2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.
(3) Use either Gross Potential (with Vacancy/collection Loss) or Base Rents; use negative $amt for Vacancy collection Loss

OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  Repairs and Maintenance
  Janitorial
  Management Fees
  Payroll & Benefits
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Other Expenses
  Ground Rent

*TOTAL OPERATING EXPENSES

OPERATING EXPENSE RATIO

 *NET OPERATING INCOME

  Leasing Commissions
  Tenant Improvements
  Capital Expenditures

  Extraordinary Capital Expenditures

*TOTAL CAPITAL ITEMS

*NET CASH FLOW

DEBT SERVICE (PER SERVICER)
*NET CASH FLOW AFTER DEBT SERVICE

*DSCR: (NOI/DEBT SERVICE)

*DSCR: (NCF/DEBT SERVICE)

SOURCE OF FINANCIAL DATA:
  (ie. operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: 10%
DSCR CHANGE, 15% EGI/TOTAL OPERATING EXPENSES OR TOTAL CAPITAL ITEMS.

INCOME:  COMMENTS

EXPENSE:  COMMENTS

CAPITAL ITEMS:  COMMENTS

* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Update File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic Update file.

                       COMMERCIAL NOI ADJUSTMENT WORKSHEET
      (includes Retail/Office/Industrial/Warehouse/Mixed Use/Self Storage)
                                 AS OF MM/DD/YY

PROPERTY OVERVIEW
 PROSPECTUS ID
  Current Scheduled Loan Balance/Paid to Date    Current Allocated Loan Amount %
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable SF/Units/Pads,Beds       Use second box to specify sqft.,units...
  Year Built/Year Renovated
  Cap Ex Reserve (annually)/per Unit.etc. (1)         specify annual/per unit...
  Year of Operations
  Occupancy Rate (physical)
  Occupancy Date
  Average Rental Rate

(1) Total $ amount of Capital Reserves required annually by loan documents, excl. Leasing Commission and TI's


INCOME:                          YYYY                                      NOTES
                                --------                                   -----
                                BORROWER

  Statement Classification       ACTUAL     ADJUSTMENT     NORMALIZED
                                --------    ----------     ----------
  Gross Potential Rent (2)
     Less: Vacancy Loss

                        OR

  Base Rent (2)
  Expense Reimbursement
  Percentage Rent
  Parking Income
  Other Income

EFFECTIVE GROSS INCOME


(2) Use either Gross Potential (with Vacancy Loss) or Base Rents; use negative $amt for Vacancy Loss

OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  Repairs and Maintenance
  Janitorial
  Management Fees
  Payroll & Benefits Expense
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Other Expenses                                                           For self-storage include franchise fees
  Ground Rent

TOTAL OPERATING EXPENSES

OPERATING EXPENSE RATIO

NET OPERATING INCOME

  Leasing Commissions (3)
  Tenant Improvements (3)
  Capital Expenditures
  Extraordinary Capital Expenditures

TOTAL CAPITAL ITEMS


(3) Actual current yr, but normalize for annual if possible via contractual, U/W or other data

NET CASH FLOW

DEBT SERVICE (PER SERVICER)
NET CASH FLOW AFTER DEBT SERVICE

DSCR: (NOI/DEBT SERVICE)

DSCR: (NCF/DEBT SERVICE)

SOURCE OF FINANCIAL DATA:
  (i.e.. operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per MBA/CMSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the Operating Statement Analysis Report.

INCOME:  COMMENTS

EXPENSE:  COMMENTS

CAPITAL ITEMS:  COMMENTS

  MULTIFAMILY OPERATING STATEMENT ANALYSIS REPORT (includes Mobile Home Parks)
                                 AS OF MM/DD/YY


PROPERTY OVERVIEW

  PROSPECTUS ID
  Current Scheduled Loan Balance/Paid to Date                                Current Allocated Loan Amount %
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable SF/Units/Pads,Beds                                            Use second box to specify sqft.,units...
  Year Built/Year Renovated
  Cap Ex Reserve (annually)/per Unit.etc. (1)                                specify annual/per unit...
  Year of Operations                             UNDERWRITING    MM/DD/YY    MM/DD/YY    MM/DD/YY    MM/DD/YY
                                                 ------------    --------    --------    --------    --------
  Occupancy Rate (physical)
  Occupancy Date
  Average Rental Rate


(1) Total $ amount of Capital Reserves required annually by loan documents.


INCOME:                                                                                                   (prcdng yr  (prcdng yr
  Number of Mos. Covered                                                                                   to base)   to 2nd prcdng)
  Period Ended                  UNDERWRITING  3RD PRECEDING  2ND PRECEDING    PRECEDING YR.    TTM/YTD(2)  YYYY-U/W    YYYY-YYYY
  Statement Classification(yr)    BASE LINE                                (fm NOI Adj Sheet) AS OF / /XX  VARIANCE    VARIANCE
                                ------------  -------------  ------------- ------------------ -----------  ---------  -------------
  Gross Potential Rent (3)
     Less: Vacancy Loss

                      OR
  Base Rent (3)
  Laundry/Vending Income
  Parking Income
  Other Income

*EFFECTIVE GROSS INCOME


(2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.
(3) Use either Gross Potential (with Vacancy Loss) or Base Rents; use negative $amt for Vacancy Loss

OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  Repairs and Maintenance
  Management Fees
  Payroll & Benefits
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Other Expenses
  Ground Rent

*TOTAL OPERATING EXPENSES

OPERATING EXPENSE RATIO

*NET OPERATING INCOME

  Capital Expenditures
  Extraordinary Capital Expenditures

TOTAL CAPITAL ITEMS

*NET CASH FLOW

DEBT SERVICE (PER SERVICER)
*NET CASH FLOW AFTER DEBT SERVICE

*DSCR: (NOI/Debt Service)

*DSCR: (NCF/Debt Service)

SOURCE OF FINANCIAL DATA:
  (ie. operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: >10% DSCR CHANGE, >15% EGI/TOTAL OPERATING EXPENSES OR TOTAL CAPITAL ITEMS.

INCOME:  COMMENTS

EXPENSE:  COMMENTS

CAPITAL ITEMS:  COMMENTS

* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Update File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic Update file.

        MULTIFAMILY NOI ADJUSTMENT WORKSHEET (includes Mobile Home Parks)
                                 AS OF MM/DD/YY

PROPERTY OVERVIEW
 PROSPECTUS ID
 Current Scheduled Loan Balance/Paid to Date     Current Allocated Loan Amount %
 Property Name
 Property Type
 Property Address, City, State
 Net Rentable SF/Units/Pads,Beds        Use second box to specify sqft.,units...
 Year Built/Year Renovated
 Cap Ex Reserve (annually)/per Unit.etc. (1)          specify annual/per unit...
 Year of Operations
 Occupancy Rate (physical)
 Occupancy Date
 Average Rental Rate

(1) Total $ amount of Capital Reserves required annually by loan documents.


INCOME:                          YYYY
                                BORROWER

  Statement Classification       ACTUAL     ADJUSTMENT     NORMALIZED      NOTES
                                --------    ----------     ----------      -----
  Statement Classification

  Gross Potential Rent (2)                                                 Include Pad/RV rent
     Less: Vacancy Loss

                       OR

  Base Rent (2)
  Laundry/Vending Income
  Parking Income

  Other Income                                                             Include forfeited security/late fees/pet

EFFECTIVE GROSS INCOME


(2) Use either Gross Potential (with Vacancy Loss) or Base Rents; use negative $ amt for Vacancy Loss

OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  Repairs and Maintenance
  Management Fees

  Payroll & Benefits Expense
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Other Expenses
  Ground Rent
TOTAL OPERATING EXPENSES

OPERATING EXPENSE RATIO

NET OPERATING INCOME

  Capital Expenditures
  Extraordinary Capital Expenditures

TOTAL CAPITAL ITEMS

NET CASH FLOW

DEBT SERVICE (PER SERVICER)
NET CASH FLOW AFTER DEBT SERVICE

DSCR: (NOI/DEBT SERVICE)

DSCR: (NCF/DEBT SERVICE)

SOURCE OF FINANCIAL DATA:
  (i.e.. operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per MBA/CMSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the Operating Statement Analysis Report

INCOME:  COMMENTS

EXPENSE:  COMMENTS

CAPITAL ITEMS:  COMMENTS

                   LODGING OPERATING STATEMENT ANALYSIS REPORT
                                 AS OF MM/DD/YY


PROPERTY OVERVIEW

 PROSPECTUS ID

 Current Scheduled Loan Balance/Paid to Date                                Current Allocated Loan Amount %
 Property Name
 Property Type
 Property Address, City, State
 Net Rentable SF/Units/Pads,Beds                                            Use second box to specify sqft.,units...
 Year Built/Year Renovated
 Cap Ex Reserve (annually)/per Unit.etc. (1)                                specify annual/per unit...
 Year of Operations                             UNDERWRITING    MM/DD/YY    MM/DD/YY    MM/DD/YY    MM/DD/YY
                                                 ------------    --------    --------    --------    --------
 Occupancy Rate (physical)
 Occupancy Date
 Average Daily Rate
 Rev per Av. Room


(1) Total $ amount of Capital Reserves required annually by loan documents


INCOME:                                                                                                   (prcdng yr  (prcdng yr
  Number of Mos. Covered                                                                                   to base)   to 2nd prcdng)
  Period Ended                  UNDERWRITING  3RD PRECEDING  2ND PRECEDING    PRECEDING YR.    TTM/YTD(2)  YYYY-U/W    YYYY-YYYY
  Statement Classification(yr)    BASE LINE                                (fm NOI Adj Sheet) AS OF / /XX  VARIANCE    VARIANCE
                                ------------  -------------  ------------- ------------------ -----------  ---------  -------------
  Room Revenue
  Food & Beverage Revenues
  Telephone Revenue
  Other Departmental Revenue
  Other Income

*DEPARTMENTAL REVENUE


(2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.

OPERATING EXPENSES:
 DEPARTMENTAL

  Room
  Food & Beverage
  Telephone Expenses
  Other Dept. Expenses

DEPARTMENTAL EXPENSES:

DEPARTMENTAL INCOME:

GENERAL/UNALLOCATED

  Real Estate Taxes
  Property Insurance
  Utilities
  Repairs and Maintenance
  Franchise Fee
  Management Fees
  Payroll & Benefits
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Other Expenses
  Ground Rent

TOTAL GENERAL/UNALLOCATED
(For CMSA files, Total Expenses = Dept. Exp + General Exp.)
  OPERATING EXPENSE RATIO
(=Departmental Revenue/(Dept. Exp. + General Exp.))
  *NET OPERATING INCOME

    Capital Expenditures
    Extraordinary Capital Expenditures

   TOTAL CAPITAL ITEMS

*NET CASH FLOW

 DEBT SERVICE (PER SERVICER)
*NET CASH FLOW AFTER DEBT SERVICE

*DSCR: (NOI/DEBT SERVICE)

*DSCR: (NCF/DEBT SERVICE)

SOURCE OF FINANCIAL DATA:
  (ie. operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: >10% DSCR CHANGE, >15% DEPT REVENUE, DEPT EXPENSES, GENERAL EXPENSES OR TOTAL CAPITAL ITEMS.

INCOME:  COMMENTS

EXPENSE:  COMMENTS

CAPITAL ITEMS:  COMMENTS

* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Update File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic Update file.

                        LODGING NOI ADJUSTMENT WORKSHEET
                                 as of MM/DD/YY

PROPERTY OVERVIEW
 PROSPECTUS ID
  Current Scheduled Loan Balance/Paid to Date    Current Allocated Loan Amount %
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable SF/Units/Pads,Beds       Use second box to specify sqft.,units...
  Year Built/Year Renovated
  Cap Ex Reserve (annually)/per Unit.etc. (1)         specify annual/per unit...
  Year of Operations
  Occupancy Rate (physical)
  Occupancy Date
  Average Daily Rate
  Rev per Av. Room

(1) Total $ amount of Capital Reserves required annually by loan documents.


INCOME:                          YYYY
                                BORROWER

  Statement Classification       ACTUAL     ADJUSTMENT     NORMALIZED      NOTES
                                --------    ----------     ----------      -----
  Room Revenue
  Food & Beverage Revenues
  Telephone Revenue
  Other Departmental Revenue
  Other Income

DEPARTMENTAL REVENUE: (2)


(2) Report Departmental Revenue as EGI for CMSA Loan Periodic and Property files

OPERATING EXPENSES:
 DEPARTMENTAL

  Room
  Food & Beverage
  Telephone Expenses
  Other Dept. Expenses

DEPARTMENTAL EXPENSES:

DEPARTMENTAL INCOME:

GENERAL/UNALLOCATED

  Real Estate Taxes
  Property Insurance
  Utilities
  Repairs and Maintenance
  Franchise Fee
  Management Fees
  Payroll & Benefits
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Other Expenses
  Ground Rent

TOTAL GENERAL/UNALLOCATED
(For CMSA files, Total Expenses = Dept. Exp + General Exp.)
  OPERATING EXPENSE RATIO
(=Departmental Revenue/(Dept. Exp. + General Exp.))
  NET OPERATING INCOME

   Capital Expenditures
   Extraordinary Capital Expenditures

  TOTAL CAPITAL ITEMS

NET CASH FLOW

DEBT SERVICE (PER SERVICER)

NET CASH FLOW AFTER DEBT SERVICE

DSCR: (NOI/DEBT SERVICE)

DSCR: (NCF/DEBT SERVICE)

SOURCE OF FINANCIAL DATA:
  (i.e.. operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per MBA/CMSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the Operating Statement Analysis Report.

INCOME:  COMMENTS

EXPENSE:  COMMENTS

CAPITAL ITEMS:  COMMENTS

                 HEALTHCARE OPERATING STATEMENT ANALYSIS REPORT
                                 AS OF MM/DD/YY

PROPERTY OVERVIEW
  Prospectus ID

  Current Scheduled Loan Balance/Paid to Date                                Current Allocated Loan Amount %
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable SF/Units/Pads,Beds                                            Use second box to specify sqft.,units...
  Year Built/Year Renovated
  Cap Ex Reserve (annually)/per Unit.etc. (1)                                specify annual/per unit...
  Year of Operations                             UNDERWRITING    MM/DD/YY    MM/DD/YY    MM/DD/YY    MM/DD/YY
                                                 ------------    --------    --------    --------    --------
  Occupancy Rate (physical)
  Occupancy Date
  Average Rental Rate


(1) Total $ amount of Capital Reserves required annually by loan documents


INCOME:                                                                                                   (prcdng yr  (prcdng yr
  Number of Mos. Covered                                                                                   to base)   to 2nd prcdng)
  Period Ended                  UNDERWRITING  3RD PRECEDING  2ND PRECEDING    PRECEDING YR.    TTM/YTD(2)  YYYY-U/W    YYYY-YYYY
  Statement Classification(yr)    BASE LINE                                (fm NOI Adj Sheet) AS OF / /XX  VARIANCE    VARIANCE
                                ------------  -------------  ------------- ------------------ -----------  ---------  -------------
  Room Revenue
  Gross Potential Rent (3)

   Less: Vacancy Loss

                      OR
  Private Pay (3)
  Medicare/Medicaid

  Nursing/Medical Income
  Meals Income
  Other Income

*EFFECTIVE GROSS INCOME


(2) Servicer will not be expected to "Normalize" these TTM/YTD numbers.

(3) Use either Gross Potential (with Vacancy Loss) or
    Private Pay/Medicare/Medicaid; use negative $amt for Vacancy Loss


OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  Repairs and Maintenance
  Management Fees
  Payroll & Benefits
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Room expense - housekeeping
  Meal expense
  Other Expenses
  Ground Rent

*TOTAL OPERATING EXPENSES

OPERATING EXPENSE RATIO

*NET OPERATING INCOME

  Capital Expenditures
  Extraordinary Capital Expenditures

 TOTAL CAPITAL ITEMS

*NET CASH FLOW

 DEBT SERVICE (PER SERVICER)
*NET CASH FLOW AFTER DEBT SERVICE

*DSCR: (NOI/DEBT SERVICE)

*DSCR: (NCF/DEBT SERVICE)

SOURCE OF FINANCIAL DATA:
  (ie. operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: >10% DSCR CHANGE, >15% EGI/TOTAL OPERATING EXPENSES OR TOTAL CAPITAL ITEMS.

INCOME:  COMMENTS

EXPENSE:  COMMENTS

CAPITAL ITEMS:  COMMENTS

* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Update File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic Update file.

                       HEALTHCARE NOI ADJUSTMENT WORKSHEET
                                 AS OF MM/DD/YY
PROPERTY OVERVIEW
 PROSPECTUS ID
  Current Scheduled Loan Balance/Paid to Date    Current Allocated Loan Amount %
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable SF/Units/Pads,Beds       Use second box to specify sqft.,units...
  Year Built/Year Renovated
  Cap Ex Reserve (annually)/per Unit, etc. (1)        specify annual/per unit...
  Year of Operations
  Occupancy Rate (physical)
  Occupancy Date
  Average Rental Rate

(1) Total $ amount of Capital Reserves required annually by loan documents.


INCOME:                          YYYY
                                BORROWER

  Statement Classification       ACTUAL     ADJUSTMENT     NORMALIZED      NOTES
                                --------    ----------     ----------      -----
  Gross Potential Rent (2)
   Less: Vacancy Loss

                     OR
  Private Pay (2)
  Medicare/Medicaid
  Nursing/Medical Income
  Meals Income
  Other Income

EFFECTIVE GROSS INCOME


(2) Use either Gross Potential (with Vacancy Loss) or Private
    Pay/Medicare/Medicaid; use negative $amt for Vacancy Loss


  OPERATING EXPENSES:
      Real Estate Taxes
      Property Insurance
      Utilities
      Repairs and Maintenance
      Management Fees
      Payroll & Benefits
      Advertising & Marketing
      Professional Fees
      General and Administrative
      Room expense - housekeeping
      Meal expense
      Other Expenses
      Ground Rent

TOTAL OPERATING EXPENSES

OPERATING EXPENSE RATIO

NET OPERATING INCOME

  Capital Expenditures
  Extraordinary Capital Expenditures

 TOTAL CAPITAL ITEMS

NET CASH FLOW

DEBT SERVICE (PER SERVICER)
NET CASH FLOW AFTER DEBT SERVICE

DSCR: (NOI/DEBT SERVICE)

DSCR: (NCF/DEBT SERVICE)

SOURCE OF FINANCIAL DATA:
  (i.e.. operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per MBA/CMSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the Operating Statement Analysis Report.

INCOME:  Comments

EXPENSE:  Comments

CAPITAL ITEMS:  Comments

                         CMSA Investor Reporting Package
                              Master Coding Matrix

                                                                            Commercial
                            ------------ ------------ ---------- ---------- -----------  ---------- ------------ ------- -----------
                            Multi Family Multi Family Commercial Commercial Industrial/  Commercial Commercial   Lodging Health Care
                            ------------ ------------ ---------- ---------- -----------  ---------- ------------ ------- -----------
                            Multi Family Mobile Home   Office     Retail     Warehouse    Mixed Use Self Storage Lodging Health Care
                            ------------ ------------ ---------- ---------- -----------  ---------- ------------ ------- -----------

     REVENUE LEGEND

GPR  Gross Potential Rent        x            x           x          x           x           x           x                   x
VAC  Vacancy/Collection Loss     x            x           x          x           x           x           x                   x
BR   Base Rent                   x            x           x          x           x           x           x
ER   Expense Reimbursements                               x          x           x           x
PR   Percentage Rent                                                 x                       x
LV   Laundry/Vending Income      x            x
PI   Parking Income              x                        x          x                       x
OI   Other Income                x            x           x          x           x           x           x          x        x
RMRV Room Revenue                                                                                                   x
FBV  Food & Bev Revenues                                                                                            x
TLRV Telephone Revenue                                                                                              x        x
ODR  Other Departmental Revenue                                                                                     x
PRI  Private Pay                                                                                                             x
MED  Medicare/Medicaid Revenues                                                                                              x
NUR  Nursing/Medical Income                                                                                                  x
MLS  Meals Income                                                                                                            x


REVENUE LINE ITEMS
                                                                            Commercial
                            ------------ ------------ ---------- ---------- -----------  ---------- ------------ ------- -----------
                            Multi Family Multi Family Commercial Commercial Industrial/  Commercial Commercial   Lodging Health Care
                            ------------ ------------ ---------- ---------- -----------  ---------- ------------ ------- -----------
                            Multi Family Mobile Home   Office     Retail     Warehouse    Mixed Use Self Storage Lodging Health Care
                            ------------ ------------ ---------- ---------- -----------  ---------- ------------ ------- -----------
Application Fees                OI           OI           OI         OI         OI          OI          OI       ********* *********
Bad Debt                     ELIMINATE    ELIMINATE    ELIMINATE  ELIMINATE  ELIMINATE   ELIMINATE  ELIMINATE    ELIMINATE ELIMINATE
Base Rent                       BR           BR           BR         BR         BR          BR          BR       ********* *********
Beverage Revenue              *********   *********    *********  *********  *********   *********   *********     FBV     *********
Box & Lock Sales              *********   *********    *********  *********  *********   *********      OI       ********* *********
Cable                           OI           OI        *********  *********  *********   *********   *********   ********* *********
CAM                           *********   *********       ER         ER      *********      ER       *********   ********* *********
Club House Rental               OI           OI        *********  *********  *********   *********   *********   ********* *********
Employee Rent                   BR           BR        *********  *********  *********   *********   *********   ********* *********
Escalation Income             *********      BR           BR         BR         BR          BR          BR       ********* *********
Food & Beverage Revenues      *********   *********    *********  *********  *********   *********   *********     FBV        MLS
Forfeited Security Deposits     OI           OI           OI         OI         OI          OI          OI         OI         OI
Gain on Sale                  ELIMINATE   ELIMINATE    ELIMINATE  ELIMINATE  ELIMINATE   ELIMINATE   ELIMINATE   ELIMINATE ELIMINATE
Garage                          PI           PI           PI         PI      *********      PI       *********     OI         OI
Gross Potential Rent            GPR          GPR          GPR        GPR        GPR         GPR         GPR      *********    GPR
Gross Rent                      BR           BR           BR         BR         BR          BR          BR       ********* *********
Insurance Proceeds            ELIMINATE   ELIMINATE    ELIMINATE  ELIMINATE  ELIMINATE   ELIMINATE   ELIMINATE   ELIMINATE ELIMINATE
Interest Income               ELIMINATE   ELIMINATE    ELIMINATE  ELIMINATE  ELIMINATE   ELIMINATE   ELIMINATE   ELIMINATE ELIMINATE
Laundry                         LV           LV        *********     OI      *********      OI       *********   ********* *********
Laundry/Vending                 LV           LV        *********     OI      *********      OI       *********   ********* *********
Meals Income                  *********   *********    *********  *********  *********   *********   *********   *********    MLS
Medicare/Medicaid Revenues    *********   *********    *********  *********  *********   *********   *********   *********    MED
Miscellaneous Income            OI           OI           OI         OI         OI          OI          OI         OI         OI
Mobile Home Sales             *********   ELIMINATE    *********  *********  *********   *********   *********   ********* *********
NSF Fees                        OI           OI           OI         OI         OI          OI          OI         OI         OI
Nursing/Medical               *********   *********    *********  *********  *********   *********   *********   *********    NUR
Other Departmental Revenues   *********   *********    *********  *********  *********   *********   *********     ODR     *********
Other Income                    OI           OI           OI         OI         OI          OI          OI         OI         OI
Pad Rental                    *********      BR        *********  *********  *********   *********   *********   ********* *********
Parking Income                  PI           PI           PI         PI         OI          PI          OI         OI         OI
Past Tenants Rent             ELIMINATE   ELIMINATE    ELIMINATE  ELIMINATE  ELIMINATE   ELIMINATE   ELIMINATE   ELIMINATE ELIMINATE
Percentage Rent               *********   *********    *********     PR      *********      PR       *********   ********* *********
Prepaid Rent                  ELIMINATE   ELIMINATE    ELIMINATE  ELIMINATE  ELIMINATE   ELIMINATE   ELIMINATE   ELIMINATE ELIMINATE
Private Pay                   *********   *********    *********  *********  *********   *********   *********   *********    PRI
Reimbursments                   OI           OI           ER         ER         ER          ER       *********   ********* *********
Rent                            BR           BR           BR         BR         BR          BR          BR       ********* *********
Rent Loss                     ELIMINATE   ELIMINATE    ELIMINATE  ELIMINATE  ELIMINATE   ELIMINATE   ELIMINATE   ELIMINATE ELIMINATE
Rent on Park Owned Homes      *********      BR        *********  *********  *********   *********   *********   ********* *********
Room Revenue                  *********   *********    *********  *********  *********   *********   *********     RMRV    *********
Sales                           OI           OI           OI         OI      *********   *********   *********   ********* *********
Security Deposits Collected   ELIMINATE   ELIMINATE    ELIMINATE  ELIMINATE  ELIMINATE   ELIMINATE   ELIMINATE   ********* *********
Security Deposits Returned    ELIMINATE   ELIMINATE    ELIMINATE  ELIMINATE  ELIMINATE   ELIMINATE   ELIMINATE   ********* *********
Storage                         OI           OI           OI         OI         OI          OI          OI       ********* *********
Tax Reimb                     *********   *********       ER         ER         ER          ER       *********   ********* *********
Telephone Commissions         *********   *********    *********  *********  *********   *********   *********     TLRV      TLRV
Telephone Revenue             *********   *********    *********  *********  *********   *********   *********     TLRV      TLRV
Temporary Tenants               OI           OI           OI         OI         OI          OI          OI       ********* *********
Utilities                     *********   ********        ER         ER         ER          ER       *********   ********* *********
Vacancy Loss                    VAC          VAC          VAC        VAC        VAC         VAC         VAC        VAC        VAC
Vending                         LV           LV           OI         OI         OI          OI          OI         OI         OI

                         CMSA Investor Reporting Package
                              Master Coding Matrix

                                                                            Commercial
                            ------------ ------------ ---------- ---------- -----------  ---------- ------------ ------- -----------
                            Multi Family Multi Family Commercial Commercial Industrial/  Commercial Commercial   Lodging Health Care
                            ------------ ------------ ---------- ---------- -----------  ---------- ------------ ------- -----------
                            Multi Family Mobile Home   Office     Retail     Warehouse    Mixed Use Self Storage Lodging Health Care
                            ------------ ------------ ---------- ---------- -----------  ---------- ------------ ------- -----------

       EXPENSE LEGEND

RET    Real Estate Taxes           x            x           x          x           x           x           x          x        x
PINS   Property Insurance          x            x           x          x           x           x           x          x        x
UTL    Utilities                   x            x           x          x           x           x           x          x        x
R&M    Repairs and Maintenance     x            x           x          x           x           x           x          x        x
FFEE   Franchise Fees                                                                                                 x
JAN    Janitorial                                           x          x           x           x
MFEE   Management Fees             x            x           x          x           x           x           x          x        x
P&B    Payroll & Benefits          x            x           x          x           x           x           x          x        x
A&M    Advertising & Marketing     x            x           x          x           x           x           x          x        x
PFEE   Professional Fees           x            x           x          x           x           x           x          x        x
G&A    General and Administrative  x            x           x          x           x           x           x          x        x
OEXP   Other Expenses              x            x           x          x           x           x           x          x        x
GDR    Ground Rent                 x            x           x          x           x           x           x          x        x
RMSE   Room Expense (Departmental)                                                                                    x
RMSHK  Room Expense-Housekeeping                                                                                               x
F&B    Food & Beverage (Departmental)                                                                                 x
MLSE   Meals Expense                                                                                                           x
DTEL   Telephone (Departmental)                                                                                       x
ODE    Other Departmental Expense                                                                                     x
LC     Leasing Commissions                                  x          x           x           x           x
TI     Tenant Improvements                                  x          x           x           x           x
CAPEX  Capital Expenditures        x            x           x          x           x           x           x          x        x
ECAPEX Extraordinary Capital       x            x           x          x           x           x           x          x        x
         Expenditures



       EXPENSE LINE ITEMS
                                                                            Commercial
                            ------------ ------------ ---------- ---------- -----------  ---------- ------------ ------- -----------
                            Multi Family Multi Family Commercial Commercial Industrial/  Commercial Commercial   Lodging Health Care
                            ------------ ------------ ---------- ---------- -----------  ---------- ------------ ------- -----------
                            Multi Family Mobile Home   Office     Retail     Warehouse    Mixed Use Self Storage Lodging Health Care
                            ------------ ------------ ---------- ---------- -----------  ---------- ------------ ------- -----------
401K                            P&B          P&B          P&B        P&B        P&B         P&B         P&B        P&B        P&B
Accounting Fees                 PFEE         PFEE         PFEE       PFEE       PFEE        PFEE        PFEE       PFEE       PFEE
Administrative Fee              G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Advalorem Tax                   G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Advertising                     A&M          A&M          A&M        A&M        A&M         A&M         A&M        A&M        A&M
Advertising & Marketing         A&M          A&M          A&M        A&M        A&M         A&M         A&M        A&M        A&M
Alarm System                    G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Amortization                 ELIMINATE   ELIMINATE    ELIMINATE  ELIMINATE  ELIMINATE   ELIMINATE   ELIMINATE    ELIMINATE ELIMINATE
Ancillary Expense               OEXP         OEXP         OEXP       OEXP       OEXP        OEXP        OEXP       OEXP       OEXP
Answering Service               G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Apartment Finder/Guide          A&M      *********    *********  *********  *********   *********   *********    ********* *********
Asset Management Fees           MFEE         MFEE         MFEE       MFEE       MFEE        MFEE        MFEE       MFEE       MFEE
Auto Repairs                    G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Bad Debt                     ELIMINATE   ELIMINATE    ELIMINATE  ELIMINATE  ELIMINATE   ELIMINATE   ELIMINATE    ELIMINATE ELIMINATE
Bank Charges                    G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Banners                         A&M          A&M          A&M        A&M        A&M         A&M         A&M        A&M        A&M
Bonuses                         P&B          P&B          P&B        P&B        P&B         P&B         P&B        P&B        P&B
Bookkeeping Fees                PFEE         PFEE         PFEE       PFEE       PFEE        PFEE        PFEE       PFEE       PFEE
Brochures                       A&M          A&M          A&M        A&M        A&M         A&M         A&M        A&M        A&M
Business License                G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Cable                           G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
CAM                             R&M          R&M          R&M        R&M        R&M         R&M         R&M        R&M        R&M
Capital Expenditures           CAPEX        CAPEX        CAPEX      CAPEX      CAPEX       CAPEX       CAPEX      CAPEX      CAPEX
Cleaning                        R&M          R&M          JAN        JAN        JAN         JAN         R&M        R&M       RMSHK
Commissions                     G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Computer Repairs                G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Contract Work                   P&B          P&B          P&B        P&B        P&B         P&B         P&B        P&B        P&B
Courtesy Patrol                 G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Credit Card Fees             *********   *********    *********  *********  *********   *********   *********      G&A     *********
Credit Check                    G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Depreciation                 ELIMINATE   ELIMINATE    ELIMINATE  ELIMINATE  ELIMINATE   ELIMINATE   ELIMINATE    ELIMINATE ELIMINATE
Education                       G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Electrical                      R&M          R&M          R&M        R&M        R&M         R&M         R&M        R&M        R&M
Electricity                     UTL          UTL          UTL        UTL        UTL         UTL         UTL        UTL        UTL
Elevator                        R&M          R&M          R&M        R&M        R&M         R&M         R&M        R&M        R&M
Employee Benefits               P&B          P&B          P&B        P&B        P&B         P&B         P&B        P&B        P&B
Employee Insurance              P&B          P&B          P&B        P&B        P&B         P&B         P&B        P&B        P&B
Entertainment                   G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Eviction Expense                G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Extraordinary Capital          ECAPEX      ECAPEX       ECAPEX     ECAPEX     ECAPEX      ECAPEX      ECAPEX     ECAPEX      ECAPEX
  Expenditures
Exterminating Service           R&M          R&M          R&M        R&M        R&M         R&M         R&M        R&M        R&M
FF & E Reserve                 CAPEX        CAPEX        CAPEX      CAPEX      CAPEX       CAPEX       CAPEX      CAPEX      CAPEX
FICA                            P&B          P&B          P&B        P&B        P&B         P&B         P&B        P&B        P&B
Financing Fees               ELIMINATE   ELIMINATE    ELIMINATE  ELIMINATE  ELIMINATE   ELIMINATE   ELIMINATE    ELIMINATE ELIMINATE
Flood Insurance                 PINS         PINS         PINS       PINS       PINS        PINS        PINS       PINS       PINS
EXPENSE LINE ITEMS
(CONTINUED)
Floor Covering Replacement      R&M          R&M          R&M        R&M        R&M         R&M         R&M        R&M        R&M
Food & Beverage Expense       *********   *********    *********  *********  *********   *********   *********     F&B     *********
  (Departmental)
Franchise Fees                *********   *********    *********  *********  *********   *********   *********     FFEE    *********

                        CMSA Investor Reporting Package
                              Master Coding Matrix

                                                                            Commercial
                            ------------ ------------ ---------- ---------- -----------  ---------- ------------ ------- -----------
                            Multi Family Multi Family Commercial Commercial Industrial/  Commercial Commercial   Lodging Health Care
                            ------------ ------------ ---------- ---------- -----------  ---------- ------------ ------- -----------
                            Multi Family Mobile Home   Office     Retail     Warehouse    Mixed Use Self Storage Lodging Health Care
                            ------------ ------------ ---------- ---------- -----------  ---------- ------------ ------- -----------
Freight & Shipping              G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Gas                             UTL          UTL          UTL        UTL        UTL         UTL         UTL        UTL        UTL
General & Administrative        G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Ground Rent                     GDR          GDR          GDR        GDR        GDR         GDR         GDR        GDR        GDR
Hazard Liability                PINS         PINS         PINS       PINS       PINS        PINS        PINS       PINS       PINS
Health Benefits                 P&B          P&B          P&B        P&B        P&B         P&B         P&B        P&B        P&B
HVAC                            R&M          R&M          R&M        R&M        R&M         R&M         R&M        R&M        R&M
Insurance                       PINS         PINS         PINS       PINS       PINS        PINS        PINS       PINS       PINS
Interest                     ELIMINATE   ELIMINATE    ELIMINATE  ELIMINATE  ELIMINATE   ELIMINATE   ELIMINATE    ELIMINATE ELIMINATE
Janitorial                      R&M          R&M          JAN        JAN        JAN        JAN      *********    *********   RMSHK
Land Lease                      GDR          GDR          GDR        GDR        GDR         GDR         GDR        GDR        GDR
Landscaping (Exterior)          R&M          R&M          R&M        R&M        R&M         R&M         R&M        R&M        R&M
Landscaping/Plants (Interior)   R&M          R&M          R&M        R&M        R&M         R&M         R&M        R&M        R&M
Leased Equipment                G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Leasing Comissions           *********   *********        LC         LC         LC          LC          LC       ********* *********
Leasing Office Expense          G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Legal Fees                      PFEE         PFEE         PFEE       PFEE       PFEE        PFEE        PFEE       PFEE       PFEE
Licenses                        G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Life Insurance               ELIMINATE   ELIMINATE    ELIMINATE  ELIMINATE  ELIMINATE   ELIMINATE   ELIMINATE    ELIMINATE ELIMINATE
Life Safety                     G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Loan Prncipal                ELIMINATE   ELIMINATE    ELIMINATE  ELIMINATE  ELIMINATE   ELIMINATE   ELIMINATE    ELIMINATE ELIMINATE
Locks/Keys                      R&M          R&M          R&M        R&M        R&M         R&M         R&M        R&M        R&M
Maid Service                    R&M          R&M          JAN        JAN        JAN         JAN     *********    *********   RMSHK
Make Ready                      R&M          R&M          R&M        R&M        R&M         R&M         R&M        R&M        R&M
Management Fees                 MFEE         MFEE         MFEE       MFEE       MFEE        MFEE        MFEE       MFEE       MFEE
Manager Salaries                P&B          P&B          P&B        P&B        P&B         P&B         P&B        P&B        P&B
Marketing                       A&M          A&M          A&M        A&M        A&M         A&M         A&M        A&M        A&M
Meals Expense                *********   *********    *********  *********  *********   *********   *********      F&B        MLSE
Mechanical                      R&M          R&M          R&M        R&M        R&M         R&M         R&M        R&M        R&M
Media Commissions               A&M          A&M          A&M        A&M        A&M         A&M         A&M        A&M        A&M
Mileage                         G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Miscellaneous                   OEXP         OEXP         OEXP       OEXP       OEXP        OEXP        OEXP       OEXP       OEXP
Miscellaneous G & A             G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Model Apartment                 G&A      *********    *********  *********  *********   *********   *********    ********* *********
Newspaper                       A&M          A&M          A&M        A&M        A&M         A&M         A&M        A&M        A&M
Office Supplies                 G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Other Departmental Expense   *********   *********    *********  *********  *********   *********   *********      ODE     *********
Other Expenses                  OEXP         OEXP         OEXP       OEXP       OEXP        OEXP        OEXP       OEXP       OEXP
Owners Draw                  ELIMINATE   ELIMINATE    ELIMINATE  ELIMINATE  ELIMINATE   ELIMINATE   ELIMINATE    ELIMINATE ELIMINATE
Painting                        R&M          R&M          R&M        R&M        R&M         R&M         R&M        R&M        R&M
Parking Lot                     R&M          R&M          R&M        R&M        R&M         R&M         R&M        R&M        R&M
Partnership Fees             ELIMINATE   ELIMINATE    ELIMINATE  ELIMINATE  ELIMINATE   ELIMINATE   ELIMINATE    ELIMINATE ELIMINATE
Payroll & Benefits              P&B          P&B          P&B        P&B        P&B         P&B         P&B        P&B        P&B
Payroll Taxes                   P&B          P&B          P&B        P&B        P&B         P&B         P&B        P&B        P&B
Permits                         G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Personal Property Taxes         G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Pest Control                    R&M          R&M          R&M        R&M        R&M         R&M         R&M        R&M        R&M
Plumbing                        R&M          R&M          R&M        R&M        R&M         R&M         R&M        R&M        R&M
Pool                            R&M          R&M      *********  *********  *********       R&M     *********      R&M        R&M
Postage                         G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Printing                        G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Professional Fees               PFEE         PFEE         PFEE       PFEE       PFEE        PFEE        PFEE       PFEE       PFEE
Promotions                      A&M          A&M          A&M        A&M        A&M         A&M         A&M        A&M        A&M
Property Insurance              PINS         PINS         PINS       PINS       PINS        PINS        PINS       PINS       PINS
Real Estate Taxes               RET          RET          RET        RET        RET         RET         RET        RET        RET
Repair Escrow                  CAPEX        CAPEX        CAPEX      CAPEX      CAPEX       CAPEX       CAPEX      CAPEX      CAPEX
Repairs & Maintenance           R&M          R&M          R&M        R&M        R&M         R&M         R&M        R&M        R&M
Room Expense (Departmental)   *********   *********    *********  *********  *********   *********   *********     RMSE    *********
Room Expense-Housekeeping     *********   *********    *********  *********  *********   *********   *********     RMSE      RMSHK
Rubbish Removal                 R&M          R&M          R&M        R&M        R&M         R&M         R&M        R&M        R&M
Salaries                        P&B          P&B          P&B        P&B        P&B         P&B         P&B        P&B        P&B
Scavenger                       R&M          R&M          R&M        R&M        R&M         R&M         R&M        R&M        R&M
Security                        G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Sewer                           UTL          UTL          UTL        UTL        UTL         UTL         UTL        UTL        UTL
Signage                         A&M          A&M          A&M        A&M        A&M         A&M         A&M        A&M        A&M
Snow Removal                    R&M          R&M          R&M        R&M        R&M         R&M         R&M        R&M        R&M
Subscriptions/Dues              G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Telephone                       G&A          G&A          G&A        G&A        G&A         G&A         G&A      *********    G&A
Telephone (Departmental)      *********   *********    *********  *********  *********   *********   *********     DTEL    *********
Temporary Help                  P&B          P&B          P&B        P&B        P&B         P&B         P&B        P&B        P&B
EXPENSE LINE ITEMS
(CONTINUED)
Tenant Improvements           *********   ********        TI         TI         TI          TI          TI       ********* *********
Trash Removal                   UTL          UTL          UTL        UTL        UTL         UTL         UTL        UTL        UTL
Travel                          G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Turnover                        R&M          R&M          TI         TI         TI          TI          TI       *********    R&M
Unemployment Insurance          P&B          P&B          P&B        P&B        P&B         P&B         P&B        P&B        P&B
Uniform Service                 G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A

                        CMSA Investor Reporting Package
                              Master Coding Matrix

                                                                            Commercial
                            ------------ ------------ ---------- ---------- -----------  ---------- ------------ ------- -----------
                            Multi Family Multi Family Commercial Commercial Industrial/  Commercial Commercial   Lodging Health Care
                            ------------ ------------ ---------- ---------- -----------  ---------- ------------ ------- -----------
                            Multi Family Mobile Home   Office     Retail     Warehouse    Mixed Use Self Storage Lodging Health Care
                            ------------ ------------ ---------- ---------- -----------  ---------- ------------ ------- -----------
Utilities                       UTL          UTL          UTL        UTL        UTL         UTL         UTL        UTL        UTL
Utility Vehicle                 G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Vehicle Lease                   G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Water                           UTL          UTL          UTL        UTL        UTL         UTL         UTL        UTL        UTL
Worker's Comp                   P&B          P&B          P&B        P&B        P&B         P&B         P&B        P&B        P&B
Yellow Pages                    A&M          A&M          A&M        A&M        A&M         A&M         A&M        A&M        A&M

                                    EXHIBIT K

                   Form of Mortgage Loan Delinquency Report






MORTGAGE LOANS DELINQUENCY REPORT
As of Month End ______________
GECCM 2001-1

LOAN     LOAN     PROP   PROPERTY   ENDING SCHED   SCHEDULED    LATE FEES   UNALLOCATED    PAID      FIRST PMT     GRACE
 ID     OFFICER    ID      NAME     PRIN BALANCE      P&I          DUE        SUSPENSE    TO DATE    DUE DATE      DAYS     COMMENTS
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
SPECIALLY SERVICED LOANS
========================
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT L

          Form of Payments Received After Determination Date Report


GECC 2001-1 (GE INVESTOR # 150)
P&I ADVANCES - MARCH 2001
ADVANCE DATE       3/15/01
REIMB RATE=PRIME   8.50000%       9.00000%         9.50000%
                  EFF 2/2/01    1/5/01-2/1/01   5/18/00 - 1/4/01
PER DIEM RATE     0.00023288     0.00024658       0.00026027
                     365



                                                 (after grace)                         SUB      NON-CASH     MASTER     CURRENT
                    LOAN           PROSP           INT ACCR              NEXT PMT      FEE      SUB FEE       FEE      PRINCIPAL
SERVICER             ID              ID            BEG DATE      GRACE   DUE DATE     UNPAID     UNPAID      UNPAID     ADVANCED
--------             --              --            --------      -----   --------     ------     ------      ------     --------



CURRENT GE TTL

CURRENT SUB SERV TTL

CURRENT TOTAL



PRIOR O/S ADV
-------------

GE PRIOR TTL

SUB SERV PRIOR TTL

PRIOR TOTAL

GE GRAND TTL



SUB SERV GRAND TTL

PORTFOLIO GRAND TTL





------------------------------------------------------------------------------------------------------------------------------------


TABLE (CONTINUED)

                                                       3/15/01
            CURRENT        TOTAL          TOTAL       GROSS PAID           NON-CASH                      NET P&I          GROSS P&I
            NET INT         NET           GROSS         PRIOR              SUB FEE          NET          ADVANCE           ADVANCE
SERVICER    ADVANCED    P&I ADVANCE    P&I ADVANCE     TO REMIT   GE SF      DUE          RECOVERY         O/S               O/S
--------    --------    -----------    -----------     --------   -----      ---          --------         ---               ---





CURRENT GE TTL

CURRENT SUB SERV TTL

CURRENT TOTAL



PRIOR O/S ADV
-------------

GE PRIOR TTL

SUB SERV PRIOR TTL

PRIOR TOTAL

GE GRAND TTL



SUB SERV GRAND TTL

PORTFOLIO GRAND TTL
                                                                           REMIT TO
                                                                           NC SUB
                                                                           UPON
                                                                           RECEIPT

------------------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT M

                               WATCH LIST TRIGGERS



------------------------------------------------------------------------------------------------------------------------------------
                                                                                  TRIGGER
                                     CATEGORY                                      CODE       REMOVAL FROM THE WATCH LIST
------------------------------------------------------------------------------------------------------------------------------------

MATURING LOAN
-------------

o   An ARD mortgage loan or balloon  mortgage  loan that has a stated  maturity      8        Loan is paid off in full.
    date occurring in the next 90 days.
------------------------------------------------------------------------------------------------------------------------------------

DSCR                                                                                 2
----
------------------------------------------------------------------------------------------------------------------------------------

o   A mortgage loan that has a then current debt service coverage ratio that is      2A       Debt service coverage ratio is
    less than 1.10x, other than a CTL loan.                                                   greater than 1.10x for two
                                                                                              consecutive calendar quarters.

------------------------------------------------------------------------------------------------------------------------------------

o   For which current debt service coverage ratio is 85% or less of the debt         2B       Debt service coverage ratio is greater
    service coverage ratio listed for such mortgage loan on Annex A to the                    than 85% of the debt service coverage
    Prospectus Supplement.                                                                    ratio listed for such loan on Annex A
                                                                                              to the Prospectus Supplement for two
                                                                                              consecutive calendar quarters.

------------------------------------------------------------------------------------------------------------------------------------

OCCUPANCY                                                                            4
---------
------------------------------------------------------------------------------------------------------------------------------------

o   Except for hotel properties, the occupancy rate or the effective gross           4A       Occupancy, EGI or Rev Par, as
    income ("EGI") of the related mortgage property over a trailing 12-month                  applicable, over a 12-month period are
    period is 10% less than at the time of origination (multiplicative basis).                greater than 90% of the occupancy, EGI
    In the case of a hotel property, the average daily occupancy rate or the Rev              or Rev Par at the time of origination.
    Par over a trailing 12-month period is 10% less than at the time of origination.

------------------------------------------------------------------------------------------------------------------------------------

o   Any of the three largest tenants leases, representing 25% or more of the         4B       The tenant space(s) represented by
    aggregate net rentable area ("NRA") or leases representing 20% or more of                 any of the three largest tenants,
    the total revenue from the related property in the current year have                      representing 25% or more of the NRA or
    expired, been terminated, are in default, are dark, will expire in the next               leases representing 20% or more of the
    three months (without being replaced by one or more comparable tenants and                total revenue from the related
    leases), are the subject of bankruptcy or similar proceedings, or have                    property have been renewed and the
    provided written notice with an indication of vacating the mortgage property              tenant(s) are in place, open for
    and the resulting DSCR would be less than 1.10x.                                          business and paying rent.

------------------------------------------------------------------------------------------------------------------------------------

DELINQUENCY/DEFAULT                                                                  1
-------------------
------------------------------------------------------------------------------------------------------------------------------------

o   Mortgage loan is 30 days or more delinquent.                                     1A       Mortgage loan is no longer delinquent.

------------------------------------------------------------------------------------------------------------------------------------

o   Mortgage loan is late (30 days or more) in making its scheduled monthly          1B       Mortgagor has made three consecutive
    payment three or more times or there have been three or more NSF's in the                 payments.
    preceding twelve months.

------------------------------------------------------------------------------------------------------------------------------------

o   Borrower is delinquent in the payment of taxes.                                  1D       Taxes are paid in full.

------------------------------------------------------------------------------------------------------------------------------------

o   Servicer determines in good faith and reasonable judgement that a default in     1E       Default in payment of P&I is no longer
    payment of P&I is likely to occur.                                                        likely to occur.

------------------------------------------------------------------------------------------------------------------------------------

o   Loan has become a corrected/rehabilitated mortgage loan and been transferred     1F       Mortgagor has made three consecutive
    from the special servicer to the master servicer.                                         payments.

------------------------------------------------------------------------------------------------------------------------------------

PROPERTY                                                                             5
--------
------------------------------------------------------------------------------------------------------------------------------------

o   Servicer has knowledge of material deferred maintenance, material damage or      5A       Cure deferred maintenance, damage or
    waste at the related mortgaged property.                                                  waste.
------------------------------------------------------------------------------------------------------------------------------------

o   Mortgage loan as to which any required inspection of the related mortgage        5B       Cure problem indicated by the master
    property conducted by or on behalf of the master servicer indicates a                     servicer.
    problem that the master servicer determines can reasonably be expected to materially and adversely affect the cash flow generated by such mortgage property.

------------------------------------------------------------------------------------------------------------------------------------

o   An act of Nature has occurred and the servicer has been able to obtain the       5D       The borrower of such property has
    potentially affected zip codes. All properties within such zip codes will be              indicated that no material damage has
    added to the watch list.                                                                  occurred or the servicer obtains
                                                                                              knowledge that such property is not
                                                                                              impaired.

------------------------------------------------------------------------------------------------------------------------------------

BORROWER                                                                             6
--------
------------------------------------------------------------------------------------------------------------------------------------

o   Any mortgagor or an affiliate thereof has been the subject of a bankruptcy       6A       Mortgagor reorganizes and comes out of
    or similar proceedings if the master servicer has received written notice of              bankruptcy.
    such proceedings or such proceedings have become public knowledge.

------------------------------------------------------------------------------------------------------------------------------------

o   No financial statements and rent rolls received within the last 12 months.       6C       Mortgagor provides the required
                                                                                              financial statements.

------------------------------------------------------------------------------------------------------------------------------------

o   Mortgagor does not allow access to the applicable property for its required      6B       Site inspection is completed.
    site inspection.

------------------------------------------------------------------------------------------------------------------------------------

GROUND LEASE                                                                         3
------------------------------------------------------------------------------------------------------------------------------------

o   Ground lease default has occurred or ground lease expiration will occur          3A       Cure ground lease default or exercise
    within six months.                                                                        option/sign new ground lease.

------------------------------------------------------------------------------------------------------------------------------------

LETTER OF CREDIT
------------------------------------------------------------------------------------------------------------------------------------

o   Servicer has made an unplanned draw on any letter of credit securing such                 Servicer does not make further draws
    mortgage loan.

------------------------------------------------------------------------------------------------------------------------------------


        o The Servicer shall identify which trigger(s) has/have been satisfied and the date the loan was added to the watch list.

        o A file format will also be provided at a later date for the reporting of watch list items.

                                    EXHIBIT N


           CONTROLLING CLASS CERTIFICATEHOLDER'S REPORTS CHECKLIST

--------------------------------------------------------------------------------

         Information                          Format            Frequency

--------------------------------------------------------------------------------
Property Operating Statement     Actual       Copy or      Within two weeks of
             (3)                              PDF/TIF            receipt
--------------------------------------------------------------------------------
   Property Rent Roll (3)        Actual       Copy or      Within two weeks of
                                              PDF/TIF            receipt
--------------------------------------------------------------------------------
Other Financials as Required     Actual       Copy or      Within two weeks of
    by Loan Documents (3)                     PDF/TIF            receipt
--------------------------------------------------------------------------------
   Property Inspection (3)       Actual       Copy or      Within two weeks of
                                              PDF/TIF            receipt
--------------------------------------------------------------------------------
   Payments Received After      Monthly      Servicer       Distribution Date
Determination Date Report (1)                 Website
--------------------------------------------------------------------------------
  Mortgage Loans Delinquent     Monthly      Servicer     Last business day of
         Report (2)                           Website          each month
--------------------------------------------------------------------------------
     CMSA Property File         CMSA IRP   Access/Excel   Monthly/Distribution
                                                                  Date
--------------------------------------------------------------------------------
  CMSA Loan Periodic Update     CMSA IRP   Access/Excel   Monthly/Distribution
            File                                                  Date
--------------------------------------------------------------------------------
     CMSA Financial File        CMSA IRP   Access/Excel   Monthly/Distribution
                                                                  Date
--------------------------------------------------------------------------------
   Distribution Statement       Monthly      Excel/PDF    Monthly/Distribution
          (Trustee)                                               Date
--------------------------------------------------------------------------------
  CMSA Bond File (Trustee)      CMSA IRP   Access/Excel   Monthly/Distribution
                                                                  Date
--------------------------------------------------------------------------------
    CMSA Collateral File        CMSA IRP   Access/Excel   Monthly/Distribution
          (Trustee)                                               Date
--------------------------------------------------------------------------------
  CMSA Supplemental Reports     CMSA IRP   Access/Excel   Monthly/Distribution
                                                                  Date
--------------------------------------------------------------------------------
Operating Statement Analysis    CMSA IRP   Access/Excel   Monthly/Distribution
           Report                                                 Date
--------------------------------------------------------------------------------
  NOI Adjustment Worksheet      CMSA IRP   Access/Excel   Monthly/Distribution
                                                                  Date
--------------------------------------------------------------------------------
  Documentation Exceptions      Trustee    Access/Excel   Monthly/Distribution
           Report                                                 Date
--------------------------------------------------------------------------------
       CMSA Setup File         Depositor   [Access/Excel]   Closing Date only
--------------------------------------------------------------------------------

      Footnotes:

        1) On the Distribution Date following the Determination Date for the related Certificateholder distribution, a list of all mortgage loans which were delinquent as of the applicable Determination Date. This list should represent all delinquent loans that required a P&I Advance be made.

        2) On the last Business Day of the month, comments to be provided only for all loans which were delinquent for 3 consecutive payments, and shall include only Borrower's explanation for such late payments.

        3) No later than April, 2003, for year-end 2002 reports and following, the Servicer shall provide such documents only in PDF/TIF format.

                                   SCHEDULE 1
                                   ----------

                        COMPUTERIZED DATABASE INFORMATION
                        ---------------------------------

                      [TO BE CONFORMED TO CMSA SET-UP FILE]


                              FIELD
                              Identification Number
                              Property Type
                              Property City and State
                              Year Built
                              Year Renovated
                              Occupancy Rate as Of ___
                              Total Square Feet
                              Number of units
                              Original Principal Balance
                              Prepayment Premium
                              Note Rate
                              Annual Debt Service
                              Current DSCR
                              Appraised Value (MAI)
                              Cut-off LTV (MAI)
                              LTV at Maturity (MAI)
                              Annual Reserves per Square Foot/Unit
                              Origination Date
                              Maturity Date
                              (Original) Loan Balance Per SF or Per Unit
                              Current Unpaid Principal Balance
                              1999 Actual or Rolling 12 Month NOI
                              Actual Current Annual Net Operating Income
                              Current Statement Date
                              Originator

                                   SCHEDULE 2
                                   ----------


                  Mortgage Loans Containing Additional Debt

                                     (NONE)

                                   SCHEDULE 3
                                   ----------


               Mortgage Loans which Initially Pay Interest Only



                                                       Remaining Interest-
ID         Property Name                               Only Period (Months)
--         -------------                               --------------------

84         North Star Village                          23

87         Rockwood Village                            23

112        Bonner Springs Estates                      23

135        Briarwood                                   23

141        Quivira Hills Estates                       23

150        Carriage Park                               23

151        Dellwood Estates                            23

                                   SCHEDULE 4
                                   ----------


                     Properties with Environmental Insurance



ID         Property Name
--         -------------

18         The Shops at Windsor Green

31         Shaw's Plaza

38         Jantzen Park

40         Clover Square

56         Telcordia Technologies

74         Dal-Park Garage

129        Village Square Shopping Center

149        Jackson Bluff Apartments